As filed with the Securities and Exchange Commission on December 22, 2021.

Registration No. 333-261269

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________________

Amendment No. 1
to
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

_____________________________________

indie Semiconductor, Inc.

(Exact Name of Registrant as Specified in its Charter)

_____________________________________

Delaware	3674	87-0913788
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

32 Journey
Aliso Viejo, California 92656
Telephone: (949) 608-0854
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

_____________________________________

Thomas Schiller
Chief Financial Officer and EVP of Strategy
indie Semiconductor, Inc.
32 Journey
Aliso Viejo, California 92656
Telephone: (949) 608-0854
(Name, address, including zip code, and telephone number, including area code, of agent for service)

_____________________________________

Copies to:

Jonathan H. Talcott
E. Peter Strand
Nelson Mullins Riley & Scarborough LLP
101 Constitution Avenue NW, Suite 900
Washington, DC 20001
Telephone: (202) 689-2800

_____________________________________

Approximate date of commencement of the proposed sale of the securities to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)		Proposed Maximum Offering Price Per Security		Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Class A common stock, par value $0.0001 per share	13,229,944	(2)	$10.37	(5)	$137,194,520	$12,717.93
Class A common stock, par value $0.0001 per share	5,805,144	(3)	$10.37	(5)	60,199,343	$5,580.48
Class A common stock, par value $0.0001 per share	5,000,000	(4)	$10.37	(5)	51,850,000	4,806.50
Total	24,035,088		10.37		$249,243,863	$23,104.91	(6)(7)

____________

(1)      This registration statement (this “Registration Statement”) also covers an indeterminate number of additional shares of Class A common stock, par value $0.0001 per share (the “Class A common stock”), and warrants to purchase Class A common stock, of indie Semiconductor, Inc. (the “Registrant”) that may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”).

(2)      Represents the resale of 13,229,944 shares of Class A common stock to be resold by certain other selling stockholders named in the Registration Statement, that were previously issued by us.

(3)      Represents the resale of 5,805,144 shares of Class A common stock issued to selling stockholders in connection with our acquisition of TeraXion, Inc., that were previously issued by us.

(4)      Represents the resale of 5,000,000 shares of Class A common stock issued to selling stockholders as Earn Out Shares in connection with the Registrant’s business combination that were previously issued by us.

(5)      Pursuant to Rule 457(c) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share of common stock is $10.37, which is the average of the high and low prices of the Class A common stock on the Nasdaq Capital Market (“Nasdaq”) on December 20, 2021, such date being within five business days of the date that this Registration Statement was filed with the SEC.

(6)      On November 15, 2021, the Registrant filed a registration statement on Form S-1 (File No. 333-261057), as amended (the “Prior Registration Statement”), and paid a registration fee of $6,834.34. The Prior Registration Statement was not declared effective, and no securities were sold thereunder. The Prior Registration Statement was withdrawn by filing a Form RW on November 22, 2021. In accordance with Rule 457(p) under the Securities Act, the Registrant is offsetting the registration fee for this registration statement against the fees previously paid in connection with the Prior Registration Statement.

(7)      $8,206.59 previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 22, 2021
PRELIMINARY PROSPECTUS

24,035,088 Shares

Class A Common Stock

_____________________________________

This prospectus relates to the resale by the Selling Stockholders identified in this prospectus, from time to time in one or more offerings, of up to 24,035,088 shares of our Class A common stock, par value $0.0001 per share that were previously issued by us.

We will not receive any proceeds from the sale of our Class A common stock by Selling Stockholders, but we are required to pay certain offering fees and expenses in connection with the registration of the Selling Stockholders’ securities and to indemnify certain Selling Stockholders against certain liabilities.

This prospectus describes the general manner in which these securities may be offered and sold. If necessary, the specific manner in which these securities may be offered and sold will be described in one or more supplements to this prospectus. Any prospectus supplement may add, update or change information contained in this prospectus. You should carefully read this prospectus, and any applicable prospectus supplement, before you invest in any of our securities.

The Selling Stockholders may offer and sell our Class A common stock to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. In addition, certain Selling Stockholders may offer and sell these securities from time to time, together or separately. If the Selling Stockholders use underwriters, dealers or agents to sell such securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of those securities and the net proceeds any Selling Stockholders expect to receive from that sale will also be set forth in a prospectus supplement.

Our Class A common stock and our public warrants are listed on the Nasdaq Capital Market (“Nasdaq”) under the symbols “INDI” and “INDIW,” respectively. On December 20, 2021, the closing price of our Class A common stock was $10.29 and the closing price for our public warrants was $3.10.

indie Semiconductor is a Delaware holding company that conducts its operations though its wholly-owned domestic subsidiary Ay Dee Kay, LLC, which wholly-owns subsidiaries Indie Services Corporation, indie LLC and Indie City LLC, all California entities, Ay Dee Kay Limited, a private limited company incorporated under the laws of the United Kingdom, indie GmbH, a private limited liability company incorporated under the laws of Germany, indie Kft, a limited liability company incorporated under the laws of Hungary, and controls and owns 50% of subsidiary Wuxi indie Microelectronics Technology Co., Ltd., a Chinese entity, and its wholly-owned subsidiaries, indie Semiconductor HK, Ltd and Shanghai Ziying Microelectronics Co., Ltd. For the 9 months ended September 30, 2021, a majority of our consolidated revenue was generated from product sales sourced through international companies with a final shipping destination of China.

We are an “emerging growth company” as defined under the federal securities laws and, as such, may elect to comply with certain reduced public company reporting requirements for future filings. See “Prospectus Summary — Implications of Being an Emerging Growth Company.”

We are subject to a number of risks, including the legal and operational risks arising from our business and operations in China. See the section entitled “Risk Factors” beginning on page 10 of this prospectus to read about factors you should consider before buying our securities, including “Risk Factors — Risks related to doing business in China” beginning on page 22.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2021.

You should rely only on the information contained in this prospectus and in any free writing prospectus that we may provide to you in connection with this offering. Neither we nor any of the selling stockholders or underwriters has authorized anyone to provide you with information different from, or in addition to, that contained in this prospectus or any such free writing prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We can provide no assurance as to the reliability of any other information that others may give you. Neither we nor any of the selling stockholders or underwriters is making an offer to sell or seeking offers to buy these securities in any jurisdiction where or to any person to whom the offer or sale is not permitted. The information in this prospectus is accurate only as of the date on the front cover of this prospectus, and the information in any free writing prospectus that we may provide you in connection with this offering is accurate only as of the date of such free writing prospectus. Our business, financial condition, results of operations and prospects may have changed since those dates.

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Cautionary Note Regarding Forward-Looking Statements

Certain statements in this prospectus may constitute “forward-looking statements” for purposes of the federal securities laws. The Company’s forward-looking statements include, but are not limited to, statements regarding its or its management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “appear,” “approximate,” “believe,” “continue,” “could,” “estimate,” “expect,” “foresee,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “would” and similar expressions (or the negative version of such words or expressions) may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

•        the expected benefits of the business combination between Thunder Bridge Acquisition II, Ltd. and Ay Dee Kay, LLC, dba indie Semiconductor (the “Business Combination”) and our acquisitions of TeraXion, Inc. and Symeo GmbH;

•        our future financial performance;

•        changes in our strategy, future operations, financial position, estimated revenues and losses, projected costs, margins, cash flows, prospects and plans;

•        the impact of health epidemics, including the COVID-19 pandemic, on our business and the actions we may take in response thereto;

•        our expansion plans and opportunities; and

•        the outcome of any known and unknown regulatory proceedings.

These forward-looking statements are based on information available as of the date of this prospectus, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

•        the ability to recognize the anticipated benefits of recent acquisitions, which may be affected by, among other things, competition, and our ability to successfully integrate and retain the acquired teams, and to grow and manage growth profitably;

•        our reliance on contract manufacturing and outsourced supply chain and the availability of semiconductors and manufacturing capacity;

•        competitive products and pricing pressures;

•        our future capital requirements and sources and uses of cash and our ability to obtain funding for our operations and future growth;

•        changes in the market for our products and services;

•        expansion plans and opportunities;

•        the cyclical nature of the semiconductor industry;

•        our ability to successfully introduce new technologies and products;

•        the demand for the goods into which our products are incorporated;

•        our ability to accurately estimate demand and obtain supplies from third-party producers;

•        our ability to win competitive bid selection processes and achieve additional design wins;

•        the inability to maintain the listing of our Class A common stock or the public warrants on Nasdaq; and

•        other risks and uncertainties set forth in the section entitled “Risk Factors” included elsewhere in this prospectus.

Frequently Used Terms

Unless the context indicates otherwise, references in this prospectus to “indie,” the “Company,” “we,” “us,” “our” and similar terms refer to indie Semiconductor, Inc. and its consolidated subsidiaries, including its primary operating subsidiary, ADK LLC, a Delaware limited liability company, and its wholly-owned subsidiaries Indie Services Corporation, indie LLC and Indie City LLC, all California entities, Ay Dee Kay Limited, a private limited company incorporated under the laws of the United Kingdom, indie GmbH, a private limited liability company incorporated under the laws of Germany, indie Kft, a limited liability company incorporated under the laws of Hungary, and 50%-owned subsidiary that it controls, Wuxi indie Microelectronics Technology Co., Ltd., a Chinese entity, and its wholly-owned subsidiaries, indie Semiconductor HK, Ltd and Shanghai Ziying Microelectronics Co., Ltd.

“ADK LLC” means Ay Dee Kay, LLC d/b/a indie Semiconductor, a California limited liability company, our controlled subsidiary.

“Amended Operating Agreement” means the Eighth Amended and Restated Limited Liability Company Agreement of ADK LLC entered into by ADK LLC, the Company and certain holders of Post-Merger indie Units.

“Business Combination” means the series of transactions that resulted in the combination of Thunder Bridge II with ADK LLC pursuant to the MTA.

“Class A common stock” means Class A common stock of the Company, par value $0.0001 per share.

“Class V common stock” means Class V common stock of the Company, par value $0.0001 per share.

“Closing” means the closing of the Business Combination.

“Exchange Agreement” means the Exchange Agreement dated June 10, 2021 between the Company and certain indie Equity Holders, which provides for the exchange of such holders’ Post-Merger indie Units into shares of Class A common stock.

“indie Equity Holder” means a member of ADK LLC prior to the Closing of the Business Combination.

“LLC Units” means units representing limited liability company interests of ADK LLC.

“Lock-Up Agreements” means lock-up agreements dated as of the Closing, with certain indie Equity Holders, pursuant to which such indie Equity Holders agreed not to offer, sell, contract to sell, pledge or otherwise dispose of any shares of Class A common stock received as consideration in connection with the Business Combination, for a period of six months from the Closing.

“MTA” means the Master Transactions Agreement, dated effective as of December 14, 2020 (as amended on May 3, 2021) by and among: (a) Thunder Bridge II Surviving Pubco, Inc., a Delaware corporation that has been renamed indie Semiconductor, Inc. (“Surviving Pubco”); (b) Thunder Bridge II; (c) TBII Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of Surviving Pubco (“TBII Merger Sub”); (d) ADK Merger Sub LLC, a Delaware limited liability company and a wholly-owned subsidiary of Surviving Pubco (“ADK Merger Sub”); (e) ADK Service Provider Merger Sub LLC, a Delaware limited liability company and wholly-owned subsidiary of Surviving Pubco (“ADK Service Provider Merger Sub”); (f) ADK Blocker Merger Sub LLC, a Delaware limited liability company and wholly-owned subsidiary of Surviving Pubco (“ADK Blocker Merger Sub,” and collectively with TBII Merger Sub, ADK Merger Sub and ADK Service Provider Merger Sub, the “Merger Subs”); (g) ADK LLC; (h) the corporate entities listed in the MTA (the “ADK Blocker Group”); (i) ADK Service Provider Holdco, LLC, a Delaware limited liability company (“ADK Service Provider Holdco”); and (j) solely in his capacity as the indie securityholder representative thereunder, Donald McClymont.

“Post-Merger indie Units” means LLC Units following the merger of ADK Merger Sub LLC with and into ADK LLC.

“private placement warrants” means 8,650,000 warrants to purchase Class A common stock at an exercise price of $11.50 per share that were originally sold to the Sponsor in a private placement consummated simultaneously with the initial public offering of Thunder Bridge II.

“public warrants” means 17,250,000 warrants to purchase Class A common stock at an exercise price of $11.50 per share that were originally sold in the initial public offering of Thunder Bridge II.

“Purchase Agreement” means that certain Share Purchase Agreement, dated August 27, 2021, among indie, indie’s acquisition subsidiary and each of the former stockholders of TeraXion, Inc. named therein.

“Registration Rights Agreement” means the Registration Rights Agreement entered into by the Company as of Closing, with Donald McClymont, Ichiro Aoki, Scott Kee, David Kang, Tom Schiller and Bison Capital Partners IV, L.P. pursuant to which the Company has agreed to register for resale under the Securities Act shares of Class A common stock issued to such persons in connection with the Business Combination, and to provide them with certain rights relating to the registration of the securities held by them.

“Sponsor” means Thunder Bridge Acquisition II LLC, a Delaware limited liability company.

“sponsor shares” means the 8,625,000 Class B ordinary shares of Thunder Bridge II owned by the Sponsor, which were exchanged for shares of Class A common stock in connection with the Business Combination.

“sponsor warrants” means 1,500,000 warrants to purchase Class A common stock at an exercise price of $11.50 per share that were issued to an affiliate of the Sponsor in connection with loans made by it to Thunder Bridge II prior to the closing of the Business Combination.

“Tax Receivable Agreement” means the Tax Receivable Agreement entered into between the Company and certain indie Equity Holders upon the completion of the Business Combination.

“Thunder Bridge II” means Thunder Bridge Acquisition II, Ltd.

“warrants” means, collectively, the public warrants, the private placement warrants and the sponsor warrants.

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PROSPECTUS SUMMARY

This summary highlights selected information appearing elsewhere in this prospectus. Because it is a summary, it may not contain all of the information that may be important to you. To understand this offering fully, you should read this entire prospectus, the registration statement of which this prospectus is a part carefully, including the information set forth under the heading “Risk Factors” and our financial statements.

The Company

indie is empowering the Autotech revolution with next generation automotive semiconductors and software platforms. We focus on edge sensors for Advanced Driver Assistance Systems including LiDAR, connected car, user experience and electrification applications. These technologies represent the core underpinnings of both electric and autonomous vehicles, while the advanced user interfaces transform the in-cabin experience to mirror and seamlessly connect to the mobile platforms we rely on every day. We are an approved vendor to Tier 1 partners who provide parts or systems directly to original equipment manufacturers (“OEMs”), and as a result, our solutions can be found in marquee automotive OEMs around the world. Headquartered in Aliso Viejo, CA, indie has design centers and sales offices in Austin, TX; Boston, MA; Detroit, MI; Phoenix, AZ; San Francisco and San Jose, CA; Budapest, Hungary; Dresden, Germany; Edinburgh, Scotland; Haifa, Israel; Quebec City, Canada; Tokyo, Japan; and several locations throughout China.

Recent Developments

On October 12, 2021, indie completed the acquisition (the “Acquisition”) of all of the outstanding capital stock of TeraXion Inc., a Canadian company (“TeraXion”), from the existing stockholders of TeraXion. The Acquisition was consummated pursuant to a Share Purchase Agreement dated August 27, 2021 (the “Purchase Agreement”). The total consideration paid for the Acquisition consisted of: (i) the payment by indie of approximately $80 million in cash; (ii) the issuance by indie of 5,805,144 shares of indie Class A common stock; and (iii) the assumption by indie of TeraXion options, which after the closing of the Acquisition, became exercisable to purchase up to 1,542,332 shares of indie Class A common stock. Pursuant to the Purchase Agreement, indie has also agreed to file this Registration Statement on Form S-1 with the Securities and Exchange Commission (the “SEC”) to register for resale the shares of indie Class A common stock issued to the TeraXion stockholders in connection with the Acquisition.

In addition, on October 22, 2021, we entered into a definitive agreement with Analog Devices, Inc., a Massachusetts corporation (“ADI”), pursuant to which our wholly-owned German subsidiary will purchase all of the capital stock of Symeo GmbH for an aggregate purchase price of up to $30 million. Symeo is ADI’s Munich-based radar division consisting of approximately 35 team members, which specializes in radar hardware and software development for emerging safety system applications. Symeo’s industry-leading RF and sensor technology enables real-time position detection and distance measurement for high precision radar solutions.

On October 1, 2021, we entered into a definitive agreement and completed the acquisition of ON Design Israel Ltd. (“ON Design Israel”), for $5.0 million in cash at closing, $7.5 million of cash in 2022 and up to $7.5 million of cash based on design win performance.

For more information on our recent acquisitions, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Acquisitions.”

Background

On June 10, 2021, Thunder Bridge II domesticated into a Delaware corporation and consummated a series of transactions that resulted in the combination (the “Business Combination”) of Thunder Bridge II with Ay Dee Kay, LLC d/b/a indie Semiconductor (“ADK LLC”) pursuant to a Master Transactions Agreement, dated December 14, 2020, as amended on May 3, 2021, by and among Thunder Bridge II, Thunder Bridge II Surviving Pubco, Inc. (“Surviving Pubco”), ADK LLC, and the other parties named therein, following the approval at the extraordinary general meeting of the shareholders of Thunder Bridge II held on June 9, 2021 (the “Special Meeting”).

On December 14, 2020, Thunder Bridge II entered into subscription agreements (the “Subscription Agreements”) with the investors named therein (the “PIPE Investors”), including Mr. Kight and an affiliate of the Sponsor, pursuant to which Thunder Bridge II agreed to issue and sell to the PIPE Investors an aggregate of 15,000,000 of Thunder Bridge II Class A ordinary shares, at a price of $10.00 per Class A ordinary share, simultaneously with or immediately prior to the Closing (the “PIPE Financing”). Upon the closing of the Business Combination, the shares issued pursuant to the PIPE Financing were automatically exchanged for 15,000,000 shares of our Class A common stock (the “PIPE Shares”). Effective upon the closing of the Business Combination, Surviving Pubco changed its name to indie Semiconductor, Inc.

Our Class A common stock and our public warrants are currently traded on Nasdaq under the symbols “INDI” and “INDIW,” respectively.

The rights of holders of our Class A common stock and warrants are governed by our amended and restated certificate of incorporation, our bylaws and the Delaware General Corporation Law (the “DGCL”), and in the case of the warrants, the Warrant Agreement, dated August 8, 2019, by and between Thunder Bridge II and Continental Stock Transfer & Trust Company, as amended by the Assignment, Assumption and Amendment Agreement, dated as of June 10, 2021, by and among Thunder Bridge II, Surviving Pubco and Continental Stock Transfer & Trust Company (as amended, the “Warrant Agreement”). See the sections entitled “Description of Securities.”

Our Corporate Structure

We are a Delaware corporation that is a holding company for ADK LLC, a California limited liability company. ADK LLC is our primary operating entity, and its consolidated subsidiaries include its wholly-owned subsidiaries Indie Services Corporation, indie LLC and Indie City LLC, all California entities, Ay Dee Kay Limited, a private limited company incorporated under the laws of the United Kingdom, indie GmbH, a private limited liability company incorporated under the laws of Germany, indie Kft, a limited liability company incorporated under the laws of Hungary, its 50%-owned subsidiary, Wuxi indie Microelectronics Technology Co., Ltd., a Chinese entity controlled by ADK LLC, and its wholly-owned subsidiaries, indie Semiconductor HK, Ltd and Shanghai Ziying Microelectronics Co., Ltd.

We are headquartered in Aliso Viejo, California and a majority of our operations are based in the United States. A majority of our employees are located in the United States and Canada.

Permission Required from the PRC Authorities for Our Operations and to Issue Securities

Our China subsidiary is required to obtain certain permits and licenses from the PRC government agencies to operate its business in China, such as business licenses and registration with China’s State Administration of Foreign Exchange (“SAFE”) for the issuance of equity incentives granted to employees in China. As the date of this prospectus, our China subsidiary has obtained the required business licenses from the State Administration for Market Regulation (“SAMR”) and complied with registration requirements of China’s SAFE.

As a Delaware corporation that operates primarily through a Delaware LLC, other than the China subsidiary, we are not subject to PRC rules and regulations relating to overseas listing and securities offering. As of the date of this prospectus, neither we nor our China subsidiary has been informed by any PRC governmental authorities of any requirement that we file for approval in connection with an offering of our common stock or trade our securities on an overseas securities marketplace.

As a designer and manufacturer of autotech components, we are not subject to the PRC Cybersecurity Law, the Cyber Administration of China (“CAC”), and other regulations and regulatory agencies that regulate storage, collection and security of personal information and important data collected and generated by operators of critical information infrastructure in the course of their operations in the PRC Online platform or website operators of certain industries may be identified as critical information infrastructure operators by the CAC if they meet the threshold as stated in the Revised Cybersecurity Measures and such operators may be subject to cybersecurity review. We believe we would not be subject to the cybersecurity review by the CAC, given that (i) we and our China subsidiary possess and will possess personal information of a relatively small number of users in our business operations as of the date of this prospectus, significantly less than the one million user threshold set for a data processing operator applying for listing on a foreign exchange that is required to pass such cybersecurity review; and (ii) data processed in our business and the business of our China subsidiary does not have a bearing on national security and thus should not be classified as core or important data by the authorities. However, there remains uncertainty as to how the cybersecurity measures may be interpreted or implemented and whether the PRC regulatory agencies, including the CAC, may adopt new rules and regulations related to the Revised Cybersecurity Measures. Failure to comply with the effective cybersecurity, data privacy and internet data security regulatory requirements in a timely manner, or at all, may subject us to government enforcement actions and investigations, fines, penalties, suspension or disruption of our operations, among other things.

Cash Flows, Dividends and Other Asset Transfers between the U.S. Holding Company and Our Subsidiaries

In order for us to pay dividends or other distributions to our stockholders, we will rely on payments from our domestic operating subsidiary, ADK LLC. All revenue generated by shipment to China that is earned by ADK LLC is paid directly to ADK LLC, primarily in U.S. dollars. Any revenue generated by our China subsidiary is collected locally and is held in a Chinese bank account.

Our Chinese subsidiary has kept and intends to keep any future earnings to re-invest in and finance its operations and expansion, and we do not anticipate that it will pay cash dividends in the foreseeable future. Current PRC regulations permit Chinese operating subsidiaries to pay dividends to foreign parent companies only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. Our China subsidiary may be restricted from making dividends or distributions on equity by conditions on future debt or PRC rules or regulation.

ADK LLC and our China subsidiary also are parties to intercompany agreements for various intercompany services, including sales & marketing, non-recurring engineering projects and other administrative tasks. Service fees are paid on a cost-plus basis and paid between the entities without net settlement.

As of the date of this prospectus, we have not paid, and do not anticipate paying in the foreseeable future, dividends or other distributions to our stockholders. There have not been any dividends or other distributions from our China subsidiary and our China subsidiary has never paid any dividends or distributions outside of China. We presently intend to retain all earnings to fund our operations and business expansions.

Implications of Being an Emerging Growth Company

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As an emerging growth company, we may benefit from specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include, but are not limited to:

•        presentation of only two years of audited financial statements and only two years of related management’s discussion and analysis of financial condition and results of operations in this prospectus;

•        reduced disclosure about our executive compensation arrangements;

•        no non-binding stockholder advisory votes on executive compensation or golden parachute arrangements;

•        exemption from any requirement of the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis); and

•        exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.

We may benefit from these exemptions until December 31, 2024 or such earlier time that we are no longer an emerging growth company. We will cease to be an emerging growth company upon the earliest of: (1) December 31, 2024; (2) the first fiscal year after our annual gross revenues are $1.07 billion or more; (3) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities; or (4) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We may choose to benefit from some but not all of these reduced disclosure obligations in future filings. If we do, the information that we provide stockholders may be different than you might get from other public companies in which you hold stock.

Summary of Risks

An investment in shares of our Class A common stock and warrants involves substantial risks and uncertainties that may adversely affect the value of your investment. Some of the more significant challenges and risks relating to an investment in our company include, among other things, the following:

Risks Related to Our Operations and Industry

•        The cyclical nature of the semiconductor industry may limit our ability to maintain or improve our net sales and profitability.

•        Competition in the semiconductor industry.

•        Decreases in average selling prices or demand for our products or customers’ end products.

•        Our ability to win the competitive bid selection process.

•        Potential downturns in the automotive market.

•        Our business could suffer from third-party manufacturing problems.

•        The timely supply of materials, the ability of suppliers to meet their delivery obligations or raise prices, and certain manufacturing materials available from a limited number of survivors.

•        Our ability to develop and sell new products with profit margins similar to or better than what we have experienced in the past.

•        Risks related to acquisitions and integration of acquisitions.

•        We may seek additional capital to take advantage of business opportunities and support the further expansion of our business, which may result in dilution to our stockholders.

•        Reliance on strategic partnerships, joint ventures and alliances for manufacturing and research and development, which we may not control.

•        Disruptions in our relationships with any one of our key customers could adversely affect our business.

Risks Related to Our Organizational Structure

•        We are a holding company and our only material asset is our interest in ADK LLC, and we are accordingly dependent upon distributions made by our subsidiaries to pay taxes, make payments under the Tax Receivable Agreement and pay dividends.

•        Under the Tax Receivable Agreement, we will be required to pay 85% of the tax benefits relating to tax depreciation or amortization deductions as a result of the tax basis step-up we receive in connection with the exchanges of LLC Units into our Class A common stock and related transactions.

Risks Related to Macroeconomic Conditions

•        Downturns or volatility in general economic conditions, fluctuations in foreign exchange rates or worldwide political, economic and health risks and natural disasters.

Risks Related to our Intellectual Property, Technology, Privacy and Security.

•        Our ability to protect our proprietary intellectual property.

•        Intellectual property claims or litigation that could cause us to incur substantial costs, pay substantial damages or prohibit us from selling our products.

•        Certain software that we use in our products is licensed from third parties and may not be available to us in the future.

•        Interruptions in information technology systems could adversely affect business.

•        Our computer systems and networks are subject to attempted security breaches and other cybersecurity incidents, which, if successful, could be costly and could impact our business.

Risks Related to Regulatory Compliance and Legal Matters

•        Our ability to comply with the large body of laws and regulations to which we are subject.

•        Risks relating to product defects and product liability claims and warranty claims.

•        Litigation risk, including securities litigation or stockholder activism.

•        Export restrictions and laws affecting trade and investments that could materially and adversely affect our business and results of operations.

•        Domestic or international changes in tax rates or the adoption of new tax legislation and additional tax liabilities.

•        Potential violations of applicable anti-corruption laws or violations of our internal policies designed to ensure ethical business practices.

Risks Related to Doing Business in China.

A majority of our consolidated revenue is generated from product sales with a final shipping destination in China, and a portion of our operations are conducted in China by a 50%-owned Chinese subsidiary that we control and therefore, we face risks and uncertainties related to doing business in China in general, including but not limited to the following:

•        We are subject to export restrictions and laws affecting trade and investments that could materially and adversely affect our business and results of operations.

•        Uncertainties with respect to the PRC legal system could adversely affect our China subsidiary.

•        China’s economic, political and social conditions, as well as changes in any government policies, laws and regulations may be quick with little advance notice and, could have a material adverse effect on our China subsidiary’s business and our results of operations.

•        Our China subsidiary may be limited in its ability to make payments, dividends or other distributions to us.

•        Governmental control of currency conversion may limit our ability to utilize our net revenues effectively and affect the value of your investment.

•        Any failure to comply with PRC regulations regarding the registration requirements for employee stock incentive plans may subject the PRC plan participants or us to fines and other legal or administrative sanctions.

•        In light of recent events indicating greater oversight by the Cyberspace Administration of China over data security, particularly for companies seeking to list on a foreign exchange, though such oversight is not applicable to us, we may be subject to a variety of PRC laws and other obligations regarding data protection and any other rules, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, our listing on the Nasdaq Capital Market, financial condition, and results of operations.

Risks Related to Financial Reporting, Internal Controls and Being a Public Company

•        The unaudited pro forma financial information included in the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” may not be representative of our results after the Business Combination.

•        Our ability to implement and maintain internal controls and procedures on financial reporting.

•        Significant increased expenses and administrative burdens as a public company.

•        Our status as an “emerging growth company.”

•        Our actual operating results may differ significantly from our guidance.

Risks Related to Ownership of Our Class A Common Stock and Warrants, and Organizational Documents

•        Our ability to comply with the continued listing standards of Nasdaq.

•        Our warrants may have an adverse effect on the market price of our Class A common stock.

•        Potential dilution caused by future issuances of our securities.

•        Sales of a substantial amount of Class A common stock by our stockholders that could cause the price of our securities to fall.

•        Delaware law and our Certificate of Incorporation and Bylaws contain certain provisions, including anti-takeover and choice of forum provisions.

General Risk Factors

•        The market price of our securities may fluctuate or decline

•        Loss of key management or other highly skilled personnel, or an inability to attract such management and other personnel, could adversely affect our business.

•        Our operating results are subject to substantial quarterly and annual fluctuations.

Please see “Risk Factors” for a discussion of these and other factors you should consider before making an investment in our securities.

Corporate Information

Our principal executive offices are located at 32 Journey, Aliso Viejo, California 92656. Our telephone number is (949) 608-0854. Our website address is www.indiesemi.com. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.

The Offering

Issuer	indie Semiconductor, Inc.
Shares of Class A Common Stock Offered by the Selling Securityholders	Up to 24,035,088 shares
Shares of Class A Common Stock Issued and Outstanding as of September 30, 2021	102,233,497 shares(1)
Shares of Class V Common Stock Outstanding of September 30, 2021	33,827,371 shares
Total Common Stock outstanding as of September 30, 2021	136,060,868 shares(1)
Use of Proceeds	We will not receive any proceeds from the sale of shares of Class A common stock by the Selling Stockholders.
Dividend Policy

The declaration, amount and payment of any future dividends will be at the sole discretion of our board of directors. Our board of directors may take into account general economic and business conditions, our financial condition and operating results, our available cash and current and anticipated cash needs and capital requirements and implications on the payment of dividends by us to our stockholders or by our subsidiaries (including ADK LLC) to us, and such other factors as our board of directors may deem relevant. Shares of Class V common stock will not entitle their holders to any dividends.

indie Semiconductor, Inc. is a holding company and has no material assets other than its equity interest in ADK LLC. We intend to cause ADK LLC to make distributions to us in an amount sufficient to cover cash dividends, if any, declared by us. If ADK LLC makes such distributions to indie Semiconductor, Inc., other holders of LLC Units will be entitled to receive equivalent pro rata distributions.

Market for Common Stock and Public Warrants	Our Class A common stock and warrants are currently traded on Nasdaq under the symbols “INDI” and “INDIW,” respectively.
Risk Factors	See “Risk Factors” and other information included in this prospectus for a discussion of factors you should consider before investing in our securities.

____________

(1)      Excludes 5,054,113 shares of Class A common stock that are issued but are not deemed outstanding because they are restricted stock or are Sponsor Escrow Shares (as defined below) and are subject to forfeiture. Includes 5,805,144 shares of Class A common stock issued to the Selling Stockholders in connection with our acquisition of TeraXion on October 12, 2021 as if such shares were issued and outstanding as of September 30, 2021.

In this prospectus, unless otherwise indicated, the number of shares of Class A common stock outstanding as of September 30, 2021 and the other information based thereon does not include:

•        33,827,371 shares of Class V common stock, which vote together as a single class with our Class A common stock;

•        27,400,000 shares of Class A common stock issuable upon exercise of publicly-traded indie warrants;

•        Up to 1,604,113 shares of Class A common stock issuable upon vesting of phantom stock units outstanding as of September  30, 2021;

•        Any of the following (collectively, the “Earn-Out Securities”):

•        5,000,000 Earn-Out Securities, that were earned November 9, 2021 (the “First Earn-Out Achievement Date”); and

•        5,000,000 Earn-Out Securities, in the aggregate, in the event that the average trading price of our Class A common stock is $15.00 or greater for any 20 trading days within a period of 30 consecutive trading days prior to December 31, 2027 (the date when the foregoing is first satisfied, the “Second Earn-Out Achievement Date”).

•        Such Earn-Out Securities will also be issued under certain circumstances if an agreement with respect to a sale of the Company is entered into prior to December 31, 2027. If the First Earn-Out Achievement Date or the Second Earn-Out Achievement Date, as applicable, or a sale of the Company that results in the issuance such shares has not occurred prior to December 31, 2027, the applicable Earn-Out Securities will not be issuable.

•        3,450,000 shares of Class A common stock (the “Sponsor Escrow Shares”) held by the Sponsor that are issued but not outstanding and are held in escrow subject to forfeiture in accordance with the following terms and conditions:

•        50% of the Sponsor Escrow Shares that were earned November 9, 2021, at the First Earn-Out Achievement Date;

•        Upon the Second Earn-Out Achievement Date (should it occur), 50% of the Sponsor Escrow Shares as of immediately prior to the Closing will be released from escrow to the Sponsor; and

•        Such Sponsor Escrow Shares will also be released from escrow to the Sponsor under certain circumstances if an agreement with respect to a sale of the Company is entered into prior to December 31, 2027. If the First Earn-Out Achievement Date or the Second Earn-Out Achievement Date, as applicable, or a sale of the Company that results in release of such shares from escrow to the Sponsor has not occurred prior to December 31, 2027, the applicable Sponsor Escrow Shares that were subject to escrow will be forfeited, returned to the Company and cancelled.

•        1,604,113 shares of Class A common stock that are issued but are not deemed to be outstanding as they are restricted stock, subject to forfeiture and have not yet been earned.

•        Up to 10,368,750 shares of Class A common stock reserved for issuance under the 2021 Omnibus Equity Incentive Plan.

For additional information concerning the offerings, see “Plan of Distribution.”

RISK FACTORS

An investment in our Class A common stock involves risks. You should carefully consider each of the following risks and all of the information set forth in this prospectus before deciding to invest in our Class A common stock. These risk factors are not exhaustive, and investors are encouraged to perform their own investigation with respect to our business, financial condition and prospects. You should carefully consider the following risk factors in addition to the other information included in this prospectus, including matters addressed in the section entitled “Cautionary Note Regarding Forward-Looking Statements.” We may face additional risks and uncertainties that are not presently known to us, or that we currently deem immaterial, which may also impair our business or financial condition. If any of the following risks and uncertainties develops into actual events, our business, financial condition, results of operations and cash flows could be materially adversely affected and the price of our Class A common stock could decline and you may lose all or part of your investment. The following discussion should be read in conjunction with the financial statements and notes to the financial statements included herein.

Risks Related to Our Operations and Industry

The cyclical nature of the semiconductor industry may limit our ability to maintain or improve our net sales and profitability.

The semiconductor industry is highly cyclical and is prone to significant downturns from time to time. Cyclical downturns can result in substantial declines in semiconductor demand, production overcapacity, high inventory levels and accelerated erosion of average selling prices. Such downturns result from a variety of market forces including constant and rapid technological change, quick product obsolescence, price erosion, evolving standards, short product life cycles and wide fluctuations in product supply and demand.

Recently, downturns in the semiconductor industry have been attributed to a variety of factors including the current COVID-19 pandemic, ongoing trade disputes between the United States and China, weakness in demand and pricing for semiconductors across applications, and excess inventory. These downturns have directly impacted our business, suppliers, distributors and customers.

Conversely, significant upturns could cause us to be unable to satisfy demand in a timely and cost-efficient manner, and could result in increased competition for access to third-party foundry, assembly and testing capacity. In the event of such an upturn, we may not be able to expand our workforce and operations in a sufficiently timely manner, procure adequate resources and raw materials, or locate suitable suppliers or other subcontractors to respond effectively to changes in demand for our existing products or to the demand for new products. Accordingly, our business, financial condition and results of operations could be materially and adversely affected.

The semiconductor industry is highly competitive. If we fail to introduce new technologies and products in a timely manner, it could adversely affect business.

The semiconductor industry is highly competitive and characterized by constant and rapid technological change, short product lifecycles, significant price erosion, and evolving standards for quality. Accordingly, the success of our business depends, to a large extent, on our ability to meet evolving industry requirements and introduce new products and technologies, both in a timely manner and at prices that are acceptable to customers.

Moreover, the costs related to the research and development necessary to develop new technologies and products are significant and some of our competitors may have greater resources than us. If they significantly increase the resources that they devote to developing and marketing their products, we may not be able to compete effectively.

Further, industry consolidation could enhance competitors’ product offerings and financial resources, strengthening their competitive position.

As a result of these competitive pressures, we may face declining sales volumes or lower prices for our products, and may not be able to reduce total costs in line with declining revenue. If any of these risks materialize, they could have a material adverse effect on our business, financial condition and results of operations.

The average selling prices of products in our markets have historically decreased over time and could do so in the future, which could adversely impact our revenue and profitability.

Average selling prices of semiconductor products in the markets we serve have historically decreased over time. Profit margins and financial results may suffer if we are unable to offset any reductions in average selling prices by reducing costs, developing new or enhanced products on a timely basis with higher selling prices or profit margins, or increasing sales volumes. Although we have contractual agreements with customers, there is no assurance that those price agreements will be honored. As a result, our average selling prices may decline faster than forecasted.

Much of our business depends on winning competitive bid selection processes, and the failure to be selected could adversely affect business in those market segments.

The competitive selection processes often require an investment of significant time and capital resources, with no guarantee of winning the contract and generating revenue. In the automotive semiconductor market in which we compete, due to the longer design cycles involved, failure to win a design-in could prevent access to a customer for several years. Our failure to win a significant number of these bids could result in reduced revenues, and hurt our competitive position for future selection processes, which could have a material adverse effect on our business, financial condition and results of operations.

The demand for our products depends to a significant degree on the demand for our customers’ end products.

The vast majority of our revenue is derived from sales to manufacturers in the automotive industry. Demand in this market fluctuates significantly, driven by consumer spending, consumer preferences, the development of new technologies and prevailing economic conditions. In addition, the end products in which our semiconductors are incorporated may not be successful, or may experience price erosion or other competitive factors that could affect the price manufacturers are willing to pay. Such customers have in the past, and may in the future, vary order levels significantly from period to period, request postponements of scheduled delivery dates, modify their orders or reduce lead times. This is particularly common during periods of low demand. This can make managing business difficult, as it limits the predictability of future revenue. It can also affect the accuracy of our financial forecasts.

Furthermore, developing industry trends, including customers’ use of outsourcing and new and revised supply chain models, may affect our revenue, costs and working capital requirements.

Our sales are made primarily to Tier 1 suppliers. Any downturn in the automotive market could significantly harm our financial results.

This automotive concentration of sales exposes us to the risks associated with the automotive market. For example, our anticipated future growth is highly dependent on the adoption of ADAS, user interface, connectivity and electrification technologies, which are expected to have increased sensor and power product content. A downturn in the automotive market could delay automakers’ plans to introduce new vehicles with these features, which would negatively impact the demand for products and our ability to grow our business.

The automotive industry continues to undergo consolidation and reorganization. Further, such changes in the automotive market could have a material adverse effect on our business, financial condition and results of operations.

Moreover, recent governmental actions to contain the spread of the COVID-19 pandemic have adversely affected the automotive industry, including manufacturers, dealers, distributors and third-party suppliers. For example, many automotive manufacturers were forced to suspend manufacturing operations and have only recently resumed production. While demand in the automotive industry is dependent on a number of factors, automotive manufacturers expect the impact of the COVID-19 pandemic to be highly dependent on its duration and severity.

The foregoing operational and economic impacts and other adverse effects on the automotive industry could have a material adverse effect on our business, financial condition and results of operations.

Our business could suffer from third-party manufacturing problems.

The manufacture of our products, including the fabrication of semiconductor wafers, and the assembly and testing of our products, involve highly complex processes. For example, minute levels of contaminants in the manufacturing environment, difficulties in the wafer fabrication process or other factors can cause a substantial portion of the components on a wafer to be nonfunctional. These problems may be difficult to detect at an early stage of the manufacturing process and often are time-consuming and expensive to correct.

From time to time, we have experienced problems achieving acceptable yields at our third-party wafer fabrication partners, resulting in delays in the availability of components. Moreover, an increase in the rejection rate of products during the quality control process before, during or after manufacture and/or shipping of such products, results in lower yields and margins.

In addition, changes in manufacturing processes required as a result of changes in product specifications, changing customer needs and the introduction of new product lines have historically significantly reduced manufacturing yields, resulting in low or negative margins on those products. Poor manufacturing yields over a prolonged period of time could adversely affect our ability to deliver products on a timely basis and harm relationships with our customers, which could materially and adversely affect our business, financial condition and results of operations.

We rely on the timely supply of materials and could suffer if suppliers fail to meet their delivery obligations or raise prices. Certain materials needed in our manufacturing operations are only available from a limited number of suppliers.

Our manufacturing operations depend on deliveries of materials in a timely manner and, in some cases, on a just-in-time basis. From time to time, suppliers may extend lead times, limit the amounts supplied or increase prices due to capacity constraints or other factors. Supply disruptions may also occur due to shortages in critical materials or components. Because our products are complex, it is frequently difficult or impossible to substitute one type of material with another. A failure by suppliers to deliver requirements could result in disruptions to our third-party manufacturing operations. Our business, financial condition and results of operations could be harmed if we are unable to obtain adequate supplies of materials in a timely manner or if there are significant increases in the costs of materials.

We may be unsuccessful in developing and selling new products with profit margins similar to or better than what we have experienced in the past, which would impact our overall financial performance.

Should we fail to improve our profit margin in the future, and accordingly develop and introduce sufficiently unique products, our business, financial condition and results of operations could be materially and adversely affected.

The semiconductor industry is characterized by continued price erosion, especially after a product has been on the market for a period of time.

One of the results of the rapid innovation in the semiconductor industry is that pricing pressure, especially on products containing older technology, can be intense. Product life cycles are relatively short, and as a result, products tend to be replaced by more technologically advanced substitutes on a regular basis. In turn, demand for older technology falls, causing the price at which such products can be sold to drop, in some cases precipitously.

In order to continue profitably supplying these products, we must reduce our product costs in line with the lower revenue we can expect to generate. Usually, this must be accomplished through improvements in process technology and production efficiencies. If we cannot advance our process technologies or improve our efficiencies to a degree sufficient to maintain required margins, we will no longer be able to make a profit from the sale of these products. Moreover, we may not be able to cease production of such products, either due to contractual obligations or for customer relationship reasons, and as a result we may be required to bear a loss on such products. We cannot guarantee that competition in our core product markets will not lead to price erosion, lower revenue or lower margins in the future. Should reductions in our manufacturing costs fail to keep pace with reductions in market prices for the products we sell, this could have a material adverse effect on our business, financial condition and results of operations.

We may pursue mergers, acquisitions, investments and joint ventures, which could adversely affect our results of operations.

Our growth strategy includes acquiring or investing in businesses that offer complementary products, services and technologies, or enhance our market coverage or technological capabilities. Any acquisitions we may undertake and their integration involve risks and uncertainties. There could be unexpected delays, challenges and related expenses, and disruption of our business. Inaccuracies in our estimates and assumptions used to assess a transaction may result in us not realizing the expected financial or strategic benefits of any such transaction. In addition, U.S. and foreign regulatory approvals required in connection with an acquisition may take longer than anticipated to obtain, may not be forthcoming or may contain burdensome conditions, which may jeopardize, delay or reduce the anticipated benefits to us of the transaction.

We may seek additional capital to take advantage of business opportunities and support the further expansion of our business, which capital might not be available on acceptable terms, if at all, or may result in dilution to our stockholders.

While we believe that the net proceeds from the Business Combination will be sufficient to meet our current capital requirements, we may seek additional equity or debt financing to pursue strategic opportunities, acquire complementary businesses, products or technologies or to fund the further expansion of our business. If additional funds are raised through the issuance of equity or debt securities, the percentage ownership of our existing stockholders would be reduced, and such securities may have rights, preferences or privileges senior to those of the holders of our Class A common stock.

From time to time, we may rely on strategic partnerships, joint ventures and alliances for manufacturing and research and development. However, we do not control these partnerships and joint ventures, and actions taken by any of our partners or the termination of these partnerships or joint ventures could adversely affect our business.

As part of our strategy, we may enter into a number of long-term strategic partnerships and alliances, including mergers and acquisitions. There can be no assurances that they will be successful. If any of our current strategic partners or alliances we may engage with in the future were to encounter financial difficulties or change their business strategies, they may no longer be able or willing to participate in these groups or alliances, which could have a material adverse effect on our business, financial condition and results of operations.

We may from time to time desire to exit certain programs or businesses, or to restructure our operations, but may not be successful in doing so.

From time to time, we may decide to divest certain businesses or restructure our operations, including through the contribution of assets to joint ventures. However, our ability to successfully exit businesses, or to close or consolidate operations, depends on a number of factors, many of which are outside of our control. For example, if we are seeking a buyer for a particular business, none may be available, or we may not be successful in negotiating satisfactory terms with prospective buyers. In some cases, particularly with respect to European operations, there may be laws or other legal impediments affecting our ability to carry out such sales or restructuring.

If we are unable to exit a business in a timely manner, or to restructure our operations in a manner we deem to be advantageous, this could have a material adverse effect on our business, financial condition and results of operations. Even if a divestment is successful, we may face indemnity and other liability claims by the acquirer or other parties.

Disruptions in our relationships with any one of our key customers could adversely affect our business.

A substantial portion of our revenue is derived from top customers. We cannot guarantee that we will be able to generate similar levels of revenue from our largest customers in the future. If one or more of these customers substantially reduces its purchases from us, it could have a material adverse effect on our business, financial condition and results of operations. Sales to Aptiv, a leading Tier 1 automotive supplier, represented approximately 39%, 57% and 77% of our total revenue for the nine months ended September 30, 2021 and the years ended December 31, 2020 and 2019, respectively. The loss of this customer would have a material impact on our consolidated financial results.

Conflict minerals disclosure regulations may require us to incur additional expenses, may result in damage to our business reputation and may adversely impact our ability to conduct our business.

The SEC has disclosure requirements for companies that use conflict minerals in their products. Some of these metals are commonly used in semiconductor devices, including our products. These SEC rules require companies to investigate, disclose and report whether or not such metals originated from the Democratic Republic of Congo or adjoining countries. We have numerous foreign suppliers, many of whom are not obligated by law to investigate their own supply chains. As a result, we may incur significant costs to comply with the diligence and disclosure requirements, including costs related to determining the source of any of the relevant metals used in our products. In addition, because our supply chain is with third parties, we may not be able to sufficiently verify the origin of all the relevant metals used in our products through the due diligence procedures we implement. We may also face difficulties in satisfying our customers if they require that we prove or certify that our products are “conflict free.” Key components and parts that can be shown to be “conflict free” may not be available to us in sufficient quantity, or at all, or may only be available at significantly higher cost to us. If we are not able to meet customer requirements, customers may discontinue purchasing from us. Any of these outcomes could adversely impact our business, financial condition or operating results.

Our existing and future indebtedness could adversely affect our ability to operate our business.

As of September 30, 2021, we had no long term debt outstanding. However, if we incur indebtedness in the future we may be subject to debt covenants and payment obligations that may limit our ability to operate our business. Any outstanding indebtedness, including any additional future indebtedness, combined with our other financial obligations and contractual commitments could have significant adverse consequences, including:

•        requiring us to dedicate a portion of our cash resources to the payment of interest and principal, reducing money available to fund working capital, capital expenditures, product candidate development and other general corporate purposes;

•        increasing our vulnerability to adverse changes in general economic, industry and market Conditions, such as interest rate fluctuations;

•        subjecting us to restrictive covenants that may reduce our ability to take certain corporate actions or obtain further debt or equity financing;

•        acceleration of payment of our debt obligations upon a default of payment;

•        potential loss of collateral for secured indebtedness;

•        limiting our flexibility in planning for, or reacting to, changes in our business and the industry in which we compete; and

•        placing us at a competitive disadvantage compared to our competitors that have less debt or better debt servicing options.

Risks Related to Our Organizational Structure

We are a holding company and our only material asset is our interest in ADK LLC, and we are accordingly dependent upon distributions made by our subsidiaries to pay taxes, make payments under the Tax Receivable Agreement and pay dividends.

We are a holding company with no material assets other than our ownership of LLC Units and our managing member interest in ADK LLC. As a result, we will have no independent means of generating revenue or cash flow. Our ability to pay taxes, make payments under the Tax Receivable Agreement and pay dividends will depend on the financial results and cash flows of ADK LLC and its subsidiaries and the distributions we receive from ADK LLC. Deterioration in the financial condition, earnings or cash flow of ADK LLC and its subsidiaries for any reason could limit or impair ADK LLC’s ability to pay such distributions. Additionally, to the extent that we need funds and ADK LLC and/or any of its subsidiaries are restricted from making such distributions under applicable law or regulation or under the terms of any financing arrangements, or ADK LLC is otherwise unable to provide such funds, it could materially adversely affect our liquidity and financial condition.

ADK LLC will continue to be treated as a partnership for U.S. federal income tax purposes and, as such, generally will not be subject to any entity-level U.S. federal income tax. Instead, taxable income will be allocated to holders of LLC Units. Accordingly, we will be required to pay income taxes on our allocable share of any net taxable income of ADK LLC. Under the terms of the Amended Operating Agreement, ADK LLC is obligated to make tax distributions to holders of LLC Units (including us) calculated at certain assumed tax rates. In addition to tax expenses, we will also incur expenses related to our operations, including payment obligations under the Tax Receivable Agreement (and the cost of administering such payment obligations), which could be significant. See the section entitled “Certain Relationships and Related Person Transactions — Tax Receivable Agreement.” We intend to cause ADK LLC to make distributions to holders of LLC Units in amounts sufficient to cover all applicable taxes (calculated at assumed tax rates), relevant operating expenses, payments under the Tax Receivable Agreement and dividends, if any, declared by us. However, as discussed below, ADK LLC’s ability to make such distributions may be subject to various limitations and restrictions including, but not limited to, restrictions on distributions that would either violate any contract or agreement to which ADK LLC is then a party, including debt agreements, or any applicable law, or that would have the effect of rendering ADK LLC insolvent. If our cash resources are insufficient to meet our obligations under the Tax Receivable Agreement and to fund our obligations, we may be required to incur additional indebtedness to provide the liquidity needed to make such payments, which could materially adversely affect our liquidity and financial condition and subject us to various restrictions imposed by any such lenders. To the extent that we are unable to make payments under the Tax Receivable Agreement for any reason, such payments will be deferred and will accrue interest until paid; provided, however, that nonpayment for a specified period may constitute a material breach of a material obligation under the Tax Receivable Agreement and therefore accelerate payments due under the Tax Receivable Agreement.

Additionally, although ADK LLC generally will not be subject to any entity-level U.S. federal income tax, it may be liable under recent federal tax legislation for adjustments to its tax return, absent an election to the contrary. In the event ADK LLC’s calculations of taxable income are incorrect, its members, including us, in later years may be subject to material liabilities pursuant to this federal legislation and its related guidance.

We anticipate that the distributions we will receive from ADK LLC may, in certain periods, exceed our actual tax liabilities and obligations to make payments under the Tax Receivable Agreement. Our board of directors, in its sole discretion, will make any determination from time to time with respect to the use of any such excess cash so accumulated, which may include, among other uses, to acquire additional newly issued LLC Units from ADK LLC at a per unit price determined by reference to the market value of the Class A common stock; to pay dividends, which may include special dividends, on our Class A common stock; to fund repurchases of Class A common stock; or any combination of the foregoing. We will have no obligation to distribute such cash (or other available cash other than any declared dividend) to our stockholders. To the extent that we do not distribute such excess cash as dividends on Class A common stock or otherwise undertake ameliorative actions between LLC Units and shares of Class A common stock and instead, for example, hold such cash balances, holders of LLC Units that held interests in ADK LLC pre-Business Combination may benefit from any value attributable to such cash balances as a result of their ownership of Class A common stock following an exchange of their LLC Units, notwithstanding that such holders may previously have participated as holders of LLC Units in distributions by ADK LLC that resulted in such excess cash balances held by us. See the section entitled “Certain Relationships and Related Person Transactions — Amended Operating Agreement.”

Dividends on our common stock, if any, will be paid at the discretion of our board of directors, which will consider, among other things, our business, operating results, financial condition, current and expected cash needs, plans for expansion and any legal or contractual limitations on our ability to pay such dividends. Financing arrangements may include restrictive covenants that restrict our ability to pay dividends or make other distributions to our stockholders. In addition, ADK LLC is generally prohibited under state law from making a distribution to a member to the extent that, at the time of the distribution, after giving effect to the distribution, liabilities of ADK LLC (with certain exceptions) exceed the fair value of its assets. ADK LLC’s subsidiaries are generally subject to similar legal limitations on their ability to make distributions to ADK LLC. If ADK LLC does not have sufficient funds to make distributions, our ability to declare and pay cash dividends may also be restricted or impaired.

Under the Tax Receivable Agreement, we will be required to pay 85% of the tax benefits relating to tax depreciation or amortization deductions as a result of the tax basis step-up we receive in connection with the exchanges of LLC Units into our Class A common stock and related transactions, and those payments may be substantial.

Certain indie Equity Holders may exchange their LLC Units for shares of Class A common stock pursuant to the Exchange Agreement, subject to certain conditions and transfer restrictions as set forth therein and in the Amended Operating Agreement. These exchanges are expected to result in increases in our allocable share of the tax basis of the tangible and intangible assets of ADK LLC. These increases in tax basis may increase (for tax purposes) depreciation and amortization deductions and therefore reduce the amount of income or franchise tax that we would otherwise be required to pay in the future had such exchanges never occurred.

In connection with the Business Combination, we entered into the Tax Receivable Agreement, which generally provides for the payment by us of 85% of certain tax benefits, if any, that we realize (or in certain cases are deemed to realize) as a result of these increases in tax basis and certain tax attributes of the ADK Blocker Group and tax benefits related to entering into the Tax Receivable Agreement, including tax benefits attributable to payments under the Tax

Receivable Agreement. These payments are the obligations of us and not of ADK LLC. The actual increase in our allocable share of ADK LLC’s tax basis in its assets, as well as the amount and timing of any payments under the Tax Receivable Agreement, will vary depending upon a number of factors, including the timing of exchanges, the market price of the Class A common stock at the time of the exchange, the extent to which such exchanges are taxable and the amount and timing of the recognition of our income. While many of the factors that will determine the amount of payments that we will make under the Tax Receivable Agreement are outside of our control, we expect that the payments we will make under the Tax Receivable Agreement will be substantial and could have a material adverse effect on our financial condition. Any payments made by us under the Tax Receivable Agreement will generally reduce the amount of overall cash flow that might have otherwise been available to us. To the extent that we are unable to make timely payments under the Tax Receivable Agreement for any reason, the unpaid amounts will be deferred and will accrue interest until paid. Furthermore, our future obligation to make payments under the Tax Receivable Agreement could make us a less attractive target for an acquisition, particularly in the case of an acquirer that cannot use some or all of the tax benefits that may be deemed realized under the Tax Receivable Agreement. See the section entitled “Certain Relationships and Related Person Transactions — Tax Receivable Agreement.”

In certain cases, payments under the Tax Receivable Agreement may exceed the actual tax benefits we realize or may be accelerated.

Payments under the Tax Receivable Agreement will be based on the tax reporting positions that we determine, and the Internal Revenue Service (the “IRS”) or another taxing authority may challenge all or any part of the tax basis increases, as well as other tax positions that we take, and a court may sustain such a challenge. In the event any tax benefits initially claimed by us are disallowed, the indie Equity Holders will not be required to reimburse us for any excess payments that may previously have been made under the Tax Receivable Agreement, for example, due to adjustments resulting from examinations by taxing authorities. Rather, excess payments made to such holders will be netted against any future cash payments otherwise required to be made by us, if any, after the determination of such excess. However, a challenge to any tax benefits initially claimed by us may not arise for a number of years following the initial time of such payment or, even if challenged early, such excess cash payment may be greater than the amount of future cash payments that we might otherwise be required to make under the terms of the Tax Receivable Agreement and, as a result, there might not be future cash payments from which to net against. As a result, in certain circumstances we could make payments under the Tax Receivable Agreement in excess of our actual income or franchise tax savings, which could materially impair our financial condition.

Moreover, the Tax Receivable Agreement provides that, in the event that (i) we exercise our early termination rights under the Tax Receivable Agreement, (ii) we become bankrupt or undergo a similar insolvency event, (iii) certain changes of control occur (as described in the Tax Receivable Agreement) or (iv) we are more than three months late in making of a payment due under the Tax Receivable Agreement (unless we in good faith determine that hawse have insufficient funds to make such payment), our obligations under the Tax Receivable Agreement will accelerate and we will be required to make an immediate lump-sum cash payment to the indie Equity Holders equal to the present value of all forecasted future payments that would have otherwise been made under the Tax Receivable Agreement, which lump-sum payment would be based on certain assumptions, including those relating to our future taxable income. The lump-sum payment to the indie Equity Holders could be substantial and could exceed the actual tax benefits that we realize subsequent to such payment because such payment would be calculated assuming, among other things, that we would be able to use the assumed potential tax benefits in future years, and that tax rates applicable to us would be the same as they were in the year of the termination.

There may be a material negative effect on our liquidity if the payments under the Tax Receivable Agreement exceed the actual income or franchise tax savings that we realize. Furthermore, our obligations to make payments under the Tax Receivable Agreement could also have the effect of delaying, deferring or preventing certain mergers, asset sales, other forms of business combinations or other changes of control. We may need to incur additional indebtedness to finance payments under the Tax Receivable Agreement to the extent its cash resources are insufficient to meet our obligations under the Tax Receivable Agreement as a result of timing discrepancies or otherwise. Such indebtedness may have a material adverse effect on our financial condition.

Risks Related to Macroeconomic Conditions

Downturns or volatility in general economic conditions could have a material adverse effect on our business, financial condition, results of operations and liquidity.

Our net sales and profitability depend significantly on general economic conditions and the demand for the end products in the markets in which our customers compete. Weaknesses in the global economy and financial markets, including the current weaknesses resulting from the ongoing COVID-19 pandemic, have led to lower automotive demand. A decline in end-user demand can affect the need that customers have for our products, as well as the ability of customers to obtain credit or meet their payment obligations to us, and may increase the likelihood of customers cancelling or deferring existing orders. Any further adverse changes in economic conditions, including any recession, economic slowdown or disruption of credit markets, may also lead to lower demand for our products. Volatile and uncertain economic conditions can make it difficult to accurately forecast and plan future business activities. This could result in an oversupply of products relative to customer demand.

In addition, any disruption in the credit markets, including as a result of the current COVID-19 pandemic, could impede our access to additional capital. If there is limited access to additional financing sources, we may be required to defer capital expenditures or seek other sources of liquidity, which may not be available on acceptable terms or at all. Similarly, if our suppliers face challenges in obtaining credit or other financial difficulties, they may be unable to provide the necessary materials or services to us.

All of these factors related to global economic conditions, which are beyond our control, could adversely impact our business, financial condition, results of operations and liquidity.

Fluctuations in foreign exchange rates could have an adverse effect on our results of operations.

We operate in various worldwide locations and our consolidated financial results are reported in U.S. dollars. However, some of the revenue and expenses of our foreign subsidiaries are denominated in local currencies. Fluctuations in foreign exchange rates against the U.S. dollar could result in changes in reported revenues and operating results due to the foreign exchange impact of translating these transactions into U.S. dollars. Currency fluctuations could decrease revenue and increase our operating costs. Though we have exposure to fluctuations in currency exchange rates, historically, the impact has generally not been material to our consolidated results of operations or financial position.

Our worldwide operations are subject to political, economic and health risks and natural disasters, which could have a material adverse effect on our business operations.

Our offices in California, the production facilities of third-party wafer suppliers, integrated circuit testing and manufacturing facilities, a portion of our assembly and research and development activities, and certain other critical business operations are located in or near seismically active regions and are subject to periodic earthquakes. We do not maintain earthquake insurance and could be materially and adversely affected in the event of a major earthquake.

Much of our revenue, as well as our manufacturers and assemblers, are concentrated in Asia, particularly in China. Such concentration increases the risk that natural disasters, labor strikes, terrorism, war, intensified political unrest, epidemics, and/or health advisories could damage, destroy or disrupt our suppliers or contract manufacturing facilities, disrupt operations, delay new production and shipments of existing products or result in costly repairs, replacements or other costs, all of which would negatively impact our business. A large natural disaster may result in disruptions in distribution channels or supply chains and significant increases in the prices of raw materials used for manufacturing processes. Furthermore, any disaster affecting our customers (or their respective customers) may significantly negatively impact the demand for our products and therefore our revenue. There is increasing concern that climate change is occurring that may cause a rising number of natural disasters with potentially dramatic effects on human activity.

The COVID-19 outbreak first identified in China in December 2019 has resulted in significant disruptions in business operations and other economic activities in many parts of the country. The World Health Organization has declared the growing disease to be a global health emergency, and the U.S. government has issued travel restrictions to and from China. Any prolonged health threat from COVID-19 globally could have a material adverse impact on our business operations and results of operations.

In addition, we rely heavily on internal information and communications systems and on systems or support services from third parties to manage our operations efficiently and effectively. Any of these are subject to failure due to a natural disaster or other disruptions. System-wide or local failures that affect our information processing could have material adverse effects on our business, financial condition, results of operations and cash flows.

Risks Related to our Intellectual Property, Technology, Privacy and Security.

We rely to a significant extent on proprietary intellectual property. We may not be able to protect this intellectual property against improper use by our competitors or others.

Our success and future revenue growth depend, in part, on our ability to protect our proprietary technology, products, designs and fabrication processes, and other intellectual property, against misappropriation by others. We primarily rely on patent, copyright, trademark and trade secret laws, as well as nondisclosure agreements and other methods, to protect our intellectual property. We may have difficulty obtaining patents and other intellectual property rights to protect our proprietary products, technology and intellectual property, and the patents and other intellectual property rights received may be insufficient to provide us with meaningful protection or commercial advantage. We may not obtain patent protection or secure other intellectual property rights in all the countries in which we operate, and under the laws of such countries, patents and other intellectual property rights may be or become unavailable or limited in scope. Even if new patents are issued, the claims allowed may not be sufficiently broad to effectively protect proprietary technology, processes and other intellectual property. In addition, any of our existing patents, and any future patents issued, may be challenged, invalidated or circumvented.

Further, proprietary technology, designs and processes and other intellectual property may be vulnerable to disclosure or misappropriation by employees, contractors and other persons. It is possible that competitors or other unauthorized third parties may obtain, copy, use or disclose our proprietary technologies, products, designs, processes and other intellectual property despite efforts to protect intellectual property. While we have a number of patent filings in process, there can be no assurances that these patents will be issued or that any rights will be granted and provide meaningful protection against misappropriation of intellectual property. Competitors may also be able to develop similar technology independently or design around our patents. We may not have or pursue patents or pending applications in all the countries in which we operate corresponding to all primary patents and applications. Even if patents are granted, effective enforcement in some countries may not be available. In particular, intellectual property rights are difficult to enforce in countries where the application and enforcement of the laws governing such rights may not have reached the same level as compared to other jurisdictions where we operate. Consequently, operating in some countries may subject us to an increased risk that unauthorized parties may attempt to copy or otherwise use intellectual property or the intellectual property of suppliers or other parties with whom we engage. There is no assurance that we will be able to protect our intellectual property rights or have adequate legal recourse in the event that we seek legal or judicial enforcement of our intellectual property rights under the laws of such countries. Any inability on our part to adequately protect our intellectual property may have a material adverse effect on our business, financial condition and results of operations.

We may become party to intellectual property claims or litigation that could cause us to incur substantial costs, pay substantial damages or prohibit us from selling our products.

The semiconductor industry is characterized by frequent litigation regarding patent and other intellectual property rights. From time to time, we may receive communications from third parties that allege that our products or technologies infringe their patent or other intellectual property rights. Lawsuits or other proceedings resulting from allegations of infringement could subject us to significant liability for damages, invalidate our proprietary rights and adversely affect our business. In the event that any third-party succeeds in asserting a valid claim against us or any of our customers, we could be forced to do one or more of the following:

•        discontinue selling, importing or using certain technologies that contain the allegedly infringing intellectual property which could cause us to stop manufacturing certain products;

•        seek to develop non-infringing technologies, which may not be feasible;

•        incur significant legal expenses;

•        pay substantial monetary damages to the party whose intellectual property rights we may be found to be infringing; and/or

•        we or our customers could be required to seek licenses to the infringed technology that may not be available on commercially reasonable terms, if at all.

If a third-party causes us to discontinue the use of any technologies, we could be required to design around those technologies. This could be costly and time consuming and could have an adverse effect on our financial results. Any significant impairments of intellectual property rights from any litigation we face could materially and adversely impact our business, financial condition, results of operations and our ability to compete.

Certain software that we use in our products is licensed from third parties and may not be available to us in the future, which may delay product development and production or cause us to incur additional expense.

Some of our solutions contain software licensed from third parties, some of which may not be available to us in the future on terms that are acceptable to us or allow our products to remain competitive. The loss of these licenses or the inability to maintain any of them on commercially acceptable terms could delay development of future products or the enhancement of existing products.

Interruptions in information technology systems could adversely affect business.

We rely on the efficient and uninterrupted operation of complex information technology applications, systems and networks to operate our business. The reliability and security of information technology infrastructure and software, and our ability to expand and continually update technologies in response to changing needs is critical to our business. Any significant interruption in these applications, systems or networks, including but not limited to new system implementations, computer viruses, cyberattacks, security breaches, facility issues or energy blackouts, could have a material adverse impact on our business, financial condition and results of operations.

Our business also depends on various outsourced IT services. We rely on third-party vendors to provide critical services and to adequately address cyber security threats to their own systems. Any failure of third-party systems and services to operate effectively could disrupt our operations and could have a material adverse effect on our business, financial condition and results of operations.

Our computer systems and networks are subject to attempted security breaches and other cybersecurity incidents, which, if successful, could be costly and could impact our business.

Cyber-attacks attempting to obtain access to our computer systems and networks could result in the misappropriation of proprietary information and technology. There can be no assurance that any breach or incident will not have a material impact on our operations and financial results. In the current environment, there are numerous and evolving risks to cybersecurity and privacy, including criminal hackers, state-sponsored intrusions, industrial espionage, employee malfeasance, and human or technological error. In the event of such breaches, us, our customers or other third parties could be exposed to potential liability, litigation, and regulatory action, as well as the loss of existing or potential customers, damage to reputation, and other financial loss.

In addition, the cost and operational consequences of responding to breaches and implementing remediation measures could be significant. We could also be impacted by existing and proposed laws and regulations, as well as government policies and practices related to cybersecurity, privacy and data protection.

Cyber-attacks or other catastrophic events could result in interruptions or delays to us, our customers, or other third party operations or services, financial loss, potential liability, and damage to our reputation and affect our relationships with customers and suppliers.

Further, we may be subject to theft, loss, or misuse of personal and confidential data regarding our employees, customers and suppliers that is routinely collected, used, stored, and transferred to run our business. Such theft, loss, or misuse could result in significantly increased business and security costs or costs related to defending legal claims.

Global privacy legislation, enforcement, and policy activity in this area are rapidly expanding and creating a complex regulatory compliance environment. In addition, even inadvertent failure to comply with federal, state, or international privacy-related or data protection laws and regulations could result in proceedings against us by governmental entities or others.

Our costs to comply with and implement these privacy-related and data protection measures could be significant.

Risks Related to Regulatory Compliance and Legal Matters

Our failure to comply with the large body of laws and regulations to which we are subject could have a material adverse effect on our business and operations.

We are subject to regulation by various governmental agencies in the United States and other jurisdictions in which we operate. These include traditional automotive quality standards/regulations as well as international trade regulations. Our failure to comply with any applicable regulations or requirements could subject us to investigations, sanctions, enforcement actions, fines, damages, penalties, or injunctions. If any governmental sanctions are imposed, or if we do not prevail in any possible civil or criminal litigation, our business, financial condition and results of operations could be materially and adversely affected. In addition, responding to any action will likely result in a significant diversion of management’s attention and financial resources.

Our business may be adversely affected by costs relating to product defects, and we could be faced with product liability claims.

There is a risk that defects may occur in our products. We make highly complex integrated circuits and our customers typically integrate the semiconductors we sell into numerous automotive products, which are then sold into the marketplace. A defect in any of our products could give rise to significant costs, including expenses relating to recalling the products, replacing defective items and writing down defective inventory as well as lead to the loss of potential sales.

In addition, the occurrence of such defects may give rise to product liability claims, including liability for damages caused by such defects if our semiconductors or the consumer products based on them malfunction and result in personal injury or death. Such claims could result in significant costs and expenses relating to damages and attorneys’ fees. Moreover, since the cost of replacing defective semiconductor devices is often much higher than the value of the devices themselves, we may at times face damage claims from customers that are in excess of the amounts paid to us for products, including consequential damages. We may be even named in product liability claims where there is no evidence that our products caused the damage in question.

Additionally, customers may recall their end products if they prove to be defective or they may make compensatory payments in accordance with industry or business practice or in order to maintain good customer relationships. If such a recall or payment is caused by a defect in one of our products, customers may seek to recover all or a portion of their losses from us. If any of these risks materialize, our reputation would be harmed and there could be a material adverse effect on our business, financial condition and results of operations.

We may face significant warranty claims.

Our semiconductor devices are sold with warranties. The warranty for our products requires us to repair or replace products that are deficient. As a result, we bear the risk of warranty claims on all products we supply, including those manufactured by third parties. There can be no assurance that we will be successful in claiming under any warranty or indemnity provided to us by our suppliers or vendors in the event of a successful warranty claim against us by a customer, or that any recovery from such vendor or supplier would be adequate. There is a risk that warranty claims made against us will exceed our warranty reserve and could have a material adverse effect on our financial condition, results of operations, business and/or prospects.

Significant litigation could impair our reputation and cause us to incur substantial costs.

We may be party to various lawsuits and claims arising in the ordinary course of business, including claims relating to intellectual property, customer contracts, employment matters, third-party manufacturers or subcontractors, or other aspects of our business. Litigation, regardless of outcome, could result in substantial costs, reputational harm and a diversion of management’s attention and resources. The outcome of litigation is often difficult to predict, and any litigation may have a material adverse effect on our business, financial condition, results of operations and cash flows.

Our business and operations could be negatively affected if it becomes subject to any securities litigation or stockholder activism, which could cause us to incur significant expense, hinder execution of business and growth strategy and impact our stock price.

In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been brought against that company. Stockholder activism, which could take many forms or arise in a variety of situations, has been increasing recently. Volatility in the stock price of our Class A common stock, allegations arising in connection with the Business Combination or other reasons have in the past and may in the future cause us to become the target of securities litigation or stockholder activism. Securities litigation and stockholder activism, including potential proxy contests, could result in substantial costs and divert management’s and our board of directors’ attention and resources from our business. Additionally, such securities litigation and stockholder activism could give rise to perceived uncertainties as to our future, adversely affect our relationships with service providers and make it more difficult to attract and retain qualified personnel. Also, we may be required to incur significant legal fees and other expenses related to any securities litigation and activist stockholder matters. Further, our stock price could be subject to significant fluctuation or otherwise be adversely affected by the events, risks and uncertainties of any securities litigation and stockholder activism.

We could be subject to domestic or international changes in tax rates or the adoption of new tax legislation, or we could otherwise have exposure to additional tax liabilities, which could adversely affect our results of operations or financial condition.

We are subject to income and other taxes in both the United States and various foreign jurisdictions. Changes to sustained yield or regulations in the jurisdictions in which we operate, or in the interpretation of such laws or regulations, could significantly increase our effective tax rate and reduce cash flow from operating activities, and otherwise have a material adverse effect on our financial condition. In addition, other factors or events, including business combinations and investment transactions, changes in the valuation of deferred tax assets and liabilities, adjustments to taxes upon finalization of various tax returns or as a result of deficiencies asserted by taxing authorities, increases in expenses not deductible for tax purposes, changes in available tax credits, changes in transfer pricing methodologies, other changes in the apportionment of income and other activities among tax jurisdictions, and changes in tax rates, could also increase our effective tax rate.

Our tax filings are subject to review or audit by the U.S. Internal Revenue Service (the “IRS”) and state, local and foreign taxing authorities. We exercise significant judgment in determining our worldwide provision for taxes and, in the ordinary course of business, there may be transactions and calculations where the proper tax treatment is uncertain. Our determinations are not binding on the IRS or any other taxing authorities, and accordingly the final determination in an audit or other proceeding may be materially different than the treatment reflected in our tax provisions, accruals and returns. An assessment of additional taxes because of an audit could have a material adverse effect on our business, financial condition, results of operations and cash flows.

We could be adversely affected by violations of applicable anti-corruption laws or violations of our internal policies designed to ensure ethical business practices.

We operate in a number of countries throughout the world, including in countries that do not have as strong a commitment to anti-corruption and ethical behavior as is required by U.S. laws or by corporate policies. We are subject to the risk that us, our U.S. employees or our employees located in other jurisdictions or any third parties that we engage to do work on our behalf in foreign countries may take action determined to be in violation of anti-corruption laws in any jurisdiction in which we conduct business, including the U.S. Foreign Corrupt Practices Act of 1977 (the “FCPA”). In addition, we operate in certain countries in which the government may take an ownership stake in an enterprise and such government ownership may not be readily apparent (thereby increasing potential FCPA violations). Any violation of the FCPA or any similar anti-corruption law or regulation could result in substantial fines, sanctions, civil and/or criminal penalties and curtailment of operations in certain jurisdictions and might adversely affect our business, results of operations or financial condition. In addition, we have internal ethics policies that we require our employees to comply with in order to ensure that our business is conducted in a manner that our management deems appropriate. If these anti-corruption laws or internal policies were to be violated, our reputation and operations could also be substantially harmed.

In order to comply with environmental and occupational health and safety laws and regulations, we may need to modify our activities or incur substantial costs, and such laws and regulations, including any failure to comply with such laws and regulations, could subject us to substantial costs, liabilities, obligations and fines, or require us to have suppliers alter their processes.

The semiconductor industry is subject to a variety of international, federal, state, local and non-U.S. laws and regulations governing pollution, environmental protection and occupational health and safety. Compliance with current or future environmental and occupational health and safety laws and regulations could restrict our ability to expand our business or require us to modify processes or incur other substantial expenses which could harm business. Environmental and occupational health and safety laws and regulations have tended to become more stringent over time, causing a need to redesign technologies, imposing greater compliance costs and increasing risks and penalties associated with violations, which could seriously harm business.

Risks Related to Doing Business in China

A majority of our consolidated revenue is generated from product sales with a final shipping destination in China, and a portion of our operations are conducted in China by a 50%-owned Chinese subsidiary that we control and therefore, we face risks and uncertainties related to doing business in China in general, including but not limited to the following:

We are subject to export restrictions and laws affecting trade and investments that could materially and adversely affect our business and results of operations.

We have material operations and relationships in China, including an interest in a Chinese subsidiary. Since the beginning of 2018, there have been several instances of U.S. tariffs on Chinese goods, some of which prompted retaliatory Chinese tariffs on U.S. goods. In May 2019, the U.S. president issued an executive order that invoked national emergency economic powers to implement a framework to regulate the acquisition or transfer of information communications technology in transactions that imposed undue national security risks. These actions could lead to additional restrictions on the export of products that include or enable certain technologies, including products we provide to China-based customers.

The institution of trade tariffs both globally and between the U.S. and China specifically carries the risk of negatively affecting China’s overall economic condition, which could have a negative impact on us as we have significant operations in China.

Furthermore, the imposition of tariffs could cause a decrease in the sales of products to customers located in China or other customers selling to Chinese end users, which could materially and adversely affect our business, financial condition and results of operations.

We are subject to U.S. laws and regulations that could limit and restrict the export of some products and services and may restrict transactions with certain customers, business partners and other persons, including, in certain cases, dealings with or between our employees and subsidiaries. In certain circumstances, export control and economic sanctions regulations may prohibit the export of certain products, services and technologies and in other circumstances we may be required to obtain an export license before exporting the controlled item. Compliance with these laws and regulations could materially limit operations or sales, which would materially and adversely affect our business and results of operations.

In addition, U.S. laws and regulations and sanctions, or threat of sanctions, that could limit and restrict the export of some of our products and services to customers, may also encourage customers to develop their own solutions to replace our products, or seek to obtain a greater supply of similar or substitute products from competitors that are not subject to these restrictions, which could materially and adversely affect our business, financial condition and results of operations.

Uncertainties with respect to the PRC legal system could adversely affect our China subsidiary.

The PRC legal system is a civil law system based on written statutes. Unlike the common law system, prior court decisions under the civil law system may be cited for reference but have limited precedential value.

In 1979, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general. The overall effect of legislation over the past four decades has significantly enhanced the protection afforded to various forms of foreign investments in China. However, China has not developed a fully integrated legal system, and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. In particular, the interpretation and enforcement of these laws and regulations involve uncertainties. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory provisions and contractual terms, it may be difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy. These uncertainties may affect our judgment on the relevance of legal requirements and our ability to enforce our contractual rights or tort claims. In addition, the regulatory uncertainties may be exploited through unmerited or frivolous legal actions or threats in attempts to extract payments or benefits from us.

In addition, any administrative and court proceedings in China may be protracted, resulting in substantial costs and diversion of resources and management attention.

Uncertainties in the interpretation and enforcement of Chinese laws and regulations could limit the legal protections available to us.

The PRC legal system is based on written statutes and prior court decisions have limited value as precedents. Since these laws and regulations are relatively new and the PRC legal system continues to rapidly evolve, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involves uncertainties.

From time to time, we may have to resort to administrative and court proceedings to enforce our legal rights, including the legal rights of our China subsidiary. However, since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. Furthermore, the PRC legal system is based in part on government policies and internal rules. As a result, we may not be able to keep ourselves updated with these policies and rules in time. Such uncertainties, including uncertainty over the scope and effect of our contractual, property (including intellectual property) and procedural rights, could materially and adversely affect our business and impede our ability to continue our operations, including the operations of our China subsidiary.

China’s economic, political and social conditions, as well as changes in any government policies, laws and regulations may be quick with little advance notice and could have a material adverse effect on our China subsidiary’s business our results of operations.

A portion of operations is conducted through our China subsidiary and a majority of our consolidated revenues were generated from product sales with a final shipping destination in China. Accordingly, our business, financial condition, results of operations, prospects and certain transactions we may undertake may be subject, to a significant extent, to economic, political and legal developments in China.

China’s economy differs from the economies of most developed countries in many respects, including the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. While the PRC economy has experienced significant growth in the past two to three decades, growth has been uneven, both geographically and among various sectors of the economy. Demand for our products and the products of our China subsidiary depends, in part, on economic conditions in China. Any slowdown in China’s economic growth may cause our potential customers to delay or cancel their plans to purchase our products and the products of our China subsidiary, which in turn could reduce our revenues.

Although China’s economy has been transitioning from a planned economy to a more market oriented economy since the late 1970s, the PRC government continues to play a significant role in regulating industry development by imposing industrial policies. The PRC government also exercises significant control over China’s economic growth through allocating resources, controlling the incurrence and payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. Changes in any of these policies, laws and regulations may be quick with little advance notice and could adversely affect the economy in China and could have a material adverse effect on our business, the business of our China subsidiary and the value of our common stock.

The PRC government has implemented various measures to encourage foreign investment and sustainable economic growth and to guide the allocation of financial and other resources. However, we cannot assure you that the PRC government will not repeal or alter these measures or introduce new measures that will have a negative effect on us, or more specifically, we cannot assure you that the PRC government will not initiate possible governmental actions or scrutiny to us, which could substantially affect the operation of our China subsidiary, the operations of our customers, and the value of our common stock.

Our China subsidiary may be limited in its ability to make payments, dividends or other distributions to us.

Although our China subsidiary has not historically paid dividends or made distributions on equity to ADK LLC, it may be limited in its ability to make such distributions in the future. If our China subsidiary incurs debt on its own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other distributions to us. In addition, the PRC tax and other authorities may require our China subsidiary to adjust its taxable income in a manner that would materially and adversely affect its ability to pay dividends and other distributions to us.

Governmental control of currency conversion may limit our ability to utilize our net revenues effectively and affect the value of your investment.

The PRC government imposes controls on the convertibility of the RMB into foreign currencies and, in certain cases, the remittance of currency out of China. Our China subsidiary receives substantially all of its revenues in RMB. Under existing PRC foreign exchange regulations, payments of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from SAFE by complying with certain procedural requirements. Therefore, we believe our China subsidiary would be able to pay dividends in foreign currencies to ADK LLC without prior approval from SAFE, subject to the condition that the remittance of such dividends outside of the PRC complies with certain procedures under PRC foreign exchange regulation, such as the overseas investment registrations by the beneficial owners of our company who are PRC residents. But approval from or registration with appropriate government authorities is required where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies.

In light of the flood of capital outflows of China in 2016 due to the weakening RMB, the PRC government has imposed more restrictive foreign exchange policies and stepped up scrutiny of major outbound capital movement. More restrictions and substantial vetting process are put in place by SAFE to regulate cross-border transactions falling under the capital account. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents our China subsidiary from obtaining sufficient foreign currencies to satisfy its foreign currency demands, our China subsidiary may not be able to pay dividends in foreign currencies to ADK LLC.

Any failure to comply with PRC regulations regarding the registration requirements for employee stock incentive plans may subject the PRC plan participants or us to fines and other legal or administrative sanctions.

In February 2012, SAFE promulgated the Notices on Issues Concerning the Foreign Exchange Administration for Domestic Individuals Participating in Stock Incentive Plans of Overseas Publicly-Listed Companies, replacing earlier rules promulgated in March 2007. Pursuant to these rules, PRC citizens and non-PRC citizens who reside in China for a continuous period of not less than one year who participate in any stock incentive plan of an overseas publicly listed company, subject to a few exceptions, are required to register with SAFE through a domestic qualified agent, and complete certain other procedures. In addition, an overseas entrusted institution must be retained to handle matters in connection with the exercise or sale of stock options and the purchase or sale of shares and interests. Failure to complete the SAFE registrations may subject them to fines and legal sanctions and may also limit our ability to contribute additional capital into our PRC subsidiary and limit our China subsidiary’s ability to distribute dividends to ADK LLC. Our China subsidiary also faces regulatory uncertainties that could restrict its ability to adopt additional incentive plans for its directors, executive officers and employees under PRC law.

In light of recent events indicating greater oversight by the Cyberspace Administration of China over data security, particularly for companies seeking to list on a foreign exchange, though such oversight is not applicable to us, we may be subject to a variety of PRC laws and other obligations regarding data protection and any other rules, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, our listing on the Nasdaq Capital Market, financial condition, and results of operations.

Even though, currently, we and our China subsidiary are not subject to PRC laws relating to the collection, use, sharing, retention, security, and transfer of confidential and private information, such as personal information and other data, these laws continue to develop, and the PRC government may adopt other rules and restrictions in the future. Non-compliance could result in penalties or other significant legal liabilities.

The Cybersecurity Law, the Cybersecurity Review Measures and the PRC’s Data Security Law impose regulations, review and conditions on the storage, security, purchase, collection and use of personal information and important data collected and generated by a critical information infrastructure operator (“CIIO”) in the course of its operations in China, including on the purchase of data affecting national security. The exact scope of what constitute a “CIIO” remains unclear. Further, the PRC government authorities may have wide discretion in the interpretation and enforcement of these laws. While our business and the business of our China subsidiary do not currently include the type of activities subject to this regulation, there remains uncertainty about the final content of these and other regulations, interpretation and implementation, and various other implications. It also remains uncertain whether any future regulatory changes would impose additional restrictions on companies like us and our China subsidiary.

As of the date of this prospectus, we have not received any notice from any authorities identifying us or our China subsidiary as a CIIO or requiring us to undertake a cybersecurity review by the CAC. Further, we have not been subject to any penalties, fines, suspensions, investigations from any competent authorities for violation of the regulations or policies that have been issued by the CAC to date. We believe that neither we nor our China subsidiary are subject to the cybersecurity review by the CAC, given that we are a manufacturer and not engaged in any operation of information infrastructure. However, there remains uncertainty as to how the regulations will be interpreted or implemented and whether the PRC regulatory agencies, including the CAC, may adopt new laws, regulations, rules, or detailed implementation and interpretation. If any such new laws, regulations, rules, or implementation and interpretation come into effect, we expect to take all reasonable measures and actions to comply but any such future laws, regulations or review could be time consuming and costly to comply with, and could have a material impact on our and our China subsidiary’s operations and financial results.

Risks Related to Financial Reporting, Internal Controls and Being a Public Company

The unaudited pro forma financial information included in the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” may not be representative of our results after the Business Combination.

Prior to the Business Combination, Thunder Bridge II and ADK LLC operated as separate companies and had no prior history as a combined entity, and our operations and those of ADK LLC have not previously been managed on a combined basis. The pro forma financial information included in this prospectus is presented for informational purposes only and is not necessarily indicative of the financial position or results of operations that would have actually occurred had the Business Combination been completed at or as of the dates indicated, nor is it indicative of our future operating results or financial position. The pro forma statement of operations does not reflect future nonrecurring charges resulting from the Business Combination. The unaudited pro forma financial information does not reflect future events that may occur after the Business Combination and does not consider potential impacts of future market conditions on revenues or expenses. The pro forma financial information included in the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” has been derived from Thunder Bridge II’s and ADK LLC’s historical financial statements and certain adjustments and assumptions have been made regarding us after giving effect to the Business Combination. There may be differences between preliminary estimates in the pro forma financial information and the final acquisition accounting, which could result in material differences from the pro forma information presented in this prospectus in respect of our estimated financial position and results of operations.

In addition, the assumptions used in preparing the pro forma financial information may not prove to be accurate and other factors may affect our financial condition or results of operations. Any potential decline in our financial condition or results of operations may cause significant variations in our stock price.

We have identified a material weakness in our internal control over financial reporting. If we fail to develop and maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results in a timely manner, which may adversely affect investor confidence in our company.

In connection with the preparation of our consolidated financial statements for the years ended December 31, 2020 and 2019, we identified control deficiencies in the design and operation of our internal control over financial reporting that constituted material weaknesses, which remain unremediated as of September 30, 2021. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our financial statements will not be prevented or detected on a timely basis.

The material weaknesses identified in our internal control over financial reporting related to lack of segregation of duties related to roles and responsibilities in the accounting department. As of September 30, 2021, we took a number of actions to continue to remediate these material weaknesses, including:

•        we added finance personnel to the organization to improve the current segregation of roles and responsibilities; and

•        we initiated the process of evaluating of a new Enterprise Resource Planning (“ERP”) system in order to mitigate the internal control gaps and limitations that cannot be addressed by the current ERP around segregation of duties, and to enhance the information technology general controls environment.

We are still in the process of implementing these controls. We intend to continue to take steps to remediate the material weaknesses through formalizing documentation of policies and procedures and further evolving our accounting processes.

While we believe that these efforts will improve our internal control over financial reporting, the design and implementation of our remediation is ongoing and will require validation and testing of the design and operating effectiveness of our internal controls over a sustained period of financial reporting cycles. The actions that we are taking are subject to ongoing senior management review, as well as audit committee oversight. We will not be able to conclude whether the steps we are taking will fully remediate the material weaknesses in our internal control over financial reporting until we have completed our remediation efforts and subsequent evaluation of their effectiveness.

Inadequate internal controls could result in inaccurate financial reporting.

If we fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results. As a result, our stakeholders could lose confidence in our financial reporting, which could adversely affect the results of our business and our enterprise value.

We will need to undertake significant efforts to strengthen our processes and systems and adapt them to changes as our business evolves (including with respect to becoming a publicly traded company). This continuous process of maintaining and adapting our internal controls is expensive and time-consuming, and requires significant management attention. We cannot be certain that our internal control measures will, in the future, provide adequate control over our financial processes and reporting. Furthermore, as our business evolves, and if we expand through acquisitions of other companies, make significant investments in other companies or enter into joint development and similar arrangements, our internal controls may become more complex and we will require significantly more resources to ensure our internal controls remain effective. Failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations. If we or our independent registered public accounting firm identify material weaknesses, the disclosure of that fact, even if quickly remediated, could reduce the market’s confidence in our financial statements and harm our enterprise value.

We may not be able to timely and effectively implement and maintain controls and procedures required by Section 404 of the Sarbanes-Oxley Act that are applicable to us.

As a public company, we are required to comply with the SEC’s rules implementing Sections 302 and 404 of the Sarbanes-Oxley Act, which require management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of internal control over financial reporting. To comply with the requirements of being a public company, we will be required to provide attestation on internal controls, and we may need to undertake various actions, such as implementing additional internal controls and procedures and hiring additional accounting or internal audit staff. The standards required for a public company under Section 404 of the Sarbanes-Oxley Act are significantly more stringent than those required of us as a privately held company. Management may not be able to effectively implement and maintain controls and procedures that adequately respond to the increased regulatory compliance and reporting requirements that are applicable to us. If we are not able to satisfy the additional requirements of Section 404 in a timely manner or with adequate compliance, we may not be able to assess whether our internal controls over financial reporting are effective, which may subject us to adverse regulatory consequences and could harm investor confidence and the market price of our securities. Further, as an emerging growth company, our independent registered public accounting firm is not required to formally attest to the effectiveness of our internal controls over financial reporting pursuant to Section 404 until the date we are no longer an emerging growth company. At such time, our independent registered public accounting firm may issue a report that is adverse in the event that it is not satisfied with the level at which our controls are documented, designed or operating.

We will incur significant increased expenses and administrative burdens as a public company, which could have a material adverse effect on our business, financial condition and results of operations.

We face increased legal, accounting, administrative and other costs and expenses as a public company that we have not incurred as a private company. The Sarbanes-Oxley Act, including the requirements of Section 404, as well as rules and regulations subsequently implemented by the SEC, the Dodd-Frank Act and the rules and regulations promulgated and to be promulgated thereunder, the Public Company Accounting Oversight Board and the securities exchanges, impose additional reporting and other obligations on public companies. Compliance with public company requirements increases costs and makes certain activities more time-consuming. A number of those requirements require us to carry out activities we did not do previously. For example, we created new board committees and adopted new internal controls and disclosure controls and procedures. In addition, additional expenses associated with SEC reporting requirements will be incurred. Furthermore, if any issues in complying with those requirements are identified (for example, if the auditors identify a material weakness or significant deficiency in our internal control over financial reporting), we could incur additional costs rectifying those issues, and the existence of those issues could adversely affect our reputation or investor perceptions of it. It may also be more expensive to obtain director and officer liability insurance. Risks associated with our status as a public company may make it more difficult to attract and retain qualified persons to serve on the board of directors or as executive officers. The additional reporting and other obligations imposed by these rules and regulations will increase legal and financial compliance costs and the costs of related legal, accounting and administrative activities. These increased costs will require us to divert a significant amount of money that could otherwise be used to expand the business and achieve strategic objectives. Advocacy efforts by stockholders and third parties may also prompt additional changes in governance and reporting requirements, which could further increase costs.

We qualify as an “emerging growth company” within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, we could make our securities less attractive to investors and may make it more difficult to compare our performance to the performance of other public companies.

We qualify as an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the JOBS Act. As such, we are eligible for and intend to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies for as long as we continue to be an emerging growth company, including (a) the exemption from the auditor attestation requirements with respect to internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act, (b) the exemptions from say-on-pay, say-on-frequency and say-on-golden parachute voting requirements and (c) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year in which the market value of common stock that is held by non-affiliates exceeds $700.0 million as of June 30 of that fiscal year, (ii) the last day of the fiscal year in which we have total annual gross revenue of $1.07 billion or more during such fiscal year (as indexed for inflation), (iii) the date on which we have issued more than $1 billion in non-convertible debt in the prior three-year period or (iv) December 31, 2024. In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the exemption from complying with new or revised accounting standards provided in Section 7(a)(2)(B) of the Securities Act as long as it is an emerging growth company. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected not to opt out of such extended transition period and, therefore, we may not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies. Investors may find our securities less attractive because we will rely on these exemptions, which may result in a less active trading market for our securities.

Our actual operating results may differ significantly from our guidance.

From time to time, we provide forward-looking estimates regarding our future performance that represent our management’s estimates as of a point in time. These forward-looking statements are based on projections prepared by our management. These projections are not prepared with a view toward compliance with published guidelines of the American Institute of Certified Public Accountants, and neither our independent registered public accountants nor any other independent expert or outside party compiles or examines the projections and, accordingly, no such person expresses any opinion or any other form of assurance on our projections.

Projections are based upon a number of assumptions and estimates that, while presented with numerical specificity, are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control and are based upon specific assumptions with respect to future business decisions and conditions, some of which will change. The principal reason that we provide forward-looking information is to provide a basis for our management to discuss our business outlook with stakeholders. Forward-looking statements are necessarily speculative in nature, and it can be expected that some or all of the assumptions of our forward-looking statements will not materialize or will vary significantly from actual results. Accordingly, our forward-looking statements are only an estimate of what management believes is realizable as of the date of release. Actual results will vary from our forward-looking statements and the variations may be material. In light of the foregoing, investors are urged not to rely upon, or otherwise consider, our guidance in making investment decisions.

Risks Related to Ownership of Our Class A Common Stock and Warrants, Organizational Documents and the Offering

There can be no assurance we will be able to comply with the continued listing standards of Nasdaq for our Class A common stock.

Our Class A common stock and public warrants are currently listed on the Nasdaq Stock Market. In order to maintain such listing, we must satisfy minimum financial and other continued listing requirements and standards. If Nasdaq delists our Class A common stock from trading on its exchange for failure to meet the listing standards, we and our securityholders could face significant material adverse consequences including:

•        a limited availability of market quotations for our securities;

•        reduced liquidity for our securities;

•        a determination that shares of the Class A common stock are a “penny stock” which will require brokers trading in the Class A common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

•        a limited amount of news and analyst coverage; and

•        a decreased ability to issue additional securities or obtain additional financing in the future.

Our warrants may have an adverse effect on the market price of our Class A common stock.

We have outstanding warrants to purchase up to 27,400,000 shares of our Class A common stock. To the extent such warrants are exercised, additional shares of our Class A common stock will be issued, which will result in dilution to our stockholders and increase the number of shares of Class A common stock eligible for resale in the public market. Sales of substantial numbers of such shares in the public market or the fact that such warrants may be exercised could adversely affect the market price of our Class A common stock.

You may be diluted by the future issuance of additional Class A common stock or LLC Units in connection with our incentive plans, acquisitions or otherwise.

We have 250,000,000 shares of Class A common stock authorized but unissued, including 34,476,883 shares of Class A common stock issuable upon exchange of LLC Units that are held by certain indie Equity Holders and 27,400,000 shares of Class A common stock issuable upon exercise of the warrants and 10,368,750 shares of Class A common stock reserved for issuance under the Equity Incentive Plan as described below. Our Certificate of Incorporation authorizes us to issue these shares of Class A common stock and options, rights, warrants and appreciation rights relating to Class A common stock for the consideration and on the terms and conditions established by our board of directors in its sole discretion, whether in connection with acquisitions or otherwise. Similarly, the Amended Operating Agreement permits ADK LLC to issue an unlimited number of additional limited liability company interests of ADK LLC with designations, preferences, rights, powers and duties that are different from, and may be senior to, those applicable to the LLC Units, and which may be exchangeable for shares of Class A common stock. Additionally, we have reserved an aggregate of 10,368,750 shares of Class A common stock and LLC Units for issuance under the Equity Incentive Plan. Any Class A common stock that we issue, including under the Equity Incentive Plan or other equity incentive plans that we may adopt in the future, would dilute the percentage ownership held by the investors who own shares of Class A common stock.

There may be sales of a substantial amount of Class A common stock by our stockholders and these sales could cause the price of our securities to fall.

Pursuant to the Registration Rights Agreement described in “Certain Relationships and Related Person Transactions — Registration Rights Agreement,” certain stockholders are entitled to demand that we register the resale of their securities subject to certain minimum requirements. This prospectus forms the part of a registration statement we have filed with the SEC to register the resale of securities held by certain of our stockholders, as further described herein. The stockholders who are parties to the Registration Rights Agreement also have certain “piggyback” registration rights with respect to registration statements filed subsequent to the Business Combination.

Upon effectiveness of any registration statement we file pursuant to the Registration Rights Agreement (including the registration statement of which prospectus is a party), and upon the expiration of the lockup periods applicable to the parties to the Registration Rights Agreement, these parties may sell large amounts of our Class A common stock in the open market or in privately negotiated transactions, which could have the effect of increasing the volatility in the share price of Class A common stock or putting significant downward pressure on the price of our Class A common stock.

Sales of substantial amounts of our Class A common stock in the public market, or the perception that such sales will occur, could adversely affect the market price of our Class A common stock and make it difficult for us to raise funds through securities offerings in the future.

Delaware law and our Certificate of Incorporation and Bylaws contain certain provisions, including anti-takeover provisions, that limit the ability of stockholders to take certain actions and could delay or discourage takeover attempts that stockholders may consider favorable.

Our Certificate of Incorporation and Bylaws, and the DGCL, contain provisions that could have the effect of rendering more difficult, delaying, or preventing an acquisition that stockholders may consider favorable, including transactions in which stockholders might otherwise receive a premium for their shares. These provisions could also limit the price that investors might be willing to pay in the future for shares of our common stock, and therefore depress the trading price of our Class A common stock. These provisions could also make it difficult for stockholders to take certain actions, including electing directors who are not nominated by the current members of our board of directors or taking other corporate actions, including effecting changes in management. Among other things, the Certificate of Incorporation and Bylaws include provisions regarding:

•        a classified board of directors with three-year staggered terms, which could delay the ability of stockholders to change the membership of a majority of our board of directors;

•        the ability of our board of directors to issue shares of preferred stock, including “blank check” preferred stock and to determine the price and other terms of those shares, including preferences and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquirer;

•        the limitation of the liability of, and the indemnification of, our directors and officers;

•        the right of our board of directors to elect a director to fill a vacancy created by the expansion of our board of directors or the resignation, death or removal of a director, which prevents stockholders from being able to fill vacancies on our board of directors;

•        the requirement that directors may only be removed from our board of directors for cause;

•        the requirement that a special meeting of stockholders may be called only by our board of directors, the chairman of our board of directors or our chief executive officer, which could delay the ability of stockholders to force consideration of a proposal or to take action, including the removal of directors;

•        controlling the procedures for the conduct and scheduling of meetings of our board of directors and stockholders;

•        the requirement for the affirmative vote of holders of 66⅔% of the voting power of our outstanding voting capital stock, voting together as a single class to amend, alter, change or repeal certain provisions in the Certificate of Incorporation and the Bylaws, respectively, which could preclude stockholders from bringing matters before annual or special meetings of stockholders and delay changes in our board of directors and also may inhibit the ability of an acquirer to effect such amendments to facilitate an unsolicited takeover attempt;

•        the ability of our board of directors to amend the Bylaws, which may allow our board of directors to take additional actions to prevent an unsolicited takeover and inhibit the ability of an acquirer to amend the Bylaws to facilitate an unsolicited takeover attempt; and

•        advance notice procedures with which stockholders must comply to nominate candidates to our board of directors or to propose matters to be acted upon at a stockholders’ meeting, which could preclude stockholders from bringing matters before annual or special meetings of stockholders and delay changes in our board of directors and also may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of us.

These provisions, alone or together, could delay or prevent hostile takeovers and changes in control or changes in our board of directors or management.

In addition, as a Delaware corporation, we are generally subject to provisions of Delaware law, including the DGCL. Although we have elected not to be governed by Section 203 of the DGCL, certain provisions of the Certificate of Incorporation, in a manner substantially similar to Section 203 of the DGCL, prohibit certain stockholders (other than those stockholders who are party to a stockholders’ agreement with us) who hold 15% or more of our outstanding capital stock from engaging in certain business combination transactions with us for a specified period of time unless certain conditions are met. See the section entitled “Description of Securities — Anti-Takeover Effects of the Certificate of Incorporation, the Bylaws and Certain Provisions of Delaware Law.”

Any provision of the Certificate of Incorporation, Bylaws or Delaware law that has the effect of delaying or preventing a change in control could limit the opportunity for stockholders to receive a premium for their shares of our capital stock and could also affect the price that some investors are willing to pay for our common stock.

The form of the Certificate of Incorporation is attached as an exhibit to the registration statement of which the prospectus forms a part, and we urge you to read it.

Our Certificate of Incorporation designates the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or other employees.

Our Certificate of Incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for any (1) derivative action or proceeding brought on behalf of us, (2) action asserting a claim of breach of a fiduciary duty owed by any director, officer, employee or agent of ours to us or our stockholders, or any claim for aiding and abetting any such alleged breach, (3) action arising pursuant to any provision of the DGCL or our Certificate of Incorporation or our Bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery, or (4) action asserting a claim against us. Our Certificate of Incorporation also provides that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Notwithstanding the foregoing, the inclusion of such provision in our Certificate of Incorporation will not be deemed to be a waiver by our stockholders of our obligation to comply with federal securities laws, rules and regulations, and the provisions of this paragraph will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America shall be the sole and exclusive forum. Any person or entity purchasing or otherwise acquiring any interest in any shares of our capital stock shall be deemed to have notice of and to have consented to the forum provisions in our Certificate of Incorporation. If any action the subject matter of which is within the scope of the Delaware Exclusive Forum Provision is filed in a court other than a court located within the State of Delaware (a “foreign action”) in the name of any stockholder, such stockholder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such stockholder in any such enforcement action by service upon such stockholder’s counsel in the foreign action as agent for such stockholder.

This choice-of-forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits. Alternatively, if a court were to find this provision of our Certificate of Incorporation inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and board of directors.

Our ability to meet expectations and projections in any research or reports published by securities or industry analysts, or a lack of coverage by securities or industry analysts, could result in a depressed market price and limited liquidity for our common stock.

The trading market for our common stock will be influenced by the research and reports that industry or securities analysts may publish about us, our business, our market, or our competitors. If no securities or industry analysts commence coverage of us, our stock price would likely be less than that which would be obtained if it had such coverage and the liquidity, or trading volume of our common stock may be limited, making it more difficult for a stockholder to sell shares at an acceptable price or amount. If any analysts do cover us, their projections may vary widely and may not accurately predict the results we actually achieve. Our share price may decline if our actual results do not match the projections of research analysts covering us. Similarly, if one or more of the analysts who write reports on us downgrades our stock or publishes inaccurate or unfavorable research about our business, our share price could decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, our share price or trading volume could decline.

General Risk Factors

The market price of our securities may fluctuate or decline.

Fluctuations in the price of our securities could contribute to the loss of all or part of your investment. The trading price of our securities could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond our control. Any of the factors listed below could have a material adverse effect on your investment in our securities and our securities may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of our securities may not recover and may experience a further decline.

Factors affecting the trading price of our securities may include:

•        actual or anticipated fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to us;

•        changes in the market’s expectations about our operating results;

•        success of competitors;

•        our operating results failing to meet the expectation of securities analysts or investors in a particular period;

•        changes in financial estimates and recommendations by securities analysts concerning us or our industry in general;

•        operating and share price performance of other companies that investors deem comparable to us;

•        our ability to market new and enhanced products on a timely basis;

•        changes in laws and regulations affecting our business;

•        our ability to meet compliance requirements;

•        commencement of, or involvement in, litigation involving us;

•        changes in our capital structure, such as future issuances of securities or the incurrence of additional debt;

•        the volume of shares of Class A common stock available for public sale;

•        any major change in our board of directors or management;

•        sales of substantial amounts of Class A common stock by our directors, executive officers or significant stockholders or the perception that such sales could occur; and

•        general economic and political conditions such as recessions, interest rates, international currency fluctuations and acts of war or terrorism.

Broad market and industry factors may materially harm the market price of our securities irrespective of our operating performance. The stock market in general has experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of our securities, may not be predictable. A loss of investor confidence in the market for retail stocks or the stocks of other companies which investors perceive to be similar to us could depress our stock price regardless of our business, prospects, financial condition or results of operations. A decline in the market price of our securities also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.

Loss of key management or other highly skilled personnel, or an inability to attract such management and other personnel, could adversely affect our business.

We depend on key management to run our business and on development engineers to develop new products and technologies. The loss of any key personnel could have a material adverse effect on our business. In addition, the market for qualified employees, including skilled engineers and other individuals with the required technical expertise to succeed in our business, is highly competitive and an inability to attract, retain and motivate the employees required for the operation of our business could hinder our ability to successfully conduct research activities or develop marketable products.

Generally, our employees are not bound by obligations that require them to continue to work for any specified period and, therefore, they could terminate their employment at any time. Moreover, our employees are generally not subject to non-competition agreements.

In addition, we must attract and retain highly qualified personnel, including certain foreign nationals who are not U.S. citizens or permanent residents, many of whom are highly skilled and constitute an important part of our U.S. workforce, particularly in the areas of engineering and product development. Our ability to hire and retain these employees and their ability to remain and work in the U.S. are impacted by laws and regulations, as well as by procedures and enforcement practices of various government agencies. Changes in immigration laws, regulations or procedures, including those that may be enacted by the current U.S. presidential administration, may adversely affect our ability to hire or retain such workers, increase operating expenses and negatively impact our ability to deliver products and services, any of which would adversely affect our business, financial condition and results of operations.

The loss of one or more of our executive officers or other key personnel or our inability to locate suitable or qualified replacements could be significantly detrimental to product development efforts and could have a material adverse effect on our business, financial condition and results of operations.

Our operating results are subject to substantial quarterly and annual fluctuations.

Our operating results have fluctuated in the past and are likely to fluctuate in the future. These fluctuations may occur on a quarterly or annual basis and are due to a number of factors, many of which are beyond our control and are often difficult to predict. In addition, a significant amount of our operating expenses are relatively fixed in nature. Any failure to adjust spending quickly enough to compensate for a revenue shortfall could magnify the adverse impact of such revenue shortfall on our results of operations. As a result, quarter-to-quarter comparisons of our revenue and operating results may not be a meaningful or reliable indicator of our future performance.

USE OF PROCEEDS

All of the Class A common stock offered by the Selling Stockholders pursuant to this prospectus will be sold by the Selling Stockholders for their respective accounts. The Company will not receive any of the proceeds from these sales.

The Selling Stockholders will pay any underwriting fees, discounts and selling commissions incurred by such Selling Stockholders in disposing of their Class A common stock. Pursuant to the Registration Rights Agreement, the Company will bear all other costs, fees and expenses incurred in effecting the registration of the Class A common stock covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of counsel and independent registered public accountants.

MARKET INFORMATION FOR CLASS A COMMON STOCK AND DIVIDEND POLICY

Market Information

Our Class A common stock and public warrants are currently listed on Nasdaq under the symbols “INDI” and “INDIW,” respectively. Prior to the consummation of the Business Combination, Thunder Bridge II’s Units, ordinary shares and the public warrants were listed on Nasdaq under the symbols “THBRU,” “THBR” and “THBRW,” respectively. As of September 30, 2021, there were 128 holders of record of our Class A common stock.

Dividend Policy

We have not paid any cash dividends on our Class A common stock to date.

The declaration, amount and payment of any future dividends will be at the sole discretion of our board of directors. Our board of directors may take into account general economic and business conditions, our financial condition and operating results, our available cash and current and anticipated cash needs and capital requirements and implications on the payment of dividends by us to our stockholders or by our subsidiaries (including ADK LLC) to us, and such other factors as our board of directors may deem relevant. Shares of Class V common stock will not entitle their holders to any dividends.

We are a holding company and have no material assets other than our equity interest in ADK LLC. We intend to cause ADK LLC to make distributions to us in an amount sufficient to cover cash dividends, if any, declared by us. If ADK LLC makes such distributions to us, other holders of LLC Units will be entitled to receive equivalent pro rata distributions.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Unless the context otherwise requires, all references in this section to the “Company,” “we,” “us,” or “our” refer to the business of indie and its subsidiaries. Throughout this section, unless otherwise noted, “indie” refers to Ay Dee Kay, LLC, d/b/a indie Semiconductor, and its consolidated subsidiaries (“ADK LLC”).

The following unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2021 and for the year ended December 31, 2020 combine the historical statements of operations of Thunder Bridge II and the historical consolidated statements of operations of indie for such periods, giving effect to the Business Combination and the PIPE Financing as if they had been consummated on January 1, 2020, the beginning of the earliest period presented.

The unaudited pro forma condensed combined financial statements have been derived from and should be read in conjunction with:

•        the accompanying notes to the unaudited pro forma condensed combined financial statements;

•        the (i) audited historical financial statements of Thunder Bridge II as of and for the year ended December 31, 2020 and (ii) unaudited historical condensed financial statements of Thunder Bridge II as of and for the three months ended March 31, 2021 and the related notes, in each case, included elsewhere in the registration statement to which this prospectus forms a part;

•        the (i) audited historical consolidated financial statements of indie as of and for the year ended December 31, 2020 and (ii) unaudited historical condensed consolidated financial statements of indie as of and for the nine months ended September 30, 2021 and the related notes, in each case, included elsewhere in the registration statement to which this prospectus forms a part; and

•        the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in the registration statement to which this prospectus forms a part.

The unaudited pro forma condensed combined financial information is for illustrative purposes only and is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination and the PIPE Financing taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the combined company.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021
(in thousands, except share and per share amounts)

	Historical		Actual Redemptions
	5(A) Thunder Bridge II	5(B) indie	Business Combination and PIPE Financing		Pro Forma Statement of Operations
Revenue
Product revenue	$—	$27,470	$—		$27,470
Contract revenue	—	1,981	—		1,981
Total Revenue	—	29,451	—		29,451
Operating expenses:
Cost of goods sold	—	17,097	—		17,097
Research and development	—	37,206	(1,473)	5(a)	35,733
Selling, general, and administrative	—	23,015	(987)	5(a)	22,028
Formation costs and other operating expenses	11,659	—	(180)	5(b)	11,479
Total operating expenses	11,659	77,318	(2,640)		86,337
Loss from operations	(11,659)	(47,867)	2,640		(56,886)
Other income (expense), net:
Interest income	14	36	(14)	5(c)	36
Interest expense	—	(1,175)	1,106	5(d)	(69)
Gain (loss) from change in fair value of SAFEs	—	21,600	(21,600)	5(e)	—
Gain (loss) from change in fair value of warrants	27,499	(29,085)	—		(1,586)
Gain (loss) from change in fair value of earn-out liabilities	—	(27,677)	—		(27,677)
Gain (loss) from extinguishment of debt	—	304	(304)	5(d)	—
Other income (expense)	—	(914)	—		(914)
Total other income (expense), net	27,513	(36,911)	(20,812)		(30,210)
Income (loss) before income taxes	15,854	(84,778)	(18,172)		(87,096)
Income tax expense	—	(34)	—	5(f)	(34)
Net income (loss)	15,854	(84,812)	(18,172)		(87,130)
Net loss attributable to noncontrolling interest	—	(22,127)	(588)	5(g)	(22,715)
Net income (loss) attributable to common shareholders	$15,854	$(62,685)	$(17,584)		$(64,415)
Weighted average common shares outstanding – basic	8,625,000	58,791,245			98,032,466	5(h)
Weighted average common shares outstanding – diluted	8,625,000	58,791,245			98,032,466	5(h)
Basic net income (loss) per share	$1.84	$(1.07)			$(0.66)	5(h)
Diluted net income (loss) per share	$1.84	$(1.07)			$(0.66)	5(h)

See accompanying notes to the unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2020
(in thousands, except share and per share amounts)

	Historical		Actual Redemptions
	5(C) Thunder Bridge II	5(D) indie	Business Combination and PIPE Financing		Pro Forma Statement of Operations
Revenue
Product revenue	$—	$19,488	$—		$19,488
Contract revenue	—	3,122	—		3,122
Total Revenue	—	22,610	—		22,610
Operating expenses:
Cost of goods sold	—	13,042	—		13,042
Research and development	—	22,013	1,473	5(a)	23,486
Selling, general, and administrative	—	6,796	987	5(a)	7,783
Formation costs and other operating expenses	1,621	—	(360)	5(b)	1,261
Total operating expenses	1,621	41,851	2,100		45,572
Loss from operations	(1,621)	(19,241)	(2,100)		(22,962)
Other income (expense), net:
Interest income	2,122	25	(2,122)	5(c)	25
Interest expense	—	(2,193)	291	5(d)	(1,902)
Change in fair value of warrant liability	(73,794)	—	—		(73,794)
Other income (expense)	—	(76,926)	76,935	5(e)	9
Total other income (expense), net	(71,672)	(79,094)	75,104		(75,662)
Income (loss) before income taxes	(73,293)	(98,335)	73,004		(98,624)
Income tax expense	—	(29)	—	5(f)	(29)
Net income (loss)	(73,293)	(98,364)	73,004		(98,653)
Net loss attributable to noncontrolling interest	—	(866)	(24,797)	5(g)	(25,663)
Net income (loss) attributable to common shareholders	$(73,293)	$(97,498)	$97,801		$(72,990)
Weighted average common shares outstanding, basic and diluted	8,625,000	1,124,864			98,032,466	5(h)
Basic and diluted net loss per share	$(8.74)	$(86.68)			$(0.74)	5(h)

See accompanying notes to the unaudited pro forma condensed combined financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL
INFORMATION

1. Description of the Transactions

The Business Combination

On December 14, 2020, Thunder Bridge II entered into the MTA with Surviving Pubco, the Merger Subs, indie, the ADK Blocker Group, ADK Service Provider Holdco and the indie Securityholder Representative.

As a result of the Domestication and the Business Combination, each issued and outstanding Class A ordinary share and Class B ordinary share of Thunder Bridge II was converted into a share of Class A common stock of the Company, and each issued and outstanding warrant to purchase Class A ordinary shares of Thunder Bridge II is exercisable by its terms to purchase an equal number of shares of Class A common stock of the Company.

Subject to the terms and conditions set forth in the MTA, at the Effective Time, the limited liability company interests of each indie Equity Holder automatically converted into the right to receive (i) the merger consideration consisting of either Class A common stock of the Company or the right to exchange Post-Merger indie Units into Class A common stock of the Company, and (ii) any shares of Class A common stock of the Company or Post-Merger indie Units issued pursuant to an earn-out as discussed elsewhere in this prospectus.

The merger consideration paid by Thunder Bridge II pursuant to the MTA was $894.6 million, subject to adjustment, paid as an aggregate of 89,462,823 shares of Class A common stock of the Company or rights to receive shares of Class A common stock of the Company (valued at $10.00 per share) or Post-Merger indie Units (valued at $10.00 per unit) (each of which units will be exchangeable on a one-for-one basis for shares of Class A common stock pursuant to the Exchange Agreement, subject to customary conversion rate adjustments, including common stock splits, stock dividends and reclassifications). The merger consideration was reduced by any amount that the Target Companies’ indebtedness at Closing exceeded the Target Companies’ cash and cash equivalents at Closing. Additionally, certain recipients of Post-Merger indie Units received an identical amount of shares of Class V common stock of the Company having no economic rights, each of which shares of Class V common stock entitles the holder thereof the right to one vote as a stockholder of the Company. After the six-month anniversary of the Closing, holders of Post-Merger indie Units will be permitted to exchange such units for shares of Class A common stock of the Company on a one-for-one basis pursuant to the Exchange Agreement (subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications), and upon any such conversion an identical number of Class V common stock shall be automatically cancelled.

In addition to the consideration set forth above, the indie Equity Holders and holders of Phantom Equity Units (once vested) will also have a contingent earn-out right to receive the Earn-Out Shares after the Closing based on the stock price of the Company at any time prior to December 31, 2027 as set forth below:

•        If prior to December 31, 2027, the volume weighted average price of the Class A common stock is greater than or equal to $12.50 over any 20 trading days within any 30 trading day period, the indie Equity Holders will be entitled to receive 5,000,000 Earn-Out Shares; and

•        If prior to December 31, 2027, the volume weighted average price of the Class A common stock is greater than or equal to $15.00 over any 20 trading days within any 30 trading day period, the indie Equity Holders will be entitled to receive another 5,000,000 Earn-Out Shares.

Certain indie Equity Holders who hold Post-Merger indie Units and holders of Phantom Equity Units shall receive their respective share of the Earn-Out Shares as additional Post-Merger indie Units, calculated in accordance with the MTA and subject to exchange into Class A common stock pursuant to the Exchange Agreement.

Notwithstanding the foregoing, if there is a Company Sale (as defined in the MTA) after the Closing and prior to December 31, 2027, where the implied per share consideration received by the stockholders of the Company in such sale is greater than $10.00 per share, then all of the remaining unpaid Earn-Out Shares will be deemed to be earned and paid out to the indie Equity Holders (less any Earn-Out Shares paid in satisfaction of certain transaction expenses).

The Earn-Out Shares issuable to indie Equity Holders are accounted for as contingent consideration in accordance with ASC 805, Business Combinations. The contingent consideration is not considered indexed to the Company’s own stock and is therefore classified as a liability in the unaudited pro forma condensed combined balance sheet and will be remeasured to fair value at each reporting date (see Note 5(i)).

The PIPE Financing

Contemporaneously with the execution of the MTA, Thunder Bridge II entered into separate Subscription Agreements with a number of subscribers (the “PIPE Investors”), pursuant to which the subscribers agreed to purchase, and Thunder Bridge II agreed to sell, an aggregate of up to 15,000,000 shares of Class A common stock of the Company (the “PIPE Shares”), in a private placement for a purchase price of $10.00 per share and an aggregate purchase price of $150 million (the “PIPE Financing”).

The closing of the sale of the PIPE Shares pursuant to the Subscription Agreements occurred concurrently Closing of the Business Combination. The purpose of the PIPE Financing was to raise additional capital for use by the Company following the Closing.

2. Basis of Presentation

The unaudited pro forma condensed combined financial statements were prepared in accordance with Article 11 of SEC Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or reasonably expected to occur (“Management’s Adjustments”). indie has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information. The adjustments presented in the unaudited pro forma condensed combined financial statements have been identified and presented to provide relevant information necessary for an understanding of the combined company upon consummation of the Business Combination and the PIPE Financing.

The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2021 and for the year ended December 31, 2020 give effect to the Business Combination and the PIPE Financing as if they occurred on January 1, 2020, the beginning of the earliest period presented. The unaudited pro forma condensed combined financial statements do not include a pro forma balance sheet as the Business Combination and the PIPE Financing are reflected in the most recent historical balance sheet filed in the unaudited historical condensed consolidated financial statements of indie as of and for the nine months ended September 30, 2021.

The pro forma adjustments reflecting the consummation of the Business Combination and the PIPE Financing are based on certain currently available information and certain assumptions and methodologies that indie believes are reasonable under the circumstances. indie believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination and the PIPE Financing based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination. Thunder Bridge II and indie have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies. Amounts are presented in thousands, except for share and per share amounts or as otherwise specified.

The unaudited pro forma condensed combined financial information has been prepared using actual redemptions of 9,877,106 Thunder Bridge II outstanding ordinary shares for aggregate redemption payments of $100.1 million out of the trust account on the closing date of the Business Combination. No other Thunder Bridge II ordinary shares are subject to redemption.

These unaudited pro forma condensed combined financial statements and related notes have been derived from and should be read in conjunction with:

•        the (i) audited historical financial statements of Thunder Bridge II as of and for the year ended December 31, 2020 and (ii) unaudited historical condensed financial statements of Thunder Bridge II as of and for the three months ended March 31, 2021 and the related notes, in each case, included elsewhere in the registration statement to which this prospectus forms a part;

•        the (i) audited historical consolidated financial statements of indie as of and for the year ended December 31, 2020 and (ii) unaudited historical condensed consolidated financial statements of indie as of and for the nine months ended September 30, 2021 and the related notes, in each case, included elsewhere in the registration statement to which this prospectus forms a part; and

•        the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in the registration statement to which this prospectus forms a part.

The unaudited pro forma condensed combined financial information is for illustrative purposes only and is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination and the PIPE Financing taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the combined company.

3. Accounting for the Business Combination

The Business Combination will be accounted for as a reverse recapitalization, in accordance with GAAP. Under this method of accounting, although Thunder Bridge II issued shares for outstanding equity interests of indie in the Business Combination, Thunder Bridge II was be treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination was treated as the equivalent of indie issuing stock for the net assets of Thunder Bridge II, accompanied by a recapitalization. The net assets of Thunder Bridge II were stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of indie.

indie has been determined to be the accounting acquirer based on the evaluation of the following facts and circumstances:

•        The former owners of indie hold the largest portion of voting rights in the combined company;

•        indie has the right to appoint a majority of the directors in the combined company;

•        indie’s existing senior management team will comprise senior management of the combined company;

•        The operations of the combined company will represent the operations of indie;

•        The combined company will assume indie’s name and headquarters.

4. Capitalization

The following summarizes the pro forma ownership of Class A common stock of the Surviving Pubco following the Business Combination and the PIPE Financing:

Equity Capitalization Summary	Class A	Class V	Total	Voting %
indie Equity Holders(1)	53,234,591	33,827,355	87,061,946	64.3%
Thunder Bridge II Public Shareholders(2)	24,622,894	—	24,622,894	18.2%
Thunder Bridge II Sponsor(3)	8,625,000	—	8,625,000	6.4%
PIPE Investors(4)	15,000,000	—	15,000,000	11.1%
Total common stock of Surviving Pubco	101,482,485	33,827,355	135,309,840	100.0%

____________

(1)      As a result of the Business Combination, indie Equity Holders received an aggregate of 53,234,591 shares of Surviving Pubco Class A common stock, 33,827,355 shares of Surviving Pubco Class V common stock, 34,476,864 Post-Merger indie Units, and 1,751,368 Phantom Equity Units in indie.

(2)      Reflects Redemptions of 9,877,106 Class A ordinary shares of Thunder Bridge II for aggregate Redemption payments of $100.1 million at a per-share Redemption Price of $10.13 (due to investment related gains in the trust account).

(3)      Includes 3,450,000 shares of Class A common stock placed in escrow and subject to return and cancellation by the Company pursuant to the Sponsor Letter Agreement.

(4)      Reflects the consummation of the PIPE Financing for aggregate proceeds of $150 million, with 15,000,000 shares of Class A common stock issued to the PIPE Investors.

5. Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations for the Nine Months Ended September 30, 2021 and for the Year Ended December 31, 2020

The pro forma notes and adjustments are as follows (in thousands):

Pro forma notes

(A)    Derived from the accounting records of Thunder Bridge II for the period from January 1, 2021 through June 10, 2021, the effective date of the Business Combination.

(B)    Derived from the unaudited condensed consolidated statement of operations of indie for the nine months ended September 30, 2021.

(C)    Derived from the audited statement of operations of Thunder Bridge II for the year ended December 31, 2020.

(D)    Derived from the audited consolidated statement of operations of indie for the year ended December 31, 2020.

Pro forma adjustments

(a)     To record share-based compensation expense related to vested indie Class B Units as of January 1, 2020.

(b)    To eliminate fees incurred by Thunder Bridge II under the administrative services and advisory agreements which will cease upon closing of the Business Combination.

(c)     To eliminate interest income earned on the Trust Account which will be released upon closing of the Business Combination.

(d)    To write off unamortized discount and debt issuance costs and recognize the payment of early-payment penalties as of January 1, 2020 and eliminate interest expense and amortization of discount and debt issuance costs on indie’s long-term debt to be repaid or converted to equity upon closing of the Business Combination.

(e)     To eliminate the loss on remeasurement of the SAFEs to be converted to equity upon closing of the Business Combination.

(f)     As a result of the combined company’s Up-C structure, the Surviving Pubco will be a tax-paying entity. However, as the Company has historically been loss-making, any deferred tax assets created as a result of net operating losses would be offset by a full valuation allowance resulting in no income tax expense adjustments to be presented in the unaudited pro forma condensed combined statement of operations.

(g)    In connection with the Business Combination, certain indie Equity Holders received their merger consideration in the form of 34,476,864 Post-Merger indie Units. These Post-Merger indie Units retained in indie represent a noncontrolling interest in the consolidated financial statements of the Surviving Pubco.

(h)    The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statement of operations are based upon the number of Surviving Pubco shares outstanding at the closing of the Business Combination and the PIPE Financing assuming they each occurred on January 1, 2020.

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Unless the context otherwise requires, all references in this section to the “Company,” “we,” “us,” or “our” refer to the business of indie and its subsidiaries. Throughout this section, unless otherwise noted, “indie” refers to Ay Dee Kay, LLC, d/b/a indie Semiconductor, and its consolidated subsidiaries.

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes appearing elsewhere in this prospectus. This discussion contains forward-looking statements that reflect our plans, estimates, and beliefs that involve risks and uncertainties. Certain amounts may not foot due to rounding. This discussion and analysis contains forward-looking statements and involves numerous risks and uncertainties, including, but not limited to, those described under the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” included in this prospectus. We assume no obligation to update any of these forward-looking statements except as required by law. Actual results may differ materially from those contained in any forward-looking statements.

Overview

indie Semiconductor offers highly innovative automotive semiconductors and software solutions for Advanced Driver Assistance Systems (“ADAS”), autonomous vehicle, connected car, user experience and electrification applications. We focus on edge sensors across multiple modalities spanning LiDAR, radar, ultrasound and vision. These functions represent the core underpinnings of both electric and autonomous vehicles, while the advanced user interfaces are transforming the in-cabin experience to mirror and seamlessly connect to the mobile platforms we rely on every day. We are an approved vendor to Tier 1 automotive suppliers and our platforms can be found in marquee automotive manufacturers around the world. Headquartered in Aliso Viejo, California, indie has design centers and sales offices in Austin, Texas; Boston, Massachusetts; Detroit, Michigan; San Francisco and San Jose, California; Budapest, Hungary; Dresden, Germany; Edinburgh, Scotland; Haifa, Israel; Quebec, Canada; Tokyo, Japan and several locations throughout China.

Our go-to-market strategy focuses on collaborating with innovative customers and partnering with dozens of Tier 1 automotive suppliers through aligned new product development, in pursuit of solutions addressing the highest growth emerging technologies. We leverage our core capabilities in system-level hardware and software integration expertise to demonstrate to both existing and new customers, our ability to extend our current platform and scale into new products and markets.

Additionally, our innovative products are designed to meet or exceed the quality standards that are specified by the more than 20 global automotive manufacturers who utilize our devices. We support leading customers from our design and application centers located in North America, Asia and Europe, where our local teams work closely on customers’ unique design requirements.

We maintain design centers for our semiconductor engineers and designers in the United States, Scotland and China. We engage subcontractors to manufacture our products. These subcontractors, as well as the majority of our customers’ locations, are primarily in Asia. For the nine months ended September 30, 2021 and 2020, approximately 67% and 83%, respectively, of our product revenues were recognized for shipments to customer locations in Asia. For the years ended December 31, 2020 and 2019, 75% and 86%, respectively, of the Company’s product revenues were recognized for shipments to customer locations in Asia.

Although revenue generated by each design win and the timing of the recognition of that revenue can vary significantly, we consider ongoing partnerships with Tier 1 automotive suppliers to be a key factor in our future success. A win occurs when our customer or contract manufacturer notifies us that it has selected our products to be incorporated into a product or system under development. We consider a design win to occur when an OEM or contract manufacturer notifies us that it has selected our products to be incorporated into a product or system under development. The design win process is typically lengthy, and our sales cycles will vary based on the market served, whether the design win is with an existing or new customer and whether our product is under consideration for inclusion in a first or subsequent generation product. In addition, our customers’ products that incorporate our semiconductors can be complex and can require a substantial amount of time to define, design and produce in volume. As a result, we can incur significant design and development expenditures in circumstances where we do not ultimately recognize, or experience delays in recognizing revenue. Our customers generally order our products on a purchase order basis.

We generally do not have firm long-term purchase commitments (in excess of six months) from any of our customers. Once our product is incorporated into a customer’s design, however, we believe that our product is likely to continue to be purchased for that design throughout that product’s life cycle because of the time and expense associated with redesigning the product or substituting an alternative semiconductor. Our design cycle from initial engagement to volume shipment is typically two to three years. Product life cycles in the markets we serve typically range from five to ten years and vary by application.

Since our inception, we have devoted substantially all of our efforts to organizing and staffing our company, research and development activities, producing devices and making sales to customers, raising capital and providing general and administrative support for these operations. Historically, we principally raised capital through the issuance and sale of our member units to outside investors in private equity financings, convertible debt financing and SAFEs. On June 10, 2021, we completed the Business Combination with Thunder Bridge Acquisition II pursuant to the MTA. In connection with the Business Combination, Thunder Bridge II Surviving Pubco, Inc, a Delaware corporation (“Surviving Pubco”), was formed to be the successor public company to Thunder Bridge II, and a merger subsidiary of Surviving Pubco was merged with and into Thunder Bridge II. The most significant change in our future reported financial position and results is an estimated $400 million in gross cash proceeds from the merger transaction and a net increase in cash (as compared to our consolidated balance sheet at December 31, 2020) of approximately $335 million. The estimate includes roughly $150 million in proceeds from a private placement (“PIPE Investment”) that was consummated in conjunction with the Transaction, offset by additional transaction costs incurred in connection with the Business Combination “plus the retirement of indie’s long-term debt.

Impact of COVID-19

The COVID-19 pandemic (the “Pandemic”) and efforts to control its spread have significantly curtailed the movement of people, goods, and services worldwide. The duration and extent of the Pandemic depends on future developments that cannot be accurately predicted at this time, including the duration and severity of the Pandemic, the severity and transmission rates of new and more contagious and/or vaccine-resistant variants of COVID-19, and the actions taken to contain it or treat COVID-19, including the availability, distribution, rate of public acceptance and efficacy of vaccines for COVID-19, as well as the economic impact on local, regional, national and international customers and markets. The Pandemic has already had an adverse effect on the global economy, and the ultimate societal and economic impact of the Pandemic remains unknown.

We experienced a decrease in customer demand and product shipments in the second quarter of fiscal year 2020. This decrease was primarily the result of closures or reduced capacity at customer manufacturing facilities in China. During the second half of fiscal year 2020, customer manufacturing facilities re-opened and demand increased. As customer demand increased beginning the second half of fiscal year 2020, the semiconductor industry, and automotive semiconductors in particular, experienced material shortages and supply constraints. Given our reliance on third-party manufacturing suppliers, these industry dynamics have resulted in certain instances of extended production lead times, increased production and expedite costs, and delays in meeting increasing customer demand for its products, which if unabated, present a significant risk to us. In certain circumstances, we have increased order lead times and placed purchase orders with suppliers based on our anticipated demand requirements for the balance of 2021 in efforts to secure production capacity allocation. However, we cannot predict the duration or magnitude of the pandemic or the full impact that it may have on our financial condition, operations, and workforce. We will continue to actively monitor the rapidly evolving situation related to the Pandemic and may take further actions that alter our operations, including those that may be required by federal, state or local authorities, or that we determine are in the best interests of our employees and other third parties with whom we do business.

Master Transaction Agreement

On December 14, 2020, we entered into the MTA with Thunder Bridge II. Pursuant to the MTA, as amended on May 31, 2021, we completed the Business Combination on June 10, 2021.

The Business Combination is accounted for as a reverse recapitalization in accordance with US GAAP. Under the guidance in ASC 805, Thunder Bridge II is expected to be treated as the “acquired” company for financial reporting purposes. We are deemed the accounting predecessor of the combined business, and indie Semiconductor, Inc., as the parent company of the combined business, will be the successor SEC registrant, meaning that our financial statements for previous periods will be disclosed in the registrant’s future periodic reports filed with the SEC. The Business

Combination has had a significant impact on our future reported financial position and results as a consequence of the reverse capitalization. The most significant changes in indie’s future reported financial position and results are expected to be an estimated net increase in cash (as compared to our consolidated balance sheet as of December 31, 2020) of approximately $355 million. See “Unaudited Pro Forma Condensed Combined Financial Information” elsewhere in this prospectus for additional information.

Acquisitions

TERAXION INC

In August 2021, we entered into a definitive agreement to acquire TERAXION INC, a Canadian corporation (“TeraXion”) from the existing stockholders of TeraXion (the “Acquisition”). The Acquisition was completed on October 12, 2021 and the total consideration paid for the Acquisition consisted of (i) approximately $80.0 million in cash; (ii) the issuance by indie of 5,805,144 shares of indie Class A common stock; and (iii) the assumption by indie of TeraXion options, which will become exercisable to purchase 1,542,332 shares of indie Class A common stock. TeraXion produces low noise lasers, Bragg gratings and integrated photonic elements to address high-performance applications. More recently, TeraXion was an optical sensing reference design partner of indie, supporting next-generation Frequency Modulated Continuous Wave systems for automotive LiDAR. The addition of TeraXion is expected to be highly synergistic and will position us to accelerate mass market deployments of LiDAR platforms.

ON Design Israel

On October 1, 2021, we entered into a definitive agreement and completed the acquisition of ON Design Israel Ltd. (“ON Design Israel”), for $5.0 million in cash at closing, $7.5 million of cash in 2022 and up to $7.5 million of cash based on design win performance.

Symeo GmbH

On October 21, 2021, we entered into a definitive agreement with Analog Devices to acquire Symeo GmbH (“Symeo”) for $10.0 million in cash at closing, $10.0 million in cash in 2023 and an equity-based earn-out of up to 858,369 shares of indie Class A common stocks based on future revenue growth. The Symeo transaction is pending approval by the German government.

The acquisition of ON Design Israel and Symeo will bring us engineering development teams with broad experience in millimeter wave technology and radar system implementation, respectively. These combinations accelerate our entry into the radar market and enable us to capture strategic opportunities among Tier 1 customers.

Results of Operations and Key Operating Metrics

Revenue

We design, develop and manufacture analog, digital and mixed signal ICs together with software running on the embedded processors in the majority of the ICs. Our revenue represents both non-recurring engineering (“NRE”) fees for the development of ICs and prototypes and product sales, the sale of semiconductors under separate commercial supply arrangements.

Our revenues fluctuate in response to a combination of factors, including the following:

•        our overall product mix and sales volumes;

•        gains and losses in market share and design win traction;

•        semiconductor content per vehicle;

•        pace at which technology is adopted in our end markets;

•        fluctuations in currency exchange rates that affect our prices;

•        the stage of our products in their respective life cycles;

•        the effects of competition and competitive pricing strategies;

•        governmental regulations influencing our markets; and

•        the global and regional economic cycles.

Product Revenue.    Our product revenue is recognized when the customer obtains control of the product and is based on the contractual shipping terms of a contract. We provide an assurance-type warranty which is not sold separately and does not represent a separate performance obligation. Therefore, the estimated costs of warranty claims are generally accrued as cost of goods sold in the period the related revenue is recorded. Under limited circumstances, we may offer an extended limited warranty to customers for certain products. We accrue for known warranty and indemnification issues if a loss is probable and can be reasonably estimated. The majority of our product revenue originates from sales shipped to customer locations in Asia, the United States, and Brazil.

Contract Revenue.    Contract revenue is revenue earned from non-recurring engineering services (“NRE”). Generally, our NRE contracts with our customers initially contain a single distinct performance obligation, which is to provide NRE design services for ICs based on the customer’s specifications. Generally, our contracts also include the optional purchase of ICs that may be exercised at stated prices subsequent to completion of NRE design services. We have determined that the option to purchase ICs is not a material right and have not allocated transaction price to this provision.

For NRE arrangements, we recognize revenue over time as services are provided based on the terms of the contract on an input basis, using costs incurred as the measure of progress. The costs incurred represent the most reliable measure of transfer of control to the customer. Revenue is deferred for amounts billed or received prior to delivery of the services.

Cost of Goods Sold

Cost of goods sold consists primarily of the cost of semiconductors purchased from subcontractors, including wafer fabrication, assembly, testing and packaging, board and device costs, manufacturing support costs, including labor and overhead associated with such purchases, final test yield fallout, inventory and warranty provisions, memory and component costs, and shipping costs. Cost of goods sold also includes compensation related to personnel associated with manufacturing. Cost of goods sold does not include development costs incurred related to servicing our NRE services contracts, which are recorded to research and development and expensed as incurred.

Research and Development Expense

Costs related to research, design, and development of our products are expensed as incurred. Research and development expense consists primarily of pre-production costs related to the design and development of our products and technologies, including costs related to NRE services contracts with customers such as employee compensation, benefits and related costs of sustaining our engineering teams, project material costs, third party fees paid to consultants, prototype development expenses, and other costs incurred in the product design and development process.

Selling, General, and Administrative Expense

Selling, general, and administrative costs include employee compensation, including compensation and benefits for executive, finance, accounting, legal, business operations and other administrative personnel. In addition, it includes marketing and advertising, outside legal, tax and accounting services, insurance, and occupancy costs and related overhead based on headcount. Selling, general, and administrative costs are expensed as incurred.

Interest Expense

Interest expense primarily consists of cash and non-cash interest under our term loan facilities, convertible notes and line of credit.

Other Expense

Other expense primarily comprises the change in the fair value of the SAFEs issued during 2020. The settlement or conversion of the SAFEs in conjunction with the Business Combination or another liquidity or financing transaction would eliminate the need for remeasurement of the instruments and thereby eliminate the other expense or income related to such.

Income Taxes

We are a limited liability company for U.S. federal income tax purposes and have elected to be treated as a partnership for income tax purposes. indie is not subject to income tax, but may be subject to certain tax fees imposed by the states. We record these tax fees as general and administrative expenses because they are not considered income taxes under ASC 740, Income Taxes. As such, all taxable income for indie is passed directly to the members, and is subject to income tax at the members’ level. Our subsidiary corporations may be subject to taxes. Refer to Note 17, Income Tax, in our accompanying financial statements elsewhere in this prospectus. Our tax exposure through our subsidiaries is limited.

Comparison of the Three Months Ended September 30, 2021 and 2020

Revenue

	Three Months Ended September 30,
	2021		2020
(in thousands)	$	% of Revenue	$	% of Revenue	$ Change	% Change
Revenue:
Product revenue	$11,099	91%	$5,732	76%	$5,367	94%
Contract revenue	1,058	9%	1,854	24%	(796)	(43)%
Total revenue	$12,157	100%	$7,586	100%	$4,571	60%

Revenue for the three months ended September 30, 2021 was $12.2 million, compared to $7.6 million for the three months ended September 30, 2020, an increase of $4.6 million or 60%, which was primarily driven by a $5.4 million increase in product revenue and partially offset by lower contract revenue. The increase in product revenue was due primarily to higher product volume (units sold) given the continued growth in demand from our customers globally. Change in product mix and increases in average selling price (“ASP”) contributed to the increase in revenue year-over-year. The decrease in contract revenue was due to completion of a significant project in the prior year.

Operating Expenses

	Three Months Ended September 30,
	2021		2020
(in thousands)	$	% of Revenue	$	% of Revenue	$ Change	% Change
Operating expenses:
Cost of goods sold	$6,930	57%	$3,664	48%	$3,266	89%
Research and development	15,043	124%	5,823	77%	9,220	158%
Selling, general, and administrative	11,442	94%	1,265	17%	10,177	805%
Total operating expenses	$33,415	275%	$10,752	142%	$22,663	211%

Cost of goods sold for the three months ended September 30, 2021 was $6.9 million, compared to $3.7 million for the three months ended September 30, 2020. The increase of $3.3 million or 89% was primarily due to a $2.8 million increase in product shipments given the increase in revenue above and a $1.1 million increase in product cost, partially offset by a $0.4 million decrease due to change in product mix.

Research and development expense for the three months ended September 30, 2021 was $15.0 million, compared to $5.8 million for the three months ended September 30, 2020. The increase of $9.2 million or 158% was primarily due to $3.1 million increase in personnel costs as we increased the number of employees working on product development, $2.5 million increase in product development costs, $2.6 million share-based compensation expense and a $0.9 million increase in various outside professional services and equipment costs as we continue to expand produce development activities. We started recognizing share-based compensation expense in the current year as it required the consummation of the Transaction in June 2021 and implementation of the 2021 Omnibus Equity Plan in August 2021 to be recognized. We expect research and development expense to continue to increase due to the aforementioned acquisitions in the fourth quarter of 2021 and as we continue to grow our headcount organically to support expanded product development activities.

Selling, general and administrative expense for the three months ended September 30, 2021 was $11.4 million, compared to $1.3 million for the three months ended September 30, 2020. The increase of $10.2 million or 805% was primarily due to a $3.2 million increase in various professional and consulting services to support our acquisitions, a $3.6 million increase in share-based compensation expense, a $1.2 million increase in outside service costs given expanded obligations as a publicly traded company and a $1.0 million increase in personnel costs due to increase in headcounts. We started recognizing share-based compensation expense in the current year as it required the consummation of the Transaction in June 2021 and implementation of the 2021 Omnibus Equity Plan in August 2021 to be recognized. We expect selling, general, and administrative expense to continue to increase due to the aforementioned acquisitions in the fourth quarter of 2021 and as we grow our headcount to support our global expansion and to fulfil our obligations as a publicly traded company.

Other income (expense), net

	Three Months Ended September 30,
	2021	2020
(in thousands)	$	$	$ Change	% Change
Other income (expense), net:
Interest income	$16	$6	$10	167%
Interest expense	(25)	(517)	492	(95)%
Gain (loss) from change in fair value of SAFEs	—	(18,520)	18,520	(100)%
Gain (loss) from change in fair value of warrants	(40,401)	—	(40,401)	100%
Gain (loss) from change in fair value of earn-out liabilities	(45,516)	—	(45,516)	100%
Other income (expense)	(1,013)	28	(1,041)	(3718)%
Total other expense, net	$(86,939)	$(19,003)	$(67,936)	358%

Interest expense for the three months ended September 30, 2021 was $25 thousand, compared to $0.5 million for the three months ended September 30, 2020. Interest expense relate to the routine cash and non-cash interest expenses on outstanding debt obligations. All long-term debts were paid off as of June 30, 2021, which resulted in the decrease in total interest expense compared to the same period in prior year.

During the three months ended September 30, 2021, we recognized unrealized losses from change in fair value of our warrants, earn-out liabilities and a currency forward contract of $40.4 million, $45.5 million and $1.2 million, respectively. The losses recorded for the three months ended September 30, 2021 each represent the following:

i)       Warrants:    Subsequent to the recognition of warrant liability upon the consummation of the Transaction on June 10, 2021, we continue to remeasure the fair value of the warrant liability at each reporting date. The increase in fair value of our warrant liability of $40.4 million was primarily a result of the increase of the closing price of our Class A common stock listed on the Nasdaq to $12.31 per share on September 30, 2021 from $9.88 per share on June 30, 2021.

ii)      Earn-out liability:    Subsequent to the recognition of earn-out liability upon the consummation of the Transaction on June 10, 2021, we continue to remeasure the fair value of this liability at each reporting date. The increase in fair value of our earn-out liability of $45.5 million was primarily a result of the increase of the closing price of our Class A common stock listed on the Nasdaq to $12.31 per share on September 30, 2021 from $9.88 per share on June 30, 2021.

iii)    Currency forward contract:    In preparation for the closing of the TeraXion acquisition, we entered into a CAD $85 million currency forward contract on September 3, 2021 to hedge against the potential fluctuations in exchange rate between the Canadian dollar and U.S. dollar. This contract’s fair value was remeasured as of period-end, which resulted in an unrealized loss of $1.2 million and represented the change in the exchange rate between the contract issuance date and period-end and is recorded as part of Other income (expense) for the three months ended September 30, 2021. This unrealized loss is offset to a de minimis amount as this currency forward contract was settled upon the completion of the acquisition of TeraXion in October 2021.

Income Tax Benefits

We evaluate our estimated annual effective tax rate (“ETR”) on a quarterly basis based on current and forecasted operating results. The relationship between our income tax provision or benefit and our pretax book income or loss can vary significantly from period to period considering, among other factors, the overall level of pretax book income or loss and changes in the blend of jurisdictional income or loss that is taxed at different rates and changes in valuation allowances. Consequently, our ETR may fluctuate significantly period to period and may make quarterly comparisons less than meaningful.

Income tax benefits for the three months ended September 30, 2021 and 2020 were primarily a result of operations in Europe.

Comparison of the Nine Months Ended September 30, 2021 and 2020

Revenue

	Nine Months Ended September 30,
	2021		2020
(in thousands)	$	% of Revenue	$	% of Revenue	$ Change	% Change
Revenue:
Product revenue	$27,470	93%	$13,294	83%	$14,176	107%
Contract revenue	1,981	7%	2,663	17%	(682)	(26)%
Total revenue	$29,451	100%	$15,957	100%	$13,494	85%

Revenue for the nine months ended September 30, 2021 was $29.5 million, compared to $16.0 million for the nine months ended September 30, 2020, an increase of $13.5 million or 85%, which was primarily driven by a $14.2 million increase due to higher product volume (units sold) as demand from our customers continue to grow worldwide. Change in product mix and increase in ASP attributed to the remainder increase in revenue year-over-year.

Operating expenses

	Nine Months Ended September 30,
	2021		2020
(in thousands)	$	% of Revenue	$	% of Revenue	$ Change	% Change
Operating expenses:
Cost of goods sold	$17,097	58%	$8,742	55%	$8,355	96%
Research and development	37,206	126%	15,457	97%	21,749	141%
Selling, general, and administrative	23,015	78%	4,080	26%	18,935	464%
Total operating expenses	$77,318	263%	$28,279	177%	$49,039	173%

Cost of goods sold for the nine months ended September 30, 2021 was $17.1 million, compared to $8.7 million for the nine months ended September 30, 2020. The increase of $8.4 million or 96% was primarily due to a $6.7 million increase in production volume given the increase in revenue above and a $2.6 million increase due to an increase in material costs partially offset by a $0.8 million net decrease due to change in product mix, which included the sell-through of previously reserved inventory.

Research and development (“R&D”) expense for the nine months ended September 30, 2021 was $37.2 million, compared to $15.5 million for the nine months ended September 30, 2020. This increase of $21.7 million or 141% is primarily driven by a $7.4 million increase in personnel costs, a $6.2 million increase in various R&D program expenses, $5.2 million increase in share-based compensation and a $2.8 million in outside professional fees and general office equipment as we continue with our growth. The increase in personnel costs was driven by increase in the headcount to support the continuous growth in customer demand. Additionally, we started recognizing share-based compensation expense in the current year as it required the consummation of the Transaction in June 2021 and implementation of the 2021 Omnibus Equity Plan in August 2021 to be recognized. We expect research and development expense to continue to increase due to the aforementioned acquisitions in the fourth quarter of 2021 and as we continue to grow our headcount organically to support pent-up customer demand.

Selling, general and administrative expense for the nine months ended September 30, 2021 was $23.0 million, compared to $4.1 million for the nine months ended September 30, 2020. The increase of $18.9 million or 464% is primarily due to a $9.0 million increase in share-based compensation expense, a $7.7 million increase in outside professional fees and $2.4 million increase in personnel costs due to an increase in headcounts. We started recognizing share-based compensation expense in the current year as it required the consummation of the Transaction in June 2021 and implementation of the 2021 Omnibus Equity Plan in August 2021 to be recognized. The increase in outside professional fees includes $3.2 million in acquisition related professional fees that is primarily for legal related services, $1.5 million in professional fees related to obligations as a publicly traded company, and $1.5 million in SPAC related transaction fees that is primarily for audit and tax related services. We expect selling, general, and administrative expense to continue to increase as we grow our headcount to support our global expansion and our obligations as a publicly traded company.

Other income (expense), net

	Nine Months Ended September 30,
	2021	2020
(in thousands)	$	$	$ Change	% Change
Other income (expense), net:
Interest income	$36	$18	$18	100%
Interest expense	(1,175)	(1,620)	445	(27)%
Gain (loss) from change in fair value of SAFEs	21,600	(20,735)	42,335	(204)%
Gain (loss) from change in fair value of warrants	(29,085)	—	(29,085)	100%
Gain (loss) from change in fair value of earn-out liabilities	(27,677)	—	(27,677)	100%
Gain (loss) from extinguishment of debt	304	—	304	100%
Other income (expense)	(914)	140	(1,054)	(753)%
Total other expense, net	$(36,911)	$(22,197)	$(14,714)	66%

Interest income for the nine months ended September 30, 2021 increased by 100% from the nine months ended September 30, 2020. The increase was a result of higher cash balances held in interest bearing accounts.

Interest expense for the nine months ended September 30, 2021 was $1.2 million, compared to $1.6 million for the nine months ended September 30, 2020. Interest expense relate to the routine cash and non-cash interest expenses on outstanding debt obligations. All long-term debts have been paid off as of June 30, 2021 post our consummation of the Transaction.

For the nine months ended September 30, 2021, we recognized unrealized gain (loss) from fair value remeasurement for SAFEs, warrants and contingent earn-outs of $21.6 million, $(29.1) million, and $(27.7) million, respectively. The unrealized gain (loss) recorded for the nine months ended September 30, 2021 represents the following:

i)       SAFEs:    Upon the closing of the Transaction on June 10, 2021, the SAFE holders converted their SAFEs to Class A common stock of indie. The gain of $21.6 million represents the increase in fair value in SAFEs from December 31, 2021 to June 10, 2021. No change in fair value of SAFEs is recorded going forward.

ii)      Warrants:    Upon the consummation of the Transaction on June 10, 2021, we recognized warrant liability of $74.4 million and subsequently remeasured the warrant liability to the fair value of $103.5 million at the reporting date. The increase in fair value of our warrant liability of $29.1 million was primarily a result of the increase of the closing price of our Class A common stock listed on the Nasdaq for $12.31 per share on September 30, 2021 from $10.87 per share on June 10, 2021.

iii)    Earn-out liability:    Upon the consummation of the Transaction on June 10, 2021, we recognized earn-out liability of $119.8 million and subsequently remeasured the earn-out liability to the fair value of $147.3 million at the reporting date. The increase in fair value of our earn-out liability of $27.7 million was primarily a result of the increase of the closing price of our Class A common stock listed on the Nasdaq to $12.31 per share on September 30, 2021 from $10.87 per share on June 10, 2021.

For the nine months ended September 30, 2021, we recognized a net gain of $0.3 million on extinguishment of debt. The net gain was attributable to a gain of $1.9 million from the PPP loan as we received forgiveness from the SBA on May 10, 2021, partially offset by a loss of $1.6 million from the repayment of the Trinity loan on June 17, 2021.

Other income (expense) for the nine months ended September 30, 2021 decreased to a loss of $1.0 million, compared to an income of $0.1 million for the nine months ended September 30, 2020. The decrease was primarily due to a $1.2 million unrealized loss in fair value remeasurement of a currency forward contract as described above. This unrealized loss is offset to a de minimis amount as this currency forward contract was settled upon the completion of the acquisition of TeraXion in October 2021.

Income Tax Expense

We evaluate our estimated annual ETR on a quarterly basis based on current and forecasted operating results. The relationship between our income tax provision or benefit and our pretax book income or loss can vary significantly from period to period considering, among other factors, the overall level of pretax book income or loss and changes in the blend of jurisdictional income or loss that is taxed at different rates and changes in valuation allowances. Consequently, our ETR may fluctuate significantly period to period and may make quarterly comparisons less than meaningful.

Income tax expenses for the nine months ended September 30, 2021 and 2020 were primarily a result of operations in the United Kingdom.

JOBS Act

The JOBS Act permits an emerging growth company (“EGC”) such as us to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. We have elected to use the extended transition period under the JOBS Act until the earlier of the date we (1) are no longer an emerging growth company or (2) affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act. As a result, our consolidated financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

We will remain an emerging growth company until the earliest to occur of: (1) the last day of the fiscal year in which we have more than $1.07 billion in annual revenue; (2) the date on which we are deemed to be a “large accelerated filer,” which would occur if the market value of our equity securities held by nonaffiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter; (3) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period; and (4) the last day of the fiscal year ending after the fifth anniversary of our initial public offering, or December 31, 2024.

We may choose to early adopt any new or revised accounting standards whenever such early adoption is permitted for public companies.

Liquidity and Capital Resources

Historically, we derive liquidity primarily from debt and equity financing activities as we have historically had negative cash flows from operations. On June 10, 2021, we completed the Transaction, which resulted in approximately $341.3 million of net cash proceeds. As of September 30, 2021, our balance of cash and cash equivalents was $323.9 million.

Our primary use of cash is to fund operating expenses, which consist primarily of research and development expenditures, working capital requirements related to inventory, accounts payable and accounts receivable, and general and administrative expenditures. In addition, from time to time, we use cash to fund our mergers and acquisitions as well as for purchases of various capital and software assets.

In October 2021, we completed the acquisition of TeraXion and On Design Israel, for which we made initial cash payments of approximately $80.0 million and $5.0 million, respectively. We expect to pay up to an additional $15.0 million for the acquisition of ON Design Israel as part of the total closing consideration in 2022 and later. In October 2021, we also entered into a definitive agreement to acquire Symeo which will result in a total cash payment of $20.0 million as part of the overall closing consideration payable in accordance to the definitive agreement. See “Recent Acquisitions” above for further information.

We expect to continue to incur net operating losses and negative cash flows from operations. We also expect our research and development expenses, general and administrative expenses and capital expenditures will continue to increase as we continue to expand our operations, product offerings and customer base.

The following table summarizes our consolidated cash flows for the nine months ended September 30, 2021 and 2020:

	Nine Months Ended September 30,		Change $	Change %
	2021	2020
Net cash used in operating activities	$(36,913)	$(14,527)	$(22,386)	154%
Net cash used in investing activities	(2,452)	(776)	(1,676)	216%
Net cash provided by financing activities	344,339	17,092	327,247	1915%

Operating Activities

For the nine months ended September 30, 2021, net cash used in the operating activities was $36.9 million, which included net loss of $84.8 million and adjusted for certain non-cash items and changes in operating assets and liabilities. Non-cash decreases primarily consisted of $36.4 million of net gains resulting from change in fair values for SAFEs, warrants, earn-out liability and currency forward contract and a $0.3 million net gain from extinguishment of long-term debts and forgiveness from the PPP loan. These non-cash decreases were partially offset by $14.2 million in share-based compensation expense and $2.4 million in depreciation and amortization. Changes in operating assets and liabilities from operations used $5.5 million of cash, primarily driven by an increase in accounts receivable, inventory and prepaid and other current assets.

Cash used in operating activities during the nine months ended September 30, 2020 was $14.5 million, mostly consisting of net loss of $34.5 million adjusted for certain non-cash items and changes in operating assets and liabilities. Non-cash charges primarily consisted of a $20.7 million loss from change in fair value of SAFEs and $2.0 million in depreciation and amortization. Changes in operating assets and liabilities from operations used $4.0 million of cash, primarily driven by a decrease in accounts payable and other liabilities and an increase in inventory.

Investing Activities

Net cash used in investing activities for the nine months ended September 30, 2021 and 2020 was $2.5 million and $0.8 million, respectively. In each of these periods, our primary investing activities consisted of capital expenditures. We expect that we will make additional capital expenditures in the future, including licenses to various intangible assets, in order to support the future growth of our business.

Financing Activities

Net cash provided by financing activities for the nine months ended September 30, 2021 was $344.3 million, which was primarily attributed to $377.7 million net cash acquired from TB2 as we closed the Transaction on June 10, 2021 and $5.0 million of proceeds from issuance of SAFEs in April 2021. These increases in cash were partially offset by $19.9 million transaction costs paid in connection with the Transaction and a $15.0 million repayment of long-term debt and related termination fees. Total transaction costs incurred in relation to the Transaction were approximately $44.5 million.

Cash provided by financing activities for the nine months ended September 30, 2020 of $17.1 million was primarily the result of $12.8 million in proceeds from the issuance of debt and SAFEs, and $1.5 million in proceeds from the sale of noncontrolling interest. Proceeds received from the sale of noncontrolling interest related to our Chinese subsidiary, Wuxi, which used the proceeds to fund operations. The increase was partially offset by $3.4 million of repayment of long-term debt.

Comparison of the Years Ended December 31, 2020 and 2019

The table and discussion below present our results of operations for the years ended December 31, 2020 and 2019:

	Year Ended December 31,
(dollars in thousands)	2020	2019	Change $	Change %
Revenue:
Product revenue	$19,488	$20,814	$(1,326)	(6)%
Contract revenue	3,122	1,898	1,224	64%
Total revenue	22,610	22,712	(102)	(0.4)%
Operating expenses:
Cost of goods sold	13,042	15,717	(2,675)	(17)%
Research and development	22,013	20,186	1,827	9%
Selling, general, and administrative	6,796	5,719	1,077	19%
Total operating expenses	41,851	41,622
Loss from operations	(19,241)	(18,910)
Other income (expense), net:
Interest income	25	180	(155)	(86)%
Interest (expense)	(2,193)	(2,215)	22	(1)%
Other income (expense):	(76,926)	16	(76,942)	N/M
Total other income (expense), net	(79,094)	(2,019)
Net loss before income taxes	(98,335)	(20,929)
Income tax expense	(29)	(11)	(18)	164%
Net loss	(98,364)	(20,940)	(77,424)	370%
Less: Net loss attributable to noncontrolling interest	(866)	(486)
Net loss attributable to indie	$(97,498)	$(20,454)	$(77,044)	377%

Revenue

Revenue for the year ended December 31, 2020 was $22.6 million, compared to $22.7 million for the year ended December 31, 2019. The decrease of $0.1 million or 0.4% was primarily driven by $2.9 million unfavorable shift in product mix, which was largely offset by $2.1 million higher product volume (units sold) and Contract revenue increased $1.2 million, primarily due to the progress under each design project.

Cost of Goods Sold

Cost of goods sold for the year ended December 31, 2020 was $13.0 million, compared to $15.7 million for the year ended December 31, 2019. The decrease of $2.7 million or 17% was primarily due to pricing changes from a $2.1 million favorable product mix and a $2.1 million increase in production efficiency, which is offset by a $1.2 million increase in production volume.

Research and Development Expense

Research and development expense for the year ended December 31, 2020 increased by $1.8 million to $22 million, or 9%, as compared to the year ended December 31, 2019. The increase is primarily driven by a $2.9 million increase in the compensation costs as we increased the number of employees working on product development programs. However, there was a $1.1 million decrease in amortization expense recognized for intangible assets attributable to research and development activities. We expect research and development expense to continue to increase as we grow our headcount to support our expansion.

Selling, General, and Administrative Expense

Selling, general, and administrative expense for the year ended December 31, 2020 increased by $1.1 million to $6.8 million, or 19%, when compared to the year ended December 31, 2019. The increase is primarily due to a $1.6 million increase in legal, audit and tax consulting costs and increased compensation expense related to headcount growth. We expect selling, general, and administrative expense to continue to increase as we grow our headcount to support our expansion.

Interest Income

Interest income for the year ended December 31, 2020 decreased $0.2 million, or 86%, from the year ended December 31, 2019. The decrease was the result of lower cash balances held in interest bearing accounts.

Interest Expense

Interest expenses for the year ended December 31, 2020 was $2.2 million, compared to $2.2 million for the year ended December 31, 2019, a decrease of less than $0.1 million, or 1%. Interest expense relates primarily to interest on outstanding debt obligations and has decreased based on the mix of outstanding debt and the associated interest rates.

Other Income (Expense), Net

Other income (expense), net for the year ended December 31, 2020 increased to $76.9 million, compared to the year ended December 31, 2019. The change was primarily due to $76.9 million expense related to the recognition and change in the fair value of SAFEs.

Income Tax Expense

Income tax expenses for the year ended December 31, 2020 and 2019 remained relatively consistent and are primarily a result of operations in the United Kingdom.

Liquidity and Capital Resources

Our primary use of cash is to fund operating expenses, which consist primarily of research and development expenditures, working capital requirements related to inventory, accounts payable and accounts receivable, and general and administrative expenditures. In addition, we use cash to fund our debt service obligations, and purchases of capital and software assets.

We expect to continue to incur net operating losses and negative cash flows from operations and we expect our research and development expenses, general and administrative expenses and capital expenditures will continue to increase as we continue to expand our operations. We expect our expenses and capital requirements to increase in connection with our ongoing initiatives to expand our operations, product offerings and customer base.

Historically, we have funded our operations primarily from the issuance and sale of preferred member units, convertible notes, and SAFEs. To date, we have raised $73.6 million from these sources. We have also raised funds from term loans from multiple sources, of which $14.3 million was outstanding as of December 31, 2020. We have access to a revolving line of credit with Pacific Western Bank (formerly Square 1 Bank), for up to $2.0 million, limited to a percentage of domestic accounts receivables less than 90 days past due, of which $1.7 million is outstanding as of December 31, 2020. We have also issued $5.6 million of convertible notes and received a PPP Loan of $1.9 million, as described below. In April 2021, we raised an additional $5.0 million from the issuance of an additional SAFE, which is not reflected in the financial statements as of December 31, 2020.

U.S. Small Business Administration’s Paycheck Protection Program

The Company participated in the Small Business Administration Payment Protection Plan (“PPP”) established by the Coronavirus Aid, Relief and Economic Security (“CARES”) Act, which was intended to provide economic relief to small businesses that have been adversely impacted by COVID-19.

In May 2020, the loan was approved and the Company received the proceeds from the loan in the amount of $1.9 million (the “PPP Loan”). The PPP Loan took the form of a promissory note issued by the Company that matures in May 2022 and bears interest at a rate of 1.0% per annum. On May 10, 2021, the PPP Loan was forgiven.

Cash Flows

The following table summarizes our consolidated cash flows for the years ended December 31, 2020 and 2019:

	Year Ended December 31,
	2020	2019
	(in thousands)
Consolidated Statements of Cash Flows Data:
Net cash used in operating activities	$(21,218)	$(14,875)
Net cash used in investing activities	(771)	(2,200)
Net cash provided by financing activities	33,474	125

We have historically funded our operations primarily from debt and equity financing activities as we have historically had negative cash flows from operations. As of December 31, 2020, our balance of cash and cash equivalents was $18.7 million, which is an increase of $11.5 million or 161% compared to December 31, 2019. The increase in cash year over year was mostly due to $25.8 million of proceeds received from the issuance of SAFEs. Our total outstanding debt principal balance as of December 31, 2020 was $21.6 million, which represents an increase of $2.2 million over the total debt outstanding as of December 31, 2019 of $19.4 million. The increase in outstanding debt principal consists of an additional $5.0 million from proceeds from the issuance of debt and offset by payments on our existing debt obligations of $3.1 million.

Operating Activities

Cash flows from operating activities during 2020 mostly consisted of net loss adjusted for certain non-cash items and changes in operating assets and liabilities. Non-cash adjustments primarily included $76.9 million expense associated with the remeasurement of liabilities under SAFEs and $2.6 million in depreciation and amortization.

Changes in the timing of collections have resulted in a decrease in cash from operating activities of $1.3 million during 2020. Customer collections have slowed throughout 2020, though bad debts have decreased from $0.3 in 2019 to $0.1 in 2020. Decreases in inventory and increases in accounts payable and accrued expenses and other current liabilities were driven by the increasing linearity of revenue and the associated production in the fourth quarter of 2020 compared to the same period in 2019.

Cash used in operating activities during 2019 mostly consisted of net loss of $20.9 million adjusted for certain non-cash items and changes in operating assets and liabilities. Non-cash charges primarily consisted of $4.0 million in depreciation and amortization and $2.3 million of inventory impairment charges.

Changes in the timing of supplier payments resulted in an increase in cash from operations of $3.0 million that was offset by increases in inventory. Existing inventory increased during 2019 to align with anticipated future customer demand and represented $1.8 million of cash used in operations.

Investing Activities

Net cash used in investing activities for the year ended December 31, 2020 of $0.8 million was primarily due to $0.6 million used for the purchase of property and equipment. Purchases of property and equipment mostly consisted of production tooling used in production of ICs and office equipment associated with leasehold improvements at our Edinburgh, Scotland corporate office location.

Net cash used in investing activities for the year ended December 31, 2019 of $2.2 million was primarily due to $1.6 million used for the purchase of property and equipment and $0.5 million in payments for acquired software licenses. Purchases of property and equipment mostly consisted of research and development equipment for our lab facilities and office equipment across all our office locations. Purchases of software licenses related to software used in research and development for our products.

Financing Activities

Cash provided by financing activities during 2020 of $33.5 million was primarily the result of $25.8 million proceeds from SAFE note issued, $6.2 million in proceeds from the sale of noncontrolling interest, $6.1 million proceeds from the issuance of debt and offset by $4.2 million payments on debt principal. During 2020, we entered into SAFEs with existing and new investors for gross proceeds of $25.8 million and have used the proceeds to fund operations. From time to time, we have sold equity interest in our subsidiary, Wuxi, to raise funds to support operations. During 2020, we sold 13% of the outstanding equity for gross proceeds of $6.2 million.

Cash provided by financing activities during 2019 of $0.1 million was primarily the result of $2.6 million in proceeds from the sale of noncontrolling interest, $0.3 million in proceeds from the issuance of debt and offset by $2.0 million payments on debt principal and $0.7 million payments on financed software. Proceeds received from issuance of debt related to the outstanding debt obligation of our Chinese subsidiary, Wuxi, which used the proceeds to fund operations. During 2019, we sold 10% of the outstanding equity in our subsidiary, Wuxi, for gross proceeds of $2.6 million to raise funds and support operations. Cash used in the financing activities includes repayment of outstanding debt principal in accordance with the terms of our loan agreements and payments for financed software purchases. During 2019, we have made payments for software used in the research and development that was purchased under financing arrangements.

Critical Accounting Policies and Estimates

The preparation of financial statements and related disclosures in accordance with U.S. GAAP requires our management to make judgments, assumptions and estimates that affect the amounts reported in our accompanying consolidated financial statements and the accompanying notes included elsewhere in this prospectus. Our management bases its estimates and judgments on historical experience, current economic and industry conditions and on various other factors that are believed to be reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions.

The methods, estimates, and judgments that we use in applying our accounting policies have a significant impact on the results that we report in our consolidated financial statements. Some of our accounting policies require us to make difficult and subjective judgments, often as a result of the need to make estimates regarding matters that are inherently uncertain.

Our most critical accounting estimates include revenue recognition, the valuation of inventory, and the fair value measurement of SAFEs.

Revenue Recognition

Prior to January 1, 2019, we recognized revenue when there was persuasive evidence of an arrangement, delivery had occurred, the fee was fixed or determinable and collection was reasonably assured.

We adopted Financial Accounting Standards Board (“FASB”) Accounting Standard Update (“ASU”) 2014-09, Revenue from Contracts with Customers, on January 1, 2019. The FASB subsequently issued several amendments and updates to the new revenue standard. We refer to ASU 2014-09 and its related ASUs as “ASC 606”. We applied ASC 606 using the modified retrospective method and elected to apply this initial application of the standard only to contracts that are not completed at the date of initial application. The cumulative effect of adopting ASC 606 resulted in a $4.0 million adjustment to the opening balance of retained earnings as of January 1, 2019, with an offsetting adjustment to deferred revenues.

Revenue is recognized when a customer obtains control of products or services in an amount that reflects the consideration which we expect to receive in exchange for those goods or services. To determine revenue recognition for arrangements within the scope of ASC 606, we perform the following five steps: (1) identify the contract(s) with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to the performance obligations in the contract; and (5) recognize revenue when (or as) we satisfy performance obligations. We recognize revenue when the control of the promised goods or services is transferred to customers in an amount that reflects the consideration we expect to receive in exchange for such goods or services.

The majority of our revenue is derived from the sale of semiconductor products. In determining the transaction price, we evaluate whether the price is subject to refund or adjustment to determine the net consideration to which we expect to be entitled.

Revenue is recognized when control of the product is transferred to the customer (i.e., when our performance obligation is satisfied), which is defined by the commercial terms of each purchase but typically occurs at shipment. In determining whether control has transferred, we consider if there is a present right to payment and legal title, and whether risks and rewards of ownership have transferred to the customer. Refer to Note 2 to our consolidated financial statements included elsewhere in this prospectus for additional discussion of our revenue recognition policy.

Inventories

Historically, the semiconductor industry has experienced periods of extreme volatility in product demand and in industry capacity, resulting in significant price fluctuations. This volatility has also resulted in significant fluctuations in price within relatively short timeframes.

Inventories are valued at the lower of cost or market. We regularly review our inventories and write down our inventories for estimated losses due to obsolescence. This allowance is determined for groups of products based on sales of our products in the recent past and/or expected future demand. Future demand is affected by market conditions, technological obsolescence, new products and strategic plans, each of which is subject to change with little or no forewarning. In estimating obsolescence, we utilize information that includes projecting future demand.

The need for strategic inventory levels to ensure competitive delivery performance to our customers are balanced against the risk of inventory obsolescence due to rapidly changing technology and customer requirements.

Valuation of SAFEs

The fair value of the SAFEs issued from March 2020 through December 2020 was estimated using a scenario-based analysis that estimates the fair value of the SAFEs based on the probability-weighted present value of expected future investment returns, considering each of the possible outcomes available to the noteholders, including conversions in various initial public offering, settlement, equity financing, corporate transaction and dissolution scenarios.

Off-Balance Sheet Commitments and Arrangements

As of December 31, 2020 and as of September  30, 2021, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K.

Foreign Currency Risk

We have international operations, giving rise to exposure to market risks from changes in currency exchange rates. A cumulative foreign currency translation loss of $61 thousand related to our foreign subsidiaries is included in “Accumulated other comprehensive loss” within the Stockholders’ Equity section of the condensed consolidated balance sheet at September 30, 2021. The aggregate foreign currency transaction exchange rate income (loss) included in determining loss before income taxes was $230 thousand and $58 thousand for the nine months ended September 30, 2021 and 2020, respectively.

As our international operations grow, our risks associated with fluctuation in foreign currency rates will become greater, and we will continue to reassess our approach to managing this risk. In addition, currency fluctuations or a weakening U.S. dollar could increase the costs of our international expansion and operation.

Investment and Interest Rate Risk

Our exposure to interest rate and general market risks relates principally to our investment portfolio, which consists of cash and cash equivalents (money market funds and marketable securities purchased with less than ninety days until maturity) that totals approximately $226.3 million as of September 30, 2021.

The main objectives of our investment activities are liquidity and preservation of capital. Our cash equivalent investments have short-term maturity periods that dampen the impact of market or interest rate risk. Credit risk associated with our investments is not material because our investments are diversified across securities with high credit ratings.

Given the current low interest rate environment, the objectives of our investment activities, and the relatively low interest income generated from our cash, cash equivalents, and other investments, we do not believe that investment or interest rate risks currently pose material exposures to our business or results of operations.

Material Weaknesses in Internal Control over Financial Reporting

In connection with the preparation of our consolidated financial statements for the years ended December 31, 2020 and 2019, we identified control deficiencies in the design and operation of our internal control over financial reporting that constituted material weaknesses, which remain unremediated as of September 30, 2021. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our financial statements will not be prevented or detected on a timely basis.

The material weaknesses identified in our internal control over financial reporting related to lack of segregation of duties related to roles and responsibilities in the accounting department. As of September 30, 2021, we took a number of actions to continue to remediate these material weaknesses, including:

•        we added finance personnel to the organization to improve the current segregation of roles and responsibilities; and

•        we initiated the process of evaluating of a new Enterprise Resource Planning (“ERP”) system in order to mitigate the internal control gaps and limitations that cannot be addressed by the current ERP around segregation of duties, and to enhance the information technology general controls environment.

We are still in the process of implementing these controls. We intend to continue to take steps to remediate the material weaknesses through formalizing documentation of policies and procedures and further evolving our accounting processes.

While we believe that these efforts will improve our internal control over financial reporting, the design and implementation of our remediation is ongoing and will require validation and testing of the design and operating effectiveness of our internal controls over a sustained period of financial reporting cycles. The actions that we are taking are subject to ongoing senior management review, as well as audit committee oversight. We will not be able to conclude whether the steps we are taking will fully remediate the material weaknesses in our internal control over financial reporting until we have completed our remediation efforts and subsequent evaluation of their effectiveness.

Changes in Internal Control Over Financial Reporting

We are taking actions to remediate the material weakness relating to our internal control over financial reporting, as described above. Except as described above, during the three months ended September 30, 2021, there were no changes in our internal control over financial reporting that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

Recently Issued and Adopted Accounting Pronouncements

See Note 2 to both of our unaudited condensed financial statements and audited consolidated financial statements included elsewhere in this prospectus for a discussion of accounting pronouncements recently adopted and recently issued accounting pronouncements not yet adopted and their potential impact to our financial statements.

JOBS Act Accounting Election

We are an emerging growth company, as defined in the JOBS Act. The JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards applicable to public companies, allowing them to delay the adoption of those standards until those standards would otherwise apply to private companies. We have elected to use this extended transition period under the JOBS Act. As a result, following the Business Combination, our consolidated financial statements may not be comparable to the financial statements of companies that are required to comply with the effective dates for new or revised accounting standards that are applicable to public companies, which may make common stock less attractive to investors.

BUSINESS

Unless the context otherwise requires, all references in this section to “we,” “us,” “our,” “indie” or the “Company” refer to indie Semiconductor, Inc. and its consolidated subsidiaries.

Company Overview

indie offers highly innovative automotive semiconductors and software solutions for Advanced Driver Assistance Systems (“ADAS”), including LiDAR, connected car, user experience and electrification applications. These functions represent the core underpinnings of both electric and autonomous vehicles, while the advanced user interfaces are transforming the in-cabin experience to mirror and seamlessly connect to the mobile platforms we rely on every day. indie is an approved vendor to Tier 1 automotive suppliers who provide parts or systems directly to OEMs, and as a result, its platforms can be found in marquee automotive manufacturers around the world.

indie is empowering the Autotech revolution with next generation automotive semiconductors and software platforms. Through innovative analog, digital and mixed signal ICs, together with software running on the embedded processors, we are developing a differentiated, market leading portfolio of products. Our technological expertise, including cutting edge design capabilities and packaging skillsets, combined with our deep applications knowledge and strong customer relationships, have enabled us to ship over 100 million devices to date to Tier 1 automotive suppliers. This is a powerful testament to the traction we have achieved in our relatively short history.

Our go-to-market strategy focuses on collaborating with innovative customers and partnering with dozens of Tier 1 automotive suppliers through aligned new product development, in pursuit of solutions addressing the highest growth emerging technologies. We leverage our core capabilities in system-level hardware and software integration expertise to demonstrate to both existing and new customers, our ability to extend our current platform and scale into new products and markets.

Additionally, our innovative product roadmaps meet or exceed the quality standards that are specified by the more than 20 global automotive manufacturers who utilize our devices. We support leading customers from our design and application centers located in North America, Asia and Europe, where our local teams work closely on their unique design requirements, indie is partner and customer agnostic.

We acquired TeraXion, Inc. in October 2021, which designs and manufactures low noise lasers, fiber Bragg gratings (“FBG”) and integrated photonic elements to address high-performance applications for the optical sensing and optical communications products. More recently, TeraXion was an optical sensing reference design partner of indie, supporting next-generation Frequency Modulated Continuous Wave (“FMCW”) systems for automotive light detection and ranging (“LiDAR”).

In addition, on October 22, 2021, we entered into a definitive agreement with Analog Devices, Inc., a Massachusetts corporation (“ADI”), pursuant to which our wholly-owned German subsidiary will purchase all of the capital stock of Symeo GmbH for an aggregate purchase price of up to $30 million. Symeo is ADI’s Munich-based radar division consisting of approximately 35 team members, which specializes in radar hardware and software development for emerging safety system applications. Symeo’s industry-leading RF and sensor technology enables real-time position detection and distance measurement for high precision radar solutions.

On October 1, 2021, we entered into a definitive agreement and completed the acquisition of ON Design Israel Ltd. (“ON Design Israel”), for $5.0 million in cash at closing, $7.5 million of cash in 2022 and up to $7.5 million of cash based on design win performance.

Industry Overview

At the highest level, semiconductors can be classified either as discrete devices, such as individual transistors, or integrated circuits (“ICs”), where a number of transistors and other components are combined to form a more complicated electronic subsystem. ICs can be divided into three primary categories: digital, analog, and mixed-signal. Digital ICs, such as memory devices and microprocessors, can store or perform arithmetic functions with data. Analog ICs, by contrast, handle real-world signals such as temperature, pressure, light, sound or speed, and also perform power management functions such as regulating or converting voltages for electronic devices. Mixed-signal ICs combine digital and analog functions onto a single chip and play an important role in bridging real world inputs into the digital domain.

Historically, growth in the semiconductor industry has been driven by content expansion in computing, mobile and consumer electronics. However, research analysts anticipate that as each of these markets approach saturation, the automotive sector will become one of the fastest growing opportunities. Specifically, according to IHS research, the automotive semiconductor market is expected to grow from $38 billion in 2020 to $63 billion in 2025, representing a 11 percent Compound Annual Growth Rate (“CAGR”) compared to the overall semiconductor industry which, according to Fortune Business Insights, is expected to grow at a 4% CAGR over the same timeframe.

indie’s Market Opportunity

In today’s automobiles, semiconductors perform a variety of functions across multiple electronic components and systems, including sensing, processing data, storing information and converting or controlling signals. Semiconductor architectures vary significantly depending upon the specific function or application of the end product. They also differ based on a number of technical characteristics, including the degree of integration, level of customization, programmability and the underlying process technology utilized in manufacturing and assembly.

While semiconductors have always comprised the core building blocks of automotive electronic systems and equipment, recent technological advances have substantially increased their features, functionality and performance. Today, they support enhanced user interfaces and offer improved power consumption — all with reduced footprints and lower costs. These innovations have resulted in significant growth opportunities spanning diverse end markets and applications.

The twin technology megatrends driving the automotive semiconductor market are the rapid proliferation of electric vehicles (“EVs”) and adoption of ADAS functionality. Deloitte’s global EV forecast is for a 29 percent CAGR over the next 10 years, with total annual EV sales growing from 2.5 million in 2020 to 31.1 million by 2030, representing almost one third of all new car production. These estimated sales volumes are driven in part by increasing governmental mandates in Europe and Asia, along with similar new legislation in the United States. For example, special provisions in the United States Clean Air Act allow states to either follow the federal requirements or adopt California’s vehicle emission regulations. Currently, nine states are following California and implementing its Zero Emission Vehicle (“ZEV”) regulations, including the requirements that about 10 percent of new vehicles must be ZEVs by 2025. Further, EVs are also benefitting from higher performance in terms of horsepower and range as well as compelling long-term economics resulting from decreased battery prices, lower lifetime maintenance costs and total cost of ownership.

At the same time, global ADAS volumes are expected to increase substantially, driven by consumer demand and government mandates for increased vehicle safety features. The European New Car Assessment Program (“NCAP”), which has been focused on fostering safe cars since 1996, requires a minimum level of crash mitigation functionality in new vehicles, such as Automatic Electronic Braking (“AEB”), Lane Keeping Assist (“LKA”) and other driver-assist features, in order for a vehicle to be awarded a 5-star rating. Similarly, the European Union is moving towards requiring speed assistance, driver drowsiness, attention-warning and driver distraction systems. In the United States, ADAS adoption and consumer education on advanced crash avoidance capabilities are being fueled by industry standards such as the U.S. NCAP and the Insurance Institute for Highway Safety “Top Safety Pick” and “Top Safety Pick+” awards. Additionally, the National Highway Traffic Safety Administration and 20 automakers recently pledged to voluntarily equip nearly all new passenger vehicles by September 1, 2022, with low-speed AEB systems that include forward-collision warning. With global safety rating programs and auto manufacturers pushing to deliver more safety and comfort features to customers, many industry experts expect near complete adoption of ADAS functionalities in all new vehicles produced in Europe, the United States, Japan and South Korea by 2026.

Automotive radar systems support functions such as navigation, surveillance and traffic monitoring, with solutions providing insights into a vehicle’s surroundings and identifying potential hazards for drivers. According to an October 2021 MarketWatch report, the global automotive radar market is expected to reach $7.6 billion by 2026, up from $3.5 billion in 2019.

indie’s addressable market is not solely dependent on global automotive volumes, but rather on the increased levels of semiconductor content that are required in vehicles to support safety systems, connected car, enhanced user experiences and EV applications as defined below:

•        Safety Systems:    Automotive safety features are evolving from passive to active systems, with the addition of ADAS and sensor technologies such as radar and vision. The path to Level 4 (high autonomy) and Level 5 (full autonomy) also contributes to ADAS adoption in vehicles today.

•        Connected Car:    Vehicles are increasingly called upon to communicate not only within the cabin, but also with external devices and networks. Smart car access, automotive Near-Field Communication (NFC) and Ultra-Wide Band (“UWB”) technologies, which enable the connection of vehicles and keys with external devices (including smart phones and vehicle to vehicle applications), are becoming increasingly standardized in baseline vehicle models rather than solely in the luxury or customized vehicles segments. Data integrity and security hardware features for safeguarding memory and other critical data are also becoming standard across all vehicle models, particularly as vehicles interface with external networks.

•        User Experience:    Comfort and convenience systems coupled with user interface applications, such as the inclusion of digital cockpits with multiple, large, interactive screens, require increased processing power. In addition, indie believes that consumer demand for the standardization of higher-end options across a greater number of vehicle classes, as well as complex internal vehicle customization, will drive higher semiconductor content.

•        Electrification:    Higher performance, broader availability of charging stations and more stringent emissions regulations are each accelerating the move toward electric vehicles.

Competitive Strengths

indie focuses on delivering leading edge IC hardware with embedded software solutions. Over the past 10 years, we have built trusted relationships with Tier 1 automotive suppliers. Through focused R&D, leading intellectual property and a curated strategic partner network, we are on a dozen Tier 1 Approved Vendor Lists (“AVLs”). Our competitive strengths include:

•        Market leadership positions in the highest growth areas.    Our products serve four types of automotive applications: safety systems, connected car, user experience and electrification. According to IHS research, these key functions are projected to grow at a 19% CAGR, from $16 billion in 2020 to $38 billion by 2025, substantially outpacing the broader global automotive semiconductor market by 700 basis points during the same period.

•        Differentiated solutions with high barriers to entry.    Due to the high degree of regulatory scrutiny and safety requirements in the automotive industry, the semiconductor market is characterized by stringent qualification processes, zero defect quality requirements and functionally safe design architectures. As a result, products must meet high reliability standards and have extensive design-in timeframes. Further, the automotive environment is harsh, exposing vehicles to fluctuations in temperature and humidity and solutions require specific expertise. Given our extensive industry experience, indie has overcome these high barriers to entry and is well positioned to solve some of the most demanding Autotech design challenges.

•        Partner/Customer relationships.    We focus on engaging with leading global customers by developing technically differentiated, compelling and sustainable architectures. To win with customers and programs, we bring unique designs that allow major cost savings through higher levels of product integration, reducing the total number of chips needed to support multiple requirements. Toward that end, today indie is approved on a dozen Tier 1 AVLs.

•        Proven management team.    indie’s executive management team brings extensive semiconductor experience, with past successes in delivering leading edge technologies and focusing on creating shareholder value. See “Management — Directors and Executive Officers” in this prospectus.

Company Strategy

We are dedicated to offering our customers a comprehensive portfolio of automotive technology solutions. We focus on designing and delivering the technologies that enable four key automotive dynamics: safety systems, connected car, enhanced user experience and electrification. Core tenets of our strategy include:

•        Enabling diverse, high growth applications.    Our system on chip solutions are at the epicenter of a diverse set of emerging applications including telematics, LiDAR, wireless charging, lighting, CarKey and CarPlay.

•        Delivering on existing wins and extending product reach.    Our products currently support multiple Tier 1 automotive supplier platforms. In the medium term, we plan to deliver expanded LiDAR solutions and bring Artificial Intelligence (“AI”) and Machine Learning (“ML”) processor acceleration capabilities into new deployments in radar and vision applications.

•        Pursuing selective acquisitions.    Since the closing of our Business Combination, we have completed multiple acquisitions and we continually assess and plan to selectively pursue acquisition opportunities that are complementary to our existing technologies and portfolio of products and/or accelerate our growth initiatives.

•        Leveraging our global supply chain.    We have built an extremely nimble global network of foundry, test and assembly partners that provide us with the unique ability to deliver to industry-leading cycle times. As a largely fabless semiconductor supplier, this approach has allowed us to maximize scalability while minimizing capital expenditures. To meet demand as the business scales, we plan to focus on augmenting our successful strategic supply chain partnerships.

•        Driving margin expansion through innovative designs and development.    We intend to expand our margins through the design and development of new, more highly integrated solutions. Our engineering teams develop highly integrated architectures to reduce our customers’ chip placements and lower their overall bill of materials while expanding indie’s margins.

Company Products and Solutions

Our products include solutions for a multitude of automotive applications including parking assist, vision systems, wireless charging, telematics, cloud access, infotainment and cabin lighting. Products under development range from artificial intelligent accelerators to driver monitoring systems, charging controllers and diagnostic platforms. The following chart identifies our solutions for the various markets.

We have deep design experience and capabilities in core technologies, allowing us to deliver leading-edge Autotech architectures. Our capabilities include, but are not limited to:

•        system engineering, optimization and partitioning;

•        mixed signal and RF design;

•        analog and power management;

•        digital design; and

•        Digital Signal Processors (“DSP”) and ARM-based Microcontrollers (“MCU”)

In addition, embedded software is a cornerstone of all of indie’s products. We utilize automotive grade software solutions and ARM 32-bit processors. Through our proprietary design flow, we also enable algorithm development and co-development with hardware.

TeraXion Products and Solutions

TeraXion designs and manufactures designs and manufactures innovative photonic components on various technology platforms, including fiber Bragg gratings (“FBG”), low noise lasers, athermal and tunable packaging, photonic integration and low noise/high speed electronics. These components are integrated into integrator solutions/system vendors for the laser systems, optical sensing and optical communication markets.

Laser Systems.    TeraXion offers ultrafast lasers for the laser systems market, which are a unique tool for material processing of electronics, precision automotive parts and medical components. TeraXion’s products include high power laser reflectors, chromatic dispersion management components and optical filters, which can be integrated into high power CW and ultra short pulse lasers.

Optical Communications.    TeraXion also offers chromatic dispersion compensators/emulators, optical filters and semiconductor lasers for the optical communications market. These products are expected to, among other things, be integrated by customers in 10Gbit/s to 100Gbit/s DWDM communication links, radio over fiber links and free space optical communication links.

Optical Sensing.    TeraXion offer low noise semiconductor laser sources and optical filters for the optical sensing market. These products will, without being limited to, be integrated by customers in fiberoptics or remote sensing systems. End applications include physical parameter sensing (vibration, strain, temperature), wind detection/measurement, hard target detection such as autonomous driving and inertial measurement.

Sales, Marketing and Customer Support

Our go-to-market strategy provides comprehensive customer coverage. We are partner and standard agnostic, allowing our solutions to be used globally and across multiple platforms and customers. We target innovative Tier 1 automotive suppliers and focus on the semiconductors and software that enable the key systems which underpin the highest growth automotive technology market opportunities.

We often work with customers that have a leading market share in a given application and we deliver unique, tailor-made software and hardware solutions. Given automotive product cycles, we are typically in production with customers for more than seven years with a single design. Through our customer collaboration at the R&D level, our team members are often integrated into a customer’s technology selection and design processes, a key aspect in indie’s winning track record of repeat business.

Since our inception, we have shipped over 100 million devices to customers and our products are powering solutions in over 20 automotive suppliers. By establishing a trusted relationship with the industry’s leading suppliers, indie is ideally positioned to gain a growing share of new automotive solutions.

The following table shows revenue disaggregated by geography, based on the customer’s shipping location, for the years ended December 31, 2020 and 2019. Given the fact that many of our customers have foreign manufacturing operations, this table is not indicative of where our customers are headquartered or where our products are ultimately deployed.

	Product Revenue		Contract Revenue
	Twelve Months Ended December 31,		Twelve Months Ended December 31,
(in thousands)	2020	2019	2020	2019
China	$13,006	$16,665	$33	$—
United States	2,118	1,497	2,905	1,898
South Korea	1,596	1,149	—	—
Brazil	666	1,105	—	—
Other	2,102	398	184	—
Total	$19,488	$20,814	$3,122	$1,898

Concentrations

Revenues for the nine months ended September 30, 2021, the years ended December 31, 2020 and 2019 include sales to Aptiv, a leading Tier 1 automotive supplier, which represented approximately 39%, 57% and 77% of total revenue, respectively. The loss of this customer would have a material impact on our consolidated financial results.

Research and Development Strategy

We have invested a significant amount of time and expense into the design and development of our products and the associated software. Our engineering teams deliver innovative mixed signal solutions with a focus on meeting our customers’ performance requirements.

As an autotech company, we believe that our future success depends on our ability to rapidly develop and introduce differentiated products. Our goal is to continually improve both our existing portfolio, while simultaneously introducing new solutions in order to create value for our customers. To outpace market growth, we invest in opportunities that will help extend our product reach, with an emphasis on the industry’s fastest growing segments. Our attention to meeting or exceeding the stringent automotive safety and reliability requirements is fundamental to our research and development process.

To that end, we regularly review our investments to ensure alignment with our growth and profitability goals and make necessary changes in the allocation of resources as needed. In 2020, we spent approximately 97% of our revenues on research and development.

Our research activities are principally conducted at our headquarters in Aliso Viejo, California and we have design centers and sales offices in Austin, TX; Boston, MA; Detroit, MI; Phoenix, AZ; San Francisco and San Jose, CA; Budapest, Hungary; Dresden, Germany; Edinburgh, Scotland; Haifa, Israel; Quebec City, Canada; Tokyo, Japan and several locations throughout China.

Process and Packaging Technology

Packaging is becoming increasingly crucial to the performance and reliability of automotive ICs, especially given the challenging operating environment of vehicles. indie’s technology development engineers have long-established expertise in delivering leading edge capabilities, such as system-in-package (“SiP”) technology. Further, we leverage our proprietary packaging capabilities to integrate multiple chips into a single package solution.

Automotive Quality and Safety

We employ wafer and package technologies that meet or exceed the rigorous quality and safety requirements set by industry standards and our customers. Our robust development processes and company guidelines have resulted in indie devices that are capable of exceeding the requirements of AEC Q100 Automotive Grade.

Our dedication to our customers begins with a commitment to design, produce and deliver the highest quality products that meet or exceed the performance levels required for each application. We encourage our customers to frequently visit both our design centers and our manufacturing partners to ensure that the processes and quality meet the standards they have come to expect. We are ISO9001 certified and intend to pursue further certifications.

Intellectual Property

The core strengths of our business are our intellectual property portfolio and engineering experience, both of which guide product development activities and our approach to patent filings.

Our future success and competitive position depend in part upon our ability to obtain and maintain protection of our proprietary technologies. In general, we have elected to pursue patent protection for aspects of our circuit and device designs that we believe are patentable. We have a number of core technology patents currently in process, including provisions, but we do not rely on any particular patent or patents for our success and have instead relied on our know-how and trade secrets. We also rely on a combination of non-disclosure agreements and other contractual provisions, as well as our employees’ commitment to confidentiality and loyalty, to protect our technology and processes.

The semiconductor industry in general is characterized by frequent claims of infringement and litigation regarding patent and other intellectual property rights. Patent infringement is an ongoing risk, in part because other companies in our industry could have patent rights that may not be identifiable when we initiate development efforts. Litigation may be necessary to enforce our intellectual property rights, and we may have to defend ourselves against infringement claims.

Our Corporate Structure

We are a Delaware corporation that is a holding company for ADK LLC, a California limited liability company. ADK LLC is our primary operating entity, and its consolidated subsidiaries include its wholly-owned subsidiaries Indie Services Corporation, indie LLC and Indie City LLC, all California entities, Ay Dee Kay Limited, a private limited company incorporated under the laws of United Kingdom, indie GmbH, a private limited liability company incorporated under the laws of Germany, indie Kft, a limited liability company incorporated under the laws of Hungary, its 50%-owned subsidiary, Wuxi indie Microelectronics Technology Co., Ltd., a Chinese entity controlled by ADK LLC, and its wholly-owned subsidiaries, indie Semiconductor HK, Ltd and Shanghai Ziying Microelectronics Co., Ltd.

We are headquartered in Aliso Viejo, California and a majority of our operations are based in the United States. A majority of our employees are located in the United States and Canada.

Permission Required from the PRC Authorities for Our Operations and to Issue Securities

Our China subsidiary is required to obtain certain permits and licenses from the PRC government agencies to operate its business in China, such as business licenses and registration with China’s State Administration of Foreign Exchange (“SAFE”) for the issuance of equity incentives granted to employees in China. As the date of this prospectus, our China subsidiary has obtained the required business licenses from the State Administration for Market Regulation (“SAMR”) and complied with registration requirements of China’s SAFE.

As a Delaware corporation that operates primarily through a Delaware LLC, other than the China subsidiary, we are not subject to PRC rules and regulations relating to overseas listing and securities offering. As of the date of this prospectus, neither we nor our China subsidiary has been informed by any PRC governmental authorities of any requirement that we file for approval in connection with an offering of our common stock or trade our securities on an overseas securities marketplace.

As a designer and manufacturer of autotech components, we are not subject to the PRC Cybersecurity Law, the CAC, and other regulations and regulatory agencies that regulate storage, collection and security of personal information and important data collected and generated by operators of critical information infrastructure in the course of their operations in the PRC. Online platform or website operators of certain industries may be identified as critical information infrastructure operators by the CAC if they meet the threshold as stated in the Revised Cybersecurity Measures and such operators may be subject to cybersecurity review. We believe we would not be subject to the cybersecurity review by the CAC, given that (i) we and our China subsidiary possess and will possess personal information of a relatively small number of users in our business operations as of the date of this prospectus, significantly less than the one million user threshold set for a data processing operator applying for listing on a foreign exchange that is required to pass such cybersecurity review; and (ii) data processed in our business and the business of the China subsidiary does not have a bearing on national security and thus should not be classified as core or important data by the authorities. However, there remains uncertainty as to how the cybersecurity measures may be interpreted or implemented and whether the PRC regulatory agencies, including the CAC, may adopt new rules and regulations related to the Revised Cybersecurity Measures.

Failure to comply with the effective cybersecurity, data privacy and internet data security regulatory requirements in a timely manner, or at all, may subject us to government enforcement actions and investigations, fines, penalties, suspension or disruption of our operations, among other things.

Cash Flows, Dividends and Other Asset Transfers between the U.S. Holding Company and Our Subsidiaries

In order for us to pay dividends or other distributions to our stockholders, we will rely on payments from our domestic operating subsidiary, ADK LLC. All revenue generated by shipment to China that is earned by ADK LLC is paid directly to ADK LLC, primarily in U.S. dollars. Any revenue generated by our China subsidiary is collected locally and is held in a Chinese bank account.

Our Chinese subsidiary has kept and intends to keep any future earnings to re-invest in and finance its operations and expansion, and we do not anticipate that it will pay cash dividends in the foreseeable future. Current PRC regulations permit Chinese operating subsidiaries to pay dividends to foreign parent companies only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. Our China subsidiary may be restricted from making dividends or distributions on equity by conditions on future debt or PRC rules or regulations.

ADK LLC and our China subsidiary also are parties to intercompany agreements for various intercompany services, including sales & marketing, non-recurring engineering projects and other administrative tasks. Service fees are paid on a cost-plus basis and paid between the entities without net settlement.

As of the date of this prospectus, we have not paid, and do not anticipate paying in the foreseeable future, dividends or other distributions to our stockholders. There have not been any dividends or other distributions from our China subsidiary and our China subsidiary has never paid any dividends or distributions outside of China. We presently intend to retain all earnings to fund our operations and business expansions.

Competition

The market for high-performance analog, digital and mixed-signal semiconductors for automotive applications, is competitive although recent consolidation across the semiconductor industry has reduced the number of viable competitors and created design opportunities for us. Our primary competitors are other automotive-focused semiconductor companies, including Infineon, Monolithic Power Systems, NXP, Renesas and ST Microelectronics.

Some competitors have more financial resources than we do, while others have a more diversified set of products and end markets. Accordingly, such competitors may be able to more quickly respond to customer requests and market developments, and to better withstand external economic or market factors.

However, we believe that our technical and design experience, our existing approved vendor list position across a dozen Tier 1 automotive suppliers, and a growing demand for software embedded solutions with proprietary manufacturing and packaging capabilities, position us to outpace our addressable market.

Employees

As of September 30, 2021, we had over 400 full-time employees. We added approximately 180 employees as a result of our acquisition of TeraXion in October 2021 and expect to add approximately an additional 35 team members in connection with our pending acquisition of Symeo GmbH in Germany. We believe that relations between our management and employees are good.

Manufacturing

Other than with respect to specific FBG and semiconductor laser-based products, we continue to utilize a fabless business model, working with a network of third parties to manufacture, assemble and test our designs. This approach allows us to focus our engineering and design resources on our core competencies and to control and reduce our fixed costs and capital expenditures.

Wafers, which are the fundamental components of our devices, can be manufactured by multiple foundries. Having several sources provides us with an enhanced security of supply. Our primary manufacturing partners are X-FAB, HHGrace, ASE Group, and GlobalFoundries. We contract with X-FAB for mixed signal and high voltage foundry. HHGrace provides us deeper sub-micron capabilities with embedded Flash Memory. ASE Group is contracted for packaging and testing. We dual source packaging and testing locations at ASE Groups’ Taiwan and Shanghai facilities. We use GlobalFoundries as our foundry partner for several process technologies including advanced nodes.

Manufacturing is typically a 13-week cycle. The process begins by indie submitting a purchase order for wafers (which normally has a 70-day cycle), while simultaneously sending a forecast of demand to assembly and test partners so that they may order materials and secure capacity for indie, respectively. Assembly is typically a 10 to15 day process, while testing takes approximately 1 to 5 days. The finished product is then warehoused and drop-shipped to a specific location. We currently ship products to China (Shanghai, Anting, Shenzhen and Changsha), Hong Kong, Taiwan, the United States, Portugal, Korea, Mexico, and Germany.

In connection with our acquisition of TeraXion in October 2021, we added limited manufacturing capabilities in Quebec City, Canada to manufacture FBG based products and semiconductor laser-based products.

Design Centers and Other Facilities

Our headquarters are located in Aliso Viejo, California, with additional in design centers and sales offices in Austin, TX; Boston, MA; Detroit, MI; Phoenix, AZ; San Francisco and San Jose, CA; Budapest, Hungary; Dresden, Germany; Edinburgh, Scotland; Haifa, Israel; Quebec City, Canada; Tokyo, Japan and several locations throughout China.

Legal Proceedings

We may be a party to routine claims or litigation incidental to its business. We are currently not a party to any pending legal proceeding that is likely to have a material adverse effect on its business, financial condition or results of operations. See Note 19 to our consolidated financial statements included elsewhere in this prospectus for a discussion of our commitments and contingencies.

MANAGEMENT

Directors and Executive Officers

The following table sets forth the names, ages and positions of the directors and executive officers of indie Semiconductor, Inc. as of September 30, 2021.

Name	Age	Position
Donald McClymont	53	Chief Executive Officer and Director
Ichiro Aoki	56	President and Director
Thomas Schiller	50	Chief Financial Officer and EVP of Strategy
Scott Kee	45	Chief Technology Officer
Steven Machuga	57	Chief Operating Officer
Ellen Bancroft	56	General Counsel and Secretary
David Aldrich(1)(2)	64	Chairman and Independent Director
Diane Brink(2)(3)	63	Independent Director
Peter Kight(3)	65	Independent Director
Karl-Thomas Neumann(2)	60	Independent Director
Jeffrey Owens(1)	66	Independent Director
Sonalee Parekh(1)(2)	48	Independent Director
William Woodward(3)	62	Independent Director

____________

(1)      Member of the audit committee

(2)      Member of the compensation committee

(3)      Member of the nominating and corporate governance committee

There is no arrangement or understanding between the persons described above and any other person pursuant to which the person was selected to his or her office or position.

Donald McClymont serves as indie’s Chief Executive Officer and is responsible for formulating its strategic vision, ensuring execution of business plans and creating shareholder value. Mr. McClymont also serves on indie’s Board of Directors. Prior to co-founding indie in 2012, he was Vice President of Marketing at Axiom Microdevices, tasked with driving company strategy, developing sales engagements and building key industry partnerships. Prior to Axiom, he was a Product Line Director at Skyworks Solutions/Conexant and a Marketing Manager at Fujitsu. Previously, he was with Thesys (now X-FAB/Melexis), and Wolfson (now Cirrus Logic), as a design engineer. Mr. McClymont holds five patents worldwide and earned a Masters in Engineering Electronics and Electrical from the University of Glasgow.

Dr. Ichiro Aoki serves as indie’s President and as a member of the Board of Directors. He works closely with indie’s executive team and Board to create, update and manage execution of indie’s strategies and technical roadmaps. Prior to co-founding indie in 2012, Dr. Aoki was a co-founder, Board Member and Chief Architect of Axiom Microdevices, which was subsequently sold to Skyworks Solutions. Previously, Dr. Aoki founded and served as co-CEO of PST Eletronica Ltd. in Brazil, which was later sold to Stoneridge, Inc. Dr. Aoki has developed 35 patents worldwide and has authored numerous IEEE papers, two of them having over 400 citations. He is fluent in Japanese, Portuguese and English. Dr. Aoki holds a Ph.D. and Masters in Electrical Engineering from the California Institute of Technology and a Bachelor of Science in Electrical Engineering from the University of Campinas, Sao Paulo, Brazil. He serves as a California Institute of Technology Electrical Engineering Advisory Council Member and is also a Scientific Advisory Board Member with the California Institute of Technology Space-based Solar Power Project (“SSPP”).

Thomas Schiller serves as indie’s Chief Financial Officer and Executive Vice President of Strategy. In this role, he leads all corporate financing, reporting, investor relations, treasury, tax, as well as merger and acquisition activities. Prior to joining indie in October 2019, Mr. Schiller was Vice President of Marketing at Marvell Semiconductor, from February to October 2019. From July 2002 to February 2019, he was Vice President of Strategy and Corporate Development at Skyworks Solutions. He earned a Masters of Business Administration from the University of Southern California with specialization in Entrepreneurship and Finance, and holds a Bachelor of Arts in Social Sciences with emphasis in Economics and Political Science from the University of California, Irvine. In addition, Mr. Schiller has completed executive education programs at the University of California, Los Angeles and at Suffolk University, Boston.

Dr. Scott Kee is indie’s Chief Technology Officer with responsibility for all strategic product development and roadmap alignment. Prior to co-founding indie, Dr. Kee was Chief Technology Officer at Axiom Microdevices, another company he co-founded, which was subsequently sold to Skyworks Solutions. Dr. Kee has developed 35 patents worldwide. He earned his Ph.D. in Electrical and Electronics Engineering from the California Institute of Technology, and holds a Bachelor of Science in Electrical and Electronics Engineering from the University of Delaware.

Steven Machuga has been indie’s Chief Operating Officer since March 2021. He has over 30 years of experience in electronics and semiconductor development and high-volume operations management of the entire supply chain. Prior to joining indie, he was Vice President, Worldwide Operations at Skyworks Solutions since 2016. Prior to that, he was Vice President, External Manufacturing Operations & Engineering at Skyworks from 2006. He holds a Masters in Chemical Engineering and Materials Science from the University of Minnesota and a Bachelor of Science in Chemical Engineering, from the University of Connecticut. He holds six U.S. patents and three European patents.

Ellen Bancroft joined indie in April 2021 as our General Counsel and Secretary, where she is responsible for all corporate, legal governance and SEC matters. Previously, she was a partner at the international law firm of Morgan, Lewis & Bockius LLP since 2013, where she served as Office Managing Partner for over five years. From 2003 to 2013, she was a partner and the California Corporate Group Head, at Dorsey & Whitney LLP. Prior to that, she was an associate, and later a partner, at Brobeck, Phleger & Harrison LLP. In her law firm practice, she regularly counseled corporate boards and related committees, advised various public companies on their public company reporting obligations and corporate governance matters, and led a variety of M&A and corporate finance transactions. Since 2018, Ms. Bancroft has been a guest lecturer for the Corporate Governance Program at UCLA Anderson School of Business. She holds a Juris Doctor from Vanderbilt University School of Law, and a Bachelor of Science in Business from Indiana University, Bloomington.

David Aldrich has been our Chairman since our Business Combination and was Chairman of the Board of Skyworks Solutions, Inc., a position he has held since May 2014. Mr. Aldrich served as Executive Chairman of Skyworks from May 2016 to May 2018. Prior to his appointment as Executive Chairman, Mr. Aldrich had served as Chief Executive Officer of Skyworks since its formation in 2002 via a merger between Alpha Industries and Conexant Systems’ wireless business. Before the creation of Skyworks, he served as President and CEO of Alpha Industries, a position he held since April 2000. He joined Alpha Industries in 1995 as Vice President and Chief Financial Officer and held various management positions in the ensuing years, including President and Chief Operating Officer. Prior to this, he held senior management positions at Adams-Russell and M/A-COM. Mr. Aldrich received a Bachelor of Arts in Political Science from Providence College in 1979 and a Master’s in Business Administration from the University of Rhode Island in 1981. In 2004, he was named Ernst & Young New England Entrepreneur of the Year in the Semiconductor category. In 2014, he was named CEO of the Year by the Massachusetts Technology Leadership Council. In addition, Mr. Aldrich is a board member of Belden (NYSE: BDC), a publicly traded provider of end-to-end signal transmission solutions, and Acacia Communications (NASDAQ: ACIA), a publicly traded provider of high-speed coherent optical interconnect products.

Diane Brink has been our director since our Business Combination and is currently an Independent Director for Belden Inc. (NYSE: BDC), where she is a member of the Nominating and Corporate Governance Committee and chairs the Cybersecurity Committee. Ms. Brink is also a Senior Fellow and Adjunct Professor at the Kellogg School of Management, Kellogg Markets and Customers Initiative, Northwestern University. Diane retired from IBM in February 2015 after a successful 35-year career. She served as IBM’s Chief Marketing Officer for Global Technology Services (“GTS”) from September 2008 to January 2015. She had worldwide responsibility for the product portfolio. Her market-centric approach led to the redesign of the legacy infrastructure services business to a cloud-based, analytics driven services model, establishing market leadership in cloud computing, security, resiliency, and mobility. Diane held a variety of senior leadership positions, including leading World Wide Integrated Marketing Communications, managing, promoting and generating demand for the IBM brand. Her leadership in advancing the digital transformation of IBM through digital marketing, social media and e-commerce enabled new revenue sources, new methods of client engagement, and new approaches to sales and marketing. She was Vice President of Marketing and Strategy for IBM Americas, Vice President of Distribution Channels Management, Systems Group and General Manager, IBM Middle Markets, Midwest. Known as a forward-thinking C-suite executive, Diane has expertise in strategy, marketing, sales, business development, and general management. Diane is a passionate leader with a collaborative style. She is a skilled leader and mentor in developing talent to reach their maximum personal potential. Ms. Brink’s enterprise wide and strategic, long-term approach contribute to long term value creation. Her broad experience enables her to bring market and customer-based insights, pragmatic solutions and perspective. Her expertise in large scale enterprise transformation has helped align functions for high performance, drive cultural change and achieve strategic revenue and profitability goals. Diane is a strong proponent and practitioner of corporate governance. In addition to her public company board role, she has board experience with nonprofit industry institutions including the Association of National Advertisers (“ANA”), the Advanced Energy Research & Technology Center (“AERTC”), and the Iona Preparatory School. Ms. Brink currently serves on the Dean’s Council for the College of Engineering & Applied Sciences at Stony Brook University. She is a Governance Fellow with the National Association of Corporate Directors (“NACD”). Ms. Brink holds an MBA in Finance from Fordham University and a BS in Computer Science from Stony Brook University.

Peter J. Kight has been our director since our Business Combination and served as senior special advisor to Thunder Bridge II. Since 2020, he has been a senior special advisor of Thunder Bridge Capital Partners III Inc. From 2018 to 2019, he was a director of Thunder Bridge Acquisition, Ltd. (NASDAQ: TBRG), a blank check company which in July 2019 consummated its initial business combination with Hawk Parent Holdings, LLC, or Repay, an omnichannel payments technology provider; upon such consummation, Mr. Kight remained with the combined company, Repay Holdings Corporation (NASDAQ: RPAY) as chairman of the board of directors. Mr. Kight has 34 years of industry experience. He was the founder, chairman and CEO of CheckFree (Nasdaq: CKFR), a provider of financial services technology, from 1981 until it was acquired by Fiserv (Nasdaq: FISV) in 2007. He also served as director and vice chairman (2007 to 2010) of Fiserv until 2012. Previously, Mr. Kight was co-chairman, managing partner and senior advisor at Comvest Partners. He is a board member of Bill.com Holdings, Inc. (NYSE: BILL), a provider of software that digitizes and automates back-office financial operations. Mr. Kight previously served on the boards of directors of Blackbaud (NASDAQ: BLKB), a supplier of software and services specifically designed for nonprofit organizations, from 2014 to 2020, Huntington Bancshares Incorporated (NASDAQ: HBAN), a regional bank holding company, from 2012 to 2020, Akamai Technologies, Inc. (NASDAQ GS: AKAM), distributor of computing solutions and services, from 2004 to 2012, and Manhattan Associates, Inc., (NASDAQ: MANH) a provider of supply chain planning and execution solutions, from 2007 to 2011. Mr. Kight holds more than a dozen patents and publications for electronic banking and payment systems.

Dr. Karl-Thomas Neumann has been our director since our Business Combination and has been the CEO and Founder of KTN Investment and Consulting since March 2018. From April 2018 to June 2019, he held a management position at Canoo Inc., an electric vehicles company, where his responsibilities included technology and marketing. From March 2013 to March 2018 he was Executive Vice President & President Europe for General Motors Company, where he was also a member of the GM Executive Committee. Dr. Neumann was previously with Volkswagen AG, where he was CEO and Vice President of Volkswagen Group China in Beijing from September 2010 to August 2012. Prior to that he held a number of management positions at Volkswagen, beginning in 1999 as Head of Research and Director of Electronics Strategy. From 2004 to 2009, Dr. Neumann was a member of the Executive Board at German automotive supplier Continental AG, responsible for the Automotive Systems Division. From August 2008 to September 2009, he was Chairman of the Executive Board of Continental AG. In December 2009, he returned to Volkswagen AG and took over company-wide responsibility for electric propulsion. Since March 2019, he has served as a member of the board of directors of South Korea based Hyundai-Mobis where he serves on the audit committee, the compensation committee and the nominating and corporate governance committee. Dr. Karl-Thomas Neumann was born on April 1, 1961 in Twistringen in Lower Saxony. He holds a Ph.D. in Microelectronics from the University of Duisburg, Germany, as well as a diploma in Electrical Engineering from the University of Dortmund, Germany. He began his professional career at the Fraunhofer Institute as a research engineer before moving to Motorola Semiconductor, where he worked as an engineer and strategy director responsible for the automobile industry.

Jeffrey Owens has been our director since our Business Combination and is a retired automotive technology executive. He served as Executive Vice President and CTO of Delphi Automotive PLC, until his retirement in 2017. During his over 40-year career at Delphi, Mr. Owens served in a variety of technology, engineering and operating leadership roles, including as President of Delphi’s Electronics and Safety Division and President of Delphi Asia Pacific. Mr. Owens also has served as a director of Rogers Corporation (NYSE: ROG) since 2017 and previously served a director of Cypress Semiconductor Corporation from 2017 to 2020. Mr. Owens serves on the Board of Trustees for Kettering University, including as past Chairman. Mr. Owens brings to the Board deep experience as a technology and operating executive of a global automotive technology company.

Sonalee Parekh has been our director since our Business Combination and is the Senior Vice President of Corporate Development and Investor Relations at Hewlett Packard Enterprise (“HPE”), a Fortune 500 technology company with $30 billion in revenues. She has held that position since October 2019. As Senior Vice President of Corporate Development, Ms. Parekh is responsible for corporate strategy, mergers and acquisitions, strategic investments, business integration and performance management. In her role as Senior Vice President of Investor Relations, Ms. Parekh works directly with many of the world’s largest institutional investors and asset managers and leads HPE’s quarterly earnings process and socially responsible investing strategy. Prior to HPE, Ms. Parekh held senior leadership roles at several global investment banks, including Goldman Sachs, Barclays Capital and Jefferies International. From July 2016 to April 2019, Ms. Parekh was a Managing Director at Jefferies International, and from July 2014 to July 2016 she was an Executive Director at the Royal Bank of Canada. She currently serves as a board advisor to Bidstack Group. Ms. Parekh earned a Bachelor of Commerce from McGill University.

William Woodward has been our director since our Business Combination and is a serial entrepreneur, technology executive, and venture capitalist with over 35 years of investing and operating experience. Mr. Woodward currently serves as the managing general partner of Anthem Venture Partners, a venture capital firm that he solely founded in 1999, where he raised their initial $120 million fund. Through Anthem, Mr. Woodward has made significant early-stage direct investments in privately-held companies that have achieved significant enterprise values such as: Scopely, VideoAmp, Surfair, Jiko, DailyPay and indie. Mr. Woodward has served on the board of directors or as an advisor to a number of other technology companies, including: TrueCar, InterMix “MySpace,” Cognet Microsystems, Android (acquired by Google), Advanced Cell Technologies, Celenex, Launch Music and NevenVision. Prior to founding Anthem, Mr. Woodward was a part of Avalon, a $100 million venture capital fund where he served as a general partner managing the West Coast in the late 1990’s. Mr. Woodward founded Celenex, a gene-therapy company with a mission to cure neurodegenerative disorders in pediatrics in 2017 which was acquired by Amicus Therapeutics in 2018. In addition to Celenex, Mr. Woodward founded ImmunoVec Inc, a venture-backed gene-therapy company with a focus on curing rare pediatric genetic disorders of the immune system. Prior to Celenex and ImmunoVec, Mr. Woodward was also a co-founder Cognet Microsystems, a company building fiberoptic networks based on technology from the University of California Los Angeles, prior to its sale to Intel in 2001. Mr. Woodward also co-founded NevenVision in 2003 which was acquired by Google in 2006. In 1994, Mr. Woodward founded Pulse Entertainment, a maker of 3D games and character authoring software. Mr. Woodward served as the chief executive officer and chairman of the board through 1998. In addition to Pulse Entertainment, Mr. Woodward co-founded Launch Media Inc, which went public in 1999 and was later acquired by Yahoo in 2001 and became Yahoo Music. Mr. Woodward began his career in technology as the sole founder of Paracomp, a San Francisco based software publisher that was known for developing early desktop multimedia software applications, which he created in 1986. In 1991, Paracomp merged with Macromind to form MacroMedia. Mr. Woodward served as the chairman of the board and ran business development for the company prior to their acquisition by Adobe in in 2005.

Code of Ethics

We have adopted a Code of Ethics that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer and other executive and senior financial officers. The full text of our Code of Ethics is available on our website at investors.indiesemi.com under “Governance.” In addition, a copy of the Code of Ethics will be provided without charge upon request to us in writing at 32 Journey, Suite 100, Aliso Viejo, California 92656. Our Code of Ethics is a “code of ethics,” as defined in Item 406(b) of Regulation S-K. We will make any legally required disclosures regarding amendments to, or waivers of, provisions of our Code of Ethics on our website. The information contained on, or accessible from, our website is not part of this prospectus by reference or otherwise.

Board Composition

Our business affairs are managed under the direction of our board of directors. Our board of directors consists of nine members, seven of whom are independent within the meaning of the Nasdaq rules. Messrs. McClymont and Aoki are not considered independent.

Our board of directors is currently comprised of Donald McClymont, Ichiro Aoki, David Aldrich, Diane Brink, Peter Kight, Karl-Thomas Neumann, Jeffrey Owens, Sonalee Parekh and William Woodward.

Our board of directors is divided into three staggered classes of directors. At each annual meeting of our stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring, as follows:

•        the Class I directors are Sonalee Parekh, Ichiro Aoki and Jeffrey Owens and their terms will expire at the annual meeting of stockholders to be held in 2022;

•        the Class II directors are William Woodward, Karl-Thomas Neumann and Diane Brink and their terms will expire at the annual meeting of stockholders to be held in 2023; and

•        the Class III directors are Donald McClymont, Peter Kight and David Aldrich and their terms will expire at the annual meeting of stockholders to be held in 2024.

The Certificate of Incorporation provides that our board of directors will consist of one or more members, and the number of directors may be increased or decreased from time to time by a resolution of the board of directors provided that the number of directors constituting the whole board of directors shall not be more than nine. Each director’s term will continue until the election and qualification of his or her successor, or his or her earlier death, resignation, or removal. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the total number of directors. This classification of the board of directors may have the effect of delaying or preventing changes in control of the Company.

Each of our officers will serve at the discretion of the board of directors and will hold office until his or her successor is duly appointed and qualified or until his or her earlier death, resignation or removal. There are no family relationships among any of our directors or officers.

Director Independence

Our Class A common stock is listed on Nasdaq. Under the rules of Nasdaq, independent directors must comprise a majority of a listed company’s board of directors. In addition, the rules of Nasdaq require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent. Under the rules of Nasdaq, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Audit committee members must also satisfy the additional independence criteria set forth in Rule 10A-3 under the Exchange Act and the rules of Nasdaq. Compensation committee members must also satisfy the additional independence criteria set forth in Rule 10C-1 under the Exchange Act and the rules of Nasdaq.

In order to be considered independent for purposes of Rule 10A-3 under the Exchange Act and under the rules of Nasdaq, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the committee, the board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.

To be considered independent for purposes of Rule 10C-1 under the Exchange Act and under the rules of Nasdaq, the board of directors must affirmatively determine that the member of the compensation committee is independent, including a consideration of all factors specifically relevant to determining whether the director has a relationship to the company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (i) the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by the company to such director; and (ii) whether such director is affiliated with the company, a subsidiary of the company or an affiliate of a subsidiary of the company.

Our board of directors has undertaken a review of the independence of each director and considered whether each of our directors has a material relationship with the Company that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, we have determined that Messrs. Aldrich, Kight, Neumann, Owens and Woodward, and Ms. Brink and Ms. Parekh are considered “independent directors” as defined under the listing requirements and rules of Nasdaq and the applicable rules of the Exchange Act.

Committees of the Board of Directors

Our board of directors has an audit committee, compensation committee and nominating and corporate governance committee. The composition and responsibilities of each of the committees of the board of directors is described below. Members will serve on these committees until their resignation or until as otherwise determined by the board of directors.

Audit Committee

Each of the members of our audit committee satisfies the requirements for independence and financial literacy under the applicable rules and regulations of the SEC and rules of Nasdaq. We also determined that Sonalee Parekh qualifies as an “audit committee financial expert” as defined in the SEC rules and satisfies the financial sophistication requirements of Nasdaq. Our audit committee is responsible for, among other things:

•        selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;

•        helping to ensure the independence and performance of the independent registered public accounting firm;

•        discussing the scope and results of the audit with the independent registered public accounting firm and reviewing, with management and the independent registered public accounting firm, our interim and year-end financial statements;

•        developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

•        reviewing our policies on and overseeing risk assessment and risk management, including enterprise risk management;

•        reviewing the adequacy and effectiveness of internal control policies and procedures and our disclosure controls and procedures; and

•        approving or, as required, pre-approving, all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm.

The board of directors has adopted a written charter for the audit committee which is available on our website.

Compensation Committee

None of the members of our compensation committee is an officer or employee or former officer of the Company or has any relationship with the Company requiring disclosure as a related person transaction under applicable SEC rules. Each of the members of our compensation committee meets the requirements for independence under the under the applicable rules and regulations of the SEC and rules of Nasdaq. Our compensation committee is responsible for, among other things:

•        reviewing, approving and determining the compensation of our officers and key employees;

•        reviewing, approving and determining compensation and benefits, including equity awards, to directors for service on the board of directors or any committee thereof;

•        administering our equity compensation plans;

•        reviewing, approving and making recommendations to the board of directors regarding incentive compensation and equity compensation plans; and

•        establishing and reviewing general policies relating to compensation and benefits of our employees.

The board of directors has adopted a written charter for the compensation committee which is available on our website.

Nominating and Corporate Governance Committee

Each of the members of the nominating and corporate governance committee meets the requirements for independence under the applicable rules and regulations of the SEC and rules of Nasdaq. The nominating and corporate governance committee is responsible for, among other things:

•        identifying, evaluating and selecting, or making recommendations to the board of directors regarding, nominees for election to the board of directors and its committees;

•        evaluating the performance of the board of directors and of individual directors;

•        considering, and making recommendations to the board of directors regarding, the composition of the board of directors and its committees;

•        reviewing developments in corporate governance practices;

•        evaluating the adequacy of the corporate governance practices and reporting;

•        reviewing related person transactions; and

•        developing, and making recommendations to the board of directors regarding, corporate governance guidelines and matters.

The board of directors has adopted a written charter for the nominating and corporate governance committee which is available on our website.

Compensation Committee Interlocks and Insider Participation

None of our officers currently serves, and in the past year has not served, (i) as a member of the compensation committee or the board of directors of another entity, one of whose officers served on our compensation committee, or (ii) as a member of the compensation committee of another entity, one of whose officers served on our board of directors.

EXECUTIVE COMPENSATION

This section discusses the material components of the executive compensation programs for our named executive officers (identified below). This discussion may contain forward- looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt may differ materially from the existing and currently planned programs summarized or referred to in this discussion.

We have opted to comply with the executive compensation disclosure rules applicable to emerging growth companies, as we are an emerging growth company. The scaled down disclosure rules are those applicable to “smaller reporting companies,” as such term is defined in the rules promulgated under the Securities Act, which require compensation disclosure for our principal executive officer and our two most highly compensated executive officers other than the principal executive officer, who were serving as executive officers as of December 31, 2020. Since the Company is a newly-formed entity that recently became a public company on June 10, 2021 as a result of the Business Combination, we have provided the compensation awarded to, earned by or paid to the CEO and the two most highly compensated executive officers of ADK LLC while employed by ADK LLC for the years ended December 31, 2020 and 2019. (the “named executive officers”). Each of such persons currently hold the same positions with the Company.

Donald McClymont was our principal executive officer of ADK LLC for the entirety of fiscal 2020 and fiscal 2019. Our two most highly compensated executive officers that were serving in such capacity at the end of fiscal year 2019 (other than Mr. McClymont) were Ichiro Aoki and Scott Kee. Our three most highly compensated executive officers that were serving in such capacity at the end of fiscal 2020 (other than Mr. McClymont) were Thomas Schiller, Ichiro Aoki and Scott Kee.

Therefore, for the fiscal year ended December 31, 2020, our named executive officers were:

•        Donald McClymont, Chief Executive Officer;

•        Ichiro Aoki, President;

•        Thomas Schiller, Chief Financial Officer and Executive Vice President of Strategy; and

•        Scott Kee, Chief Technology Officer.

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)		Bonus ($)	Equity ($)		All Other Compensation ($)(3)	Total ($)
Donald McClymont	2020	220,000		—	—		15,422	235,422
Chief Executive Officer	2019	220,000		—	—		14,867	234,867

Ichiro Aoki	2020	200,000		—	—		3,509	203,509
President	2019	200,000		—	—		4,800	204,800

Thomas Schiller	2020	300,000		—	6,081,900	(1)(2)	21,344	6,403,244
Chief Financial Officer and Executive Vice President of Strategy	2019	57,292	(4)	—	—		844	58,136

Scott Kee	2020	200,000		—	—		3,509	203,509
Chief Technology Officer	2019	200,000		—	—		4,800	204,800

____________

(1)      This grant includes both performance-based stock awards and time-based awards granted in fiscal 2020. The fair value of these awards represents the estimated grant date fair value of the stock awards as determined under the provisions of FASB Accounting Standard Codification Topic 718. Such estimated fair value amounts do not necessarily correspond to the potential actual value realized from the stock awards. The assumptions made in computing the estimated fair value of such stock awards are discussed in Note 13 of the accompanying financial statements. In 2020, Mr. Schiller received a grant of 75,000 Class B LLC units of ADK LLC, which had five individual vesting schedules as follows:

•        26,000 units vest as to 25% of the shares on the anniversary of the grant date and thereafter vests as to the remaining 75% of the shares monthly in equal installments over a three year period;

•        25,000 units vested in their entirety on the date of successful closing of the Business Combination;

•        12,000 units vest in their entirety upon the Company’s achievement of at least $150,000,000 in trailing twelve-month revenue;

•        6,000 units vested in their entirety upon the completion of a capital raise in the amount of at least $50,000,000 with a minimum pre-money valuation of $350,000,000 as determined in the financing round (which shares vested in full at the closing of the Business Combination); and

•        6,000 units vest in its entirety upon the Company’s achievement of at least $50,000,000 in trailing twelve-month revenue.

(2)      In connection with the Business Combination, the 75,000 Class B LLC units of ADK LLC were split into an aggregate of 2,085,019 Class B LLC Units and then were converted into 2,085,019 shares of the Company’s Class A common stock.

(3)      Amount consists of Company matching contributions under the 401(k) Plan in the amount of $8,800, $0, $11,200, and $0 for Messrs. McClymont, Aoki, Schiller and Kee, respectively. Each of such officer also was provided with Armadacare, which is an executive medical cost reimbursement program, which program costs $6,622, $3,509, $10,144 and $3,509 for Messrs. McClymont, Aoki, Schiller and Kee, respectively, which was paid for by the Company.

(4)      Mr. Thomas Schiller’s service as our Chief Financial Officer and Executive Vice President of Strategy commenced in October 2019, and as a result, his salary was prorated based on an annual balance of $300,000.

Employment Arrangements with Named Executive Officers

None of Messrs. McClymont, Schiller, Aoki or Kee had an employment agreement with us during fiscal 2020 and fiscal 2019. Mr. Thomas Schiller’s service as our Chief Financial Officer and Executive Vice President of Strategy commenced in October 2019, and as a result, he was not one of the two most highly compensated executive officers after Mr. McClymont during fiscal 2019. In connection with the Business Combination, we indicated that we intend to enter into employment agreements with each of our executive officers on mutually acceptable terms upon the consummation of the Business Combination.

2020 Equity-Based Compensation

Class B Units

We entered into Class B Unit Purchase Agreements with certain employees and executives pursuant to which we awarded Class B Units. Class B Units provide for the grant of “profits interests” that give the grantee the right to participate in future profits and appreciation in the value of ADK LLC. The profits interests generally vest over four years, with 25% vesting on the first anniversary of the grant date and the remainder vesting in equal monthly installments over the next three years. The agreements provide for double trigger accelerated vesting if there is a change of control and the grantee’s employment is terminated other than for “cause” or if the grantee resigns for “good reason” as defined in such agreements.

Treatment of Class B Units in Business Combination

Mr. Schiller, our Chief Financial Officer, is the only named executive officer who received Class B LLC Units in ADK LLC. In 2020, Mr. Schiller contributed all of his 75,000 LLC Units to ADK Service Provider Holdco LLC (“Holdco”) in exchange for shares of common stock in Holdco. In connection with the Business Combination, all of Mr. Schiller’s Holdco shares were exchanged and converted into 2,085,019 shares of Class A common stock of the Company, 937,100 of which were unvested as of the Closing.

Equity Incentive Plan

The 2021 Omnibus Equity Incentive Plan (the “Equity Incentive Plan”) is a comprehensive incentive compensation plan that was adopted in June 2021 under which we can grant equity-based and other incentive awards to our officers, employees, directors, consultants and advisers. The purpose of the Equity Incentive Plan is to help us attract, motivate and retain such persons with awards under the Equity Incentive Plan and thereby enhance shareholder value.

Administration.    The Equity Incentive Plan is administered by the compensation committee of our board of directors, which consists of three members of our board of directors, each of whom is a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act and “independent” for purposes of Nasdaq requirements. If a member of the compensation committee is eligible to receive an award under the Equity Incentive Plan, such compensation committee member shall have no authority under the plan with respect to his or her own award. Among other things, the compensation committee has complete discretion, subject to the express limits of the

Equity Incentive Plan, to determine the directors, employees and nonemployee consultants to be granted an award, the type of award to be granted, the terms and conditions of the award, the form of payment to be made and/or the number of shares of common stock subject to each award, the exercise price of each option and base price of each stock appreciation right (“SAR”), the term of each award, the vesting schedule for an award, whether to accelerate vesting, the value of the common stock underlying the award, and the required withholding, if any. The compensation committee may amend, modify or terminate any outstanding award, provided that the participant’s consent to such action is required if the action would impair the participant’s rights or entitlements with respect to that award. The compensation committee is also authorized to construe the award agreements, and may prescribe rules relating to the Equity Incentive Plan. Notwithstanding the foregoing, the compensation committee does not have any authority to grant or modify an award under the Equity Incentive Plan with terms or conditions that would cause the grant, vesting or exercise thereof to be considered nonqualified “deferred compensation” subject to Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), unless such award is structured to be exempt from or comply with all requirements of Code Section 409A.

Grant of Awards; Shares Available for Awards.    The Equity Incentive Plan provides for the grant of stock options, SARs, performance share awards, performance unit awards, distribution equivalent right awards, restricted stock awards, restricted stock unit awards and unrestricted stock awards to non-employee directors, officers, employees and consultants of the Company or its affiliates. The aggregate number of shares of common stock reserved and available for grant and issuance under the Equity Incentive Plan is 10,368,750. No more than 10,368,750 shares of common stock in the aggregate may be issued under the Equity Incentive Plan in connection with incentive stock options. Shares shall be deemed to have been issued under the Equity Incentive Plan solely to the extent actually issued and delivered pursuant to an award. If any award expires, is cancelled, or terminates unexercised or is forfeited, the number of shares subject thereto is again available for grant under the Equity Incentive Plan. The Equity Incentive Plan shall continue in effect, unless sooner terminated, until the tenth (10th) anniversary of the date on which it was adopted by our board of directors. The board of directors in its discretion may terminate the Equity Incentive Plan at any time with respect to any shares for which awards have not theretofore been granted; provided, however, that the Equity Incentive Plan’s termination shall not materially and adversely impair the rights of a holder, without the consent of the holder, with respect to any award previously granted.

Stock Options.    The Equity Incentive Plan provides for either “incentive stock options” (“ISOs”), which are intended to meet the requirements for special federal income tax treatment under Section 422 of the Code, or “nonqualified stock options” (“NQSOs”).

Stock options may be granted on such terms and conditions as the compensation committee may determine, which shall be specified in the option agreement; provided, however, that the per share exercise price under a stock option may not be less than the fair market value of a share of common stock on the date of grant and the term of the stock option may not exceed 10 years (110% of such value and five years in the case of an ISO granted to an employee who owns (or is deemed to own) more than 10% of the total combined voting power of all classes of our capital stock or that of a parent or subsidiary).

ISOs may only be granted to employees. In addition, the aggregate fair market value of common stock covered by one or more ISOs (determined at the time of grant), which are exercisable for the first time by an employee during any calendar year may not exceed $100,000. Any excess is treated as a NQSO.

No ISO shall be granted to an employee if, at the time the ISO is granted, such employee owns shares possessing more than ten percent (10%) of our total combined voting power, unless (i) at the time such ISO is granted the option price is at least one hundred ten percent (110%) of the fair market value of the shares subject to the ISO, and (ii) such ISO by its terms is not exercisable after the expiration of five (5) years from the date of grant.

No ISO shall be granted more than ten (10) years from the earlier of the effective date of the Equity Incentive Plan or the date on which the Equity Incentive Plan was approved by the Thunder Bridge II shareholders.

Stock Appreciation Rights.    A SAR entitles the participant, upon exercise, to receive an amount, in cash or stock or a combination thereof, equal to the increase in the fair market value of the underlying common stock between the date of grant and the date of exercise. The compensation committee shall set forth in the applicable SAR award agreement the terms and conditions of the SAR, including the base value for the SAR (which shall not be less than the fair market value of a share on the date of grant), the number of shares subject to the SAR and the period during which the SAR may be exercised and any other special rules and/or requirements which the compensation committee imposes on the SAR. No SAR shall be exercisable after the expiration of ten (10) years from the date of grant. SARs may be granted in tandem with, or independently of, stock options granted under the Equity Incentive Plan. A SAR granted in tandem with a stock option: (i) is exercisable only at such times, and to the extent, that the related stock option is exercisable in accordance with the procedure for exercise of the related stock option; (ii) terminates upon termination or exercise of the related stock option (likewise, the common stock option granted in tandem with a SAR terminates upon exercise of the SAR); (iii) is transferable only with the related stock option; and (iv) if the related stock option is an ISO, may be exercised only when the value of the stock subject to the stock option exceeds the exercise price of the stock option. A SAR that is not granted in tandem with a stock option is exercisable at such times as the compensation committee may specify.

Performance Shares and Performance Unit Awards.    Performance share and performance unit awards entitle the participant to receive cash or shares of common stock upon the attainment of specified performance goals. In the case of performance units, the right to acquire the units is denominated in cash values. The compensation committee shall set forth in the applicable award agreement the performance goals and objectives and the period of time to which such goals and objectives shall apply. If such goals and objectives are achieved, such distribution of shares, or payment in cash, as the case may be, shall be made no later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of our fiscal year to which such performance goals and objectives relate, unless otherwise structured to comply with Code Section 409A.

Distribution Equivalent Right Awards.    A distribution equivalent right award entitles the participant to receive bookkeeping credits, cash payments and/or common stock distributions equal in amount to the distributions that would have been made to the participant had the participant held a specified number of shares of common stock during the period the participant held the distribution equivalent right. A distribution equivalent right may be awarded as a component of another award (but not an option or SAR award) under the Equity Incentive Plan, where, if so awarded, such distribution equivalent right will expire or be forfeited by the participant under the same conditions as under such other award. The compensation committee shall set forth in the applicable distribution equivalent rights award agreement the terms and conditions, if any, including whether the holder is to receive credits currently in cash, is to have such credits reinvested (at fair market value determined as of the date of reinvestment) in additional shares, or is to be entitled to choose among such alternatives.

Restricted Stock Awards.    A restricted stock award is a grant or sale of common stock to the holder, subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the compensation committee or the board of directors may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the compensation committee or the board of directors may determine at the date of grant or purchase or thereafter. If provided for under the restricted stock award agreement, a participant who is granted or has purchased restricted stock shall have all of the rights of a stockholder, including the right to vote the restricted stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the compensation committee or the board of directors or in the award agreement). During the restricted period applicable to the restricted stock, subject to certain exceptions, the restricted stock may not be sold, transferred, pledged, exchanged, hypothecated, or otherwise disposed of by the participant.

Restricted Stock Unit Awards.    A restricted stock unit award provides for a grant of shares or a cash payment to be made to the holder upon the satisfaction of predetermined individual service-related vesting requirements, based on the number of units awarded to the holder. The compensation committee shall set forth in the applicable restricted stock unit award agreement the individual service-based vesting requirements which the holder would be required to satisfy before the holder would become entitled to payment and the number of units awarded to the holder. The holder of a restricted stock unit shall be entitled to receive a cash payment equal to the fair market value of a share of common stock, or one share of common stock, as determined in the sole discretion of the compensation committee and as set forth in the restricted stock unit award agreement, for each restricted stock unit subject to such restricted stock unit award, if and to the extent the holder satisfies the applicable vesting requirements. Such payment or distribution shall be made no later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of the calendar year in which the restricted stock unit first becomes vested, unless otherwise structured to comply with Code Section 409A. A restricted stock unit shall not constitute an equity interest in the Company and shall not entitle the holder to voting rights, dividends or any other rights associated with ownership of shares prior to the time the holder shall receive a distribution of shares.

Unrestricted Stock Awards.    An unrestricted stock award is a grant or sale of shares of our common stock to the employees, non-employee directors or non-employee consultants that are not subject to transfer, forfeiture or other restrictions, in consideration for past services rendered to us or an affiliate or for other valid consideration.

Change-in-Control Provisions.    The compensation committee may, in its sole discretion, at the time an award is granted or at any time prior to, coincident with or after the time of a change in control, cause any award either (i) to be cancelled in consideration of a payment in cash or other consideration in amount per share equal to the excess, if any, of the price or implied price per share of common stock in the change in control over the per share exercise, base or purchase price of such award, which may be paid immediately or over the vesting schedule of the award; (ii) to be assumed, or new rights substituted therefore, by the surviving corporation or a parent or subsidiary of such surviving corporation following such change in control; (iii) to have its time periods accelerated, or waive any other conditions, relating to the vesting, exercise, payment or distribution of an award so that any award to a holder whose employment has been terminated as a result of a change in control may be vested, exercised, paid or distributed in full on or before a date fixed by the compensation committee; (iv) to be purchased from a holder whose employment has been terminated as a result of a change in control, upon the holder’s request, for an amount of cash equal to the amount that could have been obtained upon the exercise, payment or distribution of such rights had such award been currently exercisable or payable; or (v) terminate any then outstanding award or make any other adjustment to the awards then outstanding as the compensation committee deems necessary or appropriate to reflect such transaction or change. The number of shares subject to any award shall be rounded to the nearest whole number.

Amendment and Termination.    The compensation committee may adopt, amend and rescind rules relating to the administration of the Equity Incentive Plan, and amend, suspend or terminate the Equity Incentive Plan, but no such amendment or termination will be made that materially and adversely impairs the rights of any participant with respect to any award received thereby under the Equity Incentive Plan without the participant’s consent, other than amendments that are necessary to permit the granting of awards in compliance with applicable laws.

Grants

In August 2021, indie awarded an aggregate of 3,437,188 restricted stock units, which generally vest in four equal annual installments.

Certain U.S. Federal Income Tax Consequences of the Equity Incentive Plan

The following is a general summary of certain U.S. federal income tax consequences under current tax law to us (to the extent it is subject to U.S. federal income taxation on its net income) and to participants in the Equity Incentive Plan who are individual citizens or residents of the United States for federal income tax purposes (“U.S. Participants”) of stock options which are ISOs, or stock options which are NQSOs, unrestricted stock, restricted stock, restricted stock units, performance stock, performance units, SARs, and dividend equivalent rights. This summary does not purport to cover all of the special rules that may apply, including special rules relating to limitations on our ability to deduct certain compensation, special rules relating to deferred compensation, golden parachutes, U.S. Participants subject to Section 16(b) of the Exchange Act or the exercise of a stock option with previously-acquired shares. This summary assumes that U.S. Participants will hold their shares as capital assets within the meaning of Section 1221 of the Code. In addition, this summary does not address the foreign, state or local or other tax consequences, or any U.S. federal non-income tax consequences, inherent in the acquisition, ownership, vesting, exercise, termination or disposition of an award under the Equity Incentive Plan, or ordinary shares issued pursuant thereto. Participants are urged to consult with their own tax advisors concerning the tax consequences to them of an award under the Equity Incentive Plan or shares issued thereunder pursuant to the Equity Incentive Plan.

A U.S. Participant generally does not recognize taxable income upon the grant of a NQSO if structured to be exempt from or comply with Code Section 409A. Upon the exercise of a NQSO, the U.S. Participant generally recognizes ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the shares acquired on the date of exercise over the exercise price thereof, and the Company generally will be entitled to a deduction for such amount at that time. If the U.S. Participant later sells shares acquired pursuant to the exercise of a NQSO, the U.S. Participant recognizes a long-term or short-term capital gain or loss, depending on the period for which the shares were held. A long-term capital gain is generally subject to more favorable tax treatment than ordinary income or a short-term capital gain. The deductibility of capital losses is subject to certain limitations.

A U.S. Participant generally does not recognize taxable income upon the grant or, except for purposes of the U.S. alternative minimum tax (“AMT”) the exercise, of an ISO. For purposes of the AMT, which is payable to the extent it exceeds the U.S. Participant’s regular income tax, upon the exercise of an ISO, the excess of the fair market value of the shares subject to the ISO over the exercise price is a preference item for AMT purposes. If the U.S. Participant disposes of the shares acquired pursuant to the exercise of an ISO more than two years after the date of grant and more than one year after the transfer of the shares to the U.S. Participant, the U.S. Participant generally recognizes a long-term capital gain or loss, and we will not be entitled to a deduction. However, if the U.S. Participant disposes of such shares prior to the end of either of the required holding periods, the U.S. Participant will have ordinary compensation income equal to the excess (if any) of the fair market value of such shares on the date of exercise (or, if less, the amount realized on the disposition of such shares) over the exercise price paid for such shares, and we generally will be entitled to deduct such amount.

A U.S. Participant generally does not recognize income upon the grant of a SAR. The U.S. Participant recognizes ordinary compensation income upon exercise of the SAR equal to the increase in the value of the underlying shares, and we generally will be entitled to a deduction for such amount.

A U.S. Participant generally does not recognize income on the receipt of a performance stock award, performance unit award, restricted stock unit award, unrestricted stock award or dividend equivalent rights award until a cash payment or a distribution of shares is received thereunder. At such time, the U.S. Participant recognizes ordinary compensation income equal to the excess, if any, of the fair market value of the shares or the amount of cash received over any amount paid therefor, and we generally will be entitled to deduct such amount at such time.

A U.S. Participant who receives a restricted stock award generally recognizes ordinary compensation income equal to the excess, if any, of the fair market value of such shares at the time the restriction lapses over any amount paid for the shares. Alternatively, the U.S. Participant may make an election under Section 83(b) of the Code to be taxed on the fair market value of such shares at the time of grant. We generally will be entitled to a deduction at the same time and in the same amount as the income that is required to be included by the U.S. Participant.

Tax Advice

The preceding discussion is based on U.S. tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the U.S. income tax aspects of the Equity Incentive Plan. A participant may also be subject to state and local taxes in connection with the grant of awards under the Equity Incentive Plan. In addition, if a participant resides outside the United States, the participant may be subject to taxation in other countries. The actual tax implications for any participant will depend on the legislation in the relevant tax jurisdiction for that Participant and their personal circumstances.

Tax-Qualified Retirement Plan

We maintain a defined contribution 401(k) plan for our executives and employees, which allows them to defer a percentage of their compensation on a tax-free basis. We match 100% of a participant’s elective deferrals up to 3% of eligible compensation for the plan year, plus 50% of the portion of a participant’s elective deferrals that exceeds 3%, but not to exceed 5% of eligible compensation for the plan year. Participants are always 100% vested in their elective deferrals and our matching contributions. The 401(k) plan also contains a Roth IRA component.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth outstanding equity awards held by each of our named executive officers as of December 31, 2020.

Name and Principal Position	Grant Date	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Donald McClymont	12/31/2013	—	—	—	—	(1)
Chief Executive Officer
Ichiro Aoki	12/31/2013	—	—	—	—	(1)
President
Thomas Schiller	8/13/2020	18,417	5,119,833	—	—	(2)(7)
Chief Financial Officer and Executive	8/13/2020	—	—	25,000	6,950,000	(3)(7)
Vice President of Strategy	8/13/2020	—	—	12,000	3,336,000	(4)(7)
	8/13/2020	—	—	6,000	1,668,000	(5)(7)
	8/13/2020	—	—	6,000	1,668,000	(6)(7)
Scott Kee	12/31/2013	—	—	—	—	(1)
Chief Technology Officer

____________

(1)      As of December 31, 2020, all shares previously granted to Messrs. McClymont, Aoki and Kee were fully vested.

(2)      Units vest as to 25% of the shares on the anniversary of the grant date and thereafter vests as to the remaining 75% of the shares monthly in equal installments over a three year period.

(3)      Units vest in their entirety on the date of successful closing of the Business Combination.

(4)      Units vest in their entirety upon the Company’s achievement of at least $150,000,000 in trailing twelve-month revenue.

(5)      Units vest in their entirety upon the completion of a capital raise in the amount of at least $50,000,000 with a minimum pre-money valuation of $350,000,000 as determined in the financing round.

(6)      Units vest in their entirety upon the Company’s achievement of at least $50,000,000 in trailing twelve-month revenue.

(7)      The fair value of these awards represents the valuation of Class B LLC units of ADK LLC as of December 31, 2020. Since the Company was not a publicly-traded company at that time, this calculation was based on the $10 per share valuation of the Company’s Class A common stock pursuant to the MTA. Upon closing of the Business Combination on June 10, 2021, the Class B LLC Units of ADK LLC were split into 2,085,019 Class B LLC Units and then were converted into 2,085,019 shares of Class A common stock.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Unless the context otherwise requires, all references in this section to “we,” “us,” “our,” “indie” or the “Company” refer to indie Semiconductor, Inc. and its consolidated subsidiaries.

Exchange Agreement

Concurrently with the completion of the Business Combination, Surviving Pubco entered into an Exchange Agreement with certain holders of Post-Merger indie Units, including three of our founders, Messrs. Aoki, McClymont and Kee, which provides for the exchange of such holders’ Post-Merger indie Units into shares of our Class A common stock.

Exchange Mechanics

Upon the later of December 10, 2021 and the second anniversary of the grant of such holder’s Post-Merger indie Units may, from time to time thereafter, exchange all or any portion of their Post-Merger indie Units for shares of our Class A common stock by delivering a written notice to us; provided, that we may, in our sole and absolute discretion, in lieu of delivering shares of Class A common stock for any Post-Merger indie Units surrendered for exchange, pay an amount in cash per Post-Merger indie Unit equal to the volume weighted average price of the Class A common stock on the date of the receipt of the written notice of the exchange. Certain holders of Post-Merger indie Units that hold Class B Units of ADK LLC will not be able to exchange their units under the Exchange Agreement until the later of six months from the Closing or the second anniversary of the most recent Class B Unit award.

Exchange Ratio

The initial exchange ratio was one Post-Merger indie Unit for one share of Class A common stock. The exchange ratio will be adjusted for any subdivision (split, unit distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse unit split, reclassification, reorganization, recapitalization or otherwise) of the Post-Merger indie Units that is not accompanied by an identical subdivision or combination of the Class A common stock or, by any such subdivision or combination of the Class A common stock that is not accompanied by an identical subdivision or combination of the Post-Merger indie Units. If our Class A common stock is converted or changed into another security, securities or other property, on any subsequent exchange an exchanging holder of Post-Merger indie Units will be entitled to receive such security, securities or other property. The exchange ratio will also adjust in certain circumstances when we acquire Post-Merger indie Units other than through an exchange for shares of Class A common stock.

Restrictions on Exchange

We may refuse to effect an exchange if we determine that an exchange would violate applicable law (including securities laws). We may also limit the rights of holders of Post-Merger indie Units to exchange their Post-Merger indie Units under the Exchange Agreement if we determine in good faith that such restrictions are necessary so that we will not be treated as a “publicly traded partnership” under applicable tax laws and regulations. In addition, holders of Post-Merger indie Units that hold Class B Units of ADK LLC will not be able to exchange their units under the Exchange Agreement until the later of six months from the Closing or the second anniversary of the most recent Class B Unit award.

Expenses

The Company and each holder of Post-Merger indie Units will bear its own expense regarding the exchange except that we will be responsible for transfer taxes, stamp taxes and similar duties (unless the holder has requested the shares of Class A common stock to be issued in the name of another holder).

The form of Exchange Agreement is included as an exhibit to the registration statement for which this prospectus forms a part and is incorporated by reference herein.

Tax Receivable Agreement

Concurrently with the completion of the Business Combination, Surviving Pubco entered into the Tax Receivable Agreement with certain indie Equity Holders.

Holders of Post-Merger indie Units that are party to the Exchange Agreement (other than the Company) may, subject to certain conditions, from and after the six-month anniversary of the date of the completion of the Business Combination, exchange their Post-Merger indie Units for shares of our Class A common stock on a one-for-one basis, subject to the terms of the Exchange Agreement, including in certain cases, adjustments as set forth therein. We intend to have in effect an election under Section 754 of the Code for each taxable year in which an exchange of Post-Merger indie Units for shares of Class A common stock occurs, which we expect will result in increases to the tax basis of ADK LLC’s assets at the time of an exchange of Post-Merger indie Units. The exchanges are expected to result in increases in the tax basis of ADK LLC’s tangible and intangible assets. These increases in tax basis may reduce the amount of tax that we would otherwise be required to pay in the future. These increases in tax basis may also decrease gains (or increase losses) on future dispositions of certain capital assets to the extent tax basis is allocated to those capital assets.

The Tax Receivable Agreement provides for the payment by us to exchanging holders of Post-Merger indie Units of 85% of the tax benefits, if any, that we realize (or in certain cases are deemed to realize) as a result of these increases in tax basis and certain tax attributes of the ADK Blocker Group (as defined in the MTA) and tax benefits related to entering into the Tax Receivable Agreement, including tax benefits attributable to payments under the Tax Receivable Agreement. This payment obligation is an obligation of us and not of ADK LLC. For purposes of the Tax Receivable Agreement, the cash tax savings in income tax will be computed by comparing our actual income tax liability (calculated with certain assumptions) to the amount of such taxes that we would have been required to pay had there been no increase (or decrease) to the tax basis of the assets of ADK LLC as a result of the exchanges and had we not entered into the Tax Receivable Agreement. Such increase or decrease will be calculated under the Tax Receivable Agreement without regard to any transfers of Post-Merger indie Units or distributions with respect to Post-Merger indie Units before the exchange under the Exchange Agreement.

The term of the Tax Receivable Agreement will continue until all such tax benefits have been utilized or expired unless we exercise our right to terminate the Tax Receivable Agreement for an amount representing the present value of anticipated future tax benefits of the Tax Receivable Agreement is otherwise accelerated (as described in more detail below). Estimating the amount of payments that may be made under the Tax Receivable Agreement is by its nature imprecise, insofar as the calculation of amounts payable depends on a variety of factors. The actual increase in tax basis, as well as the amount and timing of any payments under the Tax Receivable Agreement, will vary depending upon a number of factors, including:

•        the timing of exchanges — for instance, the increase in any tax deductions will vary depending on the fair market value, which may fluctuate over time, of the depreciable or amortizable assets of ADK LLC at the time of each exchange;

•        the price of shares of our Class A common stock at the time of each exchange — the increase in any tax deductions, as well as the tax basis increase in other assets of ADK LLC, is directly proportional to the price of shares of our Class A common stock at the time of each exchange;

•        the extent to which such exchanges are taxable — if an exchange is not taxable for any reason, increased deductions will not be available; and

•        the amount and timing of our income — we will be required to pay 85% of tax benefits as and when realized, under the terms of the Tax Receivable Agreement. Except as discussed below with respect to a material breach of a material obligation under the Tax Receivable Agreement, a change of control, or other circumstances requiring an early termination of the tax receivable agreement, if we do not have taxable income, we generally will not be required to make payments under the Tax Receivable Agreement for that taxable year because no tax benefits will have actually been realized. However, any tax benefits that do not result in realized benefits in a given tax year will likely generate tax attributes that may be utilized to generate benefits in previous or future tax years. The utilization of such tax attributes will result in payments under the Tax Receivables Agreement.

We anticipate that we will account for the effects of these increases in tax basis and associated payments under the Tax Receivable Agreement arising from future exchanges as follows:

•        we will record an increase in deferred tax assets for the estimated income tax effects of the increases in tax basis based on enacted federal and state tax rates at the date of the exchange;

•        to the extent we estimate that we will not realize the full benefit represented by the deferred tax asset, based on an analysis that will consider, among other things, our expectation of future earnings, we will reduce the deferred tax asset with a valuation allowance;

•        we will record the estimated realizable tax benefit (which is the recorded deferred tax asset less any recorded valuation allowance) as an increase to the liability due under the Tax Receivable Agreement; and

•        all of the effects of changes in any of our estimates after the date of the exchange will be included in net income. Similarly, the effect of subsequent changes in the enacted tax rates will be included in net income.

We expect that, as a result of the size of the increases in the tax basis of the tangible and intangible assets of ADK LLC, the payments that we may make under the Tax Receivable Agreement will be substantial. There may be a material negative effect on our liquidity if, as a result of timing discrepancies or otherwise, the payments under the Tax Receivable Agreement exceed the actual cash tax savings that we realize in respect of the tax attributes subject to the Tax Receivable Agreement and/or distributions to us by ADK LLC are not sufficient to permit us to make payments under the Tax Receivable Agreement after we have paid taxes. Late payments under the Tax Receivable Agreement generally will accrue interest at an uncapped rate equal to LIBOR plus 500 basis points. The payments under the Tax Receivable Agreement are not conditioned upon continued ownership of us by holders of Post-Merger indie Units. The rights of each party under the Tax Receivable Agreement other than us are assignable.

In addition, the Tax Receivable Agreement provides that, if we materially breach any of our obligations under the Tax Receivable Agreement or if certain mergers, asset sales, other forms of business combination, or other changes of control were to occur, our (or our successor’s) obligations with respect to exchanged or acquired Post-Merger indie Units (whether exchanged or acquired before or after such transaction) would be based on certain assumptions, including that we would have sufficient taxable income to fully utilize the deductions arising from the increased tax deductions and tax basis and other benefits related to entering into the Tax Receivable Agreement.

Furthermore, we may elect to terminate the Tax Receivable Agreement early by making an immediate payment equal to the present value of the anticipated future cash tax savings. In determining such anticipated future cash tax savings, the Tax Receivable Agreement includes several assumptions, including (i) that any Post-Merger indie Units that have not been exchanged are deemed exchanged for the market value of the shares of our Class A common stock at the time of termination, (ii) we will have sufficient taxable income in each future taxable year to fully realize all potential tax savings, (iii) the tax rates for future years will be those specified in the law as in effect at the time of termination and (iv) certain non-amortizable assets are deemed disposed of within specified time periods. In addition, the present value of such anticipated future cash tax savings are discounted at a rate equal to LIBOR plus 100 basis points. If we were to elect to terminate the Tax Receivable Agreement at the current time, we estimate that we would be required to pay approximately $97 million to satisfy our total Tax Receivable Agreement liability.

As a result of the change of control provisions and the early termination right, we could be required to make payments under the Tax Receivable Agreement that are greater than or less than the actual cash tax savings that we realize in respect of the tax attributes subject to the Tax Receivable Agreement. In these situations, our obligations under the Tax Receivable Agreement could have a substantial negative impact on our liquidity.

Decisions made by us in the course of running our business may influence the timing and amount of payments that are received by an exchanging or selling existing owner under the Tax Receivable Agreement. For example, the earlier disposition of assets following an exchange or acquisition transaction generally will accelerate payments under the Tax Receivable Agreement and increase the present value of such payments, and the disposition of assets before an exchange or acquisition transaction will increase an existing owner’s tax liability without giving rise to any rights of an existing owner to receive payments under the Tax Receivable Agreement.

Payments under the Tax Receivable Agreement are based on the tax reporting positions that we will determine. We will not be reimbursed for any payments previously made under the Tax Receivable Agreement if a tax item is successfully challenged by the IRS. As a result, in certain circumstances, payments could be made under the Tax Receivable Agreement in excess of our cash tax savings.

The form of Tax Receivable Agreement is included as an exhibit to the registration statement for which this prospectus forms a part and is incorporated by reference herein.

Amended Operating Agreement

Concurrently with the completion of the Business Combination, the existing amended and restated limited liability company agreement of ADK LLC was further amended and restated in its entirety to become the Amended Operating Agreement. Below is a summary of some of the provisions of the Amended Operating Agreement.

Rights of the Units

The Post-Merger indie Units are entitled to share in the profits and losses of ADK LLC and to receive distributions as and if declared by the managing member of ADK LLC and no voting rights.

Management

The Company, as the manager of ADK LLC, has the sole vote on all matters that require a vote of members under the Amended Operating Agreement or applicable law. The business, property and affairs of ADK LLC are managed solely by the manager.

Distributions

The Company, as managing member of ADK LLC may, in its sole discretion, authorize distributions to the ADK LLC members. All such distributions will be made pro rata in accordance with each member’s interest in ADK LLC.

The Amended Operating Agreement provides for cash distributions, which we refer to as “tax distributions,” to the holders of Post-Merger indie Units if we, as the sole manager of ADK LLC, reasonably determine that a holder, by reason of holding Post-Merger indie Units, will incur an income tax liability. Generally, these tax distributions will be computed based on our estimate of the net taxable income of ADK LLC multiplied by an assumed tax rate equal to the highest effective marginal combined United States federal, state and local income tax rate prescribed for a corporate resident in California (taking into account the non-deductibility of certain expenses and the character of our income).

Upon the liquidation or winding up of ADK LLC, all net proceeds thereof will be distributed one hundred percent (100%) to the holders of Post-Merger indie Units, pro rata based on their percentage interests.

Transfer Restrictions

The Amended Operating Agreement contains restrictions on transfers of units and requires the prior consent of the manager for such transfers, except, in each case, for (i) certain transfers to permitted transferees under certain conditions and (ii) exchanges of Post-Merger indie Units for our Class A common stock pursuant to the Exchange Agreement as described below.

The Amended Operating Agreement is included as an exhibit to the registration statement for which this prospectus forms a part and is incorporated by reference herein.

Sponsor Letter Agreement

Simultaneously with the execution of the MTA, the Sponsor entered into a letter agreement with Thunder Bridge II and ADK LLC (the “Sponsor Letter Agreement”), pursuant to which at the Closing the Sponsor deposited with Continental Stock Transfer and Trust, as escrow agent (the “Sponsor Escrow Agent”), the Sponsor Escrow Shares, along with any earnings or proceeds thereon. At any time subsequent to the Closing, the Sponsor may liquidate pursuant to its organizational documents and distribute the rights to the Escrow Shares among its members in accordance with its operating agreement, subject to the escrow restrictions. Following this dissolution, Gary Simanson, the managing member of the Sponsor, will have the authority to act on behalf of the Sponsor’s members, subject to the escrow agreement, in releasing from escrow or otherwise disposing of the Escrow Shares. While the Escrow Shares are held in escrow, the Sponsor’s members have full ownership rights to the Escrow Shares, including voting rights, but any earnings or proceeds from the Escrow Shares will be retained in the escrow account, and neither the Sponsor’s members nor Mr. Simanson following the Sponsor dissolution will have the right to transfer the Escrow Shares.

Release Escrow Shares

Fifty percent of the Escrow Shares was to be released from escrow to the Sponsor (along with any related earnings and proceeds) if at any time prior to December 31, 2027 the closing price of shares of our Class A common stock (or any successor equity security) on the principal exchange on which such securities are then listed or quoted will have been at or above $12.50 for 20 trading days over a 30 trading day period (subject to equitable adjustment for stock splits, stock dividends, reorganizations or extra ordinary dividends). Such condition was satisfied on November 9, 2021. 100% of the remaining Escrow Shares will vest and be released from escrow to the Sponsor (along with any related earnings and proceeds) if at any time prior to December 31, 2027 the closing price of shares of our Class A common stock (or any successor equity security) on the principal exchange on which such securities are then listed or quoted will have been at or above $15.00 for 20 trading days over a 30 trading day period (subject to equitable adjustment for stock splits, stock dividends, reorganizations or extra ordinary dividends).

Additionally, all of the Escrow Shares will vest and be released from escrow to the Sponsor (along with any related earnings and proceeds) if prior to December 31, 2027, (i) we engage in a going private transaction or otherwise ceases to be subject to reporting obligations under Sections 13 or 15(d) of the Exchange Act, (ii) shares of Class A common stock or successor securities cease to be listed on a national securities exchange other than due to a violation of (x) minimum exchange listing requirements (including minimum round lot holder requirements), unless such failure is caused by an action or omission of us with the primary intent to cause, or that would reasonably be expected to cause, the delisting or (y) a minimum price per share requirement or (iii) there is a change of control of us.

In the event that the Escrow Shares (and related escrow property) are not released from escrow prior to December 31, 2027, they will be forfeited to us and cancelled.

Subscription Agreements

On December 14, 2020, Thunder Bridge II entered into Subscription Agreements with PIPE Investors, including Peter Kight, a member of our Board of Directors and an affiliate of the Sponsor, pursuant to which Thunder Bridge II agreed to issue and sell to the PIPE Investors an aggregate of 15,000,000 of Thunder Bridge II Class A ordinary shares, at a price of $10.00 per Class A ordinary share, simultaneously with or immediately prior to the Closing. Upon the Business Combination, the shares issued pursuant to the PIPE Financing were automatically exchanged for 15,000,000 shares of our Class A common stock.

On July 2, 2021, pursuant to the Subscription Agreements, we filed with the SEC (at our sole cost and expense) a registration statement registering the resale of the PIPE Shares, which was declared effective by the SEC on July 13, 2021.

Registration Rights Agreements

On the Closing Date, Surviving Pubco entered into a registration rights agreement, dated as of the Closing Date, with Mr. McClymont, Mr. Aoki, Mr. Schiller, Bison Capital Partners IV, L.P., and certain other indie Equity Holders, pursuant to which Surviving Pubco has agreed to register for resale under the Securities Act shares of Class A common stock issued to such parties as consideration in connection with the Business Combination, and to provide such parties with certain rights relating to the registration of the securities held by them.

In addition, pursuant to the Purchase Agreement, dated August 27, 2021, among indie, indie’s acquisition subsidiary and the stockholders of TeraXion, Inc., indie agreed to file with the SEC a Registration Statement on Form S-1 to register for resale the shares of Class A common stock issued to such stockholders in the TeraXion acquisition.

The foregoing descriptions of the registration rights agreements and Purchase Agreement do not purport to be complete and are qualified in their entirety by the terms and conditions of such agreements, which are included as exhibits to the registration statement for which this prospectus forms a part and is incorporated by reference herein.

Lock-up Agreements

On the Closing Date, we entered into lock-up agreements, dated as of the Closing Date, with certain indie Equity Holders, including each of our executive officers and directors, pursuant to which such indie Equity Holders agreed not to offer, sell, contract to sell, pledge or otherwise dispose of any shares of Class A common stock received as consideration in connection with the Business Combination, including any Earn Out Shares, until December 10, 2021.

The foregoing description of the lock-up agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the lock-up agreements, a form of which is included as an exhibit to the registration statement for which this prospectus forms a part and is incorporated by reference herein.

Other Transactions

Simultaneously with the consummation of the Business Combination, the Sponsor converted $1,500,000 principal amount of working capital promissory notes issued to it by Thunder Bridge II warrants to purchase 1,500,000 shares of our Class A common stock at pursuant to the terms of such notes. The terms of the sponsor warrants are substantially the same as the private placement warrants.

Statement of Policy Regarding Transactions with Related Persons

We have adopted a formal written policy providing that our officers, directors, nominees for election as directors, beneficial owners of more than 5% of any class of our capital stock, any member of the immediate family of any of the foregoing persons and any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest, are not permitted to enter into a related person transaction with us without the approval of our Audit Committee

Indemnification of Directors and Officers

Our Bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by the Delaware General Corporation Law (the “DGCL”). In addition, our Certificate of Incorporation provides that our directors will not be liable for monetary damages for breach of fiduciary duty to the fullest extent permitted by the DGCL. In addition, we have entered into indemnification agreements with each of our directors and executive officers, to provide indemnification and reimbursement of expenses to the fullest extent permitted by law. The Company has entered into indemnification agreements with each of its officers and directors, which provide indemnification and advancement/reimbursement of expenses to the fullest extent permitted by law.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock by:

•        each person who is known by us to be the beneficial owner of more than five percent of our issued and outstanding Class A common stock and Class V common stock;

•        each of our named executive officers and directors; and

•        all of our executive officers and directors as a group.

Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to securities. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below will have sole voting and investment power with respect to all Class A common stock and Class V common stock that they beneficially own, subject to applicable community property laws.

Subject to the paragraph above, the percentage ownership of common stock is based on 112,287,610 shares of our Class A common stock and 33,827,371 shares of our Class V common stock deemed issued and outstanding. This amount includes 101,482,466 shares of our Class A common stock and 33,827,371 shares of our Class V common stock deemed issued and outstanding as of September 30, 2021 and also includes the 5,805,144 shares of Class A common stock issued on October 12, 2021 in the TeraXion acquisition as well as 5,000,000 shares of Class A common stock issued on November 9, 2021 as the result of achieving the First Earn-out Milestone, as if such shares were issued and outstanding as of September 30, 2021. Of the 101,482,466 shares of our Class A common stock deemed issued and outstanding as of September 30, 2021, 5,054,113 of such shares are the 3,450,000 Sponsor Escrow Shares and 1,604,113 shares of restricted Class A common stock that are issued but are considered beneficially owned as of September 30, 2021 because such shares carry voting rights even though they are subject to forfeiture. The beneficial ownership information below excludes the shares underlying outstanding warrants, any shares issued upon the achievement of the earn-out in the Business Combination after September 30, 2021, and shares subject to outstanding grants or awards under the Equity Incentive Plan, except to the extent they are exercisable by the holder within 60 days of September 30, 2021 (in which case they are deemed outstanding for purposes of computing the beneficial ownership of the person holdings such securities, but are not deemed outstanding for purposes of computing the beneficial ownership of any other person).

Unless otherwise noted, the business address of each of the following entities or individuals is 32 Journey, Aliso Viejo, California 92656.

Name and Address of Beneficial Owner	Shares of Class A Common Stock	Shares of Class V Common Stock(1)	% of Total Common Stock(2)
Donald McClymont	633	6,334,349	4.3%
Ichiro Aoki	633	6,334,349	4.3%
Thomas Schiller(3)	2,085,019	—	1.4%
Scott Kee	633	6,334,349	4.3%
David Aldrich	—	—	—
Diane Brink	—	—	—
Peter Kight(4)	1,000,000	—	*
Karl-Thomas Neumann(5)	417,004	—	*
Jeffrey Owens	—	—	—
Sonalee Parekh(6)	10,748	—	*
William Woodward(7)	13,744,249	—	9.4%
All Executive Officers and Directors as a Group (13 persons):	17,258,919	19,003,047	24.8%

Greater than Five Percent Holders:
Anthem/MIC Strategic Partners LP(7)	13,229,944	—	9.1%
Walden CEL Global Fund I, L.P.(8)	11,074,996	—	7.6%
Gary Simanson(9)	9,225,000	—	6.3%
Thunder Bridge Acquisition II, LLC(10)	8,625,000		5.9%
Bison Capital Partners IV, L.P.(11)	1,619,437	8,489,975	6.9%
Cezanne Investments Ltd(12)	8,023,072	—	5.5%

____________

*        Represents less than 1% of the total voting power.

(1)      Holders owns Post-Merger indie Units and a corresponding number of shares of Class V common stock and will be entitled to one vote per share of Class V common stock. Subject to the terms of the Exchange Agreement, the Post-Merger indie Units are initially exchangeable for shares of Class A common stock on a one-for-one basis from and after December 10, 2021. Upon such exchange, the corresponding shares of Class V common stock will be cancelled.

(2)      Represents the combined percentage of beneficial ownership of Class A common stock and Class V common stock, which vote together as a single class.

(3)      Includes 937,100 shares subject to vesting conditions.

(4)      Includes 1,000,000 Class A common shares acquired in the PIPE Financing. Does not include Mr. Kight’s indirect pecuniary interest in certain of the shares of Class A common stock held by the Sponsor (which is expected to be 1,000,000 additional shares of Class A common stock). Mr. Kight currently has no voting or dispositive control of such shares, but such interest is expected to become a direct interest upon the ultimate distribution of those shares from Sponsor to its members, including Mr. Kight.

(5)      Includes 330,128 shares subject to vesting conditions.

(6)      Consists of shares held by Ms. Parekh’s spouse.

(7)      Consists of (i) 514,305 shares of Class A common stock held directly and (ii) 13,229,944 shares held of record by Anthem/MIC Strategic Partners LP (“ASP”). Mr. Woodward may be deemed to beneficially own the shares held by ASP as he is the managing member of Anthem Strategic Capital LLC, which is the general partner of ASP. Mr. Woodward disclaims beneficial ownership of the shares of ASP except to the extent of his beneficial interest therein. The address of ASP is 225 Arizona Street, Suite 200, Santa Monica, CA 90401.

(8)      Consists of shares issued in the Business Combination and held of record by Walden CEL Global Fund I, L.P. (“Walden”). Walden CEL Global Fund GP (I) LTD is the general partner of Walden and has sole voting and disposition over such shares. The address of Walden is 2550 Hanover Street, Palo Alto, CA 94304.

(9)      Interests shown includes 8,625,000 sponsor shares held by the Sponsor (including the 3,450,000 Sponsor Escrow Shares), 500,000 shares of Class A common stock acquired by Thunder Bridge Capital LLC in the PIPE Financing and 100,000 shares owned directly by Mr. Gary Simanson according to a Form 4 filed on August 14, 2019. Mr. Simanson may be deemed to beneficially own shares held by the Sponsor by virtue of his control over the Sponsor as its managing member. Mr. Simanson disclaims beneficial ownership of the shares held by the Sponsor other than to the extent of his pecuniary interest in such shares. Pursuant to the Sponsor Letter Agreement, at any time subsequent to the Closing, the Sponsor may liquidate and distribute the shares of Class A common stock (including rights to the Sponsor Escrow Shares) among its members in accordance with its operating agreement, subject to the escrow. Following this dissolution, Mr. Simanson will have the authority to act on behalf of the Sponsor’s members in respect of all of the Sponsor Escrow Shares (subject to an escrow agreement, in releasing from escrow or otherwise disposing of the Sponsor Escrow Shares). While the Sponsor Escrow Shares are held in escrow, the Sponsor’s members will have full ownership rights to the Sponsor Escrow Shares, including voting rights, but any earnings or proceeds from the Sponsor Escrow Shares will be retained in the escrow account, and neither the Sponsor’s members nor Mr. Simanson following the Sponsor dissolution will have the right to transfer the Sponsor Escrow Shares. Mr. Simanson is deemed to beneficially own shares held by Thunder Bridge Capital LLC by virtue of his control over Thunder Bridge Capital LLC as its managing member.

(10)    Interests shown includes 8,625,000 shares held by the Sponsor (including the 3,450,000 Sponsor Escrow Shares). Mr. Simanson may be deemed to beneficially own shares held by the Sponsor by virtue of his control over the Sponsor as its managing member. Mr. Simanson disclaims beneficial ownership of the shares held by the Sponsor other than to the extent of his pecuniary interest in such shares. Pursuant to the Sponsor Letter Agreement, at any time subsequent to the Closing, the Sponsor may liquidate and distribute the shares of Class A common stock (including rights to the Sponsor Escrow Shares) among its members in accordance with its operating agreement, subject to the escrow. Following this dissolution, Mr. Simanson will have the authority to act on behalf of the Sponsor’s members in respect of all of the Sponsor Escrow Shares (subject to an escrow agreement, in releasing from escrow or otherwise disposing of the Sponsor Escrow Shares). While the Sponsor Escrow Shares are held in escrow, the Sponsor’s members will have full ownership rights to the Sponsor Escrow Shares, including voting rights, but any earnings or proceeds from the Sponsor Escrow Shares will be retained in the escrow account, and neither the Sponsor’s members nor Mr. Simanson following the Sponsor dissolution will have the right to transfer the Sponsor Escrow Shares.

(11)    According to a Schedule 13G filed with the SEC on October 20, 2021 (“Bison 13G”), consists of shares held of record by Bison Capital Partners IV, L.P. (“Bison”). Bison Capital Partners IV GP, L.P. (“Bison IV GP”), is the general partner of Bison. Bison Capital Partners GP LLC (“Ultimate GP”), is the general partner of Bison IV GP. Bison, Bison IV GP and Ultimate GP share voting and dispositive power over these shares. Excludes Post-Merger indie Units, and also excludes Earn-out Shares issuable to Bison as an additional earn-out payment in connection with the Business Combination. According to the Bison 13G, Douglas Trussler, Yee-Ping Chu, Lou Caballero, Peter MacDonald and Andreas Hildebrand control Bison, Bison IV GP and Ultimate GP. Each of these individuals is employed by Bison Capital Asset Management, LLC, which is in the business of providing management services to Ultimate GP and its affiliates. Each of these individuals disclaims beneficial ownership in our securities held by Bison. The address of Bison, Bison IV GP and Ultimate GP is c/o Bison Capital Asset Management, LLC, 233 Wilshire Boulevard, Suite 425, Santa Monica, California 90401.

(12)    Consists of 8,023,068 shares of Class A common stock issued to Cezanne Investments Ltd as consideration for the Business Combination. Renato Portella has voting and dispositive power over the shares. The address of Cezanne Investments Ltd is Morgan & Morgan Building, Pasea Estate, Road Town, Tortola, The British Virgin Islands.

SELLING STOCKHOLDERS

This prospectus relates to the resale by the Selling Stockholders from time to time of up to an aggregate of 24,035,088 shares of Class A common stock previously issued by us to the Selling Stockholders, including 5,805,144 shares of Class A common stock issued in connection with the TeraXion Acquisition, 5,000,000 Earn-out Shares issued upon the satisfaction of the First Earn-out Milestone, and 13,229,944 shares of Class A common stock issued in connection with our Business Combination. The Selling Stockholders may from time to time offer and sell any or all of the Class A common stock set forth below pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “Selling Stockholders” in this prospectus, we refer to the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors and other permitted transferees that hold any of the Selling Stockholders’ interest in the shares of Class A common stock after the date of this prospectus.

The following table sets forth information concerning the shares of Class A common stock that may be offered from time to time by each Selling Stockholder. We cannot advise you as to whether the Selling Stockholders will in fact sell any or all of such shares of Class A common stock. In particular, the Selling Stockholders identified below may have sold, transferred or otherwise disposed of all or a portion of their securities after the date on which they provided us with information regarding their securities in transactions exempt from registration under the Securities Act.

The following table sets forth certain information provided by or on behalf of the Selling Stockholders concerning the Class A common stock that may be offered from time to time by each Selling Stockholder with this prospectus. See “Plan of Distribution.” For the purposes of this following table, we have assumed that the Selling Stockholders will have sold all of the securities covered by this prospectus upon the completion of the offering.

The percentage ownership of voting securities in the following table is based on 112,287,610 shares of our Class A common stock deemed issued and 33,827,371 shares of our Class V common stock deemed issued and outstanding. This amount includes 101,482,466 shares of our Class A common stock deemed issued and 33,827,371 shares of our Class V common stock deemed issued and outstanding as of September 30, 2021 and also includes the 5,805,144 shares of Class A common stock issued on October 12, 2021 to the Selling Stockholders in the TeraXion acquisition as well as 5,000,000 shares of Class A common stock issued on November 9, 2021 as the result of achieving the First Earn-out Milestone, as if such shares were issued and outstanding as of September 30, 2021. The beneficial ownership information in this table excludes the shares underlying outstanding warrants, any shares issued upon achievement of the earn-out in the Business Combination after September 30, 2021, and shares subject to outstanding grants or awards under the Equity Incentive Plan. None of the Selling Stockholders own or are offering for sale any shares of Class V common stock

Unless otherwise indicated below, the address of each beneficial owner listed in the table below is 32 Journey, Aliso Viejo, CA 92656.

Selling Stockholder	Shares of Class A Common Stock Beneficially Offered	Class A and Class V Common Stock Beneficially Owned After the Offered Shares are Sold	% of Common Stock Beneficially Owned After the Offered Shares are Sold
BDC Capital inc.(1)	2,793,634	—	—%
Gestion Jeape 2 inc.(2)	750,572	—	—
Gestion GLMC 2 inc.(3)	750,572	—	—
Gestion FMSR 2 inc.(4)	750,572	—	—
Gestion DCJC inc.(5)	750,572	—	—
Michel Morin	9,222	—	—
Anthem/MIC Strategic Partners LP(6)	13,714,184	—	—
Walden CEL Global Fund I, L.P.(7)	612,049	11,074,996	7.6%
Bison Capital Partners IV, L.P.(8)	475,875	10,109,412	6.9%
Cezanne Investments Ltd.(8)	449,659	8,023,072	5.5%
Donald McClymont(9)	355,049	6,334,982	4.3%
Ichiro Aoki(9)	355,049	6,334,982	4.3%
Scott Kee(9)	355,049	6,334,982	4.3%
David Kang(9)	355,049	6,334,982	4.3%
Thomas Schiller(9)	116,857	2,085,019	1.4%
All other Selling Securityholders, owning in the aggregate less than one percent of the total voting power prior to the offering.	1,441,124	—	—

____________

*        Less than one percent

(1)      The address for BDC Capital inc. is 5 Place Ville Marie, Suite 100, Montreal, Québec H3B 5E7.

(2)      Controlled by AJ Simard, the former CEO of TeraXion and current consultant to TeraXion. The address is 1392, Jean-Charles Cantin, Québec City, province of Québec, G1Y 2X4

(3)      Controlled by Ghislain Lafrance, CEO of TeraXion. The address is 130, Du Coutelier, Saint-Augustin-de-Desmaures, province of Québec, G3A 2H4.

(4)      Controlled by Daniel Coulombe, Senior Operations Director. The address is 1885, De La Rive-Boisée Nord, Québec City, province of Québec, G2C 0A9.

(5)      Controlled by Richard Kirouac, the former CFO of TeraXion. From 2019 to October 2021, Mr. Kirouac was a consultant for TeraXion. The address is 12, rue des Jardins Mérici, app. 804, Quebec City, province of Quebec, G1S 4Z8

(6)      Consists of (i) 13,229,944 shares of Class A common stock held directly by Anthem/MIC Strategic Partners LP (“ASP”) and (ii) 484,240 shares of Class A common stock issuable upon achievement of First Earn-Out Milestone shares held of record by Anthem/MIC Strategic Partners LP (“ASP”). The address of ASP is 225 Arizona Street, Suite 200, Santa Monica, CA 90401.

(7)      The address of Walden CEL Global Fund I, L.P. is 2550 Hanover Street, Palo Alto, CA 94304.

(8)      The address of Bison Capital Partners IV, L.P. is 233 Wilshire Blvd, Suite 425, Santa Monica, CA 90401.

(9)      The address of these Selling Stockholders is c/o indie Semiconductor, Inc. 32 Journey, Aliso Viejo, CA 92656.

Unless otherwise indicated, all information in this prospectus excludes:

•        33,827,371 shares of Class V common stock, which vote together as a single class with our Class A common stock;

•        27,400,000 shares of Class A common stock issuable upon exercise of publicly-traded indie warrants;

•        Any of the following “Earn-Out Securities”:

•        5,000,000 Earn-Out Securities, in the aggregate, earned on November 9, 2021 (the “First Earn-Out Achievement Date”); and

•        5,000,000 Earn-Out Securities, in the aggregate, in the event that the average trading price of our Class A common stock is $15.00 or greater for any 20 trading days within a period of 30 consecutive trading days prior to December 31, 2027 (the date when the foregoing is first satisfied, the “Second Earn-Out Achievement Date”).

•        Such Earn-Out Securities will also be issued under certain circumstances if an agreement with respect to a sale of the Company is entered into prior to December 31, 2027. If the First Earn-Out Achievement Date or the Second Earn-Out Achievement Date, as applicable, or a sale of the Company that results in the issuance such shares has not occurred prior to December 31, 2027, the applicable Earn-Out Securities will not be issuable.

•        3,450,000 shares of Class A common stock (the “Sponsor Escrow Shares”) held by the Sponsor that are issued but not outstanding and are held in escrow subject to forfeiture in accordance with the following terms and conditions:

•        50% of the Sponsor Escrow Shares that were earned November 9, 2021, at the First Earn-Out Achievement Date;

•        Upon the Second Earn-Out Achievement Date (should it occur), 50% of the Sponsor Escrow Shares as of immediately prior to the Closing will be released from escrow to the Sponsor; and

•        Such Sponsor Escrow Shares will also be released from escrow to the Sponsor under certain circumstances if an agreement with respect to a sale of the Company is entered into prior to December 31, 2027. If the First Earn-Out Achievement Date or the Second Earn-Out Achievement Date, as applicable, or a sale of the Company that results in release of such shares from escrow to the Sponsor has not occurred prior to December 31, 2027, the applicable Sponsor Escrow Shares that were subject to escrow will be forfeited, returned to the Company and cancelled.

•        1,064,113 shares of Class A common stock that are issued but are not deemed to be outstanding as they are restricted stock, subject to forfeiture and have not yet been earned.

•        Up to 10,368,750 shares of Class A common stock reserved for issuance under the 2021 Omnibus Equity Incentive Plan.

DESCRIPTION OF SECURITIES

The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities, and is qualified by reference to our Amended and Restated Certificate of Incorporation (as amended, the “Certificate of Incorporation”), our Bylaws (the “Bylaws”) and the warrant-related documents described herein, which are exhibits to the registration statement of which this prospectus is a part. We urge to you reach each of the Certificate of Incorporation, Bylaws and the warrant-related documents described herein in their entirety for a complete description of the rights and preferences of our securities.

Authorized and Outstanding Stock

The Certificate of Incorporation authorizes the issuance of 300,000,000 shares, consisting of:

•        10,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”); and

•        250,000,000 shares of Class A common stock, par value $0.0001 per share, and 40,000,000 shares of Class V common stock, par value $0.0001 per share.

Class A Common Stock

As of September 30, 2021, we had 101,482,466 shares of Class A common stock issued and 96,428,353 shares issued and outstanding. All issued and outstanding shares of Class A common stock are fully paid and non-assessable. In connection with the Business Combination, the shares held by the Sponsor were converted into shares of our Class A common stock of the Company, of which 3,450,000 shares of Class A common stock held by the Sponsor will held in escrow and subject to forfeiture if certain stock price performance thresholds of the Company are not achieved by December 31, 2027. See the section entitled “Certain Relationships and Related Person Transactions — Sponsor Letter Agreement.”

Voting rights.    Each holder of Class A common stock is entitled to one vote for each share of Class A common stock held of record by such holder on all matters on which stockholders generally are entitled to vote. The holders of Class A common stock do not have cumulative voting rights in the election of directors. Generally, all matters to be voted on by stockholders must be approved by a majority vote (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all stockholders present in person or represented by proxy and voting affirmatively or negatively on the matter, voting together as a single class. Notwithstanding the foregoing, to the fullest extent permitted by law, holders of Class A common stock, as such, will have no voting power with respect to, and will not be entitled to vote on, any amendment to the Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) or pursuant to the DGCL.

Dividend rights.    Subject to preferences that may be applicable to any outstanding Preferred Stock, the holders of shares of Class A common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available therefor.

Rights upon liquidation.    In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of Class A common stock are entitled to share ratably in all assets remaining after payment of our debts and other liabilities, subject to prior distribution rights of Preferred Stock or any class or series of stock having a preference over the Class A common stock, then outstanding, if any.

Other rights.    The holders of Class A common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the Class A common stock. The rights, preferences and privileges of holders of the Class A common stock will be subject to those of the holders of any shares of the Preferred Stock the Company may issue in the future.

Class V Common Stock

As of September 30, 2021, we had 33,827,371 shares of Class V common stock outstanding. All outstanding shares of Class V common stock are fully paid and non-assessable.

Voting rights.    The holders of the Class V common stock are entitled to one vote for each share of Class V common stock held of record by such holders on all matters on which stockholders generally are entitled to vote. The holders of Class V common stock do not have cumulative voting rights in the election of directors. Holders of shares of Class V common stock will vote together with holders of the Class A common stock as a single class on all matters presented to the Company’s stockholders for their vote or approval. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all stockholders present in person or represented by proxy, voting together as a single class. Notwithstanding the foregoing, to the fullest extent permitted by law, holders of Class V common stock, as such, will have no voting power with respect to, and will not be entitled to vote on, any amendment to the Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) or pursuant to the DGCL.

Dividend rights.    The holders of the Class V common stock will not participate in any dividends declared by the board of directors.

Rights upon liquidation.    In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of Class V common stock are not entitled to receive any of our assets.

Other rights.    The holders of shares of Class V common stock do not have preemptive, subscription, redemption or conversion rights. There are no redemption or sinking fund provisions applicable to the Class V common stock.

Issuance and retirement of Class V common stock.    In the event that any outstanding share of Class V common stock ceases to be held directly or indirectly by a holder of a Post-Merger indie Unit, such share will automatically be transferred to us for no consideration and thereupon will be retired. We will not issue additional shares of Class V common stock after the adoption of the Certificate of Incorporation other than in connection with the valid issuance or transfer of Post-Merger indie Units in accordance with our governing documents and those of ADK LLC.

Preferred Stock

As of September 30, 2021, no shares of Preferred Stock were issued or outstanding. The Certificate of Incorporation authorizes our board of directors to establish one or more series of Preferred Stock. Unless required by law or any stock exchange, the authorized shares of Preferred Stock will be available for issuance without further action by the holders of the Common Stock. Our board of directors has the discretion to determine the powers, preferences and relative, participating, optional and other special rights, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of Preferred Stock.

The issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the stockholders. Additionally, the issuance of Preferred Stock may adversely affect the holders of our Common Stock by restricting dividends on the Class A common stock, diluting the voting power of the Class A common stock and the Class V common stock or subordinating the liquidation rights of the Class A common stock. As a result of these or other factors, the issuance of Preferred Stock could have an adverse impact on the market price of our Class A common stock. At present, we have no plans to issue any Preferred Stock.

Dividends

It is our present intention to retain any earnings for use in our business operations and, accordingly, we do not anticipate the board of directors declaring any dividends on the shares of Class A common stock in the foreseeable future. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition. The payment of any cash dividends will be within the discretion of our board of directors.

We are a holding company with no material assets other than our interest in ADK LLC. We intend to cause ADK LLC to make distributions to holders of Post-Merger indie Units in amounts sufficient to cover applicable taxes and other obligations under the Tax Receivable Agreement as well as any cash dividends declared by us.

The Amended Operating Agreement provides that pro rata cash distributions be made to holders of Post-Merger indie Units (including us) at certain assumed tax rates, which we refer to as “tax distributions.” See the section entitled “Certain Relationships and Related Person Transactions — Amended Operating Agreement.” We anticipate that amounts we will receive may, in certain periods, exceed our actual tax liabilities and obligations to make payments under the Tax Receivable Agreement. Our board of directors, in its sole discretion, will make any determination from time to time with respect to the use of any such excess cash so accumulated, which may include, among other uses, to acquire additional newly issued Post-Merger indie Units from indie at a per unit price determined by reference to the market value of the Class A common stock; to pay dividends, which may include special dividends, on our Class A common stock; to fund repurchases of Class A common stock; or any combination of the foregoing. We also expect, if necessary, to undertake ameliorative actions, which may include pro rata or non-pro rata reclassifications, combinations, subdivisions or adjustments of outstanding Post-Merger indie Units, to maintain one-for-one parity between Post-Merger indie Units and shares of Class A common stock of the Company. See the risk factor entitled “Risk Factors — Risks Related to Our Organizational Structure — We are a holding company and our only material asset is our interest in ADK LLC, and we are accordingly dependent upon distributions made by our subsidiaries to pay taxes, make payments under the Tax Receivable Agreement and pay dividends.”

Anti-Takeover Effects of the Certificate of Incorporation, the Bylaws and Certain Provisions of Delaware Law

The Certificate of Incorporation, the Bylaws and the DGCL contain provisions, which are summarized in the following paragraphs, which are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and to discourage certain types of transactions that may involve an actual or threatened acquisition of the Company. These provisions are intended to avoid costly takeover battles, reduce our vulnerability to a hostile change of control or other unsolicited acquisition proposal, and enhance the ability of the board of directors to maximize stockholder value in connection with any unsolicited offer to acquire us. However, these provisions may have the effect of delaying, deterring or preventing a merger or acquisition of the Company by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including attempts that might result in a premium over the prevailing market price for the shares of Class A common stock. See also “Risk Factors — Risks Related to Ownership of Our Class A Common Stock and Warrants — Delaware law and our Certificate of Incorporation and Bylaws contain certain provisions, including anti-takeover provisions, that limit the ability of stockholders to take certain actions and could delay or discourage takeover attempts that stockholders may consider favorable.”

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of Nasdaq, which apply so long as the Class A common stock remains listed on Nasdaq, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of Class A common stock. Additional shares that may be issued in the future may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved common stock may be to enable the board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise and thereby protect the continuity of management and possibly deprive stockholders of opportunities to sell their shares of Class A common stock at prices higher than prevailing market prices.

Election of Directors and Vacancies

The Certificate of Incorporation provides that the board of directors will determine the number of directors who will serve on the board. The exact number of directors will be fixed from time to time by a majority of the board of directors. The board of directors is divided into three classes designated as Class I, Class II and Class III. Class I directors will initially serve for a term expiring at the first annual meeting of stockholders following the closing of the Business Combination. Class II and Class III directors will initially serve for a term expiring at the second and third annual meeting of stockholders following the closing of the Business Combination, respectively. At each succeeding annual meeting of stockholders, directors will be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting of the stockholders. There will be no limit on the number of terms a director may serve on the board of directors.

In addition, the Certificate of Incorporation provides that any vacancy on the board of directors, including a vacancy that results from an increase in the number of directors or a vacancy that results from the removal of a director with cause, may be filled only by a majority of the directors then in office, subject to the provisions of any rights of the holders of Preferred Stock.

Notwithstanding the foregoing provisions of this section, each director will serve until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. No decrease in the number of directors constituting the board of directors will shorten the term of any incumbent director.

No Cumulative Voting

Under Delaware law, the right to vote cumulatively does not exist unless the certificate of incorporation expressly authorizes cumulative voting. The Certificate of Incorporation does not authorize cumulative voting.

General Stockholder Meetings

The Certificate of Incorporation provides that special meetings of stockholders may be called only by or at the direction of the Chairman of the Board, the Chief Executive Officer or a majority of the total number of directors that the Company would have if there were no vacancies on the board of directors.

Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals

The Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors. For any matter to be “properly brought” before a meeting, a stockholder will have to comply with advance notice requirements and provide us with certain information. Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of stockholders. The Bylaws also specify requirements as to the form and content of a stockholder’s notice. The Bylaws allow the presiding officer at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of the Company.

Supermajority Provisions

The DGCL provides generally that the affirmative vote of a majority of the outstanding shares entitled to vote thereon, voting together as a single class, is required to amend a corporation’s certificate of incorporation, unless the certificate of incorporation requires a greater percentage. The Certificate of Incorporation provides that the affirmative vote of the holders of at least 66⅔% of our capital stock, voting together as a single class, will be required to amend provisions of the Certificate of Incorporation regarding calling special meetings of stockholders and stockholder action by written consent.

The Bylaws provide that, except as otherwise provided by law or the Certificate of Incorporation, the Bylaws may be amended in any respect or repealed at any time, either (a) at any meeting of stockholders, provided that any amendment or supplement proposed to be acted upon at any such meeting has been properly described or referred to in the notice of such meeting, or (b) by the board of directors, provided that no amendment adopted by the board of directors may vary or conflict with any amendment adopted by the stockholders in accordance with the Certificate of Incorporation and the Bylaws. The Bylaws provide that the following provisions therein may be amended, altered, repealed or rescinded only by the affirmative vote of the holders of at least 66⅔% in voting power of all our outstanding voting capital stock, voting together as a single class:

•        the provisions regarding calling annual and special meetings of stockholders;

•        the provisions regarding the nominations of directors and the proposal of other business at an annual or special meeting of stockholders;

•        the provisions regarding the conduct of stockholder meetings;

•        the provisions providing for a classified board of directors (including the election and term of directors);

•        the provisions regarding filling vacancies on the board of directors and newly created directorships;

•        the provisions regarding removal of directors; and

•        the amendment provision requiring that the above provisions be amended only with an 66⅔% supermajority vote.

These provisions may have the effect of deterring hostile takeovers or delaying or preventing changes in control of the Company or its management, such as a merger, reorganization or tender offer. These provisions are intended to enhance the likelihood of continued stability in the composition of the board of directors and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of the Company. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions are also intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, may inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts. Such provisions may also have the effect of preventing changes in management.

Exclusive Forum

The Certificate of Incorporation provides that, unless we consent to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware) will, to the fullest extent permitted by law, be the sole and exclusive forum for (1) any derivative action, suit or proceeding brought on behalf of the Company, (2) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer, employee or stockholder of the Company to the Company or to the Company’s stockholders, (3) any action, suit or proceeding arising pursuant to any provision of the DGCL or the Bylaws or the Certificate of Incorporation or as to which the DGCL confers jurisdiction on the Chancery Court, or (4) any action, suit or proceeding asserting a claim against the Company governed by the internal affairs doctrine. Our Certificate of Incorporation also provides that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Notwithstanding the foregoing, the inclusion of such provision in our Certificate of Incorporation will not be deemed to be a waiver by our stockholders of our obligation to comply with federal securities laws, rules and regulations, and the provisions of this paragraph will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America shall be the sole and exclusive forum. Although we believe the Exclusive Forum Provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers. Furthermore, the enforceability of choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be inapplicable or unenforceable.

Limitations on Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. The Certificate of Incorporation includes a provision that eliminates the personal liability of directors for monetary damages for any breach of fiduciary duty or other act or omission as a director of the Company, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. The effect of these provisions is to eliminate the rights of the Company and its stockholders, through stockholders’ derivative suits on the Company’s behalf, to recover monetary damages from a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. However, exculpation does not apply to any director if the director has breached his or her duty of loyalty to the Company or its stockholder or for any act not in good faith or which involve intentional misconduct or a knowing violation of law.

The Certificate of Incorporation provides that we must indemnify and advance expenses to directors and officers to the fullest extent authorized by the DGCL. We are also expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for directors, officers and certain employees for some liabilities. The limitation of liability, indemnification and advancement provisions in the Certificate of Incorporation may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, liability insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

There is currently no pending material litigation or proceeding involving any of our respective directors, officers or employees for which indemnification is sought.

Warrants

As of September 30, 2021, 27,400,000 warrants were outstanding, including 17,250,000 public warrants, 8,650,000 private placement warrants and 1,500,000 sponsor warrants. Each whole public warrant entitles the registered holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing upon the later of 12 months from the closing of the IPO or 30 days after the completion of the Business Combination. Pursuant to the warrant agreement, as amended by the assignment, assumption and amendment agreement entered into in connection with the Business Combination, the Warrant Agreement, a public warrant holder may exercise its warrants only for a whole number of shares. This means that only a whole number of warrants may be exercised at any given time by a public warrant holder. However, except as set forth below, no public warrants will be exercisable for cash unless we have an effective and current registration statement covering the shares of Class A common stock issuable upon exercise of the warrants and a current prospectus relating to such shares of common stock. Notwithstanding the foregoing, if a registration statement covering the shares of Class A common stock issuable upon exercise of the public warrants is not effective within 60 business days from the completion of the Business Combination, public warrant holders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to an available exemption from registration under the Securities Act. If an exemption from registration is not available, holders will not be able to exercise their warrants on a cashless basis. The public warrants will expire at 5:00 p.m., New York City time on the earlier to occur of: (i) five years from the completion of the Business Combination or (ii) the redemption date as fixed by us pursuant to the Warrant Agreement, if we elect to redeem all warrants.

The private placement warrants and sponsor warrants are identical to the public warrants except that the private placement warrants and sponsor warrants (including the shares of Class A common stock issuable upon exercise of the private placement warrants and sponsor warrants) will (i) not be transferable, assignable or salable until 30 days after the completion of the Business Combination, (ii) be exercisable for cash (even if a registration statement covering the Class A common stock issuable upon exercise of such warrants is not effective) or on a cashless basis, at the holder’s option, and (iii) not be redeemable by us, in each case so long as they are still held by the initial purchasers or their respective affiliates.

We may call the warrants for redemption (excluding the private placement warrants and sponsor warrants), in whole and not in part, at a price of $0.01 per warrant:

•        at any time while the warrants are exercisable,

•        upon not less than 30 days’ prior written notice of redemption to each public warrant holder,

•        if and only if, the reported last sale price of the shares of our Class A common stock equals or exceeds $18.00 per share, for any 20 trading days within a 30-day trading period ending on the third business day prior to the notice of redemption to public warrant holders, and

•        if and only if, there is a current registration statement in effect with respect to the shares of Class A common stock underlying such warrants at the redemption date and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

The right to exercise will be forfeited unless the warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.

The redemption criteria for the warrants have been established at a price which is intended to provide public warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the warrant exercise price so that if the share price declines as a result of a redemption call, the redemption will not cause the share price to drop below the exercise price of the warrants.

If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” will mean the average reported last sale price of the Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. Whether we will exercise our option to require all holders to exercise their warrants on a “cashless basis” will depend on a variety of factors including the price of the Class A common stock at the time the warrants are called for redemption, our cash needs at such time and concerns regarding dilutive share issuances.

The warrants are issued under a Warrant Agreement, as amended, between us and Continental Stock Transfer & Trust Company, as warrant agent. The Warrant Agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of a majority of the then outstanding public warrants in order to make any change that adversely affects the interests of the registered holders.

The exercise price and number of shares of Class A common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, stock split or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of shares of Class A common stock at a price below their respective exercise prices. We are also permitted, in our sole discretion, to lower the exercise price (but not below the par value of a shares of Class A common stock) at any time prior to the expiration date for a period of not less than 10 business days; provided, however, that we provide at least 10 business days’ prior written notice of such reduction to registered holders of the warrants and that any such reduction will be applied consistently to all of the warrants. Any such reduction in the exercise price will comply with any applicable regulations under the federal securities laws, including Rule 13e-4 under the Exchange Act generally and Rule 13e-4(f)(1)(i) specifically.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The public warrant holder will not have the rights or privileges of holders of shares of Class A common stock and any voting rights until they exercise their warrants and receive shares of Class A common stock. After the issuance of Class A common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Except as described above, no public warrants will be exercisable and we will not be obligated to issue shares of Class A common stock unless at the time a holder seeks to exercise such warrant, a prospectus relating to the Class A common stock issuable upon exercise of the warrants is current and the Class A common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the Warrant Agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the Class A common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so and, if we do not maintain a current prospectus relating to the Class A common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant. If the prospectus relating to the shares of Class A common stock issuable upon the exercise of the warrants is not current or if the Class A common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, we will not be required to net cash settle or cash settle the warrant exercise, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless.

Public warrant holders may elect, at their sole option and discretion, to be subject to a restriction on the exercise of their warrants such that an electing public warrant holder (and his, her or its affiliates) would not be able to exercise their warrants to the extent that, after giving effect to such exercise, such holder (and his, her or its affiliates) would beneficially own in excess of 9.8% of the Class A common stock outstanding. Notwithstanding the foregoing, any person who acquires a warrant with the purpose or effect of changing or influencing the control of the Company, or in connection with or as a participant in any transaction having such purpose or effect, immediately upon such acquisition will be deemed to be the beneficial owner of the underlying shares of Class A common stock and not be able to take advantage of this provision.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share (as a result of a subsequent stock dividend payable in shares of common stock, or by a split of the Class A common stock or other similar event), we will, upon exercise, round up or down to the nearest whole number the number of shares of Class A common stock to be issued to the public warrant holder.

Contractual Arrangements with respect to Certain Warrants

We have agreed that so long as the private placement warrants and sponsor warrants are still held by the initial purchasers or their affiliates, we will not redeem such warrants, we will allow the holders to exercise such warrants on a cashless basis and such warrants may be exercisable for cash.

Our Transfer Agent and Warrant Agent

The transfer agent for our Class A common stock and warrant agent for our warrants is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its shareholders, directors, officers and employees against all liabilities, including judgments, costs and reasonable counsel fees that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

Rule 144

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company, such as us. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•        the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•        the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•        the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•        at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

Upon the closing of the Business Combination, we ceased to be a shell company. As a result, the Selling Stockholders will be able to sell their shares of Class A common stock and private placement warrants and sponsor warrants, as applicable, pursuant to Rule 144 without registration one year from the Closing so long as the other conditions set forth in the exceptions listed above and the other conditions of Rule 144 described below are satisfied.

When and if Rule 144 becomes available for the resale of our securities, a person who has beneficially owned restricted shares of our Class A common stock or warrants for at least six months would be entitled to sell their securities, provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale, and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of our Class A common stock or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•        one percent (1%) of the total number of shares of common stock then outstanding; or

•        the average weekly reported trading volume of the Class A common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 will also be limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Exchange Agreement

See “Certain Relationships and Related Person Transactions — Exchange Agreement.”

Registration Rights

See “Certain Relationships and Related Person Transactions — Registration Rights Agreement.”

Listing of Securities

Our Class A common stock and our public warrants are listed on Nasdaq under the symbols “INDI” and “INDIW,” respectively.

PLAN OF DISTRIBUTION

We are registering for resale by the Selling Stockholders from time to time up to 5,805,144 shares of Class A common stock. We will not receive any proceeds from the sale of shares of Class A common stock by the Selling Stockholders. The aggregate proceeds to the Selling Stockholders will be the purchase price of the securities less any discounts and commissions borne by the Selling Stockholders.

The Selling Stockholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Stockholders in disposing of the securities. We are required to pay all other fees and expenses incident to the registration of the shares of our Class A common stock to be offered and sold pursuant to this prospectus.

The shares of Class A common stock beneficially owned by the Selling Stockholders covered by this prospectus may be offered and sold from time to time by the Selling Stockholders. The term “Selling Stockholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a Selling Stockholder as a gift, pledge, partnership distribution or other transfer.

The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. Each Selling Stockholder reserves the right to accept and, together with its respective agents, to reject, any proposed purchase of securities to be made directly or through agents. The Selling Stockholders and any of their permitted transferees may sell their securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions. If underwriters are used in the sale, such underwriters will acquire the shares for their own account. These sales may be at a fixed price or varying prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the securities will be subject to certain conditions.

The Selling Stockholders may sell their shares by one or more of, or a combination of, the following methods:

•        purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•        ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•        block trades in which the broker-dealer so engaged will attempt to sell the offered securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•        an over-the-counter distribution in accordance with the rules of Nasdaq;

•        through trading plans entered into by a Selling Stockholder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•        through the distribution of the securities by any Selling Stockholder to its partners, members or stockholders

•        through one or more underwritten offerings on a firm commitment or best efforts basis;

•        settlement of short sales entered into after the effective date the registration statement of which this prospectus is a part;

•        agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share or warrant;

•        in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•        in privately negotiated transactions;

•        in options transactions;

•        through a combination of any of the above methods of sale; or

•        any other method permitted pursuant to applicable law.

There can be no assurance that the Selling Stockholders will sell all or any of the securities offered by this prospectus. In addition, any shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus. The Selling Stockholders have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time.

Subject to the terms of the agreement(s) governing the registration rights applicable to a Selling Stockholder’s shares of Class A common stock, such Selling Stockholder may transfer shares of Class A common stock to one or more “permitted transferees” in accordance with such agreements and, if so transferred, such permitted transferee(s) will be the selling beneficial owner(s) for purposes of this prospectus. Upon being notified by a Selling Stockholder that it intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a Selling Stockholder.

With respect to a particular offering of the securities held by the Selling Stockholders, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is part, will be prepared and will set forth, to the extent required. the following information:

•        the specific securities to be offered and sold;

•        the names of the Selling Stockholders;

•        the respective purchase prices and public offering prices, the proceeds to be received from the sale, if any, and other material terms of the offering;

•        settlement of short sales entered into after the date of this prospectus;

•        the names of any participating agents, broker-dealers or underwriters, if not already named herein; and

•        any applicable commissions, discounts, concessions and other items constituting compensation from the Selling Stockholders.

In connection with distributions of the shares or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of shares of Class A common stock in the course of hedging transactions, broker-dealers or other financial institutions may engage in short sales of shares of Class A common stock in the course of hedging the positions they assume with Selling Stockholders. The Selling Stockholders may also sell shares of Class A common stock short and redeliver the shares to close out such short positions. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Stockholders may also pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).

In order to facilitate the offering of the securities offered by this prospectus, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, the underwriters or agents, as the case may be, may over-allot in connection with the offering, creating a short position in our securities for their own account. In addition, to cover overallotments or to stabilize the price of our securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a broker-dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.

The Selling Stockholders may solicit offers to purchase the securities directly from, and may sell such securities directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

It is possible that one or more underwriters may make a market in our securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our securities. Our shares of Class A common stock and warrants are currently listed on Nasdaq under the symbols “INDI” and “INDIW,” respectively.

The Selling Stockholders may authorize underwriters, broker-dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we or the Selling Stockholders pay for solicitation of these contracts.

A Selling Stockholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Stockholder or borrowed from any Selling Stockholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Stockholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Stockholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the Selling Stockholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Stockholders in amounts to be negotiated immediately prior to the sale.

If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.

To our knowledge, there are currently no plans, arrangements or understandings between the Selling Stockholders and any broker-dealer or agent regarding the sale of the securities by the Selling Stockholders. Upon our notification by a Selling Stockholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of securities through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file, if required by applicable law or regulation, a supplement to this prospectus pursuant to Rule 424(b) under the Securities Act disclosing certain material information relating to such underwriter or broker-dealer and such offering.

Underwriters, broker-dealers or agents may facilitate the marketing of an offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus online and, depending upon the particular underwriter, broker-dealer or agent, place orders online or through their financial advisors.

In offering the shares covered by this prospectus, the Selling Stockholders and any broker-dealers who execute sales for the Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any discounts, commissions, concessions or profit they earn on any resale of those securities may be underwriting discounts and commissions under the Securities Act.

In order to comply with the securities laws of certain states, if applicable, the shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the Selling Stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Stockholders and their affiliates. In addition, we will make copies of this prospectus available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain United States federal income tax consequences of the ownership and disposition of our Class A common stock. This summary deals only with Class A common stock that is held as a capital asset by a non-U.S. holder (as defined below).

A “non-U.S. holder” means a beneficial owner of our Class A common stock (other than an entity or arrangement treated as a partnership for United States federal income tax purposes) that is not, for United States federal income tax purposes, any of the following:

•        an individual citizen or resident of the United States;

•        a corporation (or any other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•        an estate the income of which is subject to United States federal income taxation regardless of its source; or

•        a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

This summary is based upon provisions of the Code, and regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income tax consequences different from those summarized below. This summary does not address all of the United States federal income tax consequences that may be relevant to you in light of your particular circumstances, nor does it address the Medicare tax on net investment income, United States federal estate and gift taxes or the effects of any state, local or non-United States tax laws. In addition, it does not represent a detailed description of the United States federal income tax consequences applicable to you if you are subject to special treatment under the United States federal income tax laws (including if you are a United States expatriate, foreign pension fund, “controlled foreign corporation,” “passive foreign investment company” or a partnership or other pass-through entity for United States federal income tax purposes). We cannot assure you that a change in law will not alter significantly the tax considerations that we describe in this summary.

If a partnership (or other entity or arrangement treated as a partnership for United States federal income tax purposes) holds our Class A common stock, the tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner of a partnership considering an investment in our Class A common stock, you should consult your tax advisors.

If you are considering the purchase of our Class A common stock, you should consult your own tax advisors concerning the particular United States federal income tax consequences to you of the ownership and disposition of our Class A common stock, as well as the consequences to you arising under other United States federal tax laws and the laws of any other taxing jurisdiction.

Dividends

In the event that we make a distribution of cash or other property (other than certain pro rata distributions of our stock) in respect of our Class A common stock, the distribution generally will be treated as a dividend for United States federal income tax purposes to the extent it is paid from our current or accumulated earnings and profits, as determined under United States federal income tax principles. Any portion of a distribution that exceeds our current and accumulated earnings and profits generally will be treated first as a tax-free return of capital, causing a reduction in the adjusted tax basis of a non-U.S. holder’s Class A common stock, and to the extent the amount of the distribution exceeds a non-U.S. holder’s adjusted tax basis in our Class A common stock, the excess will be treated as gain from the disposition of our Class A common stock (the tax treatment of which is discussed below under “— Gain on Disposition of Class A Common Stock”).

Dividends paid to a non-U.S. holder generally will be subject to withholding of United States federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States (and, if required by an applicable income tax treaty, are attributable to a United States permanent establishment) are not subject to the withholding tax, provided certain certification and disclosure requirements are satisfied. Instead, such dividends are subject to United States federal income tax on a net income basis generally in the same manner as if the non-U.S. holder were a United States person as defined under the Code. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

A non-U.S. holder who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for dividends will be required (a) to provide the applicable withholding agent with a properly executed Internal Revenue Service (“IRS”) Form W-BEN or Form W-8BEN-E (or other applicable form) certifying under penalty of perjury that such holder is not a United States person as defined under the Code and is eligible for treaty benefits or (b) if our Class A common stock is held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable United States Treasury regulations. Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities rather than corporations or individuals.

A non-U.S. holder eligible for a reduced rate of United States federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Gain on Disposition of Class A Common Stock

Subject to the discussion of backup withholding below, any gain realized by a non-U.S. holder on the sale or other disposition of our Class A common stock generally will not be subject to United States federal income tax unless:

•        the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment of the non-U.S. holder);

•        the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

•        we are or have been a “United States real property holding corporation” for United States federal income tax purposes and certain other conditions are met.

A non-U.S. holder described in the first bullet point immediately above will be subject to tax on the gain derived from the sale or other disposition in the same manner as if the non-U.S. holder were a United States person as defined under the Code. In addition, if any non-U.S. holder described in the first bullet point immediately above is a foreign corporation, the gain realized by such non-U.S. holder may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. An individual non-U.S. holder described in the second bullet point immediately above will be subject to a 30% (or such lower rate as may be specified by an applicable income tax treaty) tax on the gain derived from the sale or other disposition, which gain may be offset by United States source capital losses even though the individual is not considered a resident of the United States, provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

Generally, a corporation is a “United States real property holding corporation” if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (all as determined for United States federal income tax purposes). We believe we are not and do not anticipate becoming a “United States real property holding corporation” for United States federal income tax purposes.

Non-U.S. holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Distributions paid to a non-U.S. holder and the amount of any tax withheld with respect to such distributions generally will be reported to the IRS. Copies of the information returns reporting such distributions and any withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.

A non-U.S. holder will not be subject to backup withholding on distributions received if such holder certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such holder is a United States person as defined under the Code), or such holder otherwise establishes an exemption.

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other disposition of our Class A common stock within the United States or conducted through certain United States-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code), or such owner otherwise establishes an exemption.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. holder’s United States federal income tax liability provided the required information is timely furnished to the IRS.

Additional Withholding Requirements

Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% United States federal withholding tax may apply to any dividends paid on our Class A common stock to (i) a “foreign financial institution” (as specifically defined in the Code and whether such foreign financial institution is the beneficial owner or an intermediary) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner which avoids withholding, or (ii) a “non-financial foreign entity” (as specifically defined in the Code and whether such non-financial foreign entity is the beneficial owner of an intermediary) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain substantial United States beneficial owners of such entity (if any). If a dividend payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “— Dividends,” an applicable withholding agent may credit the withholding under FATCA against, and therefore reduce, such other withholding tax. While withholding under FATCA would also have applied to payments of gross proceeds from the sale or other taxable disposition of our Class A common stock, proposed United States Treasury regulations (upon which taxpayers may rely until final regulations are issued) eliminate FATCA withholding on payments of gross proceeds entirely. You should consult your own tax advisors regarding these requirements and whether they may be relevant to your ownership and disposition of our Class A common stock.

LEGAL MATTERS

The validity of the securities offered by this prospectus has been passed upon for us by Nelson Mullins Riley & Scarborough LLP, Washington, D.C. If the validity of any securities is also passed upon by counsel for the underwriters, dealers or agents of an offering of those securities, that counsel will be named in the applicable prospectus supplement.

EXPERTS

The audited financial statements of Thunder Bridge Acquisition II, Ltd. included in this prospectus and elsewhere in the registration statement have been so included in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Ay Dee Kay, LLC as of December 31, 2020 and 2019, and for each of the years in the two-year period ended December 31, 2020, have been included herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2020 and 2019 consolidated financial statements contains an explanatory paragraph that states that indie’s recurring losses from operations, negative cash flows from operating activities and net capital deficiency raise substantial doubt about the entity’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may inspect these reports and other information without charge at a website maintained by the SEC. The address of this site is http://www.sec.gov.

Our website address is www.indiesemi.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC, including our Annual Reports on Form 10-K; our proxy statements for our annual and special stockholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K and Forms 3, 4 and 5 with respect to our securities filed on behalf of our directors and our executive officers; and amendments to those documents. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

INDEX TO FINANCIAL STATEMENTS

Page
INDIE SEMICONDUCTOR, INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Financial Statements
Condensed Consolidated Balance Sheets as of September 30, 2021 and December 31, 2020	F-2
Condensed Consolidated Statements of Operations for the three and nine months ended September 30, 2021 and September 30, 2020	F-3
Condensed Consolidated Statements of Comprehensive Income (Loss) for the three and nine months ended September 30, 2021 and September 30, 2020	F-4
Condensed Consolidated Statements of Changes in Stockholders’ Equity (Deficit) and Noncontrolling Interest for the three and nine months ended September 30, 2021 and September 30, 2020	F-5
Condensed Consolidated Statements of Cash Flows for the nine months ended September 30, 2021 and September 30, 2020	F-7
Notes to Unaudited Condensed Consolidated Financial Statements	F-9
Audited Consolidated Financial Statements
Report of Independent Registered Public Accounting Firm	F-34
Consolidated Balance Sheets as of December 31, 2020 and December 31, 2019	F-35
Consolidated Statements of Operations for the years ended December 31, 2020 and December 31, 2019	F-36
Consolidated Statements of Comprehensive Loss for the years ended December 31, 2020 and December 31, 2019	F-37
Consolidated Statements of Members’ Equity (Deficit) and Noncontrolling Interest for the years ended December 31, 2020 and December 31, 2019	F-38
Consolidated Statements of Cash Flows for the years ended December 31, 2020 and December 31, 2019	F-39
Notes to the Consolidated Financial Statements	F-40
THUNDER BRIDGE ACQUISITION II, LTD.
Unaudited Financial Statements
Condensed Balance Sheets as of March 31, 2021 (Unaudited) and December 31, 2020	F-70
Condensed Statements of Operations for the three months ended March 31, 2021 and 2020 (Unaudited)	F-71
Condensed Statement of Changes in Shareholders’ Equity for the three months ended March 31, 2021 and 2020 (Unaudited)	F-72
Condensed Statements of Cash Flows for the three months ended March 31, 2021 and 2020 (Unaudited)	F-73
Notes to Condensed Financial Statements (Unaudited)	F-74
Audited Financial Statements
Report of Independent Registered Public Accounting Firm	F-91
Balance Sheets as of December 31, 2020 and December 31, 2019	F-92
Statements of Operations for the year ended December 31, 2020 and the period from February 13, 2019 (date of inception) through December 31, 2019	F-93
Statement of Changes in Shareholder’s Equity (Deficit) for the year ended December 31, 2020 and the period from February 13, 2019 (date of inception) through December 31, 2019	F-94
Statements of Cash Flows for the year ended December 31, 2020 and the period from February 13, 2019 (date of inception) through December 31, 2019	F-95
Notes to Financial Statements	F-96

INDIE SEMICONDUCTOR, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share and per share amounts)

(Unaudited)

	September 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$323,865	$18,698
Accounts receivable, net of allowance for doubtful accounts of $60 as of September 30, 2021 and $185 as of December 31, 2020	8,857	5,913
Inventory, net	5,549	2,900
Prepaid expenses and other current assets	3,599	2,465
Total current assets	341,870	29,976
Property and equipment, net	3,282	2,169
Intangible assets, net	11,608	1,088
Goodwill	1,739	1,739
Other assets and deposits	193	154
Total assets	$358,692	$35,126

Liabilities and stockholders’ equity
Accounts payable	$5,365	$4,554
Accrued expenses and other current liabilities	6,282	2,522
Intangible asset contract liability	2,499	2,270
Deferred revenue	377	1,665
Simple agreements for future equity (“SAFEs”)	—	102,700
Current debt obligations	2,296	8,488
Total current liabilities	16,819	122,199
Long-term debt, net of current portion	—	12,345
Warrant liability	103,492	—
Earn-out liability	147,317	—
Intangible asset contract liability, net of current portion	9,316	400
Other long-term liabilities	2,401	1,674
Total liabilities	279,345	136,618
Commitments and contingencies (Note 17)
Stockholders’ equity
Preferred stock, $0.0001 par value, 10,000,000 shares authorized; no shares issued or outstanding	—	—
Class A common stock, $0.0001 par value, 250,000,000 shares authorized, 101,482,466 and 38,255,490 shares issued, 96,428,533 and 34,413,634 shares outstanding as of September 30, 2021 and December 31, 2020, respectively.	9	3
Class V common stock, $0.0001 par value, 40,000,000 shares authorized, 33,827,371 and 33,373,294 issued and outstanding as of September 30, 2021 and December 31, 2020, respectively.	3	3
Additional paid-in capital	271,738	43,155
Accumulated deficit	(175,056)	(153,264)
Accumulated other comprehensive loss	61	(209)
indie’s stockholders’ equity (deficit)	96,755	(110,312)
Noncontrolling interest	(17,408)	8,820
Total stockholders’ equity (deficit)	79,347	(101,492)
Total liabilities and stockholders’ equity	$358,692	$35,126

See accompanying notes to the condensed consolidated financial statements.

INDIE SEMICONDUCTOR, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue:
Product revenue	$11,099	$5,732	$27,470	$13,294
Contract revenue	1,058	1,854	1,981	2,663
Total revenue	12,157	7,586	29,451	15,957
Operating expenses:
Cost of goods sold	6,930	3,664	17,097	8,742
Research and development	15,043	5,823	37,206	15,457
Selling, general, and administrative	11,442	1,265	23,015	4,080
Total operating expenses	33,415	10,752	77,318	28,279
Loss from operations	(21,258)	(3,166)	(47,867)	(12,322)
Other income (expense), net:
Interest income	16	6	36	18
Interest expense	(25)	(517)	(1,175)	(1,620)
Gain (loss) from change in fair value of SAFEs	—	(18,520)	21,600	(20,735)
Gain (loss) from change in fair value of warrants	(40,401)	—	(29,085)	—
Gain (loss) from change in fair value of earn-out liabilities	(45,516)	—	(27,677)	—
Gain (loss) from extinguishment of debt	—	—	304	—
Other income (expense)	(1,013)	28	(914)	140
Total other expense, net	(86,939)	(19,003)	(36,911)	(22,197)
Net loss before income taxes	(108,197)	(22,169)	(84,778)	(34,519)
Income tax (benefit) expense	(36)	(13)	34	9
Net loss	(108,161)	(22,156)	(84,812)	(34,528)
Less: Net loss attributable to noncontrolling interest	(28,512)	(197)	(22,127)	(590)
Net loss attributable to indie Semiconductor, Inc.	$(79,649)	$(21,959)	$(62,685)	$(33,938)

Net loss attributable to common shares – basic	$(79,649)	$(21,959)	$(62,685)	$(33,938)
Net loss attributable to common shares – diluted	$(79,649)	$(21,959)	$(62,685)	$(33,938)

Net loss per share attributable to common shares – basic	$(0.83)	$(0.70)	$(1.07)	$(1.09)
Net loss per share attributable to common shares – diluted	$(0.83)	$(0.70)	$(1.07)	$(1.09)

Weighted average common shares outstanding – basic(1)	96,368,379	31,349,643	58,791,245	31,153,933
Weighted average common shares outstanding – diluted(1)	96,368,379	31,349,643	58,791,245	31,153,933

____________

(1)      Retroactively restated to give effect to the reverse recapitalization.

See accompanying notes to the condensed consolidated financial statements.

INDIE SEMICONDUCTOR, INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(Amounts in thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net loss	$(108,161)	$(22,156)	$(84,812)	$(34,528)
Other comprehensive income (loss):
Foreign currency translation adjustments	172	119	230	58
Comprehensive loss	(107,989)	(22,037)	(84,582)	(34,470)

Less: Comprehensive loss attributable to noncontrolling interest	(28,514)	(197)	(22,127)	(590)
Comprehensive loss attributable to indie Semiconductor, Inc.	$(79,475)	$(21,840)	$(62,455)	$(33,880)

See accompanying notes to the condensed consolidated financial statements.

INDIE SEMICONDUCTOR, INC.
CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)
AND NONCONTROLLING INTEREST
(Amounts in thousands, except unit and share amounts)
(Unaudited)

	Members’ Equity		Common Stock Class A		Common Stock Class V		Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total Stockholders’ Deficit Attributable to indie Semiconductor, Inc.	Noncontrolling Interest	Total Stockholders’ Deficit
	Units	Amount	Shares(1)	Amount	Shares(1)	Amount
Balance as of December 31, 2019	2,251,020	$41,468	—	$—	—	$—	$577	$(55,766)	$(241)	$(13,962)	$3,380	$(10,582)
Retroactive application of recapitalization	(2,251,020)	(41,468)	33,405,625	3	33,373,294	3	41,462	—	—	—	—	—
Adjusted balance, beginning of period	—	—	33,405,625	3	33,373,294	3	42,039	(55,766)	(241)	(13,962)	3,380	(10,582)
Vesting of equity awards	—	—	213,673	—	—	—	—	—	—	—	—	—
Proceeds from sale of noncontrolling interest	—	—	—	—	—	—	—	—	—	—	1,452	1,452
Net loss	—	—	—	—	—	—	—	(5,121)	—	(5,121)	(259)	(5,380)
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	(68)	(68)	(10)	(78)

Balance as of March 31, 2020	—	—	33,619,298	$3	33,373,294	$3	$42,039	$(60,887)	$(309)	$(19,151)	$4,563	$(14,588)
Vesting of equity awards	—	—	130,522	—	—	—	—	—	—	—	—	—
Issuance of Class H Units	—	—	125,101	—	—	—	711	—	—	711	—	711
Net loss	—	—	—	—	—	—	—	(6,858)	—	(6,858)	(134)	(6,992)
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	7	7	10	17

Balance as of June 30, 2020	—	—	33,874,921	$3	33,373,294	$3	$42,750	$(67,745)	$(302)	$(25,291)	$4,439	$(20,852)
Vesting of equity awards	—	—	215,174	—	—	—	—	—	—	—	—	—
Net loss	—	—	—	—	—	—	—	(21,959)	—	(21,959)	(197)	(22,156)
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	119	119	—	119

Balance as of September 30, 2020	—	$—	34,090,095	$3	33,373,294	$3	$42,750	$(89,704)	$(183)	$(47,131)	$4,242	$(42,889)

____________

(1)      Retroactively restated to give effect to the reverse recapitalization.

INDIE SEMICONDUCTOR, INC.

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)
AND NONCONTROLLING INTEREST — (Continued)

(Amounts in thousands, except unit and share amounts)

(Unaudited)

	Members’ Equity		Common Stock Class A		Common Stock Class V		Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total Stockholders’ Equity (Deficit) Attributable to indie Semiconductor, Inc.	Noncontrolling Interest	Total Stockholders’ Equity (Deficit)
	Units	Amount	Shares(1)	Amount	Shares(1)	Amount
Balance as of December 31, 2020	2,287,279	$42,179	—	$—	—	$—	$982	$(153,264)	$(209)	$(110,312)	$8,820	$(101,492)
Retroactive application of recapitalization	(2,287,279)	(42,179)	34,413,634	$3	33,373,294	$3	$42,173	$—	$—	$—	$—	$—
Adjusted balance, beginning of period	—	—	34,413,634	3	33,373,294	3	43,155	(153,264)	(209)	(110,312)	8,820	(101,492)
Vesting of equity awards	—	—	631,121	—	—	—	—	—	—	—	—	—
Net income	—	—	—	—	—	—	—	10,815	—	10,815	(454)	10,361
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	(88)	(88)	36	(52)

Balance as of March 31, 2021	—	—	35,044,755	$3	33,373,294	$3	$43,155	$(142,449)	$(297)	$(99,585)	$8,402	$(91,183)
Vesting of equity awards	—	—	1,133,889	—	—	—	—	—	—	—	—	—
Share-based compensation	—	—	—	—	—	—	7,968	—	—	7,968	—	7,968
Net loss through June 10, 2021	—	—	—	—	—	—	—	(13,434)	—	(13,434)	(132)	(13,566)
Reverse recapitalization on June 10, 2021	—	—	60,441,289	6	454,077	—	250,129	—	—	250,135	—	250,135
Reverse recapitalization: ADK Minority Holders interest on June 10, 2021	—	—	(378,605)	—	—	—	(36,831)	40,892	40	4,101	(4,101)	—
Net income after June 10, 2021	—	—	—	—	—	—	—	19,584	—	19,584	6,971	26,555
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	146	146	(34)	112

Balance as of June 30, 2021	—	$—	96,241,328	$9	33,827,371	$3	$264,421	$(95,407)	$(111)	$168,915	$11,106	$180,021
Vesting of equity awards	—	—	187,205	—	—	—	—	—	—	—	—	—
Share-based compensation	—	—	—	—	—	—	6,217	—	—	6,217	—	6,217
Reverse recapitalization adjustment	—	—	—	—	—	—	1,100	—	—	1,100	—	1,100
Net loss	—	—	—	—	—	—	—	(79,649)	—	(79,649)	(28,512)	(108,161)
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	172	172	(2)	170

Balance as of September 30, 2021	—	$—	96,428,533	$9	33,827,371	$3	$271,738	$(175,056)	$61	$96,755	$(17,408)	$79,347

____________

(1)      Retroactively restated to give effect to the reverse recapitalization.

See accompanying notes to the condensed consolidated financial statements.

INDIE SEMICONDUCTOR, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

(Unaudited)

	Nine Months Ended September 30,
	2021	2020
Cash flows from operating activities:
Net loss	$(84,812)	$(34,528)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,397	1,984
Inventory impairment charges	78	485
Share-based compensation	14,185	—
Amortization of discount and cost of issuance of debt	198	149
Bad debts	125	74
Non-cash interest expense	—	327
(Gain) loss from change in fair value remeasurement of SAFEs	(21,600)	20,735
(Gain) loss from change in fair value of warrants	29,085	—
(Gain) loss from change in fair value of earn-out liability	27,677	—
(Gain) loss from change in fair value of currency forward contract	1,200	—
(Gain) loss from extinguishment of debt	(304)	—
Deferred City Semi compensation	375	278
Changes in operating assets and liabilities:
Accounts receivable	(3,047)	(471)
Inventory	(2,730)	350
Accounts payable	625	(1,755)
Accrued expenses and other current liabilities	2,814	37
Deferred revenue	(1,113)	(2,139)
Prepaid and other current assets	(2,848)	—
Other long-term liabilities	782	(53)
Net cash used in operating activities	(36,913)	(14,527)
Cash flows from investing activities:
Purchases of property and equipment	(1,668)	(625)
Purchases of intangible assets	(784)	—
Payments for acquired software license	—	(113)
Business combination, net of cash	—	(38)
Net cash used in investing activities	(2,452)	(776)
Cash flows from financing activities:
Proceeds from issuance of SAFEs	5,000	15,250
Proceeds from sale of noncontrolling interest	—	1,452
Proceeds from issuance of debt obligations	155	4,973
Proceeds from reverse recapitalization	377,663	—
Issuance costs related to reverse recapitalization	(19,902)	—
Payments on debt obligations	(15,008)	(4,183)
Payments on financed software	(2,270)	(400)
Redemption of Class H units	(900)	—
Settlement of City Semi first tranche contingent consideration	(399)	—
Net cash provided by financing activities	344,339	17,092

INDIE SEMICONDUCTOR, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS — (Continued)

(Amounts in thousands)

(Unaudited)

	Nine Months Ended September 30,
	2021	2020
Effect of exchange rate changes on cash and cash equivalents	193	21
Net increase in cash and cash equivalents	305,167	1,810
Cash and cash equivalents at beginning of period	18,698	7,155
Cash and cash equivalents at end of period	$323,865	$8,965

Supplemental disclosure of cash flow information:
Cash paid for interest	$1,188	$1,121

Supplemental disclosure of non-cash investing and financing activities:
Purchases of property and equipment, accrued but not paid	$206	$3
Conversion of historical members’ equity	$41,278	$—
Class G warrants cashless exchange	$407	$—
Conversion of SAFEs	$86,100	$—
Conversion of Embry Notes	$4,119	$—
Recognition of earn-out considerations	$119,759	$—
Recognition of warrant liabilities	$74,408	$—
Accrual for purchases of intangible assets	$12,198	$64

See accompanying notes to the condensed consolidated financial statements.

INDIE SEMICONDUCTOR, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except unit and share amounts and per unit and per share amounts)
(Unaudited)

1.      Nature of the Business and Basis of Presentation

indie Semiconductor, Inc. (“indie”) and its predecessor for accounting purposes, Ay Dee Kay, LLC, a California limited liability company (“ADK LLC”) are collectively referred to herein as the “Company”. The Company offers highly innovative automotive semiconductors and software solutions for Advanced Driver Assistance Systems (“ADAS”), autonomous vehicle, connected car, user experience and electrification applications. The Company focuses on edge sensors across multiple modalities spanning LiDAR, radar, ultrasound and vision. These functions represent the core underpinnings of both electric and autonomous vehicles, while the advanced user interfaces are transforming the in-cabin experience to mirror and seamlessly connect to the mobile platforms we rely on every day. indie is an approved vendor to Tier 1 automotive suppliers and its platforms can be found in marquee automotive manufacturers around the world. Headquartered in Aliso Viejo, California, indie has design centers and sales offices in Austin, Texas; Boston, Massachusetts; Detroit, Michigan; San Francisco and San Jose, California; Budapest, Hungary; Dresden, Germany; Edinburgh, Scotland; Haifa, Israel; Quebec City, Canada; Tokyo, Japan and several locations throughout China. The Company engages subcontractors to manufacture its products. The majority of these subcontractors are located in Asia.

Reverse Recapitalization with Thunder Bridge Acquisition II

On June 10, 2021 (the “Closing Date”), the Company completed a series of transactions (the “Transaction”) with Thunder Bridge Acquisition II, Ltd. (“TB2”) pursuant to the Master Transactions Agreement dated December 14, 2020, as amended on May 3, 2021. In connection with the Transaction, Thunder Bridge Acquisition II Surviving Pubco, Inc, a Delaware corporation (“Surviving Pubco”), was formed to be the successor public company to TB2, and TB2 was domesticated into a Delaware corporation and merged with and into a merger subsidiary of Surviving Pubco. Immediately prior to the closing of the Transaction (the “Closing”), shareholders of TB2 redeemed an aggregate of 9,877,106 common shares of TB2 and the outstanding common shares and warrants of TB2 were converted into 24,622,894 Class A common shares of Surviving Pubco and 17,250,000 warrants to purchase Class A common shares of Surviving Pubco. The outstanding common shares and warrants of TB2 sponsors were converted into 8,625,000 shares of Class A common shares and 8,650,000 private placement warrants. In addition, TB2 issued 1,500,000 working capital warrants to an affiliate of the sponsor in satisfaction of a working capital promissory note (see Note 7 — Warrant Liability). Concurrent with the Closing, TB2 raised $150,000 in a Private Investment in Public Entity (“PIPE”) financing, pursuant to which Surviving Pubco issued 15,000,000 Class A common shares. On the Closing Date, Surviving PubCo changed its name to indie Semiconductor, Inc., and listed its shares of Class A common stock, par value $0.0001 per share (“Common Stock”) on the Nasdaq under the symbol “INDI”.

Immediately prior to the Transaction, (i) the Company’s existing warrants to purchase the Company’s Class G units were net exercised and 10,019 Class G units of the Company were issued to the holders of the warrants; (ii) the SAFEs were converted into an aggregate of 284,925 Class A units; (iii) the Embry notes and the interest accrued thereunder were converted into 185,000 Class A units and 100,000 Class C units; and (iv) all 1,251,566 Class C, D, E, F and G units of the Company were converted into Class A units as per their rights and preferences. Immediately thereafter, each outstanding Class A unit and Class B unit was split into approximately 27.8 Class A units and Class B units, respectively (the “Exchange Ratio”). Following the split, 77,497,793 Class A units were exchanged for 43,670,422 Class A common shares and 33,827,371 Class V common shares in indie and 9,564,150 Class B units were exchanged for 9,564,150 Class A common shares in indie (1,791,147 of such shares were subject to vesting conditions).

The closing Exchange Ratio was determined by dividing (i) a number of shares of the Company’s Class A common stock equal to (A) the Closing Merger Consideration (as defined below), divided by (B) $10.00 per share, by (ii) the total number of ADK LLC membership units outstanding immediately prior to the Closing. The “Closing Merger Consideration” of $894,628 was determined by taking $900,000 of merger consideration less applicable adjustments of $5,372.

INDIE SEMICONDUCTOR, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except unit and share amounts and per unit and per share amounts)

(Unaudited)

1.      Nature of the Business and Basis of Presentation (cont.)

3,450,000 Class A common shares of indie were issued and held in escrow (“Escrow Shares”) for the potential future release to the sponsors of TB2 in the event the earn-out milestones are met. Additionally, the former owners of ADK LLC may be entitled to receive up to 10,000,000 earn-out shares of the Company’s Class A common stock if the earn-out milestones are met. See Note 8 for the milestones details.

Immediately following the Closing, the Company’s board of directors consisted of nine directors, seven of whom were designated by the Company. A majority of the directors qualified as independent directors under rules of Nasdaq.

The Transaction was accounted for as a reverse recapitalization in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”). Under the guidance in Accounting Standards Codifications (“ASC”) Topic 805, indie is treated as the “acquirer” for financial reporting purposes. As such, the Company is deemed the accounting predecessor of the combined business and is the successor registrant for U.S. Securities and Exchange Commission (“SEC”) purposes, meaning that the Company’s financial statements for previous periods will be disclosed in the registrant’s future periodic reports filed with the SEC. The most significant change in the Company’s reported financial position and results of operations was gross cash proceeds of $399,511 from the merger transaction, which includes $150,000 in gross proceeds from the PIPE financing that was consummated in conjunction with the Transaction. The increase in cash was offset by transaction costs incurred in connection with the Transaction of approximately $43,423 plus the retirement of indie’s long-term debt of $15,607. Approximately $29,770 of the transaction costs and all of indie’s long-term debt were paid as of June 30, 2021. Approximately $21,848 of the transaction costs paid as of June 30, 2021 were paid by TB2 as part of the Closing. The remainder of the transaction costs were paid as of September 30, 2021.

The table below summarizes the shares of Class A and Class V common stock issued immediately after the closing of the Transaction as well as the impact of the Transaction on the condensed consolidated statement of stockholders’ equity as of June 10, 2021:
	Class A Common Stock		Class V Common Stock		Additional Paid in Capital
	Shares	Amount	Shares	Amount
Redemption of Class H units	(125,101)	$—	—	$—	$(900)
Embry notes conversion	8,023,072	1	—	—	4,118
Warrants net settlement conversion	278,533	—	—	—	—
SAFEs conversion	7,466,891	1	454,077	—	86,099
PIPE and SPAC financing	44,797,894	4	—	—	377,654
Earn-out liability	—	—	—	—	(119,759)
Transaction expenses	—	—	—	—	(22,675)
Warrants liability	—	—	—	—	(74,408)
Reverse recapitalization on June 10, 2021	60,441,289	$6	454,077	$—	$250,129

Impact of COVID-19

The COVID-19 pandemic (the “Pandemic”) and efforts to control its spread have significantly curtailed the movement of people, goods, and services worldwide. The duration and extent of the Pandemic depends on future developments that cannot be accurately predicted at this time, including the duration and severity of the Pandemic, the severity and transmission rates of new and more contagious and/or vaccine-resistant variants of COVID-19, and the actions taken to contain it or treat COVID-19, including the availability, distribution, rate of public acceptance and efficacy of vaccines for COVID-19, as well as the economic impact on local, regional, national and international customers and markets. The Pandemic has already had an adverse effect on the global economy, and the ultimate societal and economic impact of the Pandemic remains unknown.

INDIE SEMICONDUCTOR, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except unit and share amounts and per unit and per share amounts)

(Unaudited)

1.      Nature of the Business and Basis of Presentation (cont.)

The Company experienced a decrease in customer demand and product shipments in the second quarter of fiscal year 2020. This decrease was primarily the result of closures or reduced capacity at customer manufacturing facilities in China. During the second half of fiscal year 2020, customer manufacturing facilities re-opened and demand increased. As customer demand increased during the second half of fiscal year 2020 and continued through the third quarter of 2021, the semiconductor industry, and automotive semiconductors in particular, experienced material shortages and supply constraints. Given the Company’s reliance on third-party manufacturing suppliers, these industry dynamics have resulted in certain instances of extended production lead times, increased production and expedite costs, and delays in meeting increasing customer demand for its products, which if unabated, present a significant risk to the Company. In certain circumstances, the Company has increased order lead times, and placed purchase orders with suppliers based on its anticipated demand requirements in efforts to secure production capacity allocation. However, the Company cannot predict the duration or magnitude of the Pandemic or the full impact that it may have on the Company’s financial condition, operations, and workforce. The Company will continue to actively monitor the rapidly evolving situation related to the Pandemic and may take further actions that alter the Company’s operations, including those that may be required by federal, state or local authorities, or that the Company determines are in the best interests of its employees and other third parties with whom the Company does business.

Basis of Presentation

The condensed consolidated financial statements are prepared in accordance with U.S. GAAP and the rules and regulations of the SEC. Any reference in these notes to applicable guidance is meant to refer to the authoritative U.S. GAAP as found in the ASC and Accounting Standards Update (“ASU”) issued by the Financial Accounting Standards Board (“FASB”). The condensed consolidated financial statements include the consolidated accounts of the Company’s majority-owned subsidiary, ADK LLC, of which 74% was owned by indie as of September 30, 2021. ADK LLC’s consolidated financial statements include its wholly-owned subsidiaries Indie Services Corporation, indie LLC and Indie City LLC, all California entities, Ay Dee Kay Limited, a private limited company incorporated under the laws of Scotland, indie GmbH, a private limited liability company incorporated under the laws of Germany, indie Kft, a limited liability company incorporated under the laws of Hungary, its majority owned subsidiary, Wuxi indie Microelectronics Ltd. (“Wuxi”), a Chinese entity 50% owned by the Company as of September 30, 2021 and Wuxi’s wholly-owned subsidiaries, indie Semiconductor HK, Ltd and Shanghai Ziying Microelectronics Co., Ltd.

All significant intercompany accounts and transactions of the subsidiaries have been eliminated in consolidation. The noncontrolling interest attributable to the Company’s less-than-wholly-owned subsidiaries is presented as a separate component from stockholders’ deficit in the condensed consolidated balance sheets, and a noncontrolling interest in the condensed consolidated statements of operations and condensed consolidated statements of stockholders’ deficit and noncontrolling interest.

Unaudited Interim Financial Information

In the opinion of the Company, the accompanying unaudited condensed consolidated financial statements contain all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of its financial position and its results of operations, changes in stockholders’ equity (deficit) and cash flows. The condensed consolidated balance sheet at December 31, 2020, was derived from audited annual financial statements but does not contain all of the footnote disclosures from the annual financial statements. The accompanying unaudited condensed consolidated financial statements and related financial information should be read in conjunction with the audited consolidated financial statements and the related notes thereto for the fiscal year ended December 31, 2020.

INDIE SEMICONDUCTOR, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except unit and share amounts and per unit and per share amounts)

(Unaudited)

1.      Nature of the Business and Basis of Presentation (cont.)

Emerging Growth Company

Section 102(b)(1) of the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) permits an emerging growth company (“EGC”) to delay complying with new or revised financial accounting standards that do not yet apply to private companies (that is, those that have not had a registration statement filed under the Securities Act of 1933, as amended (the “Securities Act”), declared effective or do not have a class of securities registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company qualifies as an EGC. The JOBS Act provides that an EGC can elect to opt-out of the extended transition period and comply with the requirements that apply to non-EGCs, but any such election to opt-out is irrevocable. The Company has elected not to opt-out of such an extended transition period. As a result, when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an EGC, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This different adoption timing may make a comparison of the Company’s financial statements with other public companies difficult or impossible because of the potential differences in accounting standards used.

Recent Accounting Pronouncements

Recently Issued Accounting Pronouncements Not Yet Adopted

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842) (“ASU 2016-02”), whereby lessees will be required to recognize for all leases at the commencement date a lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis; and a right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term. Under the new guidance, lessor accounting is largely unchanged. A modified retrospective transition approach for leases existing at, or entered into after, the beginning of the earliest comparative period presented in the condensed consolidated financial statements must be applied. The modified retrospective approach would not require any transition accounting for leases that expired before the earliest comparative period presented. The FASB issued ASU 2019-10-Financial Instruments-Credit Losses (Topic 326), Derivatives and Hedging (Topic 815), and Leases (Topic 842): Effective Dates in November 2019 and ASU 2020-05-Revenue from Contracts with Customers (Topic 606) and Leases (Topic 842): Effective Dates for Certain Entities in June 2020. The ASUs change some effective dates for ASU 2016-02 on leasing. After applying ASU 2019-10 and 2020-05, ASU 2016-02 is effective for annual periods beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. Management has initiated the process to identify the various categories of capital and operating leases existing in its business operations. Management is also accumulating information for the additional disclosure requirements of the new standard and is evaluating changes to its internal control structure and accounting policy. Management has not completed the assessment of the impact of the accounting pronouncement on the condensed consolidated financial statements, but the adoption of the new standard is expected to result in the recognition of additional lease liabilities and right-of-use assets as of January 1, 2022.

In June 2016, the FASB amended guidance related to impairment of financial instruments as part of ASU 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which replaces the incurred loss impairment methodology with an expected credit loss model for which a company recognizes an allowance based on the estimate of expected credit loss. This ASU requires entities to measure the impairment of certain financial instruments, including accounts receivable, based on expected losses rather than incurred losses. This ASU is effective for fiscal years beginning after December 15, 2022, with early adoption permitted, and will be effective for the Company beginning in 2023. The Company is currently evaluating the impact of the new standard on the Company’s condensed consolidated financial statements and related disclosures.

In January 2017, the FASB issued ASU 2017-04, Simplifying the Test for Goodwill Impairment. This guidance eliminates Step 2 from the goodwill impairment test and instead requires that an entity measure the impairment of goodwill assigned to a reporting unit if the carrying value of assets and liabilities assigned to the reporting unit,

INDIE SEMICONDUCTOR, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except unit and share amounts and per unit and per share amounts)

(Unaudited)

1.      Nature of the Business and Basis of Presentation (cont.)

including goodwill, exceed the reporting unit’s fair value. The new guidance must be adopted for annual and interim goodwill tests by the Company beginning on January 1, 2022. After the adoption of this standard, which will be applied prospectively, the Company will follow a one-step model for goodwill impairment. The Company does not anticipate this pronouncement will have a significant impact on the Company’s consolidated financial statements upon adoption.

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740) — Simplifying the Accounting for Income Taxes, which simplifies the accounting for income taxes by removing certain exceptions to the general principles of ASC 740, Income Taxes. The amendments also improve consistent application of and simplify U.S. GAAP for other areas of ASC 740 by clarifying and amending existing guidance. ASU 2019-12 is effective for fiscal years beginning after December 15, 2020 (and December 15, 2021 for nonpublic companies) and early adoption is permitted. Depending on the amendment, adoption may be applied on a retrospective, modified retrospective, or prospective basis. The Company is currently assessing the impact that this standard will have on its condensed consolidated financial statements and related disclosures.

2.      Business Combinations

Acquisition of City Semiconductor, Inc.

On May 13, 2020, the Company acquired certain assets and liabilities of City Semiconductor, Inc. (“City Semi”), which had developed technology related to analog and mixed-signal integrated circuitry, with a focus on high-speed analog-to-digital converters and digital-to-analog intellectual property cores. The Company accounted for the acquisition as a business combination. The transaction costs associated with the acquisition were not material and were expensed as incurred. The acquisition date fair value of the consideration transferred for City Semi was approximately $2,029, which consisted of the following:
Fair Value As of May 13, 2020
Class H units issued	$711
Contingent consideration	1,180
Cash consideration to be transferred at a later date	138
Total	$2,029

The maximum contingent consideration payable in connection with the acquisition is $2,000. The acquisition date fair value of the contingent consideration was determined based on the Company’s assessment of the probability of achieving the performance targets that ultimately obligate the Company to transfer additional consideration to the seller. The contingent consideration is comprised of two tranches. The first tranche is payable, up to a maximum of $500, upon the achievement of cash collection targets within twelve months of the acquisition, and $456 was achieved in May 2021. The second tranche is payable, up to a maximum of $1,500 upon the shipment of a product incorporating the acquired developed technology. The fair value of any outstanding contingent consideration liabilities will be remeasured as of the end of each reporting period with any resulting remeasurement gains or losses recognized in the condensed consolidated statement of operations. In September 2021, the Company paid off the first tranche of the contingent consideration. The fair value of the second tranche contingent consideration liabilities was $1,200 as of September 30, 2021. The fair value of the first and second tranche contingent consideration liabilities was $500 and $900, respectively, as of December 31, 2020. The fair value of the first tranche contingent consideration liability as of December 31, 2020 was reflected in Other current liabilities within the condensed consolidated balance sheet and the fair value of the second tranche contingent consideration liability as of September 30, 2021 and December 31, 2020 is reflected in Other long-term liabilities.

INDIE SEMICONDUCTOR, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except unit and share amounts and per unit and per share amounts)

(Unaudited)

2.      Business Combinations (cont.)

In connection with this acquisition, the two existing employees of City Semi, including the founder and sole shareholder of City Semi, entered into employment agreements with the Company. As there is a service condition associated with these agreements, the related compensation expense is accounted for separately from the acquisition. The Company recognizes the related compensation expense as research and development expense in the condensed consolidated statement of operations on a straight-line basis over the requisite service period.

The following table summarizes the fair values of assets acquired and liabilities assumed as of the date of acquisition:
Fair Value As of May 13, 2020
Intangible asset – Software license	$139
Intangible asset – Developed technology	369
Goodwill	1,739
Deferred revenue	(41)
Accrued expenses	(177)
Net assets acquired	$2,029

The Company estimates that the useful life of the acquired developed technology intangible asset is seven years and the useful life of the acquired software license intangible asset is approximately one year, which represents the remaining duration of the software license. The excess of purchase consideration over the fair value of net assets acquired was recorded as goodwill, which is primarily attributed to the assembled workforce. None of the goodwill recognized is expected to be deductible for income tax purposes.

There are no amounts of revenue or earnings of City Semi included in the Company’s condensed consolidated statement of operations for the three months ended March 31, 2021.

The unaudited pro forma financial information shown below summarizes the combined results of operations for the Company and City Semi as if the closing of the acquisition had occurred on January 1, 2020.
	Three Months Ended September 30, 2020	Nine Months Ended September 30, 2020
Combined revenue	$8,122	$17,101
Combined net loss before income taxes	(22,152)	(34,741)

The unaudited pro forma financial information includes adjustments that are directly attributable to the business combination and are factually supportable. The adjustments primarily reflect the amortization of acquired developed technology and compensation expense related to consideration to be transferred to the founder upon the second anniversary of his employment. The unaudited pro forma financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results that would have been realized if the acquisition had taken place on January 1, 2020.

On June 10, 2021, in connection with the closing of the Transaction, the Company paid $900 to redeem the Class H units previously issued.

INDIE SEMICONDUCTOR, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except unit and share amounts and per unit and per share amounts)

(Unaudited)

3.      Inventory, Net

Inventory, net consists of the following:
	September 30, 2021	December 31, 2020
Work-in-process	$5,980	$4,277
Finished goods	262	882
Inventory, gross	6,242	5,159
Less: Inventory reserves	693	2,259
Inventory, net	$5,549	$2,900

During the nine months ended September 30, 2021 and 2020, the Company recognized write-downs in the value of inventory of $78 and $485, respectively. Write-downs in the value of inventory were $13 and $163 for the three months ended September 30, 2021 and 2020.

4.      Intangible Assets, Net

Intangible assets, net consist of the following:
	September 30, 2021				December 31, 2020
	Weighted Average Remaining Useful Life	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Weighted Average Remaining Useful Life	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Software licenses	3.0	$16,545	$(5,290)	$11,255	0.6	$4,391	$(3,759)	$632
Intellectual property licenses	1.8	1,736	(1,677)	59	1.7	1,736	(1,614)	122
Developed technology	5.6	369	(75)	294	6.4	369	(35)	334
Total		$18,650	$(7,042)	$11,608		$6,496	$(5,408)	$1,088

The Company obtained software licenses which it uses for its research and development efforts related to its products.

Amortization of intangible assets for the three months ended September 30, 2021 and 2020 was $1,459 and $479, respectively. Amortization of intangible assets for the nine months ended September 30, 2021 and 2020 was $2,222 and $1,281, respectively. Amortization of intangible assets is included in research and development expense in the condensed consolidated statements of operations, respectively.

Based on the amount of intangible assets subject to amortization as of September 30, 2021, amortization expense for each of the next five fiscal years is expected to be as follows:
2021 (remaining three months)	$888
2022	3,805
2023	4,570
2024	2,221
2025	53
Thereafter	71
$11,608

5.     Goodwill

There was no change in goodwill recorded between September 30, 2021 and December 31, 2020.

INDIE SEMICONDUCTOR, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except unit and share amounts and per unit and per share amounts)

(Unaudited)

6.      Debt

The following table sets forth the components of debt as of September 30, 2021 and December 31, 2020:
	September 30, 2021			December 31, 2020
	Principal Outstanding	Unamortized Discount and Issuance Cost	Carrying Amount	Principal Outstanding	Unamortized Discount and Issuance Cost	Carrying Amount
Trinity term loan, due 2022	$—	$—	$—	$12,000	$(665)	$11,335
Short term loans, due 2021	621	—	621	459	—	459
PPP Loan, due 2022	—	—	—	1,868	—	1,868
Tropez loan, due 2021	—	—	—	2,000	—	2,000
Total term loans	621	—	621	16,327	(665)	15,662
Revolving line of credit	1,675	—	1,675	1,675	—	1,675
Embry convertible notes, due 2021	—	—	—	3,606	(110)	3,496
Total debt	$2,296	$—	$2,296	$21,608	$(775)	$20,833

The outstanding debt as of September 30, 2021 and December 31, 2020 is classified in the condensed consolidated balance sheets as follows:
	September 30, 2021	December 31, 2020
Current liabilities – Current debt obligations	$2,296	$8,488
Noncurrent liabilities – Long-term debt, net of current maturities	—	12,345
	$2,296	$20,833

Embry Convertible Subordinated Notes Payable

On December 4, 2012, the Company entered into two convertible note and exchange agreements with an investor (“Embry”), pursuant to which the entire outstanding principal of $3,500 and corresponding accrued interest of $107 held under existing loan agreements were exchanged for two convertible subordinated notes with aggregate principal amounts of $2,604 and $1,003. The convertible subordinated notes bore interest of 0.93% per annum, which was compounded annually. The aggregate principal and all accrued and unpaid interest were due in full on December 4, 2017. On December 3, 2017, the Company entered into a 12-month extension of these two convertible notes and exchange agreements.

On December 3, 2018, the Company entered into a 36-month extension of these two convertible note and exchange agreements. The interest rate on the 36-month extension was amended to 3.07% per annum. The Company recorded a discount on this convertible debt extension and a corresponding increase in additional paid-in capital related to the enhanced value of the embedded conversion options. The Company amortized the discount to interest expense over the 36-month extension period.

The amendments to extend the maturity date were treated as modifications of the debt.

The convertible subordinated notes with aggregate principal of $2,604 and $1,003 were convertible into an aggregate 185,000 Class A units and 100,000 Class C units, respectively, at the investors’ discretion prior to the maturity date or automatically upon a liquidity event, as defined in the loan agreement. The Company determined that the embedded conversion options should not be bifurcated from their host instruments.

In December 2020, Embry assigned the notes to its affiliate, Cézanne Investments Ltd. (“Cézanne”). At December 31, 2020, the total carrying value of such convertible subordinated notes payable, net of unamortized discount, was $3,496. Total accrued interest as of December 31, 2020 was $458, and is included in Accrued expenses

INDIE SEMICONDUCTOR, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except unit and share amounts and per unit and per share amounts)

(Unaudited)

6.      Debt (cont.)

and other current liabilities on the Company’s condensed consolidated balance sheets. On June 10, 2021, Cézanne exercised its right to convert at the closing of the Transaction and the Embry convertible notes were converted to equity at their carrying value of $4,119, inclusive of $3,607 principal balance and accrued interest of $512.

PacWest Term Loan and Revolving Line of Credit

The Company entered into a loan and security agreement with Pacific Western Bank (“PacWest”, formerly Square 1 Bank) in January 2015, that provided a term loan of up to $10,000 with a maturity date of September 2020. The term loan bore interest equal to the greater of one percent above the prime rate in effect, or 4.5% on outstanding borrowings. In addition, the loan and security agreement provided for a revolving line of credit. The revolving line of credit bore interest equal to the greater of seventy-five basis points above the prime rate in effect, or 4.25% on outstanding borrowings. The terms of the loan and security agreement have been amended from time to time, with the most recent amendment dated November 5, 2021 as described below. The amendments have, among other things, extended the maturity date of the loan and adjusted the financial covenants’ borrowing limits. In August 2017 and as part of an amendment to the loan and security agreement, the Company issued a warrant to PacWest to purchase 3,388 Class G units. On June 10, 2021, these warrants were net exercised and ultimately converted into 82,187 shares of indie Class A common stock.

During 2020, the Company entered into three amendments to the PacWest loan agreement. Pursuant to the terms of the amendments, $889, the full amount of unpaid principal and interest, was transferred from the PacWest term loan to the revolving line of credit as of January 30, 2020. In addition, the amendments modified certain financial covenants, including that the Company maintain a minimum cash balance of $2,300 and adjusted the borrowing limits to $2,000.

As of September 30, 2021 and December 31, 2020, the Company had no outstanding balance on the term loan.

As of September 30, 2021 and December 31, 2020, the revolving line of credit had an outstanding balance of $1,675. The Company’s borrowings under the term loan and revolving line of credit were subject to an aggregate borrowing limit of $2,000 as of September 30, 2021 and December 31, 2020. Total borrowings at any given time under the line of credit are limited to a percentage of domestic accounts receivables less than 90 days past due and other factors.

The revolving line of credit is subject to debt covenants which, if violated, could result in the outstanding balance becoming immediately due. The Company has complied with or obtained waivers for all such covenants as of the date these financial statements were issued.

On November 5, 2021, the Company entered into an amendment to the PacWest loan agreement that (i) increased the maximum borrowing capacity under the revolving line of credit to $20,000, (ii) limited the security interests of the bank to the cash collateral set at 102.5% of the drawn amount of the loan, (iii) removed various reporting and restrictive covenants, (iv) extended the maturity date to November 4, 2022 and (iv) reduced the interest rate to 2.1% per annum. In addition, the amendment requires the Company to collateralize a cash balance equal to the total outstanding balance in a cash security account with PacWest. Upon execution of the amendment, the Company repaid the outstanding balance of $1,675 under the original line of credit to this new arrangement.

Trinity Term Loan

In June 2018, the Company entered into a term loan agreement with Trinity Capital Fund (“Trinity”) to borrow $15,000 at a rate of 11.25% per annum. In connection with such loan, the Company issued a warrant to Trinity to acquire 6,250 Class G units at an exercise price per unit of $35.42.

INDIE SEMICONDUCTOR, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except unit and share amounts and per unit and per share amounts)

(Unaudited)

6.      Debt (cont.)

In October 2020, the Company entered into a new loan agreement with Trinity, which replaced the March 2018 agreement. The new loan had a principal of $12,000, which was exchanged for the old loan’s principal balance of $11,325, lender fees of $474 and a cash payment to the Company of $194. In addition, the Company issued to Trinity 1,844 additional warrants to purchase the Company’s Class G units, which had a fair value of $405. The new loan agreement was treated as a modification for accounting purposes. The unamortized discount from the old loan was treated as additional debt discount on the new loan along with the lender fees paid to and additional warrants issued to Trinity in October 2020. On June 10, 2021, these warrants were net exercised and ultimately converted into 196,346 shares of indie Class A common stock.

The new loan had a maturity date of October 1, 2024 and interest equal to the greater of 10.75% or the Prime Rate plus 7.5%. The term loan may be prepaid by paying the principal and interest plus a prepayment fee ranging from 4.0% to 1.0% of the principal being repaid, depending on the length of time between the effective date and the prepayment date. Upon final repayment, an end-of-term fee of $720 must be paid by the Company to Trinity. The term loan was collateralized by substantially all of the Company’s assets to the extent they were not already securing the senior debt of PacWest.

As of December 31, 2020, the Company had $11,335 outstanding under the Trinity Term loans, net of the unamortized discount and issuance cost generated as a result of the warrant issuance described in Note 11 — Members’ Equity. The debt discount and issuance costs were being amortized through interest expense over the term of the loan using the effective interest method. The old loan required monthly interest only payments of $141 until November 2019 when repayment of principal began, and payments increased to $493 per month. The new loan required interest only payments of $108 until October 2021 when repayment of principal begins, and payments increased to $391 per month with an effective interest rate of 15.8%.

On June 21, 2021, the Company fully repaid the outstanding loan balance and the accrued interest of $13,261, including principal of $12,000, end-of-term fee and early termination fee of $1,200 and accrued interest of $61. As a result of the repayment, the Company recognized a loss from extinguishment of debt for $1,585, which included (i) the remaining unamortized discount and debt issuance cost of $577 and (ii) end-of-term fee and early termination fee paid not previously accrued of $1,008, in the condensed consolidated statement of operations for the nine months ended September 30, 2021.

Short Term Loans

On November 13, 2019, Wuxi entered into a short term loan agreement with CITIC Group Corporation Ltd. with aggregate principal balance of CNY 2,000, or approximately $285, and bearing interest of 4.785% per annum. The principal balance is denominated in Chinese Yuan and the outstanding balance is adjusted for changes in foreign currency exchange rates at each reporting period. On November 13, 2020, the terms of the agreement were extended for twelve months, and the principal and interest are due on November 15, 2021. On October 15, 2020, Wuxi entered into a short term loan agreement with Netherlands China Business Council (“NCBC”) with aggregate principal balance of CNY1,000 or approximately $151 and bearing interest of 4.785%. On April 29, 2021, Wuxi increased its short term loan principal with NCBC by CNY1,000 or approximately $155 to a total principal balance of CNY4,000. As of September 30, 2021 and December 31, 2020, the aggregate outstanding principal balance of the short term loans was $621 and $459, respectively.

Tropez Note

On January 31, 2020, the Company entered into a convertible loan agreement with Tropez Fund Limited (“Tropez”) with principal amount of $2,000 and subject to interest of 12% per annum. The terms of the loan provide for a renewable 180-day period for a maximum term of twelve months. The Company renewed the loan on July 29, 2020 for the additional 180-day period. The note was amended on January 21, 2021 to extend the maturity date to

INDIE SEMICONDUCTOR, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except unit and share amounts and per unit and per share amounts)

(Unaudited)

6.      Debt (cont.)

the earlier of December 31, 2021 or the closing of the Transaction. Additionally, the January 21, 2021 amendment removed the conversion rights associated with the loan. On June 17, 2021, the Company fully repaid the outstanding loan balance and the accrued interest of $2,346 and the loan was terminated.

Paycheck Protection Program

In April 2020, the Company applied for a loan pursuant to the Paycheck Protection Program of the Coronavirus Aid, Relief and Economic Security Act as administered by the U.S. Small Business Administration (the “SBA”). In May 2020, the loan was approved, and the Company received gross proceeds from the loan in the amount of $1,868 (the “PPP Loan”). The PPP Loan took the form of a promissory note that matures two years after the date of the note and bears interest at a rate of 1.0% per annum. Monthly principal and interest payments, less the amount of any potential forgiveness (discussed below). The PPP Loan provides for customary events of default, including, among others, those relating to failure to make payments thereunder. The Company may prepay the principal of the PPP Loan at any time without incurring any prepayment penalties. The PPP Loan is non-recourse against any individual shareholder, except to the extent that such party uses the loan proceeds for an unauthorized purpose.

On May 10, 2021, the entire balance of the PPP Loan was forgiven by the SBA and lender. As a result, the Company recorded a gain on extinguishment of debt of $1,889, which represented the principal balance of $1,868 and accrued interest of $21, in the condensed consolidated statement of operations for the nine months ended September 30, 2021.

The table below sets forth the components of interest expense for the three and nine months ended September 30, 2021 and September 30, 2020:
	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Interest expense on Trinity Term Loan:
Contractual interest	—	357	719	1,163
Amortization of discount and issuance cost	—	13	138	40
	—	370	857	1,203
Interest expense on other debt obligations:
Contractual interest	24	112	258	308
Amortization of discount and issuance cost	1	35	60	109
	25	147	318	417
Total interest expense	$25	$517	$1,175	$1,620

7.      Warrant Liability

In connection with the closing of the Transaction, holders of TB2 Class A ordinary shares automatically received Class A common stock of indie, and holders of TB2 warrants automatically received 17,250,000 warrants of indie with substantively identical terms (“Public Warrants”). At the Closing, 8,625,000 Class B ordinary shares of TB2 owned by the Sponsor, automatically converted into 8,625,000 shares of indie Class A common stock, and 8,650,000 private placement warrants held by the sponsor, each exercisable for one Class A ordinary share of TB2 at $11.50 per share, automatically converted into warrants to purchase one share of indie Class A common stock at $11.50 per share with substantively identical terms (“the “Private Placement Warrants”). Also at the Closing, TB2 issued 1,500,000 working capital warrants to an affiliate of the Sponsor in satisfaction of a working capital promissory note of $1,500 (the “Working Capital Warrants” and, together with the Private Placement Warrants, the “Private Warrants”). These Working Capital Warrants have substantially identical terms to the Private Placement Warrants.

INDIE SEMICONDUCTOR, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except unit and share amounts and per unit and per share amounts)

(Unaudited)

7.      Warrant Liability (cont.)

The warrants may be exercised only during the period commencing on July 10, 2021 (30 days after the closing of the Transaction) through June 10, 2026. The Company may redeem the Public Warrants at a price of $0.01 per warrant upon 30 days’ notice, only in the event that the last sale price of the Class A common stock is at least $18.00 per share for any 20 trading days within a 30-trading day period ending on the third day prior to the date on which notice of redemption is given, provided there is an effective registration statement and current prospectus in effect with respect to the Class A common stock underlying such warrants during the 30 day redemption period. If the Company redeems the warrants as described above, management will have the option to require all holders to exercise warrants on a “cashless basis.”

In accordance with the warrant agreement relating to the Public Warrants, the Company is required to use its best efforts to maintain the effectiveness of the registration statement covering the warrants. If a registration statement is not effective within 90 days following the consummation of a business combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to an available exemption from registration under the Securities Act. In the event that a registration statement is not effective at the time of exercise or no exemption is available for a cashless exercise, the holder of such warrant shall not be entitled to exercise such warrant for cash and in no event (whether in the case of a registration statement being effective or otherwise) will the Company be required to net cash settle the warrant exercise.

The terms of the Private Warrants are identical to the Public Warrants as described above, except that the Private Warrants are not redeemable so long as they are held by the sponsor or its permitted transferees.

The Company has reviewed the terms of warrants to purchase its Class A common stock to determine whether warrants should be classified as liabilities or stockholders’ equity in its consolidated balance sheet. In order for a warrant to be classified in stockholders’ equity, the warrant must be (a) indexed to the Company’s equity and (b) meet the conditions for equity classification in ASC 815-40, Derivatives and Hedging — Contracts in an Entity’s Own Equity. If a warrant does not meet the conditions for equity classification, it is carried on the consolidated balance sheet as a warrant liability measured at fair value, with subsequent changes in the fair value of the warrant recorded in the statement of operations as change in fair value of warrants in Other income (expense), net. The Company determined that all warrants are required to be carried as a liability in the condensed consolidated balance sheet at fair value, with changes in fair value recorded in the condensed consolidated statement of operations (see Note 10). At the closing of the Transaction on June 10, 2021, the warrants had an initial fair value of $74,408, which was recorded as liability and a reduction to additional paid in capital in the condensed consolidated balance sheet.

The following table is a summary of the number of shares of the Company’s Class A common stock issuable upon exercise of warrants outstanding at June 10, 2021 (there were no warrants outstanding at December 31, 2020):
	Number of Shares	Exercise Price	Redemption Price	Expiration Date	Classification	Initial Fair Value
Public Warrants	17,250,000	$11.50	$18.00	June 10, 2026	Liability	$42,435
Private Warrants	10,150,000	$11.50	N/A	June 10, 2026	Liability	$31,973

As of September 30, 2021, there have been no exercises of the warrants and the fair value was $103,492 (see Note 10).

INDIE SEMICONDUCTOR, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except unit and share amounts and per unit and per share amounts)

(Unaudited)

8.      Earn-Out Liability

Earn-Out Milestones

Certain of indie’s stockholders are entitled to receive up to 10,000,000 earn-out shares of the Company’s Class A common stock if the Earn-Out Milestones are met. The Earn-Out Milestones represents two independent criteria, which each entitles the eligible stockholders to 5,000,000 earn-out shares per milestone met. Each Earn-Out Milestone is considered met if at anytime following the Transaction and prior to December 31, 2027, the volume weighted average price of indie’s Class A common stock is greater than or equal to $12.50 or $15.00 for any twenty trading days within any thirty trading day period, respectively. Further, the Earn-Out Milestones are also considered to be met if indie undergoes a Sale. A Sale is defined as the occurrence of any of the following for indie: (i) engage in a “going private” transaction pursuant to Rule 13e-3 under the Exchange Act or otherwise cease to be subject to reporting obligations under Sections 13 or 15(d) of the Exchange Act; (ii) Class A common stock ceases to be listed on a national security exchange, other than for the failure to satisfy minimum listing requirements under applicable stock exchange rules; or (iii) change of ownership (including a merger or consolidation) or approval of a plan for complete liquidation or dissolution.

These earn-out shares have been categorized into two components: (i) those associated with stockholders with vested equity at the closing of the Transaction that will be earned upon achievement of the Earn-Out Milestones (the “Vested Shares”) and (ii) those associated with stockholders with unvested equity at the closing of the Transaction that will be earned over the remaining service period with the Company on their unvested equity shares and upon achievement of the Earn-Out Milestones (the “Unvested Shares”). The Vested Shares are classified as liabilities in the condensed consolidated balance sheet and the Unvested Shares are equity-classified share-based compensation to be recognized over time (see Note 14 — Share-based Compensation). The earn-out liability was initially measured at fair value at the closing of the Transaction and subsequently remeasured at the end of each reporting period. The change in fair value of the earn-out liability is recorded as part of Other income (expense), net in the condensed consolidated statement of operations.

The estimated fair value of the earn-out liability was determined using a Monte Carlo simulation that simulated the future path of the Company’s stock price over the earn-out period. The assumptions utilized in the calculation are based on the achievement of certain stock price milestones including projected stock price, volatility, and risk-free rate.

Escrow Shares

3,450,000 Class A common shares of indie were placed in escrow for the potential future release to the sponsors of TB2 in the event the earn-out milestones are met. The earn-out milestones for the Escrow Shares are identical to those of the earn-out shares. Achievement of each milestone entitles the shareholders to 50% of the total Escrow Shares. The Escrow Shares have been accounted for as a liability and remeasured to fair value each reporting period.

At the closing of the Transaction on June 10, 2021, the earn-out liability had an initial fair value of $119,759, which was recorded as a long-term liability and a reduction to additional paid in capital in the condensed consolidated balance sheet.

As of September 30, 2021, neither of the milestones have been achieved and the fair value was $147,317 (see Note 10). As of November 9, 2021, the first Earn-Out Milestone was achieved. It is not practicable to estimate and to disclose the preliminary fair value of the Earn-out liability upon achievement of this milestone by the issuance date of these consolidated financial statements.

9.     Simple Agreement for Future Equity (“SAFEs”)

During the year ended December 31, 2020, the Company entered into SAFEs with existing investors and third-party investors for total proceeds of $25,765. The SAFEs require that the Company issue equity to the SAFE holders in exchange for their investment upon an equity raise of at least $35,000. During April 2021, the Company

INDIE SEMICONDUCTOR, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except unit and share amounts and per unit and per share amounts)

(Unaudited)

9.      Simple Agreement for Future Equity (“SAFEs”) (cont.)

entered into SAFEs with a third-party investor for a total purchase amount of $5,000. The SAFEs require that the Company issue equity to the SAFE holders in exchange for their investment upon an equity financing (including a SPAC transaction) with an aggregate purchase price of at least $35,000.

In connection with the closing of the Transaction on June 10, 2021, all SAFEs converted into Class A membership units in ADK LLC, and then into 7,466,891 shares of Class A common stock and 454,077 shares of Class V common stock of indie. At the time of conversion, the SAFEs had a fair value of $86,100, which was recorded as a reduction of additional paid in capital in the condensed consolidated balance sheet. The fair value of the SAFEs was $102,700 as of December 31, 2020. The change in fair value between the last measurement date and the conversion date was recorded in Other income (expense), net in the condensed consolidated statement of operations.

10.    Fair Value Measurements

The Company’s debt instruments are recorded at their carrying values in its condensed consolidated balance sheets, which may differ from their respective fair values. The fair values of the Company’s convertible notes are estimated using the valuation of the securities into which the debt is convertible, external pricing data, based on interest rates and credit ratings for similar issuances with the same remaining term as the Company’s outstanding borrowings. The fair value of the Embry convertible notes was determined using valuation inputs categorized as Level 3. The fair values of the Company’s term loans and Tropez note generally approximated their carrying values.

On September 3, 2021, the Company also entered into a currency forward contracts of CAD $85,000 in order to hedge the risk of changes in the exchange rate of the Canadian dollar versus the U.S. dollar between the signing and closing of the TeraXion acquisition (see Note 18 — Subsequent event). An unrealized loss of $1,200 that represented the change in the exchange rate between the contract issuance date and period-end is recorded as part of Other income (expense) for both the three and nine months ended September 30, 2021. This unrealized loss was offset by a gain to a de minimis amount in October 2021 when this contract was settled.

The following table presents the Company’s fair value hierarchy for financial assets and liabilities:
	Fair Value Measurements as of September 30, 2021
	Level 1	Level 2	Level 3	Total
Liabilities:
Warrant Liability	$—	$—	$103,492	$103,492
Contingent earn-outs – first milestone	$—	$—	$76,698	$76,698
Contingent earn-outs – second milestone	$—	$—	$70,619	$70,619
Second tranche contingent consideration	$—	$—	$1,200	$1,200
Currency forward contract	$—	$1,200	$—	$1,200
	Fair Value Measurements as of December 31, 2020
	Level 1	Level 2	Level 3	Total
Liabilities:
SAFEs	$—	$—	$102,700	$102,700
First tranche contingent consideration	$—	$—	$500	$500
Second tranche contingent consideration	$—	$—	$900	$900

As of September 30, 2021 and December 31, 2020, the Company’s cash and cash equivalents were all held in cash or Level 1 instruments where the fair values approximates the carrying values.

INDIE SEMICONDUCTOR, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except unit and share amounts and per unit and per share amounts)

(Unaudited)

10.    Fair Value Measurements (cont.)

Level 3 Disclosures

SAFEs

The SAFEs were valued using a probability-weighted expected return method (“PWERM”) valuation approach aligned to the SAFEs provisions, including (i) conversion through qualified equity financing, (ii) conversion through acquisition of a special purpose acquisition company, (iii) no conversion through equity or acquisition prior to December 31, 2021, (iv) a liquidation event, and (v) a dissolution event. Determining the fair value of the SAFEs using the PWERM requires assumptions and estimates for both the probability of each scenario and the fair value determined under each scenario. The SAFEs were valued through each scenario using an appropriate valuation approach, including calculations based on the terms of the SAFEs and a Monte Carlo simulation, which utilized the Geometric Brownian Motion formula to simulate the conversion and payout of the SAFEs. The significant unobservable inputs include the discount rate, constant volatility factor and the Geometric Brownian Motion. Significant increases (decreases) in any of those inputs in isolation would result in a significantly lower (higher) fair value measurement.

Warrants

Warrants were valued using the Black-Scholes-Merton formula and a Monte Carlo Simulations analysis. Calculating the fair value of warrants requires the input of subjective assumptions. Other reasonable assumptions could provide differing results. The carrying amount of the liability may fluctuate significantly and actual amounts paid may be materially different from the liability’s estimated value.

Contingent Earn-Outs

Contingent earn-outs were valued using a Monte Carlo analysis in order to simulate the future path of the Company’s stock price over the earn-out period. The carrying amount of the liability may fluctuate significantly and actual amounts paid may be materially different from the liability’s estimated value.

The following table presents the significant unobservable inputs assumed for each of the fair value measurements:
	September 30, 2021	June 10, 2021	December 31, 2020
	Input	Input	Input
Liabilities:
SAFEs
Discount rate	—%	—%	75%
Constant volatility factor	—%	—%	40%
Geometric Brownian Motion	—	—	0.98
Warrants
Expected volatility	35.5%	34.1%	—%
First tranche contingent consideration
Discount rate	—%	—%	10.3%
Second tranche contingent consideration
Discount rate	7.5%	7.5%	10.3%
Contingent earn-outs – first milestone
Constant volatility factor	40%	35%	—%
Contingent earn-outs – second milestone
Constant volatility factor	40%	35%	—%

INDIE SEMICONDUCTOR, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except unit and share amounts and per unit and per share amounts)

(Unaudited)

11.    Stockholders’ Equity

Post Transaction Stockholders’ Equity

In connection with the closing of the Transaction on June 10, 2021, all of the historical members’ equity in ADK LLC that was issued and outstanding at the Closing were converted to either Class A or Class V common stock of the Company per its rights and privileges as follows:
	As of June 10, 2021
Member Units	Outstanding	Class A Common Stock	Class V Common Stock
Class A	1,381,424	12,612,470	25,791,473
Class B	293,221	9,564,150	—
Class C	400,000	11,520,101	—
Class D	236,521	1,568,565	5,806,776
Class E	112,916	1,309,971	2,229,122
Class F	492,110	16,380,782	—
Class G	10,019	278,533	—
Total	2,926,211	53,234,572	33,827,371

Class H units were redeemed for a cash payment of $900.

Pre-Merger Members’ Equity

The table and information set forth below reflects information about the historical ADK LLC members’ equity immediately prior to the closing as of June 10, 2021 and as of December 31, 2020:
	As of June 10, 2021			As of December 31, 2020
Member Units	Authorized	Issued	Outstanding	Authorized	Issued	Outstanding
Class A	3,136,518	1,381,424	1,381,424	3,136,518	911,500	911,500
Class B	513,846	367,395	293,221	513,846	367,927	229,732
Class C	400,000	400,000	400,000	400,000	300,000	300,000
Class D	236,521	236,521	236,521	236,521	236,521	236,521
Class E	112,916	112,916	112,916	112,916	112,916	112,916
Class F	492,110	492,110	492,110	492,110	492,110	492,110
Class G	11,482	10,019	10,019	11,482	—	—
Class H	5,000	4,500	4,500	5,000	4,500	4,500
Total	4,908,393	3,004,885	2,930,711	4,908,393	2,425,474	2,287,279

In connection with its formation on February 9, 2007, the Company issued 911,500 Class A units to the four initial members. On December 28, 2012, the Company issued 300,000 Class C units to an investor at an original issue price of $10 per unit for total consideration of $3,000.

The Company reserved 185,000 Class A units and 100,000 Class C units in connection with the convertible note described in Note 6 — Debt. These units are not issued or outstanding until conversion of the outstanding principal in accordance with the terms of the notes.

The Fifth Amended and Restated LLC Agreement (the “ADK LLC Operating Agreement”) authorized an increase of Class B units from 243,000 units to 513,846 units. The Class B units are profit interests issued to employees, directors, and consultants. See Note 14 — Share-based Compensation.

INDIE SEMICONDUCTOR, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except unit and share amounts and per unit and per share amounts)

(Unaudited)

11.    Stockholders’ Equity (cont.)

On July 24, 2015, the Company issued 221,739 Class D units to an investor at an original issue price of $33.82 per unit for cash consideration of approximately $7,215, net of issuance costs of $285. On August 28, 2015, the Company issued an additional 14,782 Class D units to an existing investor at an original issue price of $33.82 per unit for cash consideration of $500.

On July 25, 2017, the Company issued 112,916 Class E units to investors at an original issue price of $35.42 per unit for cash consideration of $3,963, net of issuance costs of $37.

The Company issued warrants to purchase Class G units as part of amendments to the terms of debt agreements with Trinity and PacWest, see Note 6 — Debt. In connection with entering into the term loan agreement with Trinity in March 2018, the Company issued an aggregate of 6,250 warrants with a strike price of $35.42 to purchase Class G units. In April 2018, as part of an amendment to the loan and security agreement, the Company issued warrants to PacWest to purchase 3,388 Class G units with a strike price of $35.42. On October 1, 2020, in connection with the new loan agreement with Trinity, the Company issued additional warrants to Trinity to purchase 1,844 Class G units at a strike price of $35.42 under the same terms and features as previously issued Class G warrants.

Following the Company’s announcement of the Master Transactions Agreement (“MTA”), PacWest issued a letter dated February 3, 2021 to the Company demanding 52,632 warrants in satisfaction of the provisions contained in the August 9, 2017 credit facility amendment. On June 8, 2021, the Company and PacWest entered into a settlement agreement and mutual release where both parties acknowledged and agreed that the original 3,388 warrants issued were in full compliance of the credit facility amendment.

In June 2018, the Company issued 492,110 Class F units to investors at an issue price of $54.87 per unit for cash consideration of $26,790, net of issuance costs of $210.

In May 2020, the Company issued 4,500 Class H units to the owners of City Semi as part of the business combination, see Note 2 — Acquisition of City Semiconductor.

12.    Noncontrolling Interest

In connection with the closing of the Transaction on June 10, 2021, certain members of ADK LLC (the “ADK Minority Holders”) retained approximately 26% membership interest in ADK LLC. As a result, the Company’s ownership of ADK LLC, was approximately 74% as of September 30, 2021. The ADK Minority Holders may from time to time, after December 10, 2021, exchange with indie, such holders’ units in ADK LLC for an equal number of shares of indie’s Class A common stock. As a result, indie’s ownership interest in ADK LLC will increase. The ADK Minority Holders’ ownership interests are accounted for as noncontrolling interests in the Company’s condensed consolidated financial statements.

In connection with the Transaction, the Company issued to certain members of ADK LLC an aggregate of 33,827,371 shares of Class V common stock of indie (the “Class V Holders”). The shares of Class V common stock provides no economic rights in indie to the holder thereof; however, each Class V Holder is entitled to vote with the holders of Class A common stock of indie, with each share of Class V common stock entitling the holder to one (1) vote per share of Class V common stock at the time of such vote (subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications).

ADK LLC held 50% ownership in Wuxi as of September 30, 2021 and December 31, 2020. From time to time, Wuxi has sold equity ownership and the transactions have reduced ADK LLC’s controlling interest in Wuxi on the condensed consolidated balance sheets. As of September 30, 2021, ADK LLC maintained its controlling ownership and financial interest in Wuxi. Accordingly, Wuxi’s financial statements are consolidated with those of ADK LLC and its other wholly-owned subsidiaries. Minority interests held in Wuxi are accounted for as non-controlling interests in the Company’s condensed consolidated financial statements.

INDIE SEMICONDUCTOR, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except unit and share amounts and per unit and per share amounts)

(Unaudited)

13.    Revenue

Disaggregation of Revenue

The Company disaggregates revenue from contracts with customers by geographic region, as the Company’s management believes it best depicts how the nature, amount, timing and uncertainty of revenue and cash flows are affected by economic factors.

The following tables present revenue disaggregated by geography of the customer’s shipping location for the three and nine months ended September 30, 2021 and 2020:
	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
United States	$2,033	$1,959	$5,910	$3,403
Greater China	7,591	4,548	17,800	9,868
Rest of North America	1,286	167	2,513	525
South America	409	214	1,004	483
Rest of Asia Pacific	127	455	701	1,168
Europe	711	243	1,523	510
Total revenue	$12,157	$7,586	$29,451	$15,957

Contract Balances

Certain assets or liabilities are recorded depending on the timing of revenue recognition, billings and cash collections on a contract-by-contract basis. Contract liabilities primarily relate to deferred revenue, including advance consideration received from customers for contracts prior to the transfer of control to the customer, and therefore revenue is recognized upon delivery of products and services or as the services are performed. The Company also recorded unbilled revenue of $0 and $55 at September 30, 2021 and December 31, 2020, respectively, as part of its Prepaid expenses and other current assets in the accompanying condensed consolidated balance sheets.

The following table presents the liabilities associated with the engineering services contracts as of September 30, 2021 and December 31, 2020:
	September 30, 2021	December 31, 2020
Deferred revenue	$377	$1,665

As of September 30, 2021 and December 31, 2020, contract liabilities were included as Deferred revenue and classified as current liabilities in the condensed consolidated balance sheets.

During the three months ended September 30, 2021 and 2020, the Company recognized $206 and $1,056, respectively, of revenue related to amounts that were previously included in deferred revenue at the beginning of the period. During the nine months ended September 30, 2021 and 2020, the Company recognized $819 and $1,865, respectively, of revenue related to amounts that were previously included in deferred revenue at the beginning of the period. Deferred revenue fluctuates overtime due to changes in the timing of payments received from customers and revenue recognized for services provided.

Revenue related to remaining performance obligations represents the amount of contracted development arrangements that has not been recognized, which includes deferred revenue on the unaudited condensed consolidated balance sheet and unbilled amounts that will be recognized as revenue in future periods. As of September 30, 2021, the amount of performance obligations that have not been recognized as revenue was $3,763, of which approximately 95% is expected to be recognized as revenue over the next twelve months and the remainder thereafter. This amount

INDIE SEMICONDUCTOR, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except unit and share amounts and per unit and per share amounts)

(Unaudited)

13.    Revenue (cont.)

excludes the value of remaining performance obligations for contracts with an original expected length of one year or less. Variable consideration that has been constrained is excluded from the amount of performance obligations that have not been recognized.

Concentrations

As identified below, some of our customers accounted for more than 10% of the Company’s total revenue for the three and nine months ended September 30, 2021 and 2020:
	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Customer A	25.7%	51.6%	39.3%	57.3%
Customer B	12.9%	10.3%	5.4%	13.6%
Customer C	—%	13.2%	—%	6.4%

The loss of these customers would have a material impact on the Company’s condensed consolidated financial results.

The two largest customers represented 34% and 18% of accounts receivable as of September 30, 2021 and the two largest customers represented 35% and 12% of accounts receivable as of December 31, 2020. No other individual customer represented more than 10% of accounts receivable at either September 30, 2021 or December 31, 2020.

14.    Share-Based Compensation

At the closing of the Transaction on June 10, 2021, ADK LLC’s share-based compensation awards (as such terms are defined below) were converted into equity in indie at the Exchange Ratio of 27.80. Share and per share information below have been converted from historical disclosure based on the Exchange Ratio.

Profit Interests

Historically, per the ADK LLC Operating Agreement, ADK LLC issued Class B units (“Profits Interests” or “Class B units”) to employees, directors and consultants. Class B units entitle the holders of such units to a share of ADK LLC’s profits and distributions of ADK’s assets to the extent their capital accounts are positive. Holders of Class B units do not have voting rights except to the extent required by law.

The board of directors authorized 14,284,919 shares (or 513,846 units prior to the exchange) for grant under the ADK LLC Operating Agreement. The Class B units generally have a four-year vesting schedule, in which 25% of units vest after 12 months and the remaining 75% vest monthly over the following three-year period.

These Profit Interests are equity-classified awards. No compensation cost was recognized historically until the closing of the Transaction.

Phantom Units

On January 29, 2021, indie issued Phantom Units that give employees rights to receive, upon vesting, either 1,751,360 shares of Class A common stock (or 62,998 Phantom Units prior to giving effect to the Exchange Ratio) or the equivalent in cash at the election of indie (the “Phantom Units”). These Phantom Units had a grant date fair value of $6.83 per share of Class A common stock. The Phantom Units generally have a four-year vesting schedule, in which 25% of units vest after 12 months and the remaining 75% vest monthly over the following three-year period. Certain awards vest based on specific performance conditions. Notwithstanding the foregoing, no Phantom Units vest until December 10, 2021.

INDIE SEMICONDUCTOR, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except unit and share amounts and per unit and per share amounts)

(Unaudited)

14.    Share-Based Compensation (cont.)

These Phantom Units are equity-classified awards. No compensation cost was recognized historically until the closing of the Transaction.

Unvested Earn-out Shares

A portion of the earn-out shares may be issued to individuals with unvested equity awards. While the payout of these shares require achievement of the Earn-out Milestones, the individuals are required to complete the remaining service period associated with these unvested equity awards to be eligible to receive the earn-out shares. As a result, these unvested earn-out shares are equity-classified awards and have an aggregated grant date fair value of $3,919 (or $9.20 per share).

2021 Omnibus Equity Incentive Plan

The Company’s Board of Directors adopted the indie Semiconductor, Inc. 2021 Omnibus Equity Incentive Plan (the “2021 Plan”) effective June 10, 2021, which provides for the granting of nonqualified stock options, incentive stock options, restricted stock awards, stock appreciation rights, performance stock awards, performance stock awards, unrestricted stock awards, distribution equivalent rights or any combination of the foregoing to employees and directors for a total of 10,368,750 shares. The primary purpose of the 2021 Plan is to enhance the Company’s ability to attract, motivate and retain the services of qualified employees, officers and directors.

Accounting Policy

The Company accounts for share-based compensation arrangements with employees in accordance with ASC 718-10, Compensation — Stock Compensation, which requires the Company to account for the compensation expense related to all equity awards on a fair value based method.

Prior to the consummation of the Transaction, the grant date fair value of the Class B units were determined using the Monte Carlo simulation. The significant assumptions used in valuation include the constant risk-free rate, constant volatility factor and the Geometric Brownian Motion. The following table presents the weighted average assumptions used in the valuations for grants in the nine months ended September 30, 2021 (there were no grants in the three months ended September 30, 2021):
Nine Months Ended September 30, 2021
Constant risk free rate	0.8%
Constant volatility factor	40.0%
Geometric Brownian Motion	0.981

The grant date fair value of the Phantom Units was determined by dividing the expected equity value of the Company upon the Transaction by the Company’s expected capitalization structure at the time of the grant.

The grant date fair value of the earn-out shares was valued based on the fair value of the earn-out liability at inception divided by total shares subject to earn-out liability.

The grant date fair value of restricted stock units issued per the 2021 Plan was valued based on indie’s common stock on the date of grant.

For all Class B units and Phantom Units, the consummation of the Transaction is considered to be a qualifying liquidation event, such that all historically vested units are now considered to have value. As a result, the Company recognized the expenses pro-rata over the term of the vesting period or per the satisfaction of performance conditions.

INDIE SEMICONDUCTOR, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except unit and share amounts and per unit and per share amounts)

(Unaudited)

14.    Share-Based Compensation (cont.)

Expenses related to all unvested shares will be recognized pro-rata through the remainder of the vesting period or when the performance conditions become probable in accordance with ASC 718.

Stock compensation expense is recorded in research and development and general and administrative expenses based on the classification of the work performed by the grantees.

The following table sets forth the share-based compensation for the periods presented:
	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Research and development	2,588	—	5,185	—
Selling, general, and administrative	3,629	—	9,000	—
Total	$6,217	$—	$14,185	$—

The following table sets forth the changes in the Company’s outstanding equity awards during the nine months ended September 30, 2021:
	Number of Shares	Weighted-Average Grant Date Fair Value
Nonvested shares as of December 31, 2020	3,868,225	$2.72
Granted	5,188,548	$8.61
Vested	(2,005,004)	$5.31
Forfeited	(78,036)	$6.65
Nonvested shares as of September 30, 2021	6,973,733	$8.58

As of September 30, 2021, there was $44,538 of total unrecognized share-based compensation costs related to all unvested shares.

15.    Net Income (Loss) per Common Share

Basic and diluted net loss per common share was calculated as follows:
	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Numerator:
Net loss	$(108,161)	$(22,156)	$(84,812)	$(34,528)
Less: Net loss attributable to noncontrolling interest	(28,512)	(197)	(22,127)	(590)
Net loss attributable to indie Semiconductor, Inc.	$(79,649)	$(21,959)	$(62,685)	$(33,938)
Net loss attributable to common shareholders – dilutive	$(79,649)	$(21,959)	$(62,685)	$(33,938)

Denominator:
Weighted average shares outstanding – basic	96,368,379	31,349,643	58,791,245	31,153,933
Weighted average common shares outstanding – diluted	96,368,379	31,349,643	58,791,245	31,153,933
Net loss per share attributable to common shares – basic	$(0.83)	$(0.70)	$(1.07)	$(1.09)
Net loss per share attributable to common shares – diluted	$(0.83)	$(0.70)	$(1.07)	$(1.09)

INDIE SEMICONDUCTOR, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except unit and share amounts and per unit and per share amounts)

(Unaudited)

15.    Net Income (Loss) per Common Share (cont.)

On June 10, 2021, the Company completed a series of business transactions with TB2 pursuant to the MTA. The Transaction materially impacted the number of shares outstanding. Weighted average shares outstanding in the table above have been retroactively restated to give effect to the reverse recapitalization. See Note 1 — Nature of Business and Basis of Presentation for more information regarding the Transaction.

The Company’s potentially dilutive securities, which include SAFEs, unvested Class B units, unvested restricted stock units, preferred units, warrants for Class A units, warrants for Class G units, and convertible debt, have been excluded from the computation of diluted net loss per unit as the effect would be to reduce the net loss per unit. In the three and nine months ended September 30, 2021 and 2020, the weighted average number of shares outstanding used to calculate both basic and diluted net loss per share attributable to common shares is the same because the Company reported a net loss for each of these periods and the effect of inclusion would be antidilutive. The Company excluded the following potential shares, presented based on amounts outstanding at each period end, from the computation of diluted net loss per share attributable to shareholders for the periods indicated because including them would have had an antidilutive effect:
	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
SAFEs	—	4,711,711	7,651,982	4,711,711
Unvested Class B units	—	3,710,500	1,817,375	3,710,500
Unvested Phantom units	1,727,730	—	1,727,730	—
Unvested Restricted stock units	3,437,188	—	3,437,188	—
Convertible preferred units	—	35,935,292	—	35,935,292
Warrants to purchase Class G units	—	267,939	—	267,939
Convertible debt into Class A and preferred units	—	285,000	—	285,000
Convertible Class V common shares	33,827,371	—	33,827,371	—
Public warrants for the purchase of Class A common shares	17,250,000	—	17,250,000	—
Private warrants for the purchase of Class A common shares	10,150,000	—	10,150,000	—
Earn-out Shares	10,000,000	—	10,000,000	—
Escrow Shares	3,450,000	—	3,450,000	—
	79,842,289	44,910,442	89,311,646	44,910,442

16.    Income Taxes

We are subject to U.S. federal and state taxes with respect to our allocable share of any taxable income or loss of ADK, LLC, as well as any stand-alone income or loss we generate. ADK, LLC is treated as a partnership for U.S. income tax purposes and for most applicable state and local income tax purposes and generally does not pay income taxes in most jurisdictions. Instead, ADK, LLC’s taxable income or loss is passed through to its members, including us. Despite its partnership treatment, ADK, LLC is liable for income taxes for subsidiaries in foreign jurisdictions in which it operates, primarily within the United Kingdom.

Our effective tax rate in 2021 differ from the U.S. federal statutory rate primarily due to changes in valuation allowance and taxes in foreign jurisdictions.

Based primarily on our limited operating history and ADK LLC’s historical losses, we believe there is a significant uncertainty as to when we will be able to use our deferred tax assets (“DTAs”). Therefore, we have recorded a valuation allowance against the DTAs for which we have concluded it is more likely than not that they will not be realized.

INDIE SEMICONDUCTOR, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except unit and share amounts and per unit and per share amounts)

(Unaudited)

16.    Income Taxes (cont.)

As part of reverse capitalization, the Company entered into Tax Receivable Agreements (“TRAs”) with certain shareholders that will represent approximately 85% of the calculated tax savings based on the portion of basis adjustments on future exchanges of ADK, LLC units and other carryforward attributes assumed that we anticipate to be able to utilize in future years. Through September 30, 2021, there have not been any exchanges of units that would generate a DTA; therefore, we have not recorded a liability under the TRAs.

The Company recorded a benefit for income taxes of $36 and $13 for the three months ended September 30, 2021 and 2020, respectively. The Company recorded a provision for income taxes of $34 and $9 for the nine months ended September 30, 2021 and 2020, respectively. Income taxes are primarily related to the Company’s operations in Europe.

17.    Commitments and Contingencies

Litigation

The Company may be a party to routine claims or litigation incidental to its business. The Company does not believe that it is a party to any pending legal proceeding that is likely to have a material adverse effect on its business, financial condition or results of operations or cash flows.

Lease Commitments

In July 2015, the Company entered into a five-year operating lease for its 14,881 square foot headquarters in Aliso Viejo, California, which is payable monthly with periodic rent adjustments over the lease term. The lease requires a security deposit of $30, which is recorded in other assets on the Company’s condensed consolidated balance sheets as well as a tiered, time-based letter of credit that has now reached its lowest tier of $200. Subsequently, the lease was extended through the end of June 2023.

In October 2015, the Company entered into a five-year operating lease for its Scotland Design Center in Edinburgh, Scotland, which is payable monthly with periodic rent adjustments over the lease term. The lease expired in October 2020. During 2019, the Company entered into a sub-lease agreement with a third party for the Scotland Design Center facility. Separately, effective January 2020, the Company entered into a lease for a property in Scotland. The lease agreement has a term through December 2022 and monthly rent of approximately $19.

In August 2017, the Company entered into a lease assignment and assumption agreement for its design center in Austin, Texas. Rent for the associated office is payable monthly with periodic rent adjustments over the lease term, which expired in April 2021 and is currently on a month-to-month basis.

In October 2017, the Company entered into a 26-month operating lease for its Wuxi sales and design center. Rent for the associated office is payable monthly with periodic rent adjustments over the lease term. The lease was subsequently extended through December 2021.

In April 2020, the Company entered into a lease for a location in Shanghai, China. The lease expires in February 2022. Rent is approximately $3 per month.

In June 2020, the Company entered into a month-to-month lease for a location in San Francisco for approximately $1 a month.

In April 2021, the Company entered into a three-year operating lease for a location in Budapest, Hungary, which is payable monthly for approximately $6 a month.

INDIE SEMICONDUCTOR, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except unit and share amounts and per unit and per share amounts)

(Unaudited)

17.    Commitments and Contingencies (cont.)

In May 2021, the Company entered into a seven-year operating lease for a location in Detroit, Michigan, which is payable monthly with periodic rent adjustments over the lease term. The lease will expire in 2028 with an initial monthly rent of approximately $22 a month.

In July 2021, the Company entered into a three-year operating lease for a location in Dresden, Germany as the office location for its German entity. Rent for the associated office is payable monthly with periodic rent adjustment over the lease term. The lease will commence on October 1, 2021 and expire on September 30, 2023.

In September 2021, the Company entered into a three-year operating lease for another location in Dresden, Germany as a research and design lab for its German entity. Rent for the associated lab is payable monthly with periodic rent adjustment over the lease term. The lease will commence on November 1, 2021 and expire on October 31, 2023.

Rent expense is recognized on a straight-lined basis over the lease term and is included in the condensed consolidated statements of operations for the three and nine months ended September 30, 2021 and 2020 as follows:
	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Research and development	$219	$211	$619	$581
Selling, general, and administrative	49	22	136	95
	$268	$233	$755	$676

The following table summarizes the future minimum lease payments due under operating leases as of September 30, 2021:
2021 (remaining three months)	$287
2022	1,074
2023	637
2024	315
2025	286
Thereafter	817
$3,416

Tax Distributions

To the extent the Company has funds legally available, the board of directors will approve distributions to each member, prior to March 15 of each year, in an amount per unit that, when added to all other distributions made to such member with respect to the previous calendar year, equals the estimated federal and state income tax liabilities applicable to such member as the result of its, his or her ownership of the units and the associated net taxable income allocated with respect to such units for the previous calendar year. There were no distributions approved by the board of directors or paid by the Company during the nine months ended September 30, 2021 and 2020.

18.    Subsequent Events

For its condensed consolidated financial statements as of September 30, 2021 and the three and nine months then ended, management reviewed and evaluated material subsequent events from the condensed consolidated balance sheet date of September 30, 2021 through November 12, 2021, the date the condensed consolidated financial statements were issued.

INDIE SEMICONDUCTOR, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except unit and share amounts and per unit and per share amounts)

(Unaudited)

18.    Subsequent Events (cont.)

Acquisition of TERAXION INC

On August 27, 2021, indie entered into a Share Purchase Agreement (the “Purchase Agreement”), pursuant to which indie’s wholly-owned Canadian subsidiary (“Purchaser”) agreed to purchase all of the outstanding capital stock of TERAXION INC, a Canadian corporation (“TeraXion”) from the existing stockholders of TeraXion (the “Acquisition”). The aggregate purchase price of the Acquisition is CAD $200 million (the “Purchase Price”), which is payable 50% in cash and 50% in indie’s shares of Class A common stock, subject to various purchase price adjustments. The Acquisition was completed on October 12, 2021 and the total consideration paid for the Acquisition consisted of (i) approximately $80.0 million in cash; (ii) the issuance by indie of 5,805,144 shares of indie Class A common stock; and (iii) the assumption by indie of TeraXion options, which will become exercisable to purchase 1,542,332 shares of indie Class A common stock.

Acquisition of ON Design Israel Ltd

On October 1, 2021, indie entered into a definitive agreement and completed its acquisition of ON Design Israel Ltd. (“ON Design Israel”), for $5.0 million in cash at closing, $7.5 million of cash in 2022 and up to $7.5 million of cash based on design win performance. Upon completion of the acquisition, ON Design Israel was renamed to indie Semiconductor Design Israel Ltd.

Acquisition of Symeo GmbH

On October 21, 2021, indie entered into a definitive agreement with Analog Devices to acquire Symeo GmbH (“Symeo”) for $10.0 million in cash at closing, $10.0 million in cash in 2023 and an equity-based earn-out of up to 858,369 shares of indie Class A common stock based on future revenue growth. The Symeo transaction is pending approval by the German government.

The Company expects to account for the acquisitions of TeraXion and ON Design Israel as business combinations and is currently evaluating the purchase price allocation. It is not practicable to disclose the preliminary purchase price allocation or unaudited pro forma combined financial information for these transactions, given the short period of time between the acquisition date and the issuance of these consolidated financial statements. The Company will assess the appropriate accounting recognition for Symeo upon completion of the acquisition.

Report of Independent Registered Public Accounting Firm

To the Members and Board of Directors

Ay Dee Kay, LLC:

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Ay Dee Kay, LLC, d/b/a indie Semiconductor, and subsidiaries (the Company) as of December 31, 2020 and 2019, the related consolidated statements of operations, comprehensive loss, members’ equity (deficit) and noncontrolling interest, and cash flows for each of the years in the two-year period ended December 31, 2020, and the related notes (collectively, the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2020, in conformity with U.S. generally accepted accounting principles.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations and negative cash flows from operating activities and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ KPMG LLP

We have served as the Company’s auditor since 2017.

Irvine, California

March 22, 2021

AY DEE KAY, LLC D/B/A INDIE SEMICONDUCTOR,
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except unit and per unit amounts)

	December 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$18,698	$7,155
Accounts receivable, net of allowance for doubtful accounts of $185 as of December 31, 2020 and $253 as of December 31, 2019	5,913	4,565
Inventory, net	2,900	4,278
Prepaid expenses and other current assets	2,465	529
Total current assets	29,976	16,527
Property and equipment, net	2,169	2,408
Intangible assets, net	1,088	2,284
Goodwill	1,739	—
Other assets and deposits	154	154
Total assets	$35,126	$21,373

Liabilities and members’ deficit
Accounts payable	$4,554	$4,706
Accrued expenses and other current liabilities	2,522	1,217
Intangible asset contract liability	2,270	2,119
Deferred revenue	1,665	3,486
Simple agreements for future equity	102,700	—
Current debt obligations	8,488	4,176
Total current liabilities	122,199	15,704
Long-term debt, net of current portion	12,345	11,416
Convertible debt, net of current portion	—	3,375
Intangible asset contract liability, net of current portion	400	908
Other long-term liabilities	1,674	552
Total liabilities	136,618	31,955
Commitments and contingencies (Note 19)
Members’ deficit
Class A and B units, $.0001 par value; 3,650,364 and 3,560,377 shares authorized as of December 31, 2020 and 2019, respectively; 1,279,427 and 1,170,965 shares issued as of December 31, 2020 and 2019, respectively; 1,141,232 and 1,109,473 shares outstanding as of December 31, 2020 and 2019, respectively	—	—
Class C, D, E, F, G and H units, $.0001 par value; 1,258,029 and 1,251,185 units authorized as of December 31, 2020 and 2019, respectively; 1,146,047 and 1,141,547 shares issued and outstanding as of December 31, 2020 and 2019, respectively	42,179	41,468
Additional paid-in capital	982	577
Accumulated deficit	(153,264)	(55,766)
Accumulated other comprehensive income	(209)	(241)
Total Ay Dee Kay LLC members’ deficit	(110,312)	(13,962)
Noncontrolling interest	8,820	3,380
Total members’ deficit	(101,492)	(10,582)
Total liabilities and members’ deficit	$35,126	$21,373

See accompanying notes to the consolidated financial statements.

AY DEE KAY, LLC D/B/A INDIE SEMICONDUCTOR,
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except unit and per unit amounts)

	Year ended December 31,
	2020	2019
Revenue:
Product revenue	$19,488	$20,814
Contract revenue	3,122	1,898
Total revenue	22,610	22,712

Operating expenses:
Cost of goods sold	13,042	15,717
Research and development	22,013	20,186
Selling, general, and administrative	6,796	5,719
Total operating expenses	41,851	41,622
Loss from operations	(19,241)	(18,910)

Other income (expense), net:
Interest income	25	180
Interest (expense)	(2,193)	(2,215)
Other income (expense)	(76,926)	16
Total other income (expense), net	(79,094)	(2,019)
Net loss before income taxes	(98,335)	(20,929)
Income tax expense	(29)	(11)
Net loss	(98,364)	(20,940)
Less: Net loss attributable to noncontrolling interest	(866)	(486)
Net loss attributable to Ay Dee Kay, LLC	$(97,498)	$(20,454)

Net loss per unit attributable to common unitholders – basic and diluted	$(86.68)	$(18.59)

Weighted average common units outstanding – basic and diluted	1,124,864	1,100,423

See accompanying notes to the consolidated financial statements.

AY DEE KAY, LLC D/B/A INDIE SEMICONDUCTOR,
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(Amounts in thousands)

	Year Ended December 31,
	2020	2019
Net loss	$(98,364)	$(20,940)

Other comprehensive loss:
Foreign currency translation adjustments	158	(81)
Comprehensive loss	(98,206)	(21,021)
Less: comprehensive loss attributable to the noncontrolling interest	$(740)	$(486)
Comprehensive loss attributable to Ay Dee Kay, LLC	$(97,466)	$(20,535)

See accompanying notes to the consolidated financial statements.

AY DEE KAY, LLC D/B/A INDIE SEMICONDUCTOR,
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF MEMBERS’ EQUITY (DEFICIT) AND
NONCONTROLLING INTEREST
(Amounts in thousands, except unit amounts)

	Class A and B units		Class C, D, E, F, G and H convertible units		Additional paid-in capital	Accumulated deficit	Accumulated other comprehensive income	Noncontrolling interest	Total members’ equity (deficit)
	Units	Amount	Units	Amount
Balance as of December 31, 2018	1,088,351	$—	1,141,547	$41,468	$577	$(31,346)	$(160)	$1,634	$12,173
Cumulative effect of adoption of ASC 606	—	—	—	—	—	(3,966)	—	—	(3,966)
Vesting of Class B units	21,122	—	—	—	—	—	—	—	—
Proceeds from sale of noncontrolling interest	—	—	—	—	—	—	—	2,232	2,232
Net loss	—	—	—	—	—	(20,454)	—	(486)	(20,940)
Foreign currency translation adjustment	—	—	—	—	—	—	(81)	—	(81)
Balance as of December 31, 2019	1,109,473	$—	1,141,547	$41,468	$577	$(55,766)	$(241)	$3,380	$(10,582)
Vesting of Class B units	31,759	—	—	—	—	—	—	—	—
Issuance of Class H units	—	—	4,500	711	—	—	—	—	711
Proceeds from sale of noncontrolling interest	—	—	—	—	—	—	—	6,180	6,180
Net loss	—	—	—	—	—	(97,498)	—	(866)	(98,364)
Issuance of warrants for Class G Units	—	—	—	—	405	—	—	—	405
Foreign currency translation adjustment	—	—	—	—	—	—	32	126	158
Balance as of December 31, 2020	1,141,232	$—	1,146,047	$42,179	$982	$(153,264)	$(209)	$8,820	$(101,492)

See accompanying notes to the consolidated financial statements.

AY DEE KAY, LLC D/B/A INDIE SEMICONDUCTOR,
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)

	Year Ended December 31,
	2020	2019
Cash flows from operating activities:
Net loss	$(98,364)	$(20,940)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,652	3,986
Inventory impairment charges	618	2,264
Amortization of discount and cost of issuance of debt	249	197
Bad debts	47	256
Impairment of equity method investment	—	157
Non-cash interest expense	474	219
Loss on remeasurement of SAFE note	76,935	—
Accrued contingent consideration related to acquisition	553	—
Changes in operating assets and liabilities:
Accounts receivable	(1,304)	280
Inventory	767	(1,863)
Accounts payable	(207)	1,341
Accrued expenses and other liabilities	(38)	1,663
Deferred revenue	(1,821)	(1,062)
Other current and long term assets	(1,918)	(193)
Other current and long term liabilities	139	(1,180)
Net cash used in operating activities	(21,218)	(14,875)
Cash flows from investing activities:
Purchases of property and equipment	(637)	(1,656)
Acquisitions of intangible assets	—	(37)
Payments for acquired software licenses	(134)	(507)
Business combination, net of cash	—	—
Net cash used in investing activities	(771)	(2,200)
Cash flows from financing activities:
Net proceeds from SAFE note issuance	25,765	—
Proceeds from sale of noncontrolling interest	6,180	2,591
Proceeds from issuance of debt	6,112	285
Payment on debt obligations	(4,183)	(2,041)
Payments for financed software	(400)	(710)
Net cash provided by financing activities	33,474	125
Effect of exchange rate changes on cash and cash equivalents	58	(65)
Net increase (decrease) in cash and cash equivalents	11,543	(17,015)
Cash and cash equivalents at beginning of period	7,155	24,170
Cash and cash equivalents at end of period	$18,698	$7,155

Supplemental disclosure of cash flow information:
Cash paid for interest	$1,476	$1,790

Non-cash investing and financing activities
Non-cash investing in property and equipment, accrued but not paid	$161	$138
Acquisition of intangible assets	509	—

See accompanying notes to the consolidated financial statements.

AY DEE KAY, LLC D/B/A INDIE SEMICONDUCTOR,
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except unit and per unit amounts)

1) Nature of the Business and Basis of Presentation

Ay Dee Kay, LLC, d/b/a indie Semiconductor, and Subsidiaries (“indie” or the “Company”) offers highly innovative automotive semiconductors and software solutions for Advanced Driver Assistance Systems (ADAS), including light detection and ranging (“LiDAR”), connected car, user experience and electrification applications. These functions represent the core underpinnings of both electric and autonomous vehicles, while the advanced user interfaces are transforming the in-cabin experience to mirror and seamlessly connect to the mobile platforms we rely on every day. indie is an approved vendor to Tier 1 automotive suppliers and its platforms can be found in marquee automotive manufacturers around the world. Headquartered in Aliso Viejo, California, indie has design centers and sales offices in Austin, Texas, Boston, Massachusetts, Detroit, Michigan, San Francisco and San Jose, California, Dresden, Germany, Edinburgh, Scotland, and various locations in China. The Company engages subcontractors to manufacture its products. The majority of these subcontractors are located in Asia.

Going Concern

In accordance with Accounting Standards Update (“ASU”) 2014-15, Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (Subtopic 205-40), the Company has evaluated whether there are certain conditions and events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued.

Since its inception, the Company has funded its operations with proceeds from the sales of Member units including Preferred Units and borrowing funds via convertible subordinated notes, term loans, venture debt, convertible debt and a revolving line of credit. These borrowings are subject to covenants, the failure to meet such covenants could result in the outstanding balance becoming immediately due and payable.

Primarily as a result of ongoing product development investments, the Company has incurred recurring losses and negative cash flows from operating activities since its inception, including net operating losses of $19,241 and $18,910 for the years ended December 31, 2020 and 2019, respectively. Net losses, which amongst other things include the impact of fair value changes in the Company’s Simple Agreement for Future Equity (SAFE) liabilities and interest expenses, were $98,364 and $20,940, for the years ended December 31, 2020 and 2019, respectively, of which $866 and $486 was attributable to the noncontrolling interest for the years ended December 31, 2020 and 2019, respectively. As of December 31, 2020, the Company had an accumulated deficit of $153,264. The Company expects to continue to invest in product development and generate operating losses in the future. As of the issuance date of the annual financial statements for the year ended December 31, 2020, the Company recognizes the possibility that its cash and cash equivalents will not be sufficient to fund its operating expenses, capital expenditure requirements and debt service payments for the subsequent twelve months without raising additional capital to finance its operations.

On December 14, 2020, the Company entered into a merger agreement with Thunder Bridge Acquisition II, Ltd. (“Thunder Bridge”) (the “Merger Agreement”). The Company is pursuing the consummation of a merger with Thunder Bridge under the Merger Agreement. If the merger is unable to be completed and the Company is not able to secure alternative sources of financing, the Company will be forced to reduce operating expenditures, which could adversely affect its business prospects, or the Company may be unable to continue operations. Although management continues to pursue these plans, there is no assurance that the Company will be successful in obtaining sufficient funding on terms acceptable to the Company to fund continuing operations, if at all.

Based on its recurring losses from operations and negative cash flows from operating activities incurred since inception, the expectation of continuing operating losses in the future, and the need to raise additional capital to finance its future operations, as of the issuance date of the annual financial statements for the year ended December 31, 2020, the Company has concluded that there is substantial doubt about its ability to continue as a going concern within one year after the date that the financial statements are issued.

AY DEE KAY, LLC D/B/A INDIE SEMICONDUCTOR,
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except unit and per unit amounts)

1) Nature of the Business and Basis of Presentation (cont.)

The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty. Accordingly, the financial statements have been prepared on a basis that assumes the Company will continue as a going concern and which contemplates the realization of assets and satisfaction of liabilities and commitments in the ordinary course of business.

Risks and Uncertainties

In December 2019, COVID-19 was first reported to the World Health Organization (“WHO”), and in January 2020, the WHO declared the outbreak to be a public health emergency. In March 2020, the WHO characterized COVID-19 as a pandemic. Since then, the COVID-19 pandemic (the “Pandemic”) and efforts to control its spread have significantly curtailed the movement of people, goods, and services worldwide. The duration and extent of the Pandemic depends on future developments that cannot be accurately predicted at this time, such as the extent and effectiveness of containment and mitigation actions. It has already had an adverse effect on the global economy, and the ultimate societal and economic impact of the Pandemic remains unknown. Concerns over the economic impact of the Pandemic have caused volatility in financial and other capital markets, which may adversely affect the Company’s ability to access capital markets in the future.

The Company experienced a decrease in customer demand and product shipments in the second quarter of fiscal year 2020. This decrease was primarily the result of closures or reduced capacity at customer manufacturing facilities in China. During the second half of fiscal year 2020, customer manufacturing facilities re-opened and demand increased. The Company has transitioned to a remote work environment for its employees and, during the second and third fiscal quarters of 2020, reduced discretionary spending. As customer demand increased during the second half of fiscal year 2020, the semiconductor industry, and automotive semiconductors in particular, experienced material shortages and supply constraints. Given the Company’s reliance on third-party manufacturing suppliers, these industry dynamics present a significant risk to the Company. The Company has reduced discretionary spending and transitioned to a remote work environment for its employees. However, the Company cannot predict the duration or magnitude of the pandemic or the full impact that it may have on the Company’s financial condition, operations, and workforce. The Company will continue to actively monitor the rapidly evolving situation related to the Pandemic and may take further actions that alter the Company’s operations, including those that may be required by federal, state or local authorities, or that the Company determines are in the best interests of its employees and other third parties with whom the Company does business.

Basis of Presentation

The consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and the rules and regulations of the Securities and Exchange Commission (“SEC”). Any reference in these notes to applicable guidance is meant to refer to the authoritative U.S. GAAP as found in the Accounting Standards Codification (“ASC”) and Accounting Standards Update (“ASU”) of the Financial Accounting Standards Board (“FASB”). The consolidated financial statements include the accounts of Ay Dee Kay, LLC, its wholly owned subsidiaries ADK LLC, a California entity, Ay Dee Kay Limited, a private limited company incorporated under the laws of Scotland, indie GmbH, a private limited liability company incorporated under the laws of Germany, its majority owned subsidiary, Wuxi indie Microelectronics (“Wuxi”), a Chinese entity 50% owned by the Company as of December 31, 2020 and Wuxi’s wholly owned subsidiary indie Semiconductor HK, Ltd. All significant intercompany accounts and transactions of the subsidiaries have been eliminated in consolidation. The noncontrolling interest attributable to the Company’s less-than-wholly-owned subsidiary is presented as a separate component from members’ equity (deficit) in the consolidated balance sheets, and a noncontrolling interest in the consolidated statements of operations and consolidated statements of members’ equity (deficit) and noncontrolling interest (see Note 2 — Summary of Significant Accounting Policies — Consolidation).

AY DEE KAY, LLC D/B/A INDIE SEMICONDUCTOR,
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except unit and per unit amounts)

2) Summary of Significant Accounting Policies

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the consolidated financial statements and the reported amounts of expenses during the reporting period. Actual results could differ materially from those estimates and assumptions.

On an ongoing basis, management evaluates its estimates assumptions, including those related to (i) the collectability of accounts receivable; (ii) write-down for excess and obsolete inventories; (iii) warranty obligations; (iv) the value assigned to and estimated useful lives of long-lived assets; (v) the realization of tax assets and estimates of tax liabilities and tax reserves; (vi) the measurement of non-marketable equity securities; (vii) amounts recorded in connection with acquisitions; (viii) recoverability of intangible assets and goodwill; (ix) the recognition and disclosure of fair value of convertible debt and contingent liabilities; (x) the computation of unit-based compensation; (xi) accrued expenses; and (xii) the recognition of revenue based on a cost-to-cost measure of progress for certain engineering services contracts. These estimates are based on historical data and experience, as well as various other factors that management believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. The Company engages third-party valuation specialists to assist with estimates related to the valuation of certain financial instruments and assets associated with various contractual arrangements, and valuation of assets acquired in connection with acquisitions. Such estimates often require the selection of appropriate valuation methodologies and models, and significant judgment in evaluating ranges of assumptions and financial inputs. Actual results may differ from those estimates under different assumptions or circumstances.

Foreign Currency

The Company’s foreign subsidiaries use the local currency as their functional currency. Accordingly, foreign currency assets and liabilities are translated at the rate of exchange existing at the consolidated balance sheet date, and income and expense amounts are translated at the average of the monthly exchange rates. Gains or losses from foreign currency transactions are included in foreign currency translation adjustments in the consolidated statements of comprehensive loss.

Consolidation

The consolidated financial statements comprise the financial statements of the Company, its wholly owned subsidiaries, and subsidiaries that it controls due to ownership of a majority voting interest. Subsidiaries are fully consolidated from the date of acquisition, being the date on which the Company obtains control, and continue to be consolidated until the date when such control ceases. All significant intercompany accounts and transactions are eliminated in consolidation. The Company recognizes noncontrolling interest related to its less-than-wholly-owned subsidiary as equity in the consolidated financial statements separate from the parent entity’s equity. The net loss attributable to noncontrolling interest is included in net loss in the consolidated statements of operations and comprehensive loss. The Company accounts for investments in which it has significant influence but not a controlling interest using the equity method of accounting. See Note 6 — Equity Method Investment.

Cash and Cash Equivalents

Cash and cash equivalents are defined as short-term, highly liquid investments with original maturities of 90 days or less at the date of purchase. As of December 31, 2020 and 2019, cash and cash equivalents consisted of cash deposits that were held by reputable financial institutions in local jurisdictions of the Company’s subsidiaries including the U.S., Great Britain, and China denominated in U.S. dollars and local currency.

AY DEE KAY, LLC D/B/A INDIE SEMICONDUCTOR,
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except unit and per unit amounts)

2) Summary of Significant Accounting Policies (cont.)

Concentration of Credit Risk

The Company deposits its cash with large financial institutions. At times, the Company’s cash balances with individual banking institutions will exceed the limits insured by the FDIC, however, the Company has not experienced any losses on such deposits.

The Company extends credit to its customers based upon an evaluation of the customers’ financial condition and credit history and generally does not require collateral. Credit losses, if any estimated, are provided for in the consolidated financial statements and consistently have been within management’s expectations. See Note 15 — Revenue — Concentrations.

Fair Value Measurements

Fair value is defined as the price that would be received upon the sale of an asset or paid to transfer a liability in an orderly transaction between willing, able and knowledgeable market participants at the measurement date. Fair value measurements are not adjusted for transaction costs. In addition, a three-tiered hierarchy for inputs is used in management’s determination of fair value of financial instruments that emphasizes the use of observable inputs over the use of unobservable inputs by requiring that the observable inputs be used when available. Observable inputs are market participant assumptions based on market data obtained from sources independent of the Company. Unobservable inputs are the reporting entity’s own assumptions about market participants based on the best information available under the circumstances. In assessing the appropriateness of using observable inputs in making its fair value determinations, the Company considers whether the market for a particular security is “active” or not based on all the relevant facts and circumstances.

Valuation service providers typically obtain data about market transactions and other key valuation model inputs from multiple sources and, through the use of widely accepted valuation models, provide a single fair value measurement for individual securities for which a fair value has been requested under the terms of service agreements. The inputs used by the valuation service providers include, but are not limited to, market prices from recently completed transactions and transactions of comparable securities, interest rate yield curves, credit spreads, currency rates and other market observable information, as applicable. The valuation models consider, among other things, market observable information as of the measurement date as well as the specific attributes of the security being valued including its term, interest rate, credit rating, industry sector and, when applicable, collateral quality and other issue or issuer specific information. When market transactions or other market observable data is limited, the extent to which judgment is applied in determining fair value is greatly increased.

As a basis for considering such assumptions, a three-tier value hierarchy is used in management’s determination of fair value based on the reliability and observability of inputs as follows:

Level 1 — Valuations are based on unadjusted quoted prices in active markets that the Company has the ability to access for identical, unrestricted assets and do not involve any meaningful degree of judgment. An active market is defined as a market where transactions for the financial instrument occur with sufficient frequency and volume to provide pricing information on an ongoing basis;

Level 2 — Valuations are based on direct and indirect observable inputs other than quoted market prices included in Level 1. Level 2 inputs include quoted prices for similar assets in active markets and inputs other than quoted prices that are observable for the asset, such as the terms of the security and market-based inputs;

Level 3 — Valuations are based on techniques that use significant inputs that are unobservable. The valuation of Level 3 assets and liabilities requires the greatest degree of judgment. These measurements may be made under circumstances in which there is little, if any, market activity for the asset or liability. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment. In making the assessment, the Company considers factors specific to the asset. In certain cases, the inputs used

AY DEE KAY, LLC D/B/A INDIE SEMICONDUCTOR,
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except unit and per unit amounts)

2) Summary of Significant Accounting Policies (cont.)

to measure fair value may fall into different levels of the fair value hierarchy. In such cases, the level in the fair value hierarchy within which the fair value measurement is classified is determined based on the lowest level input that is significant to the fair value measurement in its entirety.

The Company’s fair value measurements in each reporting period include cash equivalents, convertible debt, and unit-based awards. The Company’s financial instruments of accounts receivable, accounts payable and accrued expenses are stated at their carrying value, which approximates fair value due to the short time to the expected receipt or payment date. The Company remeasures its simple agreements for future equity (SAFEs) and contingent considerations associated with the business combination using Level 3 fair value measurements.

Segment Information

Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. The chief operating decision maker is the chief executive officer. The Company has one business activity and there are no segment managers who are held accountable for operations, operating results and plans for levels or components below the consolidated unit level. Accordingly, the Company has one operating segment, and therefore, one reportable segment.

Revenue

Revenue is derived from the design and sale of semiconductor solutions. Revenue is recognized within the scope of ASC 606, Revenue from Contracts with Customers. The Company recognizes product revenue in the consolidated statement of operations when it satisfies performance obligations under the terms of its contracts and upon transfer of control at a point in time when title transfers either upon shipment to or receipt by the customer as determined by the contractual shipping terms of the contract, net of accruals for estimated sales returns and allowances. Sales and other taxes the Company collects, if any, are excluded from revenue. Product revenue arrangements do not contain significant financing components.

The Company generally offers a limited warranty to customers covering a period of twelve months which obligates the Company to repair or replace manufacturing defective products. The warranty is not sold separately and does not represent a separate performance obligation. Therefore, such warranties are accounted for under ASC 460, Guarantees, and the estimated costs of warranty claims are accrued as cost of goods sold in the period the related revenue is recorded. Infrequently, the Company offers an extended limited warranty to customers for certain products. The Company accrues for known warranty and indemnification issues if a loss is probable and can be reasonably estimated.

The Company has agreements with certain distribution customers which may include certain rights of return and pricing programs, including stock rotation and price protection which affect the transaction price. Sales to these customers and programs offered are in accordance with terms set forth in written agreements, which require the Company to assess the potential revenue effects of this variable consideration utilizing the expected value method. Variable consideration is included in the transaction price if, in the Company’s judgment, it is probable that a significant future reversal of cumulative revenue under the contract will not occur. As such, revenue on sales to customers that include rights of return and pricing programs are recorded net of estimated variable consideration, utilizing the expected value method based on historical sales data. Pricing adjustments on these items have not been historically significant.

Engineering services contracts with customers contain only one distinct performance obligation, which is design services for integrated circuits (“ICs”) based on agreed upon specifications. Engineering services contracts typically also include the purchase, at the customer’s option, of ICs at agreed upon prices subsequent to completion of ICs design services. The Company has determined that the option to purchase ICs is not a material right and has not allocated transaction price to this provision.

AY DEE KAY, LLC D/B/A INDIE SEMICONDUCTOR,
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except unit and per unit amounts)

2) Summary of Significant Accounting Policies (cont.)

For ICs development arrangements, revenue is recognized over time as services are provided based on the terms of the contract on an input basis, using costs incurred as the measure of progress and is recorded as contract revenue in the consolidated statement of operations. The costs incurred represent the most reliable measure of transfer of control to the customer. Revenue is deferred for amounts billed or received prior to delivery of the services.

Practical Expedients and Elections

ASC 606 requires disclosure of the aggregate amount of transaction price that is allocated to performance obligations that have not yet been satisfied as of the reporting periods presented. The guidance provides certain practical expedients that limit this requirement and, therefore, disclosure of the value of unsatisfied performance obligations for (i) contracts with an original expected length of one year or less and (ii) contracts for which revenue is recognized at the amount to which the Company has the right to invoice for services performed is not provided. The Company has elected not to disclose the aggregate amount of transaction prices associated with unsatisfied or partially unsatisfied performance obligations for contracts where these criteria are met.

The Company’s policy is to capitalize any incremental costs incurred to obtain a customer contract, only to the extent that the benefit associated with the costs is expected to be longer than one year. Capitalizable contract costs were not significant as of both December 31, 2020 and 2019, and accordingly, no costs have been capitalized.

The Company accounts for shipping and handling activities related to contracts with customers as costs to fulfill the promise to transfer the associated products. When shipping and handling costs are incurred after a customer obtains control of the products, the Company has elected to account for these as costs to fulfill the promise and not as a separate performance obligation. Shipping and handling costs associated with the distribution of products to customers are insignificant, but if incurred, are recorded in cost of goods sold generally when the related product is shipped to the customer.

Cost of Goods Sold

Cost of goods sold includes cost of materials and contract manufacturing services, including semiconductor wafers processed by third-party foundries, costs associated with packaging, assembly, testing and shipping products. In addition, cost of goods sold includes the costs of personnel, certain royalties for embedded intellectual property, production tooling used in the manufacturing process, logistics, warranty, and amortization of production mask costs.

In addition to generating revenues from product shipments, the Company recognizes revenues related to certain engineering services contracts which help offset the costs of developing ICs for customers. The costs associated with fulfilling these contracts are expensed as incurred as research and development in the period incurred.

Research and Development Costs

Research and development expenses consist of costs incurred in performing product design and development activities including employee compensation and benefits, third-party fees paid to consultants, occupancy costs, pre-production engineering mask costs, engineering samples and prototypes, packaging, test development and product qualification costs. In certain situations, the Company enters into engineering services agreements with certain customers to develop ICs. The costs incurred in satisfying these contracts are recorded as research and development costs. All research and development costs are expensed as incurred.

Selling, General, and Administrative Costs

Selling, general, and administrative costs include employee compensation and benefits for sales, executive management, finance, accounting, legal, human resources and other administrative personnel. In addition, it includes marketing and advertising, outside legal, tax and accounting services, insurance, and occupancy costs and related overhead costs allocated based on headcount. Selling, general, and administrative costs are expensed as incurred.

AY DEE KAY, LLC D/B/A INDIE SEMICONDUCTOR,
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except unit and per unit amounts)

2) Summary of Significant Accounting Policies (cont.)

Accounts Receivable

Accounts receivable consist of amounts due primarily from customers for product sales and engineering services agreements. Accounts receivable are recorded at the invoiced amount and do not bear interest. The Company accounts for potential losses in accounts receivable utilizing the allowance method. The Company closely monitors outstanding accounts receivable and considers its knowledge of customers, historical losses, and current economic conditions in establishing the allowance for doubtful accounts. The Company wrote off $116 and $3 of accounts receivable, for the years ended December 31, 2020 and 2019, respectively.

Inventory, Net

The Company values inventories at the lower of cost or net realizable value. Cost is computed using standard cost, which approximates actual cost, on a first-in, first-out basis. Inventories are reduced for write-downs based on periodic reviews for evidence of slow-moving or obsolete parts. The write-down is based on the comparison between inventory on hand and forecasted customer demand for each specific product. Once written down, inventory write-downs are not reversed until the inventory is sold or scrapped. Inventory write-downs are also established when conditions indicate the net realizable value is less than cost due to physical deterioration, technological obsolescence, changes in price level or other causes. All inventory provisions are recorded to cost of goods sold in the consolidated statement of operations.

Property and Equipment, Net

The Company’s property and equipment primarily consist of lab equipment, production tooling and masks, equipment, furniture and fixtures, leasehold improvements, and computer hardware and software. Property and equipment are recorded at cost less accumulated depreciation. Depreciation is calculated using the straight-line method based on the estimated useful lives of between three and seven years and for leasehold improvements the lesser of the remaining lease term or useful life. Major improvements are capitalized while routine repairs and maintenance are charged to expense when incurred.

Production masks with discernible future benefits, namely that they will be used to manufacture products to service customer demand, are capitalized and amortized over the estimated useful life of four years. Production masks being used for research and development or testing do not meet the criteria for capitalization and are expensed as research and development costs.

Intangible Assets, Net

The Company’s intangible assets include intellectual property (“IP”) and software licensed from third parties. The IP and software licenses have finite lives and are amortized over a period of three to eight years, on a straight-line basis, which approximates the pattern in which economic benefits of the IP and software is expected to be utilized.

Impairment of Long-Lived Assets

The Company reviews its long-lived assets, consisting of property and equipment and intangible assets, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company regularly reviews its operating performance for indicators of impairment. Factors considered important that could trigger an impairment review include a significant underperformance relative to expected historical or projected future operating results, or a significant change in the manner of the use of the assets. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset (or asset group) to estimated undiscounted future cash flows expected to be generated by the asset (or asset group). If the carrying amount of an asset (or asset group) exceeds its estimated undiscounted future cash flows, an impairment charge is recognized to the extent the fair value is less than the carrying value. The Company did not record any impairment to long-lived assets for the years ended December 31, 2020 and 2019.

AY DEE KAY, LLC D/B/A INDIE SEMICONDUCTOR,
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except unit and per unit amounts)

2) Summary of Significant Accounting Policies (cont.)

Business Combinations

The Company accounts for its business acquisitions under the ASC Topic 805, Business Combinations guidance for business combinations. The total cost of acquisitions is allocated to the underlying identifiable net assets based on their respective estimated fair values. Determining the fair value of assets acquired and liabilities assumed requires management’s judgment and often involves the use of significant estimates and assumptions, including assumptions with respect to future cash inflows and outflows, discount rates, asset lives and market multiples, among other items.

Goodwill

Goodwill represents the excess of the fair value of purchase consideration of an acquired business over the fair value of the identifiable net assets acquired. Goodwill is not amortized but is tested for impairment at a reporting unit level on an annual basis on October 1, or more frequently if circumstances change or an event occurs that would more likely than not reduce the fair value of a reporting unit below its carrying amount.

Significant judgment may be required when goodwill is assessed for impairment. Qualitative factors may be assessed to determine whether it is more likely than not that the fair value of the reporting unit is less than its carrying amount. If the assessment of all relevant qualitative factors indicates that it is more likely than not that the fair value of a reporting unit is greater than its carrying amount, a quantitative goodwill impairment test is not necessary. If the assessment of all relevant qualitative factors indicates that it is more likely than not that the fair value of a reporting unit is less than its carrying amount, the Company will perform a quantitative goodwill impairment test. The quantitative impairment test for goodwill consists of a comparison of the fair value of a reporting unit with its carrying value, including the goodwill allocated to that reporting unit. If the carrying value of a reporting unit exceeds its fair value, the Company will recognize an impairment loss equal to the amount of the excess, limited to the amount of goodwill allocated to that reporting unit. Application of the impairment test requires judgement, including the identification of reporting units, assignment of assets and liabilities to reporting units and the determination of fair value of each reporting unit.

Debt Issuance Costs

In relation to the issuance of the outstanding term loans discussed in Note 10 — Debt, there is a balance of $48 and $77 of debt issuance costs as of December 31, 2020 and 2019, respectively. The debt issuance costs are being amortized using the effective interest method over the terms of the underlying obligation and are included in interest expense in the consolidated statements of operations.

Unit-Based Compensation

The Company has a long-term incentive plan and awards Class B Units (“profit interests”) to its employees and non-employee consultants. Profit interests represent an interest in the profits and losses and distributions of the Company. The profit interests, which are non-voting, are accounted for under ASC 718, Compensation — Stock Compensation. The fair value of the equity-classified awards is determined using a Monte-Carlo simulation as of the grant date. The awards are subject to a substantive performance condition involving a change of control, upon which, all the unvested units accelerate and become fully vested. The Company has had a history of net losses and is in an accumulated deficit position. No compensation cost will be recognized until a change of control qualifying event is deemed probable to occur as the vested units are considered to have no value until distributions are made. As of the date of these financial statements, the performance condition was not deemed probable and accordingly, no stock compensation expense was recognized. The expense that would become recognizable upon satisfaction of the performance conditions are disclosed in Note 16 — Unit-Based Compensation.

AY DEE KAY, LLC D/B/A INDIE SEMICONDUCTOR,
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except unit and per unit amounts)

2) Summary of Significant Accounting Policies (cont.)

Income Taxes

Ay Dee Kay, LLC is a limited liability company for U.S. federal income tax purposes and has elected to be treated as a partnership for income tax purposes. The Company is not subject to income tax, instead it may be subject to certain tax fees imposed by the states. The Company records these tax fees as general and administrative expenses because they are not considered income taxes under ASC 740, Income Taxes. As such, all income taxes and other related information are passed directly to the members and subject to income tax at the members’ level.

The Company accounts for income taxes under the asset and liability method pursuant to ASC 740 for its corporate subsidiaries. Under this method, the Company recognizes deferred tax assets and liabilities for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is recorded for deferred tax assets if it is more likely than not that some portion or all of the deferred tax assets will not be realized based on all available positive and negative evidence. As of December 31, 2020 and 2019, the Company continues to maintain a full valuation allowance against its deferred tax assets.

The Company recognizes liabilities for uncertain tax positions based on a two-step process regarding recognition and measurement. The Company recognizes a tax benefit only if it is more likely than not the tax position will be sustained on examination by the local taxing authorities based on the technical merits of the position. Then the Company measures the tax benefits recognized in the financial statements from such positions based on the largest benefit greater than 50% likelihood of being realized upon ultimate settlement with the related tax authority. The changes in recognition or measurement are reflected in the period in which the change in judgment occurs based on new information not previously available. As of December 31, 2020 and 2019, the Company has not identified any uncertain tax positions.

The Company records interest and penalties related to unrecognized tax benefits in its tax provision. As of December 31, 2020 and 2019, no accrued interest or penalties are recorded on the consolidated balance sheet, and the Company has not recorded any related expenses.

Comprehensive Loss

Foreign currency translation adjustments of $158 and ($81) represent the difference between net loss and comprehensive loss for the year ended December 31, 2020 and 2019, respectively.

Net Loss Per Common Unit

The Company follows the two-class method when computing net loss per common unit as the Company has issued units that meet the definition of participating securities. The two-class method determines net loss per common unit for each class of common and participating securities according to dividends declared or accumulated and participation rights in undistributed earnings. The two-class method requires income available to common unitholders for the period to be allocated between common and participating securities based upon their respective rights to receive dividends as if all income for the period had been distributed.

Basic net loss per common unit is computed by dividing the net loss attributable to Ay Dee Kay, LLC by the weighted average number of common units outstanding for the period. Diluted net loss per common unit is computed by adjusting net loss to reallocate undistributed earnings based on the potential impact of dilutive securities. Diluted net loss per common unit is computed including the impacts of potential dilutive common units.

AY DEE KAY, LLC D/B/A INDIE SEMICONDUCTOR,
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except unit and per unit amounts)

2) Summary of Significant Accounting Policies (cont.)

The Company’s convertible preferred units contractually entitle the holders of such units to participate in dividends but do not contractually require the holders of such units to participate in losses of the Company. Accordingly, for the years ended December 31, 2020 and 2019 in which the Company reported net losses, such losses are not allocated to such securities and diluted net loss per common unit is the same as basic net loss per common unit, since dilutive common units are not assumed to have been issued if their effect is anti-dilutive.

Recent Accounting Pronouncements

Recently Issued Accounting Pronouncements Not Yet Adopted

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842) (“ASU 2016-02”), whereby lessees will be required to recognize for all leases at the commencement date a lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis; and a right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term. Under the new guidance, lessor accounting is largely unchanged. A modified retrospective transition approach for leases existing at, or entered into after, the beginning of the earliest comparative period presented in the consolidated financial statements must be applied. The modified retrospective approach would not require any transition accounting for leases that expired before the earliest comparative period presented. The FASB issued ASU 2019-10-Financial Instruments-Credit Losses (Topic 326), Derivatives and Hedging (Topic 815), and Leases (Topic 842): Effective Dates in November 2019 and ASU 2020-05-Revenue from Contracts with Customers (Topic 606) and Leases (Topic 842): Effective Dates for Certain Entities in June 2020. The ASUs change some effective dates for ASU 2016-02 on leasing. After applying ASU 2019-10 and 2020-05, ASU 2016-02 is effective for annual periods beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. The adoption of the new standard is expected to result in the recognition of additional lease liabilities and right-of-use assets as of January 1, 2022. The Company is currently evaluating the impact of the new standard on the Company’s consolidated financial statements and related disclosures.

In June 2016, the FASB amended guidance related to impairment of financial instruments as part of ASU 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which replaces the incurred loss impairment methodology with an expected credit loss model for which a company recognizes an allowance based on the estimate of expected credit loss. This ASU requires entities to measure the impairment of certain financial instruments, including accounts receivable, based on expected losses rather than incurred losses. For non-public business entities, this ASU is effective for fiscal years beginning after December 15, 2022, with early adoption permitted, and will be effective for the Company beginning in 2023. The Company is currently evaluating the impact of the new standard on the Company’s consolidated financial statements and related disclosures.

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740) — Simplifying the Accounting for Income Taxes, which simplifies the accounting for income taxes by removing certain exceptions to the general principles of ASC 740, Income Taxes. The amendments also improve consistent application of and simplify GAAP for other areas of ASC 740 by clarifying and amending existing guidance. ASU 2019-12 is effective for fiscal years beginning after December 15, 2020 (and December 15, 2021 for nonpublic companies) and early adoption is permitted. Depending on the amendment, adoption may be applied on a retrospective, modified retrospective, or prospective basis. The Company is currently assessing the impact that this standard will have on its consolidated financial statements and related disclosures.

In March 2020, the FASB issued ASU 2020-04, Reference Rate Reform (Topic 848), which provides optional expedients and exceptions to contract modifications and hedging relationships that reference the London Interbank Offered Rate or another reference rate expected to be discontinued. The standard is effective upon issuance through December 31, 2022 and may be applied at the beginning of the interim period that includes March 12, 2020 or any date thereafter. However, ASU 2020-04 will only be available for a limited time (generally through December 31, 2022). The Company is currently evaluating the impact of the reference rate reform and ASU 2020-04 on its financial statements and disclosures.

AY DEE KAY, LLC D/B/A INDIE SEMICONDUCTOR,
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except unit and per unit amounts)

2) Summary of Significant Accounting Policies (cont.)

In August 2020, the FASB issued ASU 2020-06, Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40). The new standard reduces the number of accounting models for convertible debt instruments and convertible preferred stock. Limiting the accounting models results in fewer embedded conversion features being separately recognized from the host contract as compared with current U.S. GAAP. Convertible instruments that continue to be subject to separation models are (1) those with embedded conversion features that are not clearly and closely related to the host contract, that meet the definition of a derivative, and that do not qualify for a scope exception from derivative accounting and (2) convertible debt instruments issued with substantial premiums for which the premiums are recorded as paid-in capital. The standard also amends the guidance for the derivatives scope exception for contracts in an entity’s own equity. For non-public entities, ASU 2020-06 is effective for annual reporting periods beginning after December 15, 2023, including interim periods within those fiscal years, and early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020. The Company is in the process of completing its review of its existing convertible instruments under ASU 2020-06 and does not expect the adoption of ASU 2020-06 to have a material impact on its financial position, results of operations, or cash flows.

3) Acquisition of City Semiconductor, Inc.

On May 13, 2020, the Company acquired certain assets and liabilities of City Semiconductor, Inc. (“City Semi”), which has developed technology related to analog and mixed-signal integrated circuitry, with a focus on high-speed analog-to-digital converters and digital-to analog-intellectual property cores. The Company accounted for the acquisition as a business combination. The transaction costs associated with the acquisition were not material and were expensed as incurred. The acquisition date fair value of the consideration transferred for City Semi was approximately $2,029, which consisted of the following:

As of May 13, 2020
Class H units issued	$711
Contingent consideration	1,180
Cash consideration to be transferred at a later date	138
Total	$2,029

The maximum contingent consideration payable in connection with the acquisition is $2,000. The acquisition date fair value of the contingent consideration was determined based on the Company’s assessment of the probability of achieving the performance targets that ultimately obligate the Company to transfer additional consideration to the seller. The contingent consideration is comprised of two tranches. The first tranche is payable, up to a maximum of $500, upon the achievement of cash collection targets within twelve months of the acquisition and the second tranche is payable, up to a maximum of $1,500, upon the shipment of a product incorporating the acquired developed technology. The fair value of any outstanding contingent consideration liabilities will be remeasured as of the end of each reporting period with any resulting remeasurement gains or losses recognized in the consolidated statement of operations. As of December 31, 2020, the fair value of the first and second tranche contingent consideration liabilities was $500 and $900, respectively. The fair value of the first tranche contingent consideration liability is reflected in other current liabilities within the consolidated balance sheet and the fair value of the second tranche contingent consideration liability is reflected in other long-term liabilities.

In connection with the acquisition, the two existing employees of City Semi, including the founder and sole shareholder of City Semi, entered into employment agreements with the Company. As there is a service condition associated with these agreements, the related compensation expense is accounted for separately from the acquisition. The Company recognizes the related compensation expense as research and development expense in the consolidated statement of operations on a straight-line basis over the requisite service period.

AY DEE KAY, LLC D/B/A INDIE SEMICONDUCTOR,
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except unit and per unit amounts)

3) Acquisition of City Semiconductor, Inc. (cont.)

The following table summarizes the fair values of assets acquired and liabilities assumed as of the date of acquisition:

Fair Value
Intangible asset – Software license	$139
Intangible asset – Developed technology	369
Goodwill	1,739
Deferred revenue	(41)
Accrued expenses	(177)
Net assets acquired	$2,029

The Company estimates that the useful life of the acquired developed technology intangible asset is seven years and the useful life of the acquired software license intangible asset is approximately one year, which represents the remaining duration of the software license. The excess of purchase consideration over the fair value of net assets acquired was recorded as goodwill, which is primarily attributed to the assembled workforce. None of the goodwill recognized is expected to be deductible for income tax purposes.

The amounts of revenue and earnings of City Semi included in the Company’s consolidated statement of operations from the acquisition date of May 13, 2020 through December 31, 2020 are $591 and ($396), respectively.

The unaudited pro forma financial information shown below summarizes the combined results of operations for the Company and City Semi as if the closing of the acquisition had occurred on January 1, 2019.

	Year ended December 31,
	2020	2019
Combined revenue	$23,388	$24,434
Combined net loss before income taxes	(96,121)	(21,014)

The unaudited pro forma financial information includes adjustments that are directly attributable to the business combination and are factually supportable. The adjustments primarily reflect the amortization of acquired developed technology and compensation expense related to consideration to be transferred to the founder upon the second anniversary of his employment. The unaudited pro forma financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results that would have been realized if the acquisition had taken place on January 1, 2019.

4) Inventory, Net

Inventory, net consists of the following:

	December 31,
	2020	2019
Work-in-process	$4,277	$4,135
Finished goods	882	2,362
Inventory, gross	5,159	6,497
Less: Inventory reserves	2,259	2,219
Inventory, net	$2,900	$4,278

During the years ended December 31, 2020 and 2019, the Company recognized write-downs in the value of inventory of $618 and $2,264, respectively.

AY DEE KAY, LLC D/B/A INDIE SEMICONDUCTOR,
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except unit and per unit amounts)

5) Property and Equipment, Net

Property and equipment, net consists of the following:

		December 31,
	Useful life	2020	2019
	(in years)
Production tooling	4	$3,924	$3,562
Office and lab equipment	3 – 7	2,834	2,498
Leasehold improvements	*	129	120
Property and equipment, gross		6,887	6,180
Less: Accumulated depreciation		4,719	3,772
Property and equipment, net		$2,169	$2,408

____________

*        Leasehold improvements are amortized over the shorter of the remaining lease term or estimated useful life of the leasehold improvement.

The Company recognized depreciation expense of $947 and $930 for the years ended December 31, 2020 and 2019, respectively.

6) Equity Method Investment

The Company’s ownership of Ell-IoT, Inc. was accounted for as an equity method investment. As of December 31, 2019, the Company determined that the carrying amount of the investment was not recoverable and recorded a full impairment. The Company recognized impairment loss in the amount of $157 for the year ended December 31, 2019 in other income (expense) in the consolidated statement of operations.

7) Intangible Assets, Net

Intangible assets, net consist of the following:

	December 31,
	2020				2019
	Weighted average remaining useful life	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Weighted average remaining useful life	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Software Licenses	0.6	$4,391	$(3,759)	$632	1.4	$4,251	$(2,244)	$2,007
Intellectual Property Licenses	1.7	1,736	(1,614)	122	1.8	2,986	(2,709)	277
Developed Technology	6.4	369	(35)	334	—	—	—	—
Total		$6,496	$(5,408)	$1,088		$7,237	$(4,953)	$2,284

The Company obtained IP licenses which it uses for its research and development efforts related to its products.

AY DEE KAY, LLC D/B/A INDIE SEMICONDUCTOR,
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except unit and per unit amounts)

7) Intangible Assets, Net (cont.)

Amortization of intangible assets for the years ended December 31, 2020 and 2019 was $1,705 and $3,056, respectively, and is included in research and development expense in the consolidated statements of operations. During the year ended December 31, 2019, the Company abandoned an intellectual property license and accelerated the recognition of amortization expense to match the revised useful life of the asset. Amortization expense of $1,250 was recorded related to this license for the year ended December 31, 2019 and the net carrying amount of the license is $0 as of December 31, 2019.

Based on the amount of intangible assets subject to amortization as of December 31, 2020, amortization expense for each of the next five fiscal years is expected to be as follows:

2021	$758
2022	82
2023	72
2024	53
Thereafter	123
Total	$1,088

8) Goodwill

The following table sets forth the carrying amount and activity of goodwill as of December 31, 2020:

Amount
Balance as of December 31, 2019	$—
Acquisition of City Semiconductor	1,739
Balance as of December 31, 2020	$1,739

9) Warranties

The Company’s warranty liabilities are included in accrued expenses and other current liabilities on the consolidated balance sheets as of December 31, 2020 and 2019. The following table identifies the changes in the Company’s aggregate product warranty liabilities for the years ended December 31, 2020 and 2019:

	December 31,
	2020	2019
Balance at the beginning of period	$192	$579
Accruals for warranties issued	86	96
Warranty obligations satisfied during the period	(77)	(483)
Balance at the end of period	$201	$192

AY DEE KAY, LLC D/B/A INDIE SEMICONDUCTOR,
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except unit and per unit amounts)

10) Debt

The following table sets forth the components of debt as of December 31:

	December 31,
	2020			2019
	Principal outstanding	Unamortized discount and issuance cost	Carrying amount	Principal outstanding	Unamortized discount and issuance cost	Carrying amount
PacWest term loan, due 2021	$—	$—	$—	$1,000	$(19)	$981
Trinity term loan, due 2022	12,000	(665)	11,335	14,468	(145)	14,323
Short term loans, due 2021	459	—	459	288	—	288
PPP Loan, due 2022	1,868	—	1,868	—	—	—
Total term loans	14,327	(665)	13,662	15,756	(164)	15,592

Revolving line of credit	1,675	—	1,675	—	—	—
Tropez convertible loan, due 2021	2,000	—	2,000	—	—	—
Embry convertible debt, due 2021	3,607	(111)	3,496	3,607	(232)	3,375
Total debt	$21,609	$(776)	$20,833	$19,363	$(396)	$18,967

The outstanding debt as of December 31, 2020 and 2019 is classified in the consolidated balance sheets as follows:

	December 31,
	2020	2019
Current liabilities – Current debt obligations	$8,488	$4,176
Noncurrent liabilities – Long-term debt net of current maturities	12,345	11,416
Noncurrent liabilities – Convertible debt net of current maturities	—	3,375
	$20,833	$18,967

Embry Convertible Subordinated Notes Payable

On December 4, 2012, the Company entered into two convertible note and exchange agreements with an investor, pursuant to which the entire outstanding principal of $3,500 and corresponding accrued interest of $107 held under existing loan agreements were exchanged for two convertible subordinated notes with aggregate principal amounts of $2,604 and $1,003. The convertible subordinated notes bore interest of 0.93% per annum, which is compounded annually. The aggregate principal and all accrued and unpaid interest were due in full on December 4, 2017. On December 3, 2017, the Company entered into a 12-month extension of these two convertible note and exchange agreements.

On December 3, 2018, the Company entered into a 36-month extension of these two convertible note and exchange agreements. The interest rate on the 36-month extension was amended to 3.07% per annum. The Company recorded a discount on this convertible debt extension and a corresponding increase in additional paid-in capital related to the enhanced value of the embedded conversion options. The Company is amortizing the discount to interest expense over the 36-month extension period.

The amendments to extend the maturity date were treated as modifications of the debt.

The convertible subordinated notes with aggregate principal of $2,604 and $1,003 may be converted to an aggregate 185,000 Class A Units and 100,000 Class C Units, respectively, at the investors’ discretion prior to the maturity date or automatically upon a liquidity event, as defined in the loan agreement. The Company determined that the embedded conversion options should not be bifurcated from their host instruments.

AY DEE KAY, LLC D/B/A INDIE SEMICONDUCTOR,
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except unit and per unit amounts)

10) Debt (cont.)

At December 31, 2020 and 2019, the total carrying value of the convertible subordinated notes payable, net of unamortized discount, was $3,496 and $3,375, respectively. Total accrued interest as of December 31, 2020 was $458 and is included in other short-term liabilities on the Company’s consolidated balance sheet. Total accrued interest as of December 31, 2019 was $335 and is included in other long-term liabilities on the Company’s consolidated balance sheets. Contractual interest incurred related to the convertible subordinated notes was $123 and $119 for the years ended December 31, 2020 and 2019, respectively, and is included in interest expense in the Company’s consolidated statements of operations. The amortization of the debt discount and cost of issuance resulted in interest expense of $121 and $120 for the years ended December 31, 2020 and 2019, respectively, and is also included in interest expense in the Company’s consolidated statements of operations.

PacWest Term Loan and Revolving Line of Credit

The Company entered into a loan and security agreement with Pacific Western Bank (“PacWest”, formerly Square 1 Bank) in January 2015, that provided a term loan of up to $10,000 with a maturity date of September 2020. The term loan bore interest equal to the greater of one percent above the prime rate in effect, or 4.5% on outstanding borrowings. In addition, the loan and security agreement provided for a revolving line of credit. The revolving line of credit bore interest equal to the greater of seventy-five basis points above the prime rate in effect, or 4.25%, on outstanding borrowings. The terms of the loan and security agreement have been amended from time to time, with the most recent amendment dated February 21, 2021. The amendments have extended the maturity date of the loan and adjusted the financial covenants’ borrowing limits. In August 2017 and as part of an amendment to the loan and security agreement, the Company issued warrants to PacWest to purchase 3,388 Membership Units, see Note 19 — Commitments and Contingencies.

During 2020, the Company entered into three amendments to the PacWest loan agreement. Pursuant to the terms of the amendments, $889, the full amount of unpaid principal and interest was transferred from the PacWest term loan to the revolving line of credit as of January 30, 2020. In addition, the amendments modified certain financial covenants, including the Company maintain a minimum cash balance of $2,300 and adjusted the borrowing limits to $2,000. The maturity date of the revolving line of credit has been amended to April 1, 2021, see Note 21 — Subsequent Events.

As of December 31, 2020 and 2019, the Company had $0 and $981 outstanding on the term loan, net of the unamortized discount, respectively, generated as a result of the warrant issuance described in Note 13 — Members’ Equity. The discount associated with the term loan was fully amortized as of December 31, 2020.

Contractual interest incurred related to the term loan and line of credit was $48 and $111 for the years ended December 31, 2020 and 2019, respectively, and is included in interest expense in the Company’s consolidated statements of operations. The amortization of the debt discount resulted in interest expense of $19 and $25 for the years ended December 31, 2020 and 2019, respectively, and is also included in interest expense in the Company’s consolidated statements of operations.

As of December 31, 2020 and 2019, the revolving line of credit had an outstanding balance of $1,675 and $0, respectively. The Company’s borrowings under the term loan and revolving line of credit were subject to an aggregate borrowing limit of $2,000 and $10,000 as of December 31, 2020 and 2019, respectively. Total borrowings at any given time under the agreement are limited to a percentage of domestic accounts receivables less than 90 days past due and other factors.

Trinity Term Loan

In March 2018, the Company entered into a term loan agreement with Trinity Capital Fund (“Trinity”) to borrow $15,000 at a rate of 11.25%. In connection with such loan, the Company issued 6,250 warrants to Trinity to acquire Class G units.

AY DEE KAY, LLC D/B/A INDIE SEMICONDUCTOR,
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except unit and per unit amounts)

10) Debt (cont.)

In October 2020, the Company entered into a new loan agreement with Trinity, which replaced the March 2018 agreement. The new loan has a principal of $12,000, which was exchanged for the old loan’s principal balance of $11,325, lender fees of $474 and a cash payment to the Company of $194. In addition, the Company issued to Trinity 1,844 additional warrants to purchase the Company’s Class G Units, which had a fair value of $405. The new loan agreement was treated as a modification for accounting purposes. The unamortized discount from the old loan was treated as additional debt discount on the new loan along with the lender fees paid to and additional warrants issued to Trinity in October 2020.

The new loan has a maturity date of October 1, 2024 and bears interest equal to the greater of 10.75% or the Prime Rate plus 7.5%. The term loan may be prepaid by paying the principal and interest plus a prepayment fee ranging from 4.0% to 1.0% of the principal being repaid, depending on the length of time between the effective date and the prepayment date. Upon final repayment, an end-of-term fee of $720 must be paid by the Company to Trinity. The term loan is collateralized by substantially all of the Company’s assets to the extent they are not claimed by the senior debt holder, PacWest.

As of December 31, 2020 and 2019, the Company had $11,335 and $14,323 outstanding under the Trinity Term Loans, respectively, net of the issuance cost and unamortized discount generated as a result of the warrant issuance described in Note 13 — Members’ Equity. The debt discount and issuance costs are being amortized through interest expense over the term of the loan using the effective interest method. The old loan required monthly interest only payments of $141 until November 2019 when repayment of principal began and payments increased to $493 per month. The new loan requires interest only payments of $108 until October 2021 when repayment of principal begins and payments increase to $391 per month with an effective interest rate of 15.8%.

Contractual interest incurred related to the term loans was $1,523 and $1,785 for the years ended December 31, 2020 and 2019, respectively, and is included in interest expense in the Company’s consolidated statements of operations. The amortization of the debt discount and cost of issuance resulted in interest expense of $129 and $53 for the years ended December 31, 2020 and 2019, respectively, and is also included in interest expense in the Company’s consolidated statements of operations.

This loan, along with other outstanding debt are subject to debt covenants which, if violated, could result in the outstanding balance becoming immediately due. The Company has complied with or obtained waivers for all such covenants as of the date these financial statements were issued.

Short-Term Loans

On November 13, 2019, Wuxi entered into a short-term loan agreement with CITIC Group Corporation Ltd. with aggregate principal balance of CNY 2,000, or approximately $285, and bearing interest of 4.785%. The principal balance is denominated in Chinese Yuan and the outstanding balance is adjusted for changes in foreign currency exchange rates at each reporting period. On November 13, 2020, the terms of the agreement were extended for twelve months and the principal and interest are due on November 15, 2021. On October 15, 2020, Wuxi entered into a short-term loan agreement with Netherlands China Business Council (NCBC) with aggregate principal balance of CNY1,000 or approximately $151 and bearing interest of 4.785%. As of December 31, 2020 and 2019, the aggregate outstanding principal balance of the short-term loans was $459 and $288, respectively.

Tropez Convertible Note

On January 31, 2020, the Company entered into a convertible loan agreement with Tropez Fund Limited (“Tropez”) with principal amount of $2,000 and subject to interest of 12% per annum. The terms of the loan provide for a renewable 180-day period for a maximum term of twelve months. The Company renewed the loan on July 29, 2020 for the additional 180-day period. The loan is terminated upon full repayment of principal and interest or upon conversion. The loan is convertible into membership units at the option of the lender if the Company issues membership

AY DEE KAY, LLC D/B/A INDIE SEMICONDUCTOR,
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except unit and per unit amounts)

10) Debt (cont.)

units in an equity financing transaction for aggregate gross proceeds in excess of $20,000 and the financing occurs prior to the maturity of the loan. The loan is convertible into the same class of units as issued in the qualifying equity financing transaction at a conversion price of 75% of the cash received per unit. Interest expense related to the loan was $220 and $0 for the years ended December 31, 2020 and 2019, respectively, and is included in interest expense in the Company’s consolidated statements of operations. The note was amended on January 21, 2021 to extend the maturity date to the earlier of December 31, 2021 or the closing of the merger with Thunder Bridge described in Note 1 — Nature of the Business and Basis of Presentation. Additionally, the January 21, 2021 amendment removed the conversion rights associated with the loan. See Note 21 — Subsequent Events.

Paycheck Protection Program

In April 2020, the Company applied for a loan pursuant to the Paycheck Protection Program of the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) as administered by the U.S. Small Business Administration (the “SBA”). In May 2020, the loan was approved, and the Company received the proceeds from the loan in the amount of $1,868 (the “PPP Loan”). The PPP Loan took the form of a promissory note that matures two years after the date of the note and bears interest at a rate of 1.0% per annum. Monthly principal and interest payments, less the amount of any potential forgiveness (discussed below), will commence in 2021. The PPP Loan provides for customary events of default, including, among others, those relating to failure to make payments thereunder. The Company may prepay the principal of the PPP Loan at any time without incurring any prepayment penalties. The PPP Loan is non-recourse against any individual shareholder, except to the extent that such party uses the loan proceeds for an unauthorized purpose.

All or a portion of the PPP Loan may be forgiven by the SBA and lender upon application by the Company and upon documentation of expenditures in accordance with the SBA requirements. Under the CARES Act, loan forgiveness is available for the sum of documented payroll costs, covered rent payments, and covered utilities during the applicable period beginning on the date of loan approval. For purposes of the CARES Act, payroll costs exclude compensation of an individual employee in excess of $100,000, prorated annually. Not more than 25% of the forgiven amount may be for non-payroll costs. Forgiveness is reduced if full-time headcount declines, or if salaries and wages for employees with salaries of $100,000 or less annually are reduced by more than 25%. No assurance can be given that the Company will obtain forgiveness of the PPP Loan either in whole or in part. Accordingly, the Company accounts for the PPP Loan as part of long-term debt.

The future maturities of the convertible debt, term loans, PPP loan, and revolving line of credit are as follows:

2021	$8,488
2022	5,359
2023	4,005
2024 and thereafter	2,981
Total	$20,833

11) Simple Agreements for Future Equity

During the year ended December 31, 2020, between March 2020 and October 2020, the Company entered into SAFEs with existing investors and third-party investors for total proceeds of $25,765. The SAFEs require that the Company issue equity to the SAFE holders in exchange for their investment upon an equity raise of at least $35,000. The conversion price of the equity to be issued in exchange for the SAFE investment would be equal to the lower of a 25% discount to the equity issued or such price that implies the pre-money valuation of the Company is $250,000 for the SAFEs issued to existing investors while the SAFEs issued to new third-party investors have a pre-money valuation of $350,000 (all other features are the same). In the event of a dissolution, the SAFE holders are entitled to receive payment in the amount of the original purchase amount, in preference to any membership units. In the event

AY DEE KAY, LLC D/B/A INDIE SEMICONDUCTOR,
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except unit and per unit amounts)

11) Simple Agreements for Future Equity (cont.)

of a liquidation, the SAFE holders are entitled to redeem the SAFE for two times the original purchase amount. In the event of a change in control of the Company, the SAFE holders receive a return of their purchase price for the SAFE. Certain SAFE holders may convert the SAFE into preferred units of the Company if change of control or another exit event has not occurred prior to December 31, 2021. The SAFEs have no interest rate or maturity date and the SAFE holders have no voting rights prior to conversion.

The SAFEs are recorded at fair value at issuance and remeasured at each reporting date. Changes in fair value are recorded in other income (expense) in the consolidated statement of operations. The fair value of the SAFEs was $102,700 as of December 31, 2020. The increase in the fair value of the SAFEs is reflective of changes in the valuation of the Company as the Company evaluates strategic opportunities. See Note 12 — Fair Value Measurements.

12) Fair Value Measurements

The Company’s debt instruments are recorded at their carrying values in its consolidated balance sheets, which may differ from their respective fair values. The fair values of the Company’s convertible notes, are estimated using the valuation of the securities into which the debt is convertible, external pricing data, based on interest rates and credit ratings for similar issuances with the same remaining term as the Company’s outstanding borrowings. The fair value of the Embry convertible debt is determined using valuation inputs categorized as Level 3. The fair values of the Company’s term loans and Tropez convertible debt generally approximate their carrying values. The following table presents the Company’s Embry convertible debt carrying and fair values:

	December 31, 2020		December 31, 2019
	Carrying value	Fair value	Carrying value	Fair value
Convertible debt	$3,496	$103,200	$3,375	$3,750

As of December 31, 2019, the Company did not have any financial assets or liabilities measured at fair value. The following table presents the Company’s fair value hierarchy for financial assets and liabilities measured as of December 31, 2020:

	Fair Value Measurements as of December 31, 2020
	Level 1	Level 2	Level 3	Total
Liabilities:
SAFEs	$—	$—	$102,700	$102,700
First Tranche Contingent Consideration	$—	$—	$500	$500
Second Tranche Contingent Consideration	$—	$—	$900	$900

Level 3 Disclosures

The SAFEs were valued using a probability-weighted expected return method (PWERM) valuation approach aligned to the SAFE provisions, including (i) conversion through qualified equity financing, (ii) conversion through acquisition of a special purpose acquisition company, (iii) no conversion through equity or acquisition prior to December 31, 2021, (iv) a liquidation event, and (v) a dissolution event. Determining the fair value of the SAFEs using the PWERM requires assumptions and estimates for both the probability of each scenario and the fair value determined under each scenario. The SAFEs were valued through each scenario using an appropriate valuation approach, including calculations based on the terms of the SAFEs and a Monte Carlo simulation, which utilized the Geometric Brownian

AY DEE KAY, LLC D/B/A INDIE SEMICONDUCTOR,
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except unit and per unit amounts)

12) Fair Value Measurements (cont.)

Motion formula to simulate the conversion and payout of the SAFEs. The significant unobservable inputs include the discount rate, constant volatility factor and the Geometric Brownian Motion. Significant increases (decreases) in any of those inputs in isolation would result in a significantly lower (higher) fair value measurement.

As of December 31, 2020
Liabilities:	Input
SAFEs
Discount rate	75%
Constant volatility factor	40%
Geometric Brownian Motion	0.98

The first and second tranche of contingent consideration associated with the City Semi business combination is recorded at fair value and remeasured as of December 31, 2020 using the present value of cash flows method and assumed market yield and probability of success.

13) Members’ Equity

As of December 31, 2020 and 2019, the following members’ equity units were authorized, issued, and outstanding:

	December 31,
	2020			2019
	Authorized	Issued	Outstanding	Authorized	Issued	Outstanding
Class A	3,136,518	911,500	911,500	3,046,531	911,500	911,500
Class B	513,846	367,927	229,732	513,846	259,465	197,973
Class C	400,000	300,000	300,000	400,000	300,000	300,000
Class D	236,521	236,521	236,521	236,521	236,521	236,521
Class E	112,916	112,916	112,916	112,916	112,916	112,916
Class F	492,110	492,110	492,110	492,110	492,110	492,110
Class G	11,482	—	—	9,638	—	—
Class H	5,000	4,500	4,500	—	—	—
Total	4,908,393	2,425,474	2,287,279	4,811,562	2,312,512	2,251,020

In connection with its formation on February 9, 2007, the Company issued 911,500 Class A Units to the four initial members. On December 28, 2012, the Company issued 300,000 Class C Units to an investor at an original issue price of $10 per unit for total consideration of $3,000.

The Company reserved 185,000 Class A units and 100,000 Class C Units in connection with the convertible notes described in Note 10 — Debt. These units are not issued or outstanding until conversion of the outstanding principal in accordance with the terms of the notes.

The Fifth Amended and Restated LLC Agreement authorized an increase of Class B Units from 243,000 units to 513,846 units. The Class B Units are profit interests issued to employees, directors, and consultants. See Note 16 — Unit-Based Compensation.

On July 24, 2015, the Company issued 221,739 Class D units to an investor at an original issue price of $33.82 per unit for cash consideration of approximately $7,215, net of issuance costs of $285. On August 28, 2015, the Company issued an additional 14,782 Class D units to an existing investor at an original issue price of $33.82 per unit for cash consideration of $500.

AY DEE KAY, LLC D/B/A INDIE SEMICONDUCTOR,
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except unit and per unit amounts)

13) Members’ Equity (cont.)

On July 25, 2017, the Company issued 112,916 Class E units to investors at an original issue price of $35.42 per unit for cash consideration of $3,963, net of issuance costs of $37.

The Company has issued warrants to purchase Class G Units as part of amendments to the terms of debt agreements with Trinity and PacWest, see Note 10 — Debt. In connection with entering into the term loan agreement with Trinity in March 2018, the Company issued 6,250 warrants with a strike price of $35.42 to purchase Class G Units. In April 2018, as part of an amendment to the loan and security agreement, the Company issued warrants to PacWest to purchase 3,388 Class G Units with a strike price of $35.42 (see Note 19 — Commitments and Contingencies). On October 1, 2020, in connection with the new loan agreement with Trinity, the Company issued additional warrants to Trinity to purchase 1,844 Class G units at a strike price of $35.42 under the same terms and features as previously issued Class G warrants. All warrants can be exercised through payment of the exercise price or by net share settlement and the holders of Class G units do not have voting rights.

In June 2018, the Company issued 492,110 Class F units to investors at an issue price of $54.87 per unit for cash consideration of $26,790, net of issuance costs of $210.

In May 2020, the Company issued 4,500 Class H units to the owners of City Semi as part of the business combination, see Note 3 — Acquisition of City Semiconductor.

As of December 31, 2020 and 2019, the Company owned 50% and 63% of its subsidiary, Wuxi, respectively. From time to time, Wuxi has sold equity ownership and the transactions have reduced the Company’s controlling interest in Wuxi on the consolidated balance sheets. As of December 31, 2020, the Company maintained majority ownership interest in Wuxi and a controlling financial interest.

The rights and privileges of the holders of the equity units are as follows:

Liquidation Rights and Distributions with Respect to Liquidity Event Rights

The Company’s Operating Agreement outlines the liquidation and other preferential rights granted to holders of Class C, D, E, F, G and H units. These rights include preferential treatment in the case of an extraordinary distribution by the Company to its members (not including any distribution of units), a sale of the Company, a liquidation event or unwind of the Company. The distribution provisions are complex and depend on the amount of proceeds to be distributed. In the scenario where the proceeds are sufficient to return the capital investment of each class and provide greater than another 50% of the capital investment of each class on a participating basis, then Class F as the most senior preference and would be entitled to the amount of the original issue price of the Class F Units, followed by Classes E, D, and C in that order, each in the respective amount of the original issue price of its units, followed by Class H and G up to the original issue price. The remaining amounts available to be distributed are shared among all of the classes of Units (except for Class G) according to their fully diluted percentages. If distribution proceeds are not sufficient to return the capital investment of each class and provide greater than another 50% of the capital investment of each class on a participating basis, then, the Operating Agreement provides numerous distribution waterfalls that are designed to achieve the rights of each class in each scenario based on the specific amount of proceeds. Generally, if a preferred class would receive through a fixed preference of 150% of its capital as compared to 100% of its capital plus its participation in the residual tranche, then the preferred class would receive up to 150% of its capital with no participation. Class A and Class B receive distributions only in the residual tranche to the extent proceeds remain after the preferences.

AY DEE KAY, LLC D/B/A INDIE SEMICONDUCTOR,
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except unit and per unit amounts)

13) Members’ Equity (cont.)

Conversion Rights

Each unit of Classes C, D, E, F, G and H shall be convertible, at the option of the holder thereof, into such number of fully paid and nonassessable Class A units as is determined by dividing the original issue price for the units of Classes C, D, E, F, G or H as applicable, by the conversion price (original issue price) applicable to such Class C, D, E, F, G and H unit in effect on the conversion date. Additionally, each Class C, D, E, F, G, or H unit shall automatically be converted into Class A units at the Conversion Price applicable to such units of Classes C, D, E, F, G or H immediately upon the Company’s sale of its securities in a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act in which (i) the public offering per unit price is not less than $180.53 (adjusted for splits and reverse splits and other adjustments of Class F Units) and (ii) the anticipated aggregate offering price is at least $200,000. The conversion price shall be the initial issuance price as adjusted for any antidilution provisions as defined in the operating agreement.

Voting Rights

Each Class A unit shall be entitled to one point four seven (1.47) votes per Class A unit. This ratio is revised from time to time to equal (X) divided by (Y), where (X) equals the sum of (i) the Class A units issued to the initial members and their successors and assigns plus (ii) the total number of authorized B units and G units, and (Y) equals the total number of Class A units issued to the initial members and their successors and assigns.

Holders of Class B units shall not be entitled to vote except as otherwise required by law. Each holder of Class C, D, E, and F units shall be entitled one vote per Class A unit into which such Class C, D, E, and F units are convertible. Holders of Class G and H units shall not be entitled to vote except as otherwise required by law or in the event the holders of Class G or H units convert their units to Class A units as in the operating agreement.

14) Noncontrolling Interest

The Company’s ownership of Wuxi was 50% and 63% as of December 31, 2020 and 2019, respectively. From time to time, Wuxi has sold equity ownership and the transactions have reduced the Company’s controlling interest in Wuxi on the consolidated balance sheets. As of December 31, 2020, the Company maintained majority ownership interest in Wuxi and a controlling financial interest.

15) Revenue

Disaggregation of Revenue

The Company disaggregates revenue from contracts with customers by geographic region, as management believes it best depicts how the nature, amount, timing and uncertainty of revenue and cash flows are affected by economic factors.

AY DEE KAY, LLC D/B/A INDIE SEMICONDUCTOR,
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except unit and per unit amounts)

15) Revenue (cont.)

The following tables present revenue disaggregated by geography of the customer’s shipping location for the years ended December 31, 2020 and 2019:

	Product revenue		Contract revenue
	Year Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
China	$13,006	$16,665	$33	$—
United States	2,118	1,497	2,905	1,898
South Korea	1,597	1,149	—	—
Canada	795	121	—	—
Brazil	666	1,105	—	—
Netherlands	560	—	—	—
Other	746	277	184	—
Total	$19,488	$20,814	$3,122	$1,898

Contract Balances

Contract assets or contract liabilities are recorded depending on the timing of revenue recognition, billings and cash collections on a contract-by-contract basis. Contract liabilities primarily relate to deferred revenue, including advance consideration received from customers for contracts prior to the transfer of control to the customer, and therefore revenue is recognized upon delivery of products and services or as the services are performed. The Company recorded contract assets of $55 and $0 at December 21, 2020 and 2019, respectively. The balance represents unbilled revenue and is included in prepaid expenses and other current assets in the accompanying consolidated balance sheets.

The following table presents the changes in contract liabilities during the years ended December 31, 2020 and 2019 after the effects of the adoption of ASC 606 on January 1, 2019:

	December 31,		January 1, 2019
	2020	2019
Deferred revenue	$1,665	$3,486	$4,528

As of December 31, 2020 and 2019, contract liabilities were included as deferred revenue and classified as current liabilities in the consolidated balance sheets.

During the year ended December 31, 2020 and 2019, the Company recognized $2,143 and $1,722, respectively, of revenue related to amounts that were previously included in contract liabilities at the beginning of the year. Deferred revenue decreased $1,042 from January 1, 2019 to December 31, 2019 and decreased $1,821 from December 31, 2019 to December 31, 2020 due to the timing of payments received from customers.

Revenue related to remaining performance obligations represents the amount of contracted development arrangements that has not been recognized. As of December 31, 2020, the amount of performance obligations that have not been recognized as revenue was $2,774, of which approximately 62% is expected to be recognized as revenue over the next twelve months and the remainder thereafter. This amount excludes the value of remaining performance obligations for contracts with an original expected length of one year or less. Variable consideration that has been constrained is excluded from the amount of performance obligations that have not been recognized.

Concentrations

Revenues for the years ended December 31, 2020 and 2019 include sales to one significant customer and its subcontractors, totaling approximately $12,877 or 57% of total revenue for 2020 and $17,423 or 77% of total revenue for 2019. The loss of this customer would have a material impact on the Company’s consolidated financial results.

AY DEE KAY, LLC D/B/A INDIE SEMICONDUCTOR,
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except unit and per unit amounts)

15) Revenue (cont.)

The two largest customers represented 34% and 12% of accounts receivable as of December 31, 2020 and the two largest customers represented 40% and 20% of accounts receivable as of December 31, 2019. No other individual customer represented more than 10% of accounts receivable at either December 31, 2020 or 2019.

16) Unit-Based Compensation

Per the Company’s operating agreement, the Company may issue Class B Units (“profits interests”, “units”) to employees, directors and consultants of the Company. Class B Units entitle the holders of such units to a share of the Company’s profits and distributions of the Company’s assets to the extent their capital accounts are positive. Holders of Class B Units do not have voting rights.

The board of directors has authorized 513,846 units for grant under the agreement. As of December 31, 2020, 367,927 Class B Units were granted, and 145,919 units remained available for grant. All awards are subject to the terms of the Company’s operating agreement, including forfeiture.

The Class B units are incentive units of the Company subject to vesting and certain restrictions. The standard Class B unit has a four-year vesting schedule, in which 25% of units vest after 12 months and the remaining 75% vest monthly over the following three-year period. Upon (1) a change of control and (2) termination of employment other than for cause or if the grantee resigns for good reason, all the unvested units accelerate and become fully vested. Non-standard Class B unvested units will accelerate and become fully vested upon (i) a capital raise of $50,000, (ii) the Company achievement of $150,000 in trailing twelve-month revenue or (iii) a change in control or firm commitment underwritten public offering.

In the event of voluntary or involuntary termination of the holder of the profit interest, the Company has the right, but not the obligation, to repurchase the profit interest at fair market value (the “Repurchase Right”), at any time during the 180-day period following the cessation of service from the unit holder.

The profit interests are equity-classified awards. The Company has had a history of net losses and is in an accumulated deficit position. No compensation cost will be recognized until a change of control qualifying event is deemed probable to occur as the vested units are considered to have no value until distributions are made. Upon occurrence of a qualifying change of control performance condition, the compensation cost will be recognized in full for vested awards.

The following table summarizes activity related to profit interests for the years ended December 31, 2020:

	Number of units	Weighted average grant date fair value
Nonvested profit interests as of December 31, 2019	61,492	$2.58
Granted	120,800	$91.30
Vested	(31,758)	$15.23
Forfeited	(12,339)	$2.51
Nonvested profit interests as of December 31, 2020	138,195	$72.68

As of December 31, 2020 and 2019, there was $11,348 and $369, respectively, of total unrecognized compensation cost related to profit interests. These unrecognized compensation costs will be recognized in full when a change of control satisfying the in-substance performance condition becomes probable.

AY DEE KAY, LLC D/B/A INDIE SEMICONDUCTOR,
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except unit and per unit amounts)

16) Unit-Based Compensation (cont.)

The grant date fair value of the profit interests is determined using the Monte Carlo simulation. The significant assumptions used in valuation include the constant risk free rate, constant volatility factor and the Geometric Brownian Motion. The following table presents the weighted average assumptions used in the valuations for grants in the years ended December 31, 2020 and 2019:

	December 31,
	2020	2019
Constant risk free rate	1.5%	2.4%
Constant volatility factor	54%	50%
Geometric Brownian Motion	0.853	0.798

17) Net Loss Per Common Unit

Basic and diluted net loss per common unit was calculated as follows:

	Year Ended December 31,
	2020	2019
Numerator:
Net loss	$(98,364)	$(20,940)
Less: Net loss attributable to noncontrolling interest	(866)	(486)
Net loss attributable to common unitholders	$(97,498)	$(20,454)

Denominator:
Weighted average shares used to compute net loss per unit attributable to common unitholders, basic and diluted	1,124,864	1,100,423
Net loss per unit attributable to common unitholders, basic and diluted	$(86.68)	$(18.59)

The Company’s potentially dilutive securities, which include unvested Class B Units, preferred units, warrants for Class A units, and convertible debt, have been excluded from the computation of diluted net loss per unit as the effect would be to reduce the net loss per unit. Therefore, the weighted average number of common shares outstanding used to calculate both basic and diluted net loss per unit attributable to common unitholders is the same. The Company excluded the following potential common units, presented based on amounts outstanding at each period end, from the computation of diluted net loss per unit attributable to common unitholders for the periods indicated because including them would have had an antidilutive effect:

	Year Ended December 31,
	2020	2019
Class B unvested units	138,195	61,492
Preferred units	1,146,047	1,141,547
Warrants to purchase Class G units	11,482	9,638
Convertible debt into Class A and Class C Units	285,000	285,000
	1,580,724	1,497,677

AY DEE KAY, LLC D/B/A INDIE SEMICONDUCTOR,
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except unit and per unit amounts)

18) Income Taxes

The components of loss before income taxes for the years ended December 31, 2020 and 2019 are as follows:

	Year Ended December 31,
	2020	2019
United States	$(96,544)	$(19,746)
Foreign	(1,791)	(1,183)
Total	$(98,335)	$(20,929)

The components of the provision for income taxes for the years ended December 31, 2020 and 2019 are as follows:

	Year Ended December 31,
	2020	2019
Current expense:
Federal	$—	$—
State	—	—
Foreign	18	—
Total current expense:	$18	$—
Deferred expense:
Federal	$—	$—
State	—	—
Foreign	11	11
Total deferred expense:	$11	$11
Total income tax expense	$29	$11

The components of deferred tax assets/(liabilities) as of December 31, 2020 and 2019 are as follows:

	December 31,
	2020	2019
Reserves and accruals	$114	$171
Net operating loss carryforwards	1,071	635
Total Deferred Tax Assets before Valuation Allowance	1,185	806
Valuation Allowance	(1,040)	(617)
Deferred Tax Assets – net of Valuation Allowance	145	189

Fixed Assets	$(33)	$(21)
Intangibles	(145)	(189)
Total Deferred Tax Liabilities	(178)	(210)
Net Deferred Tax Liabilities	$(33)	$(21)

AY DEE KAY, LLC D/B/A INDIE SEMICONDUCTOR,
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except unit and per unit amounts)

18) Income Taxes (cont.)

Changes in the valuation allowance for deferred tax assets during the years ended December 31, 2020 and 2019, are as follows:

	2020	2019
Valuation Allowance as on January 1st	$617	$126
Increases recorded to tax provision	423	491
Decreases recorded as a benefit to income tax provision	—	—
Valuation Allowance as on December 31st	$1,040	$617

As of December 31, 2020, the Company has approximately $4,374 of net operating loss carryforwards primarily in China that begin to expire at various dates through 2025.

In evaluating its ability to realize its net deferred tax assets, the Company considered all available positive and negative evidence, such as past operating results, forecasted earnings, prudent and feasible tax planning strategies, and the future realization of the tax benefits of existing temporary differences. The Company determined that it was not possible to reasonably quantify future taxable income and, considering its history of generating net operating losses, determined that it is more likely than not that its net deferred tax assets in China will not be realized. As a result, the Company continues to maintain a full valuation allowance as of December 31, 2020 and 2019 for its China operations. The Company’s net deferred tax liability position is the result of the UK operations.

The Company does not provide for foreign income and withholding, U.S. Federal, or state income taxes or tax benefits on the financial reporting basis over the tax basis of its investments in foreign subsidiaries to the extent such amounts are indefinitely reinvested to support operations and continued growth plans outside the U.S. The Company reviews its plan to indefinitely reinvest on a quarterly basis. In making its decision to indefinitely reinvest, the Company evaluates its plans of reinvestment, its ability to control repatriation and to mobilize funds without triggering basis differences, and the profitability of U.S. operations and their cash requirements and the need, if any, to repatriate funds. If the assessment of the Company with respect to earnings of non-U.S. subsidiaries changes, deferred U.S. income taxes, foreign income taxes, and foreign withholding taxes may have to be accrued. At this time, determination of the unrecognized deferred tax liabilities for temporary differences related to the Company’s investment in non-US subsidiaries is not practicable.

A reconciliation of the federal statutory income tax rate to the effective tax rate for the years ended December 31, 2020 and 2019 are as follows:

	December 31,
	2020	2019
Tax at statutory federal income tax rate	$(20,650)	$(4,390)
Change in Valuation Allowance	470	491
Foreign tax rate differential	(72)	(74)
Partnership/Non-Taxable Income	20,512	4,142
Other	(231)	(158)
Provision for income taxes	$29	$11

The calculation of the Company’s tax liabilities involves dealing with uncertainties in the application of complex tax laws and regulations for the jurisdictions in which it operates or does business in. A tax benefit from an uncertain tax position may be recognized when it is more likely than not that the position will be sustained upon examination, including resolutions of any related appeals or litigation processes, on the basis of the technical merits.

AY DEE KAY, LLC D/B/A INDIE SEMICONDUCTOR,
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except unit and per unit amounts)

18) Income Taxes (cont.)

The Company records tax positions as liabilities and adjusts these liabilities when its judgement changes as a result of the evaluation of new information not previously available. Because of the complexity of some of these uncertainties, the ultimate resolution may result in a payment that is materially different from the Company’s current estimate of the recognized tax benefit liabilities. These differences will be reflected as increases or decreases to income tax expense in the period in which new information is available. As of December 31, 2020 and 2019, the Company has not recorded any uncertain tax positions in its financial statements.

The Company records interest and penalties related to unrecognized tax benefits in general and administrative expenses. As of December 31, 2020 and 2019, no accrued interest or penalties are recorded in the consolidated balance sheets, and the Company has not recorded any related expenses.

The Company files tax returns as prescribed by the tax laws of the jurisdictions in which it operates and is subject to examinations by the various jurisdictions where applicable. There are currently no pending tax examinations. The Company’s tax years are still open under statute from 2016 to the present.

19) Commitments and Contingencies

Litigation

The Company may be a party to routine claims or litigation incidental to its business. The Company does not believe that it is a party to any pending legal proceeding that is likely to have a material adverse effect on its business, financial condition or results of operations.

In connection with a credit facility amendment executed with PacWest on August 9, 2017, the Company agreed to issue the bank warrants to acquire Membership Units. In 2018, the Company and the bank agreed that 3,388 warrants would be issued at a strike price of $35.42 per unit, which was subsequently reflected in the Company’s books and records. Following the Company’s announcement of the Master Transactions Agreement (MTA), on February 3, 2021, PacWest issued a letter to the Company demanding 52,632 warrants in satisfaction of the provisions contained in the August 9, 2017 credit facility amendment. The Company has offered PacWest warrants for the amount the Company believes it is obligated to provide. While the Company believes the bank’s claims are unfounded and subject to meritorious defenses, the ultimate resolution of the matter, which is expected to occur within one year from the date of the financial statements, could result in the Company issuing a number of warrants higher than the Company believes it is contractually obligated to provide. An estimate of any cost of the resolution of these claims cannot be made as the number of and fair value of any additional warrants that may ultimately be issued based on the final resolution cannot be determined at this time. The Company expects any outcome could be settled in warrants and could result in additional equity dilution to the Company.

Lease Commitments

In July 2015, the Company entered into a five-year operating lease for its 14,881 square foot headquarters in Aliso Viejo, California, which is payable monthly with periodic rent adjustments over the lease term. The lease requires a security deposit of $30, which is recorded in other assets on the Company’s consolidated balance sheets as well as a tiered, time-based letter of credit that has now reached its lowest tier of $200. Subsequently, the lease was extended through the end of June 2023.

In October 2015, the Company entered into a five-year operating lease for its Scotland Design Center in Edinburgh, Scotland, which is payable monthly with periodic rent adjustments over the lease term. The lease expired in October 2020. During 2019, the Company entered into a sub-lease agreement with a third party for the Scotland Design Center facility. Separately, effective January 2020, the Company entered into a lease for a property in Scotland. The lease agreement has a term through December 2022 and monthly rent of approximately $19.

AY DEE KAY, LLC D/B/A INDIE SEMICONDUCTOR,
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except unit and per unit amounts)

19) Commitments and Contingencies (cont.)

In August 2017, the Company entered into a lease assignment and assumption agreement for its design center in Austin, Texas. Rent for the associated office is payable monthly with periodic rent adjustments over the lease term, which expires in April 2021.

In October 2017, the Company entered into a 26-month operating lease for its Wuxi sales and design center. Rent for the associated office is payable monthly with periodic rent adjustments over the lease term. The lease was subsequently extended through February 2021.

In April 2020, the Company entered into a lease for a location in Shanghai, China. The lease expires in February 2022. Rent is approximately $4 per month.

In June 2020, the Company entered into a month-to-month lease for a location in San Francisco for approximately $1 a month.

Total rent expense related to the Company’s operating leases was $1,932 and $753 for the years ended December 31, 2020 and 2019, respectively. Rent expense is recognized on a straight-lined basis over the lease term and is included in the consolidated statements of operations for the years ended December 31, 2020 and 2019 as follows:

	Year Ended December 31,
	2020	2019
Research and development.	$1,381	$642
Selling, general, and administrative	551	111
Total	$1,932	$753

The following table summarizes the future minimum lease payments due under operating leases as of December 31, 2020:

2021	740
2022	666
2023	237
2024 and thereafter	—
Total	$1,643

Royalty Agreement

The Company has entered into license agreements to use certain technology within its design and manufacture of its products. The agreements require royalty fees for each semiconductor sold using the licensed technology. Total royalty expense incurred in connection with these contracts during the years ended December 31, 2020 and 2019 was $386 and $408, respectively, which is included in cost of goods sold in the consolidated statements of operations. Accrued royalties of $139 and $129 are included in accrued expenses in the Company’s consolidated balance sheets as of December 31, 2020 and 2019, respectively.

Tax Distributions

To the extent the Company has funds legally available, the board of directors will approve distributions to each member, prior to March 15 of each year, in an amount per unit that, when added to all other distributions made to such member with respect to the previous calendar year, equals the estimated federal and state income tax liabilities applicable to such member as the result of its, his or her ownership of the units and the associated net taxable income allocated with respect to such units for the previous calendar year. There were no distributions approved by the board of directors or paid by the Company during the years ended December 31, 2020 and 2019.

AY DEE KAY, LLC D/B/A INDIE SEMICONDUCTOR,
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except unit and per unit amounts)

20) Geographical Information

Long-lived assets include property and equipment, net, which were based on the physical location of the assets as of the end of each year.

	December 31,
	2020	2019
United States	$1,718	$2,009
China	272	220
Scotland	171	179
Germany	8	—
Total	$2,169	$2,408

21) Subsequent Events

For its consolidated financial statements as of December 31, 2020 and the year then ended, management reviewed and evaluated material subsequent events from the consolidated balance sheet date of December 31, 2020 through March 22, 2021, the date the consolidated financial statements were issued.

On January 26, 2021, the Company entered into an amendment to extend the maturity date of the convertible note with Tropez to December 31, 2021 or the closing of the merger with Thunder Bridge described in Note 1 — Nature of the Business and Basis of Presentation. The amendment removed the conversion rights associated with the loan; other than this and the extended maturity date, there were no material changes to the terms of the note.

On February 26, 2021, the Company entered into an amendment to extend the maturity date of the revolving credit facility with PacWest to April 1, 2021.Other than the change in maturity date, there were no material changes to the terms of the credit facility.

THUNDER BRIDGE ACQUISITION II, LTD.
CONDENSED BALANCE SHEETS
(Unaudited)

	March 31, 2021	December 31, 2020
ASSETS
Current assets
Cash and cash equivalents	$75,728	$133,695
Prepaid expenses	93,063	59,330
Total current assets	168,791	193,025
Other assets
Cash and marketable securities held in Trust Account	349,591,759	349,583,138
Total assets	$349,760,550	$349,776,163

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable and accrued expenses	$1,033,032	$626,750
Warrant liability	57,614,968	97,181,794
Promissory note payable – related party	937,407	300,000
Total current liabilities	59,585,407	98,108,544
Deferred underwriting fee payable	12,075,000	12,075,000
Total Liabilities	71,660,407	110,183,544
Ordinary shares subject to possible redemption, 34,500,000, at December 31, 2020 and 2019, respectively, at redemption value	349,591,759	349,583,138

Shareholders’ Equity
Preferred shares, $0.0001 par value; 1,000,000 shares authorized; none outstanding	—	—
Class A ordinary shares, $0.0001 par value; 200,000,000 shares authorized; 0 shares issued and outstanding (excluding 34,500,000 shares subject to possible redemption), at December 31, 2020 and 2019, respectively	—	—
Class B ordinary shares, $0.0001 par value; 20,000,000 shares authorized; 8,625,000 shares issued and outstanding	863	863
Additional paid in capital	—	—
Accumulated Deficit	(71,492,479)	(109,991,382)
Total Shareholders’ Equity	(71,491,616)	(109,990,519)
	$349,760,550	$349,776,163

See accompanying notes to the condensed financial statements.

THUNDER BRIDGE ACQUISITION II, LTD.
CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)

	For the Three Months Ended March 31,
	2021	2020
Formation costs and other
Operating expenses	$1,067,923	$238,547
Loss from operations	(1,067,923)	(238,547)

Other Income:
Interest income	8,621	2,017,548
Change in fair value of warrant liability	39,566,826	5,000,031
Net income	$38,507,524	$6,779,032
Weighted average shares outstanding, basic and diluted(1)	8,625,000	8,625,000
Basic and diluted net income per ordinary share	$4.46	$0.58

____________

(1)      Excludes an aggregate of up to 34,500,000,shares subject to redemption at March 31, 2021 and 2020, respectively (See Note 8).

See accompanying notes to the condensed financial statements.

THUNDER BRIDGE ACQUISITION II, LTD.
CONDENSED STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY
(Unaudited)

	Class A Ordinary shares		Class B Ordinary shares		Additional Paid in Capital	(Accumulated Deficit) Retained Earnings	Total Shareholders Equity
	Shares	Amount	Shares	Amount
Balance – December 31, 2020	—	$—	8,625,000	$863	$—	$(109,991,382)	$(109,990,519)
Common stock subject to redemption	—	—	—	—	—	(8,621)	—
Net income	—	—	—	—	—	38,507,524	38,507,524
Balance – March 31, 2021	—	$—	8,625,000	$863	$—	$(71,492,479)	$(71,482,995)

Balance – December 31, 2019	—	$—	8,625,000	$863	$—	$(34,576,166)	$(34,575,303)
Common stock subject to redemption	—	—	—	—	—	(2,017,548)	(6,779,026)
Net income	—	—	—	—	—	6,779,032	6,779,032
Balance – March 31, 2020	—	$—	8,625,000	$863	$—	$4,998,800	$5,000,007

See accompanying notes to the condensed financial statements.

THUNDER BRIDGE ACQUISITION II, LTD.
CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Three Months Ended March 31,
	2021	2020
Cash flow from operating activities:
Net income	$38,507,524	$6,779,032

Adjustments to reconcile net income to net cash used in operating activities:
Interest earned in Trust Account	(8,621)	(2,017,548)
Change in fair value of warrant liability	(39,566,826)	(5,000,031)

Changes in operating assets and liabilities:
Prepaid expenses	(33,733)	27,582
Accounts payable and accrued expenses	406,282	17,624
Net cash used in operating activities	(695,374)	(193,341)

Cash flows from financing activities:
Proceeds from promissory note – related party	637,407	—
Net cash provided by financing activities	637,407	—
Net change in cash	(57,967)	(193,341)
Cash at the beginning of the period	133,695	497,549
Cash at the end of the period	$75,728	$304,208

See accompanying notes to the condensed financial statements.

THUNDER BRIDGE ACQUISITION II, LTD.
NOTES TO THE CONDENSED FINANCIAL STATEMENTS
(Unaudited)

Note 1 — Organization and Plan of Business Operations

Thunder Bridge Acquisition II, Ltd. (the “Company”) is a newly organized blank check company incorporated as a Cayman Islands exempted company on February 13, 2019. The Company was incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (a “Business Combination”). The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”).

All activity for the period from February 13, 2019 (date of inception) through August 13, 2019 relates to the Company’s formation and its initial public offering (the “Initial Public Offering”), which is described in Note 3.

The registration statement for the Initial Public Offering was declared effective on August 8, 2019. On August 13, 2019 the Company consummated the Initial Public Offering of 34,500,000 units (“Units” and, with respect to the Class A ordinary shares included in the Units offered, the “Public Shares”), generating gross proceeds of $345,000,000, which is described in Note 3.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 8,650,000 warrants (the “Private Placement Warrants”) at a price of $1.00 per warrant in a private placement to Thunder Bridge Acquisition II, LLC (the “Sponsor”), generating gross proceeds of $8,650,000, which is described in Note 4.

Following the closing of the Initial Public Offering, on August 13, 2019, an amount of $345,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Placement Warrants was placed in a trust account (“Trust Account”) which may be invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 180 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the consummation of a Business Combination or (ii) the distribution of the Trust Account, as described below.

Transaction costs amounted to $19,483,537 consisting of $6,900,000 of underwriting fees, $12,075,000 of deferred underwriting fees (see Note 6) and $508,537 of other costs. In addition, $1,230,680 of cash was held outside of the Trust Account and is available for working capital purposes.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. The Company’s initial Business Combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the Trust Account (excluding any deferred underwriting commissions and taxes payable on the income earned on the Trust Account) at the time of the signing an agreement to enter into a Business Combination. However, the Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. There is no assurance that the Company will be able to successfully effect a Business Combination.

The Company will provide the holders of the public shares (the “Public Shareholders”) with the opportunity to redeem all or a portion of their public shares upon the completion of the Business Combination, either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer, in either case at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the Business Combination, including interest (which interest shall be net of taxes payable) divided by the number of then outstanding public shares. Notwithstanding the foregoing, if the Company seeks shareholder approval of the Business Combination and the Company does not conduct redemptions pursuant to the tender offer rules, a Public Shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Securities

THUNDER BRIDGE ACQUISITION II, LTD.
NOTES TO THE CONDENSED FINANCIAL STATEMENTS
(Unaudited)

Note 1 — Organization and Plan of Business Operations (cont.)

Exchange Act of 1934, as amended (the “Exchange Act”), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the public shares. In connection with any shareholder vote required to approve any Business Combination, the Sponsor and any other shareholder of the Company prior to the consummation of the Public Offering (collectively with the Sponsor, the “Initial Shareholders”) and the Company’s directors and officers will agree (i) to vote any of their respective Ordinary Shares (as defined below) in favor of the initial Business Combination and (ii) not to redeem any of their Ordinary Shares in connection therewith. The Company will proceed with a Business Combination only if it has net tangible assets of at least $5,000,001 upon consummation of the Business Combination and, in the case of a shareholder vote, a majority of the outstanding Ordinary Shares voted are voted in favor of the Business Combination.

The NASDAQ rules require that the Business Combination must be with one or more target businesses that together have an aggregate fair market value equal to at least 80% of the balance in the Trust Account (less any Deferred Commissions (as defined below) and taxes payable on interest earned) at the time of the Company signing a definitive agreement in connection with the Business Combination.

The Company will have until August 13, 2021 to consummate a Business Combination (the “Combination Period”). If the Company has not completed a Business Combination within 24 months of the closing of the Initial Public Offering, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (which interest shall be net of taxes payable, and less up to $100,000 of interest to pay dissolution expenses) divided by the number of then outstanding public shares, which redemption will completely extinguish the rights of the Public Shareholders as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and its Board of Directors, dissolve and liquidate, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. In the event of a liquidation, the Public Shareholders will be entitled to receive a full pro rata interest in the Trust Account (initially anticipated to be approximately $10.00 per share, plus any pro rata interest earned on the Trust Fund not previously released to the Company and less up to $100,000 of interest to pay dissolution expenses). There will be no redemption rights or liquidating distributions with respect to the Founder Shares (as defined below) or the Private Placement Warrants, which will expire worthless if the Company fails to complete a Business Combination within the 24-month time period.

Note 2 — Significant Accounting Policies

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and pursuant to the accounting and disclosure rules and regulations of the U.S. Securities and Exchange Commission.

Net Income Per Ordinary Share

Basic net income per ordinary share is computed by dividing net income applicable to ordinary shareholders by the weighted average number of ordinary shares outstanding during the period. Consistent with FASB 480, ordinary shares subject to possible redemption, as well as their pro rata share of undistributed trust earnings consistent with the two-class method, have been excluded from the calculation of loss per ordinary share for the three months ended March 31, 2021 and 2020, respectively. Such shares, if redeemed, only participate in their pro rata share of trust earnings. Diluted loss per share includes the incremental number of shares of ordinary shares to be issued to settle warrants, as calculated using the treasury method. For the three months ended March 31, 2021 and 2020, the Company did not have any dilutive warrants, securities or other contracts that could potentially, be exercised or converted into ordinary shares. As a result, diluted loss per ordinary share is the same as basic loss per ordinary share for all periods presented.

THUNDER BRIDGE ACQUISITION II, LTD.
NOTES TO THE CONDENSED FINANCIAL STATEMENTS
(Unaudited)

Note 2 — Significant Accounting Policies (cont.)

A reconciliation of net loss per ordinary share as adjusted for the portion of income that is attributable to ordinary shares subject to redemption is as follows:
	For the Three Months Ended March 31,
	2021	2020
Net income	$38,507,524	$6,779,032
Less: Income attributable to ordinary shares	(8,621)	(1,788,302)
Net income available to ordinary shares	$38,498,903	$4,990,730
Weighted average shares outstanding, basic and diluted	8,625,000	8,625,000
Basic and diluted net income per ordinary share	$4.46	$0.58

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash equivalents are carried at cost, which approximates fair value.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Ordinary shares subject to possible redemption

The Company accounts for its ordinary shares subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Ordinary shares subject to mandatory redemption (if any) is classified as a liability instrument and is measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, ordinary shares is classified as shareholders’ equity. The Company’s ordinary shares features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, at March 31, 2021, ordinary shares subject to possible redemption is presented as temporary equity, outside of the shareholders’ equity section of the Company’s balance sheet.

Offering costs

Offering costs consist of legal, accounting, underwriting fees and other costs incurred through the balance sheet date that are directly related to our initial public offering. Offering costs amounting to $19,483,537, of which $18,509,360 were charged to shareholders’ equity upon the completion of our initial public offering, with the balance expensed as a cost of the warrant liability.

Income Taxes

The Company accounts for income taxes under FASB ASC 740, Income Taxes (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

THUNDER BRIDGE ACQUISITION II, LTD.
NOTES TO THE CONDENSED FINANCIAL STATEMENTS
(Unaudited)

Note 2 — Significant Accounting Policies (cont.)

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits as of March 31, 2021. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

There is currently no taxation imposed on income by the Government of the Cayman Islands.

Recent Accounting Pronouncements

Management does not believe that any other recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

Emerging Growth Company

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which at times, may exceed the Federal depository insurance coverage of $250,000. The Company has not experienced losses on these accounts.

Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC 820, Fair Value Measurements and Disclosures, approximates the carrying amounts represented in the balance sheet.

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging”. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value on the grant date and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date.

THUNDER BRIDGE ACQUISITION II, LTD.
NOTES TO THE CONDENSED FINANCIAL STATEMENTS
(Unaudited)

Note 2 — Significant Accounting Policies (cont.)

Subsequent Events

Management of the Company evaluates events that have occurred after the balance sheet date of March 31, 2021 through the date these financial statements were issued. Based upon the review, management did not identify any recognized or non-recognized subsequent events that would have required adjustment or disclosure in the financial statements.

Note 3 — Initial Public Offering

Pursuant to the Initial Public Offering, the Company sold 34,500,000 Units at a purchase price of $10.00 per Unit. Each Unit consists of one Class A Share and one-half redeemable Warrant. Each whole warrant (“Public Warrant”) entitles the holder to purchase one Class A Share at a price of $11.50 per share (See Note 7).

Note 4 — Private Placement

Simultaneously with the Initial Public Offering, the Sponsor purchased an aggregate of 8,650,000 Private Placement Warrants at $1.00 per Private Placement Warrant, for an aggregate purchase price of $8,650,000 (the “Private Placement”). Each Private Placement Warrant is exercisable to purchase one share of Class A ordinary shares at an exercise price of $11.50. The proceeds from the Private Placement Warrants were added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds of the sale of the Private Placement Warrants will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless. There will be no redemption rights or liquidating distributions from the Trust Account with respect to the Private Placement Warrants.

The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Placement Warrants: (i) will not be redeemable by the Company; (ii) may be exercised for cash or on a cashless basis, so long as they are held by the Sponsor or any of its permitted transferees and (iii) are (including the ordinary shares issuable upon exercise of the Private Placement Warrants) entitled to registration rights. Additionally, the Sponsor has agreed not to transfer, assign or sell any of the Private Placement Warrants, including the Class A Shares issuable upon exercise of the Private Placement Warrants (except to certain permitted transferees), until 30 days after the completion of the Business Combination.

Note 5 — Related Party Transactions

Founder Shares

On February 19, 2019, an aggregate 8,625,000 Class B Shares (the “Founder Shares”) were sold to the Sponsor at a price of approximately $0.003 per share, for an aggregate price of $25,000. This number included an aggregate of up to 1,125,000 Founder Shares that were subject to forfeiture if the over-allotment option is not exercised in full by the Underwriters in order to maintain the Initial Shareholders’ ownership at 20% of the issued and outstanding Ordinary Shares upon completion of the Initial Public Offering. The Underwriters exercised their over-allotment option in full so none of the Founder Shares were forfeited. The Founder Shares are identical to the Class A Shares included in the Units being sold in the Initial Public Offering, except that the Founder Shares (i) have the voting rights described in Note 8, (ii) are subject to certain transfer restrictions described below and (iii) are convertible into Class A Shares on a one-for-one basis, subject to adjustment pursuant to the anti-dilution provisions contained therein. The Founder Shares may not be transferred, assigned or sold until the earlier of (i) one year after the completion of the Business Combination and (ii) the date on which the Company completes a liquidation, merger, share exchange, reorganization or other similar transaction after the Business Combination that results in all of the Public Shareholders having the right to exchange their Class A Shares for cash, securities or other property. Notwithstanding the foregoing, if the last sale price of the Class A Shares equals or exceeds $12.00 per share (as adjusted for share splits, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Business Combination, the Founder Shares will be released from the lock-up.

THUNDER BRIDGE ACQUISITION II, LTD.
NOTES TO THE CONDENSED FINANCIAL STATEMENTS
(Unaudited)

Note 5 — Related Party Transactions (cont.)

Private Placement Warrants

The sponsor purchased from the Company and aggregate of 8,650,000 Private Placement Warrants at $1.00 per Private Placement Warrant, for an aggregate purchase price of $8,650,000.

Administrative Services Agreement

The Company entered into an agreement whereby, commencing on August 8, 2019 through the earlier of the consummation of a Business Combination or the Company’s liquidation, the Company will pay an affiliate of the Sponsor a monthly fee of $10,000 for office space, utilities and administrative support. The Company had incurred and paid $30,000 and $30,000 as of March 31, 2021 and 2020, respectively.

Advisory Agreement

The Company entered into an agreement, whereby, commencing on August 8, 2019 through the earlier of the consummation of a Business Combination or the Company’s liquidation, the Company will pay an affiliate of Chief Executive Officer a monthly fee of $20,000 for advisory services related to its search for and consummation of its Initial Business Combination. The Company had incurred and paid $60,000 and $60,000 as of March 31, 2021 and 2020, respectively.

Related Party Loans

In order to finance transaction costs in connection with the Business Combination, the Sponsor or an affiliate of the Sponsor or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes the Business Combination, the Company would repay such loaned amounts. In the event that the Business Combination does not close, the Company may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from the trust account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into warrants at a price of $1.00 per warrant at the option of the lender. The warrants would be identical to the private placement warrants issued to the Sponsor. The terms of such loans by the Company’s officers and directors, if any, have not been determined and no written agreements exist with respect to such loans. The Company does not expect to seek loans from parties other than the Sponsor or its directors or officers or their respective affiliates as it does not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in the trust account. There were loans outstanding of $937,407 and $300,000 as of March 31, 2021 and December 31, 2020, respectively.

Financing Agreement

The Company and a member of the Sponsor entered into a letter agreement on August 8, 2019, under the terms of which the Company will provide such member with a right of first refusal to provide up to 51% of any necessary debt financing in connection with the Company’s Business Combination and to act as lead agent and arranger in connection thereto.

Note Payable to Sponsor

On February 20, 2019, the Sponsor and the Company executed an unsecured promissory note pursuant to which the Company may borrow up to $300,000 in the aggregate to cover the Initial Public Offering (the “Promissory Note”). The Promissory Note was non-interest bearing and payable on the earlier of December 31, 2019 or the completion of the Initial Public Offering. On August 13, 2019, the outstanding balance of $277,000 in borrowings outstanding under the Promissory Note was repaid.

THUNDER BRIDGE ACQUISITION II, LTD.
NOTES TO THE CONDENSED FINANCIAL STATEMENTS
(Unaudited)

Note 5 — Related Party Transactions (cont.)

Initial Public Offering

In August 2019, our Chief Executive Officer purchased 100,000 units at a price of $10.00 per unit for an aggregated purchase price of $1,000,000 as part of the Initial Public Offering.

Note 6 — Commitments

Registration Rights

Pursuant to a registration rights agreement entered into on August 8, 2019, the holders of the Founder Shares, Private Placement Warrants (and their underlying securities) and the warrants that may be issued upon conversion of the Working Capital Loans (and their underlying securities) are entitled to registration rights. The holders of a majority of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriters Agreement

The Company granted the underwriters a 45-day option to purchase up to 4,500,000 additional Units to cover over-allotments at the Initial Public Offering price, less the underwriting discounts and commissions, which was exercised on August 13, 2019.

The underwriters were paid a cash underwriting discount of 2.0% of the gross proceeds of the Initial Public Offering, or $6,900,000. In addition, the underwriters are entitled to a deferred underwriting discount of 3.5% of the gross proceeds of the Initial Public Offering, or $12,075,000. The deferred commission was placed in the Trust Account and will be paid in cash upon the closing of a Business Combination, subject to the terms of the underwriting agreement.

Note 7 — Warrant Liability

Public Warrants may only be exercised for a whole number of shares. No fractional warrants will be issued upon separation of the Units and only whole warrants will trade. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of the Initial Public Offering. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

The Company is not obligated to deliver any Class A ordinary shares pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the Class A ordinary shares underlying the warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration. No warrant will be exercisable and the Company will not be obligated to issue any Class A ordinary shares upon exercise of a warrant unless Class A ordinary shares issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants.

THUNDER BRIDGE ACQUISITION II, LTD.
NOTES TO THE CONDENSED FINANCIAL STATEMENTS
(Unaudited)

Note 7 — Warrant Liability (cont.)

The Company has agreed that as soon as practicable, but in no event later than 15 business days, after the closing of a Business Combination, the Company will use its best efforts to file, and within 60 business days following a Business Combination to have declared effective, a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants. The Company will use its reasonable best efforts to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. Notwithstanding the above, if the Class A ordinary shares at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, but will be required to use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Redemptions of Warrants — Once the warrants become exercisable, the Company may redeem the Public Warrants:

•        in whole and not in part;

•        at a price of $0.01 per warrant;

•        upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•        if, and only if, the reported last sale price of the Company’s Class A ordinary shares equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending three business days before the Company sends the notice of redemption to each warrant holder.

If and when the warrants become redeemable by the Company, the Company may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of shares of Class A ordinary shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuance of Class A ordinary shares at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

In addition, if the Company issues additional ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at a newly issued price of less than $9.20 per ordinary share (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors, and in the case of any such issuance to the sponsor or its affiliates, without taking into account any Founder Shares held by the sponsor or such affiliates, as applicable, prior to such issuance), the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the newly issued price and the redemption price of the warrants shall be adjusted to equal 180% of the newly issued price.

The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Placement Warrants and the Class A ordinary shares issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or saleable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Placement Warrants will be exercisable on a cashless basis and be non-redeemable so long as they are held by the initial purchasers or their permitted

THUNDER BRIDGE ACQUISITION II, LTD.
NOTES TO THE CONDENSED FINANCIAL STATEMENTS
(Unaudited)

Note 7 — Warrant Liability (cont.)

transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

At March 31, 2021 and 2020, there were 17,250,000 whole public warrants and 8,650,000 private placement warrants outstanding, respectively, with a fair value of $57,614,968 and $97,181,794, respectively.

The Company accounts for the 17,250,000 warrants issued in connection with the Initial Public Offering and the 8,650,000 Private Placement Warrants in accordance with the guidance contained in ASC 815-40. Such guidance provides that because the warrants do not meet the criteria for equity treatment thereunder, each warrant must be recorded as a liability. The warrant agreement contains an Alternative Issuance provision that if less than 70% of the consideration receivable by the holders of the Class A common stock in the Business Combination is payable in the form of common equity in the successor entity, and if the holders of the warrants properly exercises the warrants within thirty days following the public disclosure of the consummation of Business Combination by the Company, the warrant price shall be reduced by an amount equal to the difference (but in no event less than zero) of (i) the warrant price in effect prior to such reduction minus (ii) (A) the Per Share Consideration (as defined below) minus (B) the Black-Scholes Warrant Value (as defined below). The “Black-Scholes Warrant Value” means the value of a Warrant immediately prior to the consummation of the Business Combination based on the Black-Scholes Warrant Model for a Capped American Call on Bloomberg Financial Markets. “Per Share Consideration” means (i) if the consideration paid to holders of the common stock consists exclusively of cash, the amount of such cash per common stock, and (ii) in all other cases, the volume weighted average price of the common stock as reported during the ten-trading day period ending on the trading day prior to the effective date of the Business Combination.

The Company believes that the adjustments to the exercise price of the warrants is based on a variable that is not an input to the fair value of a “fixed-for-fixed” option as defined under FASB ASC Topic No. 815 – 40, and thus the warrants are not eligible for an exception from derivative accounting. The accounting treatment of derivative financial instruments requires that the Company record a derivative liability upon the closing of the Proposed Public Offering. Accordingly, the Company will classify each warrant as a liability at its fair value and the warrants will be allocated a portion of the proceeds from the issuance of the Units equal to its fair value determined by the Monte Carlo simulation. This liability is subject to re-measurement at each balance sheet date. With each such remeasurement, the warrant liability will be adjusted to fair value, with the change in fair value recognized in the Company’s statement of operations. The Company will reassess the classification at each balance sheet date. If the classification changes as a result of events during the period, the warrants will be reclassified as of the date of the event that causes the reclassification.

Note 8 — Shareholders’ Equity

Preferred Shares

The Company is authorized to issue 1,000,000 preferred shares with a par value of $0.0001. The Company’s board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. The board of directors will be able to, without shareholder approval, issue preferred shares with voting and other rights that could adversely affect the voting power and other rights of the holders of the Ordinary Shares and could have anti-takeover effects.

At March 31, 2021 and 2020, there were no preferred shares issued or outstanding.

Ordinary Shares

The Company is authorized to issue 200,000,000 Class A Shares, with a par value of $0.0001 each, and 20,000,000 Class B ordinary shares, with a par value of $0.0001 each (the “Class B Shares” and, together with the Class A Shares, the “Ordinary Shares”). Holders of the Ordinary Shares are entitled to one vote for each Ordinary

THUNDER BRIDGE ACQUISITION II, LTD.
NOTES TO THE CONDENSED FINANCIAL STATEMENTS
(Unaudited)

Note 8 — Shareholders’ Equity (cont.)

Share; provided that only holders of the Class B Shares have the right to vote on the election of directors prior to the Business Combination. The Class B Shares will automatically convert into Class A Shares at the time of the Business Combination, on a one-for-one basis, subject to adjustment for share splits, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like, and subject to further adjustment as provided herein. In the case that additional Class A Shares, or equity-linked securities, are issued or deemed issued in excess of the amounts sold in the Initial Public Offering and related to the closing of the Business Combination, the ratio at which the Class B Shares shall convert into Class A Shares will be adjusted (unless the holders of a majority of the outstanding Class B ordinary shares agree to waive such anti-dilution adjustment with respect to any such issuance or deemed issuance) so that the number of Class A Shares issuable upon conversion of all Class B Shares will equal, in the aggregate, 20% of the sum of all Ordinary Shares outstanding upon completion of the Initial Public Offering plus all Class A Shares and equity-linked securities issued or deemed issued in connection with the Business Combination, excluding any Ordinary Shares or equity-linked securities issued, or to be issued, to any seller in the Business Combination, or any Private Placement-equivalent Warrants issued to the Sponsor or its affiliates upon conversion of loans made to the Company. Holders of Founder Shares may also elect to convert their Class B Shares into an equal number of Class A Shares, subject to adjustment as provided above, at any time.

At March 31, 2021 and 2020, there were 7,540,460, and 3,437,357 Class A Shares issued and outstanding, (excluding 26,959,540 and 31,062,643 Class A shares subject to possible redemption), and there were 8,625,000 Class B Shares issued and outstanding, respectively.

Founder Shares

On February 20, 2019, an aggregate of 8,625,000 Class B Shares (the “Founder Shares”) were sold to the Sponsor at a price of approximately $0.003 per share, for an aggregate price of $25,000. This number included an aggregate of up to 1,125,000 Founder Shares that were subject to forfeiture if the over-allotment option is not exercised in full by the Underwriters in order to maintain the Initial Shareholders’ ownership at 20% of the issued and outstanding Ordinary Shares upon completion of the Initial Public Offering. The Underwriters exercised their over-allotment option in full so none of the Founder Shares were forfeited. The Founder Shares are identical to the Class A Shares included in the Units sold in the Initial Public Offering, except that the Founder Shares (i) have the voting rights described in this Note 7, (ii) are subject to certain transfer restrictions described below and (iii) are convertible into Class A Shares on a one-for-one basis, subject to adjustment pursuant to the anti-dilution provisions contained therein. The Founder Shares may not be transferred, assigned or sold until the earlier of (i) one year after the completion of the Business Combination and (ii) the date on which the Company completes a liquidation, merger, share exchange, reorganization or other similar transaction after the Business Combination that results in all of the Public Shareholders having the right to exchange their Class A Shares for cash, securities or other property.

Notwithstanding the foregoing, if the last sale price of the Class A Shares equals or exceeds $12.00 per share (as adjusted for share splits, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Business Combination, the Founder Shares will be released from the lock-up agreement.

Note 9 — Business Combination

On December 14, 2020, The Company (including its successor after the Domestication (as defined below), “Thunder Bridge II”), entered into a Master Transactions Agreement (the “MTA”) with Thunder Bridge II Surviving Pubco, Inc., a Delaware corporation (“Surviving Pubco”), TBII Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of Surviving Pubco (“TBII Merger Sub”), ADK Merger Sub LLC, a Delaware limited liability company and wholly owned subsidiary of Surviving Pubco (“ADK Merger Sub”), ADK Service Provider Merger Sub LLC, a Delaware limited liability company and wholly owned subsidiary of Surviving Pubco

THUNDER BRIDGE ACQUISITION II, LTD.
NOTES TO THE CONDENSED FINANCIAL STATEMENTS
(Unaudited)

Note 9 — Business Combination (cont.)

(“ADK Service Provider Merger Sub”), ADK Blocker Merger Sub LLC, a Delaware limited liability company and wholly owned subsidiary of Surviving Pubco (“ADK Blocker Merger Sub” and collectively with the TBII Merger Sub, ADK Merger Sub and ADK Service Provider Merger Sub, the “Merger Subs”), Ay Dee Kay LLC, d/b/a indie Semiconductor, a California limited liability company (the “Company”), the corporate entities listed therein holding membership unites in the Company (the “ADK Blockers”), ADK Service Provider Holdco LLC, a Delaware limited liability company (“ADK Service Provider Holdco”), and solely in his capacity as Company Securityholder Representative, Donald McClymont (the “Company Securityholder Representative”). Pursuant to the MTA, subject to the terms and conditions set forth therein, upon the closing of the transactions contemplated thereby (the “Closing”): (i) Thunder Bridge II will domesticate into a Delaware corporation (the “Domestication”), (ii) TBII Merger Sub will merge with and into Thunder Bridge II (the “Thunder Bridge II Merger”) with Thunder Bridge II being the surviving corporation and pursuant to which Thunder Bridge II equity holders will receive corresponding shares in Surviving Pubco, (iii) ADK Merger Sub will merge with and into the Company (the “Company Merger”) with the Company being the surviving limited liability company (in such capacity after the Company Merger, the “Surviving Company”), (iv) the ADK Blockers will merge with and into ADK Blocker Merger Sub, with ADK Blocker Merger Sub being the surviving limited liability company (the “Blocker Mergers,”) and (v) ADK Service Provider Merger Sub will merge with and into ADK Service Provider Holdco, with ADK Service Provider Holdco being the surviving limited liability company (“Service Provider Merger,” and collectively with the Thunder Bridge II Merger, the Company Merger and the Blocker Mergers, the “Mergers,” and the Mergers collectively with the other transactions contemplated by the Merger Agreement, the “Transactions”). Following the Mergers, Surviving Pubco will be the successor issuer and public company pursuant to the federal securities laws, and Surviving Pubco’s corporate name will change to “indie Semiconductor, Inc.”

As a result of the Transactions, each issued and outstanding Class A ordinary share and Class B ordinary share of Thunder Bridge II will convert into a share of Class A common stock of Surviving Pubco, and each issued and outstanding warrant to purchase Class A ordinary shares of Thunder Bridge II will be exercisable by its terms to purchase an equal number of shares of Class A common stock of Surviving Pubco. Each share of Surviving Pubco Class A common stock will provide the holder with the rights to vote, receive dividends, share in distributions in connection with a liquidation and other stockholder rights with respect to Surviving Pubco.

Merger Consideration

The merger consideration (the “Merger Consideration”) to be paid to holders of the limited liability company interests of the Company (collectively, the “Company Equity Holders”) pursuant to the MTA will be an amount equal to 90,000,000 shares of Class A common stock of Thunder Bridge II, subject to adjustment as described below, paid in either shares of Class A common stock of Surviving Pubco or limited liability company interests in the Company (valued at $10.00 per unit) (the “Post-Merger Company Units”), which will be exchangeable on a one-for-one basis for shares of Class A common stock of Surviving Pubco. The Merger Consideration is subject to adjustment downward for the amount that Company indebtedness exceeds Company indebtedness at closing. In addition, Company Equity Holders will receive the right to receive the Earn Out Shares described below, if any.

Those Company Equity Holders that receive Post-Merger Company Units will also receive one share of Class V common stock of Surviving Pubco, which will have no economic rights in Surviving Pubco but will entitle the holder to vote as a stockholder of Surviving Pubco, with the number of votes equal to the number of Post-Merger Company Units held by the Company Equity Holder. After the Closing, each Company Equity Holder will be permitted to exchange its Post-Merger Company Unit for a share of Class A common stock of Surviving Pubco on a one-for-one basis.

THUNDER BRIDGE ACQUISITION II, LTD.
NOTES TO THE CONDENSED FINANCIAL STATEMENTS
(Unaudited)

Note 9 — Business Combination (cont.)

The Earn Out

In addition to the consideration set forth above, the Company Equity Holders will also have a contingent earn out right to receive up to an additional 10,000,000 shares of Class A common stock of Surviving Pubco (the “Earn Out Shares”) after the Closing based on the following:

•        If at any time following the Closing and prior to December 31, 2027, the volume weighted average price of the Class A common stock of Surviving Pubco is greater than or equal to $12.50 over any 20 trading days within any 30 trading day period, the Company Equity Holders will be entitled to receive 50% of the Earn Out Shares; and

•        If at any time following the Closing and prior to December 31, 2027, the volume weighted average price of the Class A common stock is greater than or equal to $15.00 over any 20 trading days within any 30 trading day period, the Company Equity Holders will be entitled to receive 100% of the remaining unissued Earn Out Shares.

Payments of the Earn Out Shares to holders of Class A common stock of the Surviving Pubco or holders of the Post-Merger Company Units will not depend on the holders continuing to hold the holders’ Class A common stock or Units, as the case may be, at the time of the payout of the Earn Out Shares.

The Earn Out Shares will be paid either in shares of Class A common stock of the Surviving Pubco, or in Post-Merger Company Units, valued at the applicable price target stated above. Holders of Class A common stock of the Surviving Pubco will be paid the Earn Out Shares in additional shares of Class A common stock of the Surviving Pubco. Holders of Post-Merger Company Units will be paid the Earn Out Shares in additional Post-Merger Company Units.

The price targets shall be equitably adjusted for stock splits, dividends, reorganizations, combinations, recapitalizations and similar transactions affecting the shares of Class A common stock of Surviving Pubco.

Notwithstanding the foregoing, if there is a Surviving Pubco Sale (as defined in the MTA) at any time following the Closing and prior to December 31, 2027, then all of the remaining unissued Earn Out Shares will be deemed to be earned and will paid out to the Company Equity Holders.

Covenants of the Parties

Each party agreed in the MTA to use its reasonable best efforts to effect the Closing. The MTA also contains certain customary covenants by each of the parties during the period between the signing of the MTA and the earlier of the Closing or the termination of the MTA in accordance with its terms, including the conduct of their respective businesses, provision of information, notification of certain matters, obtaining governmental consents (including making any filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”)), filing a registration statement and proxy statement soliciting the approval of Thunder Bridge II stockholders for the Transaction, terminating affiliate contracts, maintaining books and records, entering into a Paying and Exchange Agent Agreement for the distribution of the Merger Consideration and earned Earn Out Shares, establishing an equity incentive plan effective at the Closing, as well as certain customary covenants, such as publicity, that will continue after the termination of the MTA. Each of the parties also agreed not to solicit or enter into any alternative competing transactions during the period from the date of the MTA and continuing until the earlier of the termination of the MTA or the Closing. The Company also agreed to enter into lock-up agreements with Company Equity Holders that receive shares of Class A common stock in Surviving Pubco providing restrictions on sale for six months following the Closing. Thunder Bridge II also agreed to use its reasonable best efforts to cause its shares of the Class A common stock to be approved for listing on Nasdaq as of the Closing.

THUNDER BRIDGE ACQUISITION II, LTD.
NOTES TO THE CONDENSED FINANCIAL STATEMENTS
(Unaudited)

Note 9 — Business Combination (cont.)

Directors of the Combined Company

The parties also agreed to take all necessary action so that the board of directors of Surviving Pubco following the Closing will consist of the following nine individuals (a majority of whom shall be independent directors in accordance with Nasdaq requirements): five individuals selected by the Company, three individuals selected by Thunder Bridge II, and one individual mutually agreed upon by the Company and Thunder Bridge II. Surviving Pubco’s board of directors will be classified with three classes of directors serving three year terms.

Closing Conditions

The obligations of the parties to complete the Closing are subject to various conditions, including customary conditions of each party and the following mutual conditions of the parties unless waived:

•        the absence of any law that would prohibit the completion of the Mergers or the other transactions contemplated by the MTA;

•        expiration of the waiting period under the HSR Act;

•        the Company Equity Holders having approved the Mergers, the MTA and the other Transaction documents and the transactions contemplated thereby in accordance with the Delaware Limited Liability Company Act and the organizational documents of the Company;

•        the Thunder Bridge II stockholders having approved the Transactions, the MTA and the other Transaction documents, the Domestication, the Mergers, the issuance of the Company’s Class V shares and the Post-Merger Company Units, the adoption of a new equity incentive plan and the election of the directors of Surviving Pubco referred to above;

•        the effectiveness of the registration statement on Form S-4 (as such filing is amended or supplemented, and including the proxy statement/prospectus contained therein, the “Registration Statement”);

•        upon the Closing, after giving effect to the completion of any redemptions, Thunder Bridge II having net tangible assets of at least $5,000,001; and

•        the contribution of certain Company Equity Holders of their interests in the Company in exchange for interests in a holding company.

Unless waived by the Company, the obligations of the Company to effect the Closing are subject to the satisfaction of the following additional conditions:

•        the accuracy of the representations and warranties and compliance with covenants made by Thunder Bridge II;

•        there being no Surviving Pubco indebtedness upon consummation of the Closing;

•        after giving effect to any possible redemptions of Thunder Bridge II stockholders, at least $262,185,126 remains in the Thunder Bridge II trust account;

•        Thunder Bridge II shall have received from the PIPE investment at least $75,000,000;

•        After giving effect to any redemptions and any PIPE investment, Surviving Pubco shall have cash and cash equivalents on hand equal to at least $250,000,000;

THUNDER BRIDGE ACQUISITION II, LTD.
NOTES TO THE CONDENSED FINANCIAL STATEMENTS
(Unaudited)

Note 9 — Business Combination (cont.)

•        upon the Closing, (i) no person or group (excluding any Company Equity Holder) owning more than 9.9% of the issued and outstanding shares of Surviving Pubco and (ii) no three persons or groups (excluding any Company Equity Holders) owning in the aggregate more than 25% of the issued and outstanding shares of Surviving Pubco;

•        the Class A common stock having been listed on Nasdaq and shall be eligible for continued listing on Nasdaq following the Closing and after giving effect to any redemptions as if it were a new listing;

•        the post-Closing board of directors of Surviving Pubco having been appointed as described above;

•        Thunder Bridge Acquisition II, LLC (the “Sponsor”) shall have delivered the Sponsor escrow shares to the escrow agent pursuant to the Sponsor Letter Agreement (described below); and

•        the Domestication having been consummated prior to the Mergers.

Termination

The MTA may be terminated under certain customary and limited circumstances, including:

•        if the Closing has not occurred on or prior to June 30, 2021; or

•        by the Company if (i) all of the closing conditions required for Thunder Bridge II, Surviving Pubco and Merger Subs to effect the Closing have been waived or satisfied on the date that the Closing would have been completed, (ii) the Company has irrevocably confirmed by written notice to Thunder Bridge II and Merger Subs that all conditions required for the Company to complete the Closing have been satisfied or waived or that it is willing to waive any such conditions and that the Company is ready, willing and able to complete the Closing and (iii) Thunder Bridge II has failed to complete the Closing by the earlier of (x) 30 business days after the day the Closing is required to occur or (y) five business days prior to June 30, 2021.

If the MTA is terminated, all further obligations of the parties under the MTA will terminate and will be of no further force and effect (except that certain obligations related to public announcements, confidentiality, termination, fees and expenses, waiver of claims against the trust, and certain general provisions will continue in effect), and no party will have any further liability to any other party thereto except for liability for any fraud claims or willful and intentional breach of the MTA prior to such termination.

The foregoing description of the MTA and the Transactions do not purport to be complete and are qualified in their entirety by the terms and conditions of the MTA, a copy of which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

The MTA contains representations, warranties and covenants that the respective parties made to each other as of the date of such agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement. The MTA has been filed to provide investors with information regarding its terms. It is not intended to provide any other factual information about Thunder Bridge II, the Company or any other party to the MTA. In particular, the representations, warranties, covenants and agreements contained in the MTA, which were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the MTA, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the MTA instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and reports and documents filed with the SEC. Investors should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party

THUNDER BRIDGE ACQUISITION II, LTD.
NOTES TO THE CONDENSED FINANCIAL STATEMENTS
(Unaudited)

Note 9 — Business Combination (cont.)

to the MTA. In addition, the representations, warranties, covenants and agreements and other terms of the MTA may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations and warranties and other terms may change after the date of the MTA, which subsequent information may or may not be fully reflected in Thunder Bridge II’s public disclosures.

Subscription Agreements

Contemporaneously with the execution of the MTA, Thunder Bridge II entered into separate Subscription Agreements with a number of subscribers (each a “Subscriber”), pursuant to which the Subscribers agreed to purchase, and Thunder Bridge II agreed to sell to the Subscribers, an aggregate of up to 15,000,000 shares of Class A common stock of Thunder Bridge II (the “PIPE Shares”), in a private placement for a purchase price of $10.00 per share and an aggregate purchase price of $150 million (the “PIPE Investments”).

The closing of the sale of the PIPE Shares pursuant to the Subscription Agreements is contingent upon, among other customary closing conditions, the substantially concurrent Closing of the Transactions. The purpose of the PIPE Investments is to raise additional capital for use by the Company following the Closing.

Pursuant to the Subscription Agreements, Thunder Bridge II agreed that, within 30 calendar days after the Closing, Thunder Bridge II (or its successor) will file with the SEC (at Thunder Bridge II’s sole cost and expense) a registration statement registering the resale of the PIPE Shares, and Thunder Bridge II shall use its commercially reasonable efforts to have such registration statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the 90th calendar day (or 120th calendar day if the SEC notifies Thunder Bridge II that it will “review” the registration statement) following the Closing and (ii) the fifth business day after the date Thunder Bridge II is notified (orally or in writing, whichever is earlier) by the SEC that the registration statement will not be “reviewed” or will not be subject to further review.

The foregoing description of the Subscription Agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the Subscription Agreements, a form of which is filed as Exhibit 10.1 hereto, and is incorporated herein by reference.

Exchange Agreement

Concurrently with the completion of the Mergers, Surviving Pubco will enter into an exchange agreement with the Company and the Company Equity Holders receiving Post-Merger Company Units (the “Exchange Agreement”), which will provide for the exchange of Post-Merger Company Units into shares of Class A common stock of the Surviving Pubco. Holders of Post-Merger Company Units will, from and after the six-month anniversary of the Closing, be able to elect to exchange all or any portion of their Post-Merger Company Units for shares of Class A common stock by delivering a notice to the Surviving Pubco; provided, that Thunder Bridge II, at its sole election, may instead pay for such Post-Merger Company Units in cash based on the volume weighted average price of the Class A common stock. The initial exchange ratio will be one Post-Merger Company Unit for one share of Class A common stock, subject to certain adjustments.

The foregoing description of the Exchange Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Exchange Agreement, a copy of which is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Tax Receivable Agreement

Concurrently with the completion of the Transactions and as a condition precedent for the Closing, the Surviving Pubco will enter into the tax receivable agreement (the “Tax Receivable Agreement”) with certain holders of the Post-Merger Company Units (the “TRA Participants”). Pursuant to the Tax Receivable Agreement, the Surviving Pubco will be required to pay the TRA Participants 85% of the amount of savings, if any, in U.S. federal, state and

THUNDER BRIDGE ACQUISITION II, LTD.
NOTES TO THE CONDENSED FINANCIAL STATEMENTS
(Unaudited)

Note 9 — Business Combination (cont.)

local income tax that the Surviving Pubco actually realizes as a result of (i) the increases in tax basis of the Surviving Company’s assets attributable to and resulting from any exchanges of Post-Merger Company Units for Class A common stock of Surviving Pubco and (ii) certain net operating loss carryforwards of the ADK Blockers inherited by Surviving Pubco in connection with the Transactions. All such payments to the TRA Participants will be the Surviving Pubco’s obligation, and not that of the Company.

The foregoing description of the Tax Receivable Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Tax Receivable Agreement, a copy of which is filed as Exhibit 10.3 hereto and is incorporated herein by reference.

Support Agreements

Simultaneously with the execution of the MTA, each of (i) the Sponsor and (ii) certain officers and directors of the Company and certain Company Equity Holders entered into support agreements (collectively, the “Support Agreements”) in favor of Thunder Bridge II and the Company and their present and future successors and subsidiaries.

In the Support Agreements for the officers and directors of the Company and certain Company Equity Holders, they each agreed to vote all of their Company membership interests in favor of the MTA and related transactions and to take certain other actions in support of the MTA and related transactions. The Support Agreements also prevent them from transferring their voting rights with respect to their Company membership interests or otherwise transferring their Company membership interests prior to the meeting of the Company’s members to approve the MTA and related transactions, except for certain permitted transfers.

In its Support Agreement, the Sponsor agreed with the Company to vote all of its equity interests in Thunder Bridge II in favor of the MTA and related transactions and to take certain other actions in support of the MTA and related transactions. The Support Agreement also prevents the Sponsor from transferring its voting rights with respect to its equity interests in Thunder Bridge II or otherwise transferring its equity interests in Thunder Bridge II prior to the meeting of Thunder Bridge II’s stockholders to approve the MTA and related transactions, except for certain permitted transfers.

The foregoing description of the Support Agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the Support Agreements, copies of which, or the forms of which, are filed as Exhibit 10.4 and Exhibit 10.5 hereto and incorporated by reference herein.

Sponsor Earnout Letter

Simultaneously with the execution of the MTA, the Sponsor entered into a letter agreement (the “Sponsor Letter Agreement”) with Thunder Bridge II and the Company, pursuant to which the Sponsor agreed at the Closing to deposit with Continental Stock Transfer and Trust Company, as escrow agent (the “Sponsor Escrow Agent”), 3,450,000 shares of its Class B ordinary shares of Thunder Bridge II (including any shares of Surviving Pubco Class A common stock issued in exchange therefore in the Transactions, the “Escrow Shares”) to be held in escrow by the Sponsor Escrow Agent, along with any earnings or proceeds thereon. Fifty percent of the Escrow Shares will be released from escrow if at any time prior to December 31, 2027, the closing price of shares of Class A common stock on the principal exchange on which such securities are then listed or quoted will have been at or above $12.50 for 20 trading days over a 30 trading day period, and 100% of the remaining Escrow Shares will be released from escrow if at any time prior to the seventh anniversary of the Closing the closing price of shares of Class A common stock on the principal exchange on which such securities are then listed or quoted will have been at or above $15.00 for 20 trading days over a 30 trading day period. Additionally, all of the Escrow Shares will be released from escrow to the Sponsor (along with any related earnings and proceeds) upon the occurrence of certain Triggering Events described therein prior to December 31, 2027.

THUNDER BRIDGE ACQUISITION II, LTD.
NOTES TO THE CONDENSED FINANCIAL STATEMENTS
(Unaudited)

Note 9 — Business Combination (cont.)

The foregoing description of the Sponsor Letter Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Sponsor Letter Agreement, a copy of which is filed as Exhibit 10.6 hereto and incorporated by reference herein.

Note 10 — Fair Value Measurements

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

•        Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

•        Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•        Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

As of March 31, 2021 and December 31, 2020, the aggregate values of the Private Placement Warrants and Public Warrants were approximately $57.4 million and $97.2 million, respectively, based on the closing price of THBR on that date of $10.42 and $13.22, respectively.

The Warrants are accounted for as liabilities in accordance with ASC 815-40 and are presented within warrant liabilities on the Balance Sheet. The warrant liabilities are measured at fair value at inception and on a recurring basis, with changes in fair value presented within change in fair value of warrant liabilities in the Statement of Operations.

The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis at March 31, 2021 and December 31, 2020 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:
Description	Level	March 31, 2021	December 31, 2020
Liabilities:
Public Warrants	1	$37,605,000	$63,738,750
Private Placement Warrants	2	19,808,500	33,443,044

No other changes in valuation techniques or inputs occurred during the years ended March 31, 2021 and December 31, 2020. No transfers of assets between Level 1 and Level 2 of the fair value measurement hierarchy occurred during the three months ended March 31, 2021.

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders
Thunder Bridge Acquisition II, Ltd.

Opinion on the financial statements

We have audited the accompanying balance sheets of Thunder Bridge Acquisition II, Ltd. (the “Company”) as of December 31, 2020 and 2019, the related statements of operations, changes in stockholders’ equity, and cash flows for the year ended December 31, 2020 and for the period from February 13, 2019 (inception) through December 31, 2019 and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the year ended December 31, 2020 and for the period from February 13, 2019 (inception) through December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Restatement of previously issued financial statements

As discussed in Note 10, the 2019 and 2020 financial statements have been restated to correct a misstatement.

Basis for opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ GRANT THORNTON LLP

We have served as the Company’s auditor since 2019.

Philadelphia, Pennsylvania

February 23, 2021 (except for the effect of the restatement disclosed in Note 10 and Note 11, as to which the date is May 3, 2021)

THUNDER BRIDGE ACQUISITION II, LTD.
BALANCE SHEETS

	December 31,
	2020 (Restated)	2019 (Restated)
ASSETS
Current assets
Cash and cash equivalents	$133,695	$497,549
Prepaid expenses	59,330	431,294
Total current assets	193,025	928,843
Other assets
Cash and marketable securities held in Trust Account	349,583,138	347,460,852
Total assets	$349,776,163	$348,389,695

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current Liabilities
Accounts payable and accrued expenses	$626,750	$41,731
Warrant liability	97,181,794	23,387,415
Promissory note payable – related party	300,000	—
Total current liabilities	98,108,544	23,429,146
Deferred underwriting fee payable	12,075,000	12,075,000
Total Liabilities	110,183,544	35,504,146

Ordinary shares subject to possible redemption, 34,500,000 at December 31, 2020 and 2019, at redemption value	349,583,138	347,460,852

Shareholders’ Equity (Deficit)
Preferred shares, $0.0001 par value; 1,000,000 shares authorized; none outstanding	—	—
Class A ordinary shares, $0.0001 par value; 200,000,000 shares authorized; 0 shares issued and outstanding (excluding 34,500,000 shares subject to possible redemption), at December 31, 2020 and 2019	—	—
Class B ordinary shares, $0.0001 par value; 20,000,000 shares authorized; 8,625,000 shares issued and outstanding	863	863
Additional paid in capital	—	—
Accumulated deficit	(109,991,382)	(34,576,166)
Total Shareholders’ Equity	(109,990,519)	(34,575,303)
	$349,776,163	$348,389,695

See accompanying notes to the financial statements.

THUNDER BRIDGE ACQUISITION II, LTD.
STATEMENTS OF OPERATIONS

	For the Year Ended December 31, 2020 (Restated)	For the Period from February 13, 2019 (Date of Inception) through December 31, 2019 (Restated)
Formation costs and other operating expenses	$1,620,837	$379,352
Loss from operations	(1,620,837)	(379,352)

Other Income:
Interest income	2,122,286	2,460,851
Change in fair value of warrant liability	(73,794,379)	1,538,409
Net (loss) income	$(73,292,930)	$3,619,908

Weighted average shares outstanding, basic and diluted(1)	8,625,000	8,437,500

Basic and diluted net loss per ordinary share	$(8.74)	$0.14

____________

(1)      excludes an aggregate of up to 34,500,000 and 34,500,000 shares subject to redemption at December 31, 2020 and 2019, respectively (See Note 7).

See accompanying notes to the financial statements.

THUNDER BRIDGE ACQUISITION II, LTD.
STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (DEFICIT)
(Restated)

	Class A Ordinary shares		Class B Ordinary shares		Additional Paid in Capital	Retained Earnings	Total Shareholders Equity (Deficit)
	Shares	Amount	Shares	Amount
Balance – February 13, 2019 (Date of Inception)	—	$—	—	$—	$—	$—	$—
Sale of Class B ordinary share to sponsor	—	—	8,625,000	863	24,137	—	25,000
Sale of 34,500,000 Units, net of underwriters discount and offering costs	34,500,000	3,450	—	—	309,237,190	—	309,237,190
Common stock subject to redemption	(34,500,000)	(3,450)	—	—	(309,261,327)	(38,196,074)	(347,460,851)
Net income	—	—	—	—	—	3,619,908	3,619,908
Balance – December 31, 2019	—	—	8,625,000	863	—	(34,576,166)	(34,576,166)
Common stock subject to redemption	—	—	—	—	—	(2,122,286)	(2,122,286)
Net income	—	—	—	—	—	(73,292,930)	(73,292,930)
Balance – December 31, 2020	—	$—	8,625,000	$863	$—	$(109,991,382)	$(109,990,519)

See accompanying notes to the financial statements.

THUNDER BRIDGE ACQUISITION II, LTD.
STATEMENTS OF CASH FLOWS
(Restated)

	For the Year Ended December 31, 2020	For the Period from February 13, 2019 (Date of Inception) through December 31, 2019
Cash flow from operating activities:
Net (loss) income	$(73,292,930)	$3,619,908
Adjustments to reconcile net income to net cash used in operating activities:
Interest earned in Trust Account	(2,122,286)	(2,460,851)
Change in fair value of warrant liability	73,794,379	(1,538,409)
Changes in operating assets and liabilities:
Prepaid expenses	371,964	(431,294)
Accounts payable and accrued expenses	585,021	41,733
Net cash used in operating activities	(663,852)	(768,913)

Cash flow from investing activities:
Investment of cash in Trust Account	—	(345,000,000)

Cash flows from financing activities:
Proceeds from sale of Class B ordinary shares	—	25,000
Proceeds from sale of Units, net of underwriting discounts paid	—	338,100,000
Proceeds from sale of private placement warrants	—	8,650,000
Proceeds from promissory note – related party	300,000	277,000
Repayment of promissory note – related party	—	(277,000)
Payment of deferred offering costs	—	(508,538)
Net cash provided by financing activities	300,000	346,266,462
Net change in cash	(363,852)	497,549
Cash at the beginning of the period	497,549	—
Cash at the end of the period	$133,697	$497,549

See accompanying notes to the financial statements.

THUNDER BRIDGE ACQUISITION II, LTD.
NOTES TO FINANCIAL STATEMENTS

Note 1 — Organization and Plan of Business Operations

Thunder Bridge Acquisition II, Ltd. (the “Company”) is a newly organized blank check company incorporated as a Cayman Islands exempted company on February 13, 2019. The Company was incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (a “Business Combination”). The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”).

All activity for the period from February 13, 2019 (date of inception) through August 13, 2019 relates to the Company’s formation and its initial public offering (the “Initial Public Offering”), which is described in Note 3.

The registration statement for the Initial Public Offering was declared effective on August 8, 2019. On August 13, 2019 the Company consummated the Initial Public Offering of 34,500,000 units (“Units” and, with respect to the Class A ordinary shares included in the Units offered, the “Public Shares”), generating gross proceeds of $345,000,000, which is described in Note 3.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 8,650,000 warrants (the “Private Placement Warrants”) at a price of $1.00 per warrant in a private placement to Thunder Bridge Acquisition II, LLC (the “Sponsor”), generating gross proceeds of $8,650,000, which is described in Note 4.

Following the closing of the Initial Public Offering, an amount of $345,000,000 ($10.00 per Unit) from the net proceeds of the sale of the units in the Initial Public Offering and the sale of the Private Placement Warrants was placed in a trust account (“Trust Account”) which may be invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 180 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the consummation of a Business Combination or (ii) the distribution of the Trust Account, as described below.

Transaction costs amounted to $19,483,537 consisting of $6,900,000 of underwriting fees, $12,075,000 of deferred underwriting fees (see Note 6) and $508,537 of other costs. In addition, $1,230,680 of cash was held outside of the Trust Account and is available for working capital purposes.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. The Company’s initial Business Combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the Trust Account (excluding any deferred underwriting commissions and taxes payable on the income earned on the Trust Account) at the time of the signing an agreement to enter into a Business Combination. However, the Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. There is no assurance that the Company will be able to successfully effect a Business Combination.

The Company will provide the holders of the public shares (the “Public Shareholders”) with the opportunity to redeem all or a portion of their public shares upon the completion of the Business Combination, either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer, in either case at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the Business Combination, including interest (which interest shall be net of taxes payable) divided by the number of then outstanding public shares. Notwithstanding the foregoing, if the Company seeks shareholder approval of the Business Combination and the Company does not conduct redemptions pursuant to the tender offer rules, a Public Shareholder, together with any affiliate of such shareholder or any other

THUNDER BRIDGE ACQUISITION II, LTD.
NOTES TO FINANCIAL STATEMENTS

Note 1 — Organization and Plan of Business Operations (cont.)

person with whom such shareholder is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the public shares. In connection with any shareholder vote required to approve any Business Combination, the Sponsor and any other shareholder of the Company prior to the consummation of the Public Offering (collectively with the Sponsor, the “Initial Shareholders”) and the Company’s directors and officers will agree (i) to vote any of their respective Ordinary Shares (as defined below) in favor of the initial Business Combination and (ii) not to redeem any of their Ordinary Shares in connection therewith. The Company will proceed with a Business Combination only if it has net tangible assets of at least $5,000,001 upon consummation of the Business Combination and, in the case of a shareholder vote, a majority of the outstanding Ordinary Shares voted are voted in favor of the Business Combination.

The NASDAQ rules require that the Business Combination must be with one or more target businesses that together have an aggregate fair market value equal to at least 80% of the balance in the Trust Account (less any Deferred Commissions (as defined below) and taxes payable on interest earned) at the time of the Company signing a definitive agreement in connection with the Business Combination.

The Company will have until August 13, 2021 to consummate a Business Combination (the “Combination Period”). If the Company has not completed a Business Combination within 24 months of the closing of the Initial Public Offering, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (which interest shall be net of taxes payable, and less up to $100,000 of interest to pay dissolution expenses) divided by the number of then outstanding public shares, which redemption will completely extinguish the rights of the Public Shareholders as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and its Board of Directors, dissolve and liquidate, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. In the event of a liquidation, the Public Shareholders will be entitled to receive a full pro rata interest in the Trust Account (initially anticipated to be approximately $10.00 per share, plus any pro rata interest earned on the Trust Fund not previously released to the Company and less up to $100,000 of interest to pay dissolution expenses). There will be no redemption rights or liquidating distributions with respect to the Founder Shares (as defined below) or the Private Placement Warrants, which will expire worthless if the Company fails to complete a Business Combination within the 24-month time period.

Note 2 — Significant Accounting Policies

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and pursuant to the accounting and disclosure rules and regulations of the U.S. Securities and Exchange Commission.

Loss Per Ordinary Share (Restated)

Basic loss per ordinary share is computed by dividing net income (loss) applicable to ordinary shareholders by the weighted average number of ordinary shares outstanding during the period. Consistent with FASB 480, ordinary shares subject to possible redemption, as well as their pro rata share of undistributed trust earnings consistent with the two-class method, have been excluded from the calculation of loss per ordinary share for the year ended December 31, 2020 and for the period from February 13, 2019 (date of inception) through December 31, 2019. Such shares, if redeemed, only participate in their pro rata share of trust earnings. Diluted loss per share includes the incremental number of ordinary shares to be issued to settle warrants, as calculated using the treasury method. For the year ended

THUNDER BRIDGE ACQUISITION II, LTD.
NOTES TO FINANCIAL STATEMENTS

Note 2 — Significant Accounting Policies (cont.)

December 31, 2020 and for the period from February 13, 2019 (date of inception) through December 31, 2019, the Company did not have any dilutive warrants, securities or other contracts that could potentially, be exercised or converted into ordinary shares. As a result, diluted loss per ordinary share is the same as basic loss per ordinary share for all periods presented.

A reconciliation of net loss per ordinary share as adjusted for the portion of income that is attributable to ordinary shares subject to redemption is as follows:
	For the Year Ended December 31, 2020 (Restated)	For the Period from February 13, 2019 (Date of Inception) through December 31, 2019 (Restated)
Net (loss) income	$(73,292,930)	$3,619,908
Less: Income attributable to ordinary shares	(2,122,286)	(2,460,851)
Net (loss) income available to ordinary shares	$(75,415,216)	$1,159,057

Weighted average shares outstanding, basic and diluted	8,625,000	8,437,500

Basic and diluted net loss per ordinary share	$(8.74)	$0.14

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash equivalents are carried at cost, which approximates fair value.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Ordinary shares subject to possible redemption

The Company accounts for its ordinary shares subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Ordinary shares subject to mandatory redemption (if any) is classified as a liability instrument and is measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, ordinary shares is classified as shareholders’ equity. The Company’s ordinary shares features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, at December 31, 2020 and 2019, ordinary shares subject to possible redemption is presented as temporary equity, outside of the shareholders’ equity section of the Company’s balance sheet.

THUNDER BRIDGE ACQUISITION II, LTD.
NOTES TO FINANCIAL STATEMENTS

Note 2 — Significant Accounting Policies (cont.)

Offering costs (restated)

Offering costs consist of legal, accounting, underwriting fees and other costs incurred through the balance sheet date that are directly related to our initial public offering. Offering costs amounting to $19,483,537, of which $18,509,360 were charged to shareholders’ equity upon the completion of our initial public offering, with the balance expensed as a cost of the warrant liability.

Income Taxes

The Company accounts for income taxes under FASB ASC 740, Income Taxes (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits as of December 31, 2019. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

There is currently no taxation imposed on income by the Government of the Cayman Islands.

Recent Accounting Pronouncements

Management does not believe that any other recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

Emerging Growth Company

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which at times, may exceed the Federal depository insurance coverage of $250,000. The Company has not experienced losses on these accounts.

THUNDER BRIDGE ACQUISITION II, LTD.
NOTES TO FINANCIAL STATEMENTS

Note 2 — Significant Accounting Policies (cont.)

Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC 820, Fair Value Measurements and Disclosures, approximates the carrying amounts represented in the financial statements.

Fair Value Measurements (restated)

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

•        Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

•        Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•        Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging”. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value on the grant date and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date.

Subsequent Events

Management of the Company evaluates events that have occurred after the balance sheet date of December 31, 2020 through the date these financial statements were issued. Based upon the review, management did not identify any recognized or non-recognized subsequent events that would have required adjustment or disclosure in the financial statements.

THUNDER BRIDGE ACQUISITION II, LTD.
NOTES TO FINANCIAL STATEMENTS

Note 3 — Initial Public Offering

Pursuant to the Initial Public Offering, the Company sold 34,500,000 Units at a purchase price of $10.00 per Unit. Each Unit consists of one Class A Share and one-half redeemable Warrant. Each whole warrant (“Public Warrant”) entitles the holder to purchase one Class A Share at a price of $11.50 per share (See Note 7).

Note 4 — Private Placement

Simultaneously with the Initial Public Offering, the Sponsor purchased an aggregate of 8,650,000 Private Placement Warrants at $1.00 per Private Placement Warrant, for an aggregate purchase price of $8,650,000. Each Private Placement Warrant is exercisable to purchase one share of Class A ordinary shares at an exercise price of $11.50. The proceeds from the Private Placement Warrants were added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds of the sale of the Private Placement Warrants will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless. There will be no redemption rights or liquidating distributions from the Trust Account with respect to the Private Placement Warrants.

The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Placement Warrants: (i) will not be redeemable by the Company; (ii) may be exercised for cash or on a cashless basis, so long as they are held by the Sponsor or any of its permitted transferees and (iii) are (including the ordinary shares issuable upon exercise of the Private Placement Warrants) entitled to registration rights. Additionally, the Sponsor has agreed not to transfer, assign or sell any of the Private Placement Warrants, including the Class A Shares issuable upon exercise of the Private Placement Warrants (except to certain permitted transferees), until 30 days after the completion of the Business Combination.

Note 5 — Related Party Transactions

Founder Shares

On February 19, 2019, an aggregate 8,625,000 Class B Shares (the “Founder Shares”) were sold to the Sponsor at a price of approximately $0.003 per share, for an aggregate price of $25,000. This number included an aggregate of up to 1,125,000 Founder Shares that were subject to forfeiture if the over-allotment option is not exercised in full by the Underwriters in order to maintain the Initial Shareholders’ ownership at 20% of the issued and outstanding Ordinary Shares upon completion of the Initial Public Offering. The Underwriters exercised their over-allotment option in full so none of the Founder Shares were forfeited. The Founder Shares are identical to the Class A Shares included in the Units being sold in the Initial Public Offering, except that the Founder Shares (i) have the voting rights described in Note 7, (ii) are subject to certain transfer restrictions described below and (iii) are convertible into Class A Shares on a one-for-one basis, subject to adjustment pursuant to the anti-dilution provisions contained therein. The Founder Shares may not be transferred, assigned or sold until the earlier of (i) one year after the completion of the Business Combination and (ii) the date on which the Company completes a liquidation, merger, share exchange, reorganization or other similar transaction after the Business Combination that results in all of the Public Shareholders having the right to exchange their Class A Shares for cash, securities or other property. Notwithstanding the foregoing, if the last sale price of the Class A Shares equals or exceeds $12.00 per share (as adjusted for share splits, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Business Combination, the Founder Shares will be released from the lock-up.

THUNDER BRIDGE ACQUISITION II, LTD.
NOTES TO FINANCIAL STATEMENTS

Note 5 — Related Party Transactions (cont.)

Private Placement Warrants

The sponsor purchased from the Company an aggregate of 8,650,000 Private Placement Warrants at $1.00 per Private Placement Warrant, for an aggregate purchase price of $8,650,000.

Administrative Services Agreement

The Company entered into an agreement whereby, commencing on August 8, 2019 through the earlier of the consummation of a Business Combination or the Company’s liquidation, the Company will pay an affiliate of the sponsor a monthly fee of $10,000 for office space, utilities and administrative support. As of December 31, 2020 and 2019, the Company had incurred and paid $120,000 and $50,000, respectively.

Advisory Agreement

The Company entered into an agreement, whereby, commencing on August 8, 2019 through the earlier of the consummation of a Business Combination or the Company’s liquidation, the Company will pay an affiliate of Chief Executive Officer and its senior special advisor a monthly fee of $20,000 for advisory services related to its search for and consummation of its Initial Business Combination. As of December 31, 2020 and 2019, the Company had incurred and paid $240,00 and $100,000, respectively.

Related Party Loans

In order to finance transaction costs in connection with the Business Combination, the Sponsor or an affiliate of the Sponsor or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes the Business Combination, the Company would repay such loaned amounts. In the event that the Business Combination does not close, the Company may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from the trust account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into warrants at a price of $1.00 per warrant at the option of the lender. The warrants would be identical to the private placement warrants issued to the Sponsor. The terms of such loans by the Company’s officers and directors, if any, have not been determined and no written agreements exist with respect to such loans. The Company does not expect to seek loans from parties other than the Sponsor or its directors or officers or their respective affiliates as it does not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in the trust account. There was $300,000 and $0 of related party loans outstanding as of December 31, 2020 and 2019, respectively.

Financing Agreement

The Company and a member of the Sponsor entered into a letter agreement on August 8, 2019, under the terms of which the Company will provide such member with a right of first refusal to provide up to 51% of any necessary debt financing in connection with the Company’s Business Combination and to act as lead agent and arranger in connection thereto.

Note Payable to Sponsor

On February 20, 2019, the Sponsor and the Company executed an unsecured promissory note pursuant to which the Company may borrow up to $300,000 in the aggregate to cover the Initial Public Offering (the “Promissory Note”). The Promissory Note was non-interest bearing and payable on the earlier of December 31, 2019 or the completion of the Initial Public Offering. On August 13, 2019, the outstanding balance of $277,000 in borrowings outstanding under the Promissory Note was repaid.

THUNDER BRIDGE ACQUISITION II, LTD.
NOTES TO FINANCIAL STATEMENTS

Note 5 — Related Party Transactions (cont.)

Initial Public Offering

In August 2019, our Chief Executive Officer purchased 100,000 units at a price of $10.00 per unit for an aggregate purchase price of $1,000,000 as part of our Initial Public Offering.

Note 6 — Commitments

Registration Rights

Pursuant to a registration rights agreement entered into on August 8, 2019, the holders of the Founder Shares, Private Placement Warrants (and their underlying securities) and the warrants that may be issued upon conversion of the Working Capital Loans (and their underlying securities) are entitled to registration rights. The holders of a majority of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriters Agreement

The Company granted the underwriters a 45-day option to purchase up to 4,500,000 additional Units to cover over-allotments at the Initial Public Offering price, less the underwriting discounts and commissions, which was exercised on August 13, 2019.

The underwriters were paid a cash underwriting discount of 2.0% of the gross proceeds of the Initial Public Offering, or $6,900,000. In addition, the underwriters are entitled to a deferred underwriting discount of 3.5% of the gross proceeds of the Initial Public Offering, or $12,075,000. The deferred commission was placed in the Trust Account and will be paid in cash upon the closing of a Business Combination, subject to the terms of the underwriting agreement.

Note 7 — Warrant Liability (Restated)

Public Warrants may only be exercised for a whole number of shares. No fractional warrants will be issued upon separation of the Units and only whole warrants will trade. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of the Initial Public Offering. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

The Company is not obligated to deliver any Class A ordinary shares pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the Class A ordinary shares underlying the warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration. No warrant will be exercisable and the Company will not be obligated to issue any Class A ordinary shares upon exercise of a warrant unless Class A ordinary shares issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants.

The Company has agreed that as soon as practicable, but in no event later than 15 business days, after the closing of a Business Combination, the Company will use its best efforts to file, and within 60 business days following a Business Combination to have declared effective, a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants. The Company will use its reasonable best efforts to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance

THUNDER BRIDGE ACQUISITION II, LTD.
NOTES TO FINANCIAL STATEMENTS

Note 7 — Warrant Liability (Restated) (cont.)

with the provisions of the warrant agreement. Notwithstanding the above, if the Class A ordinary shares at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, but will be required to use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Redemptions of Warrants — Once the warrants become exercisable, the Company may redeem the Public Warrants:

•        in whole and not in part;

•        at a price of $0.01 per warrant;

•        upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•        if, and only if, the reported last sale price of the Company’s Class A ordinary shares equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending three business days before the Company sends the notice of redemption to each warrant holder.

If and when the warrants become redeemable by the Company, the Company may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of shares of Class A ordinary shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuance of Class A ordinary shares at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

In addition, if the Company issues additional ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at a newly issued price of less than $9.20 per ordinary share (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors, and in the case of any such issuance to the sponsor or its affiliates, without taking into account any Founder Shares held by the sponsor or such affiliates, as applicable, prior to such issuance), the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the newly issued price and the redemption price of the warrants shall be adjusted to equal 180% of the newly issued price.

The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Placement Warrants and the Class A ordinary shares issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or saleable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Placement Warrants will be exercisable on a cashless basis and be non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

At December 31, 2020 and 2019, there were 17,250,000 whole public warrants and 8,650,000 private placement warrants outstanding, respectively, with a fair value of $97,181,794 and $23,387,415, respectively.

THUNDER BRIDGE ACQUISITION II, LTD.
NOTES TO FINANCIAL STATEMENTS

Note 7 — Warrant Liability (Restated) (cont.)

The Company accounts for the 17,250,000 warrants issued in connection with the Initial Public Offering and the 8,650,000 Private Placement Warrants in accordance with the guidance contained in ASC 815-40. Such guidance provides that because the warrants do not meet the criteria for equity treatment thereunder, each warrant must be recorded as a liability. The warrant agreement contains an Alternative Issuance provision that if less than 70% of the consideration receivable by the holders of the Class A common stock in the Business Combination is payable in the form of common equity in the successor entity, and if the holders of the warrants properly exercises the warrants within thirty days following the public disclosure of the consummation of Business Combination by the Company, the warrant price shall be reduced by an amount equal to the difference (but in no event less than zero) of (i) the warrant price in effect prior to such reduction minus (ii) (A) the Per Share Consideration (as defined below) minus (B) the Black-Scholes Warrant Value (as defined below). The “Black-Scholes Warrant Value” means the value of a Warrant immediately prior to the consummation of the Business Combination based on the Black-Scholes Warrant Model for a Capped American Call on Bloomberg Financial Markets. “Per Share Consideration” means (i) if the consideration paid to holders of the common stock consists exclusively of cash, the amount of such cash per common stock, and (ii) in all other cases, the volume weighted average price of the common stock as reported during the ten-trading day period ending on the trading day prior to the effective date of the Business Combination.

The Company believes that the adjustments to the exercise price of the warrants is based on a variable that is not an input to the fair value of a “fixed-for-fixed” option as defined under FASB ASC Topic No. 815 – 40, and thus the warrants are not eligible for an exception from derivative accounting. The accounting treatment of derivative financial instruments requires that the Company record a derivative liability upon the closing of the Proposed Public Offering. Accordingly, the Company will classify each warrant as a liability at its fair value and the warrants will be allocated a portion of the proceeds from the issuance of the Units equal to its fair value determined by the Monte Carlo simulation. This liability is subject to re-measurement at each balance sheet date. With each such remeasurement, the warrant liability will be adjusted to fair value, with the change in fair value recognized in the Company’s statement of operations. The Company will reassess the classification at each balance sheet date. If the classification changes as a result of events during the period, the warrants will be reclassified as of the date of the event that causes the reclassification.

Note 8 — Shareholders’ Equity (Restated)

Preferred Shares

The Company is authorized to issue 1,000,000 preferred shares with a par value of $0.0001. The Company’s board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. The board of directors will be able to, without shareholder approval, issue preferred shares with voting and other rights that could adversely affect the voting power and other rights of the holders of the Ordinary Shares and could have anti-takeover effects.

At December 31, 2020 and 2019, there were no preferred shares issued or outstanding.

Ordinary Shares

The Company is authorized to issue 200,000,000 Class A Shares, with a par value of $0.0001 each, and 20,000,000 Class B ordinary shares, with a par value of $0.0001 each (the “Class B Shares” and, together with the Class A Shares, the “Ordinary Shares”). Holders of the Ordinary Shares are entitled to one vote for each Ordinary Share; provided that only holders of the Class B Shares have the right to vote on the election of directors prior to the Business Combination. The Class B Shares will automatically convert into Class A Shares at the time of the Business Combination, on a one-for-one basis, subject to adjustment for share splits, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like, and subject to further adjustment as provided herein. In the case that additional Class A Shares, or equity-linked securities, are issued or deemed issued in excess of the amounts sold in the Initial Public Offering and related to the closing of the Business Combination, the ratio at which the Class B Shares shall convert into Class A Shares will be adjusted (unless the holders of a majority

THUNDER BRIDGE ACQUISITION II, LTD.
NOTES TO FINANCIAL STATEMENTS

Note 8 — Shareholders’ Equity (Restated) (cont.)

of the outstanding Class B ordinary shares agree to waive such anti-dilution adjustment with respect to any such issuance or deemed issuance) so that the number of Class A Shares issuable upon conversion of all Class B Shares will equal, in the aggregate, 20% of the sum of all Ordinary Shares outstanding upon completion of the Initial Public Offering plus all Class A Shares and equity-linked securities issued or deemed issued in connection with the Business Combination, excluding any Ordinary Shares or equity-linked securities issued, or to be issued, to any seller in the Business Combination, or any Private Placement-equivalent Warrants issued to the Sponsor or its affiliates upon conversion of loans made to the Company. Holders of Founder Shares may also elect to convert their Class B Shares into an equal number of Class A Shares, subject to adjustment as provided above, at any time.

At December 31, 2020 and 2019, there were 0 and 0 Class A Shares issued and outstanding, (excluding 34,500,000 and 34,500,000 Class A shares subject to possible redemption), and there were 8,625,000 Class B Shares issued and outstanding, respectively.

Founder Shares

On February 20, 2019, an aggregate of 8,625,000 Class B Shares (the “Founder Shares”) were sold to the Sponsor at a price of approximately $0.003 per share, for an aggregate price of $25,000. This number included an aggregate of up to 1,125,000 Founder Shares that were subject to forfeiture if the over-allotment option is not exercised in full by the Underwriters in order to maintain the Initial Shareholders’ ownership at 20% of the issued and outstanding Ordinary Shares upon completion of the Initial Public Offering. The Founder Shares are identical to the Class A Shares included in the Units sold in the Initial Public Offering, except (i) they have the voting rights described in this Note 7, (ii) they are subject to certain transfer restrictions described below and (iii) they are convertible into Class A Shares on a one-for-one basis, subject to adjustment pursuant to the anti-dilution provisions contained therein. The Founder Shares may not be transferred, assigned or sold until the earlier of (i) one year after the completion of the Business Combination and (ii) the date on which the Company completes a liquidation, merger, share exchange, reorganization or other similar transaction after the Business Combination that results in all of the Public Shareholders having the right to exchange their Class A Shares for cash, securities or other property.

Notwithstanding the foregoing, if the last sale price of the Class A Shares equals or exceeds $12.00 per share (as adjusted for share splits, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Business Combination, the Founder Shares will be released from the lock-up.

Note 9 — Business Combination

On December 14, 2020, The Company (including its successor after the Domestication (as defined below), “Thunder Bridge II”), entered into a Master Transactions Agreement (the “MTA”) with Thunder Bridge II Surviving Pubco, Inc., a Delaware corporation (“Surviving Pubco”), TBII Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of Surviving Pubco (“TBII Merger Sub”), ADK Merger Sub LLC, a Delaware limited liability company and wholly owned subsidiary of Surviving Pubco (“ADK Merger Sub”), ADK Service Provider Merger Sub LLC, a Delaware limited liability company and wholly owned subsidiary of Surviving Pubco (“ADK Service Provider Merger Sub”), ADK Blocker Merger Sub LLC, a Delaware limited liability company and wholly owned subsidiary of Surviving Pubco (“ADK Blocker Merger Sub” and collectively with the TBII Merger Sub, ADK Merger Sub and ADK Service Provider Merger Sub, the “Merger Subs”), Ay Dee Kay LLC, d/b/a indie Semiconductor, a California limited liability company (the “Company”), the corporate entities listed therein holding membership unites in the Company (the “ADK Blockers”), ADK Service Provider Holdco LLC, a Delaware limited liability company (“ADK Service Provider Holdco”), and solely in his capacity as Company Securityholder Representative, Donald McClymont (the “Company Securityholder Representative”). Pursuant to the MTA, subject to the terms and conditions set forth therein, upon the closing of the transactions contemplated thereby (the “Closing”): (i) Thunder Bridge II will domesticate into a Delaware corporation (the “Domestication”), (ii) TBII Merger Sub will merge with and into Thunder Bridge II (the “Thunder Bridge II Merger”) with Thunder Bridge II being the surviving corporation and pursuant to which Thunder Bridge II equity holders will receive corresponding shares in Surviving Pubco, (iii) ADK Merger Sub will merge with and into the Company (the “Company Merger”)

THUNDER BRIDGE ACQUISITION II, LTD.
NOTES TO FINANCIAL STATEMENTS

Note 9 — Business Combination (cont.)

with the Company being the surviving limited liability company (in such capacity after the Company Merger, the “Surviving Company”), (iv) the ADK Blockers will merge with and into ADK Blocker Merger Sub, with ADK Blocker Merger Sub being the surviving limited liability company (the “Blocker Mergers,”) and (v) ADK Service Provider Merger Sub will merge with and into ADK Service Provider Holdco, with ADK Service Provider Holdco being the surviving limited liability company (“Service Provider Merger,” and collectively with the Thunder Bridge II Merger, the Company Merger and the Blocker Mergers, the “Mergers,” and the Mergers collectively with the other transactions contemplated by the Merger Agreement, the “Transactions”). Following the Mergers, Surviving Pubco will be the successor issuer and public company pursuant to the federal securities laws, and Surviving Pubco’s corporate name will change to “indie Semiconductor, Inc.”

As a result of the Transactions, each issued and outstanding Class A ordinary share and Class B ordinary share of Thunder Bridge II will convert into a share of Class A common stock of Surviving Pubco, and each issued and outstanding warrant to purchase Class A ordinary shares of Thunder Bridge II will be exercisable by its terms to purchase an equal number of shares of Class A common stock of Surviving Pubco. Each share of Surviving Pubco Class A common stock will provide the holder with the rights to vote, receive dividends, share in distributions in connection with a liquidation and other stockholder rights with respect to Surviving Pubco.

Merger Consideration

The merger consideration (the “Merger Consideration”) to be paid to holders of the limited liability company interests of the Company (collectively, the “Company Equity Holders”) pursuant to the MTA will be an amount equal to 90,000,000 shares of Class A common stock of Thunder Bridge II, subject to adjustment as described below, paid in either shares of Class A common stock of Surviving Pubco or limited liability company interests in the Company (valued at $10.00 per unit) (the “Post-Merger Company Units”), which will be exchangeable on a one-for-one basis for shares of Class A common stock of Surviving Pubco. The Merger Consideration is subject to adjustment downward for the amount that Company indebtedness exceeds Company indebtedness at closing. In addition, Company Equity Holders will receive the right to receive the Earn Out Shares described below, if any.

Those Company Equity Holders that receive Post-Merger Company Units will also receive one share of Class V common stock of Surviving Pubco, which will have no economic rights in Surviving Pubco but will entitle the holder to vote as a stockholder of Surviving Pubco, with the number of votes equal to the number of Post-Merger Company Units held by the Company Equity Holder. After the Closing, each Company Equity Holder will be permitted to exchange its Post-Merger Company Unit for a share of Class A common stock of Surviving Pubco on a one-for-one basis.

The Earn Out

In addition to the consideration set forth above, the Company Equity Holders will also have a contingent earn out right to receive up to an additional 10,000,000 shares of Class A common stock of Surviving Pubco (the “Earn Out Shares”) after the Closing based on the following:

•        If at any time following the Closing and prior to December 31, 2027, the volume weighted average price of the Class A common stock of Surviving Pubco is greater than or equal to $12.50 over any 20 trading days within any 30 trading day period, the Company Equity Holders will be entitled to receive 50% of the Earn Out Shares; and

•        If at any time following the Closing and prior to December 31, 2027, the volume weighted average price of the Class A common stock is greater than or equal to $15.00 over any 20 trading days within any 30 trading day period, the Company Equity Holders will be entitled to receive 100% of the remaining unissued Earn Out Shares.

Payments of the Earn Out Shares to holders of Class A common stock of the Surviving Pubco or holders of the Post-Merger Company Units will not depend on the holders continuing to hold the holders’ Class A common stock or Units, as the case may be, at the time of the payout of the Earn Out Shares.

THUNDER BRIDGE ACQUISITION II, LTD.
NOTES TO FINANCIAL STATEMENTS

Note 9 — Business Combination (cont.)

The Earn Out Shares will be paid either in shares of Class A common stock of the Surviving Pubco, or in Post-Merger Company Units, valued at the applicable price target stated above. Holders of Class A common stock of the Surviving Pubco will be paid the Earn Out Shares in additional shares of Class A common stock of the Surviving Pubco. Holders of Post-Merger Company Units will be paid the Earn Out Shares in additional Post-Merger Company Units.

The price targets shall be equitably adjusted for stock splits, dividends, reorganizations, combinations, recapitalizations and similar transactions affecting the shares of Class A common stock of Surviving Pubco.

Notwithstanding the foregoing, if there is a Surviving Pubco Sale (as defined in the MTA) at any time following the Closing and prior to December 31, 2027, then all of the remaining unissued Earn Out Shares will be deemed to be earned and will paid out to the Company Equity Holders.

Covenants of the Parties

Each party agreed in the MTA to use its reasonable best efforts to effect the Closing. The MTA also contains certain customary covenants by each of the parties during the period between the signing of the MTA and the earlier of the Closing or the termination of the MTA in accordance with its terms, including the conduct of their respective businesses, provision of information, notification of certain matters, obtaining governmental consents (including making any filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”)), filing a registration statement and proxy statement soliciting the approval of Thunder Bridge II stockholders for the Transaction, terminating affiliate contracts, maintaining books and records, entering into a Paying and Exchange Agent Agreement for the distribution of the Merger Consideration and earned Earn Out Shares, establishing an equity incentive plan effective at the Closing, as well as certain customary covenants, such as publicity, that will continue after the termination of the MTA. Each of the parties also agreed not to solicit or enter into any alternative competing transactions during the period from the date of the MTA and continuing until the earlier of the termination of the MTA or the Closing. The Company also agreed to enter into lock-up agreements with Company Equity Holders that receive shares of Class A common stock in Surviving Pubco providing restrictions on sale for six months following the Closing. Thunder Bridge II also agreed to use its reasonable best efforts to cause its shares of the Class A common stock to be approved for listing on Nasdaq as of the Closing.

Directors of the Combined Company

The parties also agreed to take all necessary action so that the board of directors of Surviving Pubco following the Closing will consist of the following nine individuals (a majority of whom shall be independent directors in accordance with Nasdaq requirements): five individuals selected by the Company, three individuals selected by Thunder Bridge II, and one individual mutually agreed upon by the Company and Thunder Bridge II. Surviving Pubco’s board of directors will be classified with three classes of directors serving three year terms.

Closing Conditions

The obligations of the parties to complete the Closing are subject to various conditions, including customary conditions of each party and the following mutual conditions of the parties unless waived:

•        the absence of any law that would prohibit the completion of the Mergers or the other transactions contemplated by the MTA;

•        expiration of the waiting period under the HSR Act;

•        the Company Equity Holders having approved the Mergers, the MTA and the other Transaction documents and the transactions contemplated thereby in accordance with the Delaware Limited Liability Company Act and the organizational documents of the Company;

THUNDER BRIDGE ACQUISITION II, LTD.
NOTES TO FINANCIAL STATEMENTS

Note 9 — Business Combination (cont.)

•        the Thunder Bridge II stockholders having approved the Transactions, the MTA and the other Transaction documents, the Domestication, the Mergers, the issuance of the Company’s Class V shares and the Post-Merger Company Units, the adoption of a new equity incentive plan and the election of the directors of Surviving Pubco referred to above;

•        the effectiveness of the registration statement on Form S-4 (as such filing is amended or supplemented, and including the proxy statement/prospectus contained therein, the “Registration Statement”);

•        upon the Closing, after giving effect to the completion of any redemptions, Thunder Bridge II having net tangible assets of at least $5,000,001; and

•        the contribution of certain Company Equity Holders of their interests in the Company in exchange for interests in a holding company.

Unless waived by the Company, the obligations of the Company to effect the Closing are subject to the satisfaction of the following additional conditions:

•        the accuracy of the representations and warranties and compliance with covenants made by Thunder Bridge II;

•        there being no Surviving Pubco indebtedness upon consummation of the Closing;

•        after giving effect to any possible redemptions of Thunder Bridge II stockholders, at least $262,185,126 remains in the Thunder Bridge II trust account;

•        Thunder Bridge II shall have received from the PIPE investment at least $75,000,000;

•        After giving effect to any redemptions and any PIPE investment, Surviving Pubco shall have cash and cash equivalents on hand equal to at least $250,000,000;

•        upon the Closing, (i) no person or group (excluding any Company Equity Holder) owning more than 9.9% of the issued and outstanding shares of Surviving Pubco and (ii) no three persons or groups (excluding any Company Equity Holders) owning in the aggregate more than 25% of the issued and outstanding shares of Surviving Pubco;

•        the Class A common stock having been listed on Nasdaq and shall be eligible for continued listing on Nasdaq following the Closing and after giving effect to any redemptions as if it were a new listing;

•        the post-Closing board of directors of Surviving Pubco having been appointed as described above;

•        Thunder Bridge Acquisition II, LLC (the “Sponsor”) shall have delivered the Sponsor escrow shares to the escrow agent pursuant to the Sponsor Letter Agreement (described below); and

•        the Domestication having been consummated prior to the Mergers.

Termination

The MTA may be terminated under certain customary and limited circumstances, including:

•        if the Closing has not occurred on or prior to June 30, 2021; or

•        by the Company if (i) all of the closing conditions required for Thunder Bridge II, Surviving Pubco and Merger Subs to effect the Closing have been waived or satisfied on the date that the Closing would have been completed, (ii) the Company has irrevocably confirmed by written notice to Thunder Bridge II and Merger Subs that all conditions required for the Company to complete the Closing have been satisfied or waived or that it is willing to waive any such conditions and that the Company is ready, willing and able to complete the Closing and (iii) Thunder Bridge II has failed to complete the Closing by the earlier of (x) 30 business days after the day the Closing is required to occur or (y) five business days prior to June 30, 2021.

THUNDER BRIDGE ACQUISITION II, LTD.
NOTES TO FINANCIAL STATEMENTS

Note 9 — Business Combination (cont.)

If the MTA is terminated, all further obligations of the parties under the MTA will terminate and will be of no further force and effect (except that certain obligations related to public announcements, confidentiality, termination, fees and expenses, waiver of claims against the trust, and certain general provisions will continue in effect), and no party will have any further liability to any other party thereto except for liability for any fraud claims or willful and intentional breach of the MTA prior to such termination.

The foregoing description of the MTA and the Transactions do not purport to be complete and are qualified in their entirety by the terms and conditions of the MTA, a copy of which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

The MTA contains representations, warranties and covenants that the respective parties made to each other as of the date of such agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement. The MTA has been filed to provide investors with information regarding its terms. It is not intended to provide any other factual information about Thunder Bridge II, the Company or any other party to the MTA. In particular, the representations, warranties, covenants and agreements contained in the MTA, which were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the MTA, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the MTA instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and reports and documents filed with the SEC. Investors should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the MTA. In addition, the representations, warranties, covenants and agreements and other terms of the MTA may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations and warranties and other terms may change after the date of the MTA, which subsequent information may or may not be fully reflected in Thunder Bridge II’s public disclosures.

Subscription Agreements

Contemporaneously with the execution of the MTA, Thunder Bridge II entered into separate Subscription Agreements with a number of subscribers (each a “Subscriber”), pursuant to which the Subscribers agreed to purchase, and Thunder Bridge II agreed to sell to the Subscribers, an aggregate of up to 15,000,000 shares of Class A common stock of Thunder Bridge II (the “PIPE Shares”), in a private placement for a purchase price of $10.00 per share and an aggregate purchase price of $150 million (the “PIPE Investments”).

The closing of the sale of the PIPE Shares pursuant to the Subscription Agreements is contingent upon, among other customary closing conditions, the substantially concurrent Closing of the Transactions. The purpose of the PIPE Investments is to raise additional capital for use by the Company following the Closing.

Pursuant to the Subscription Agreements, Thunder Bridge II agreed that, within 30 calendar days after the Closing, Thunder Bridge II (or its successor) will file with the SEC (at Thunder Bridge II’s sole cost and expense) a registration statement registering the resale of the PIPE Shares, and Thunder Bridge II shall use its commercially reasonable efforts to have such registration statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the 90th calendar day (or 120th calendar day if the SEC notifies Thunder Bridge II that it will “review” the registration statement) following the Closing and (ii) the fifth business day after the date Thunder Bridge II is notified (orally or in writing, whichever is earlier) by the SEC that the registration statement will not be “reviewed” or will not be subject to further review.

The foregoing description of the Subscription Agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the Subscription Agreements, a form of which is filed as Exhibit 10.1 hereto, and is incorporated herein by reference.

THUNDER BRIDGE ACQUISITION II, LTD.
NOTES TO FINANCIAL STATEMENTS

Note 9 — Business Combination (cont.)

Exchange Agreement

Concurrently with the completion of the Mergers, Surviving Pubco will enter into an exchange agreement with the Company and the Company Equity Holders receiving Post-Merger Company Units (the “Exchange Agreement”), which will provide for the exchange of Post-Merger Company Units into shares of Class A common stock of the Surviving Pubco. Holders of Post-Merger Company Units will, from and after the six-month anniversary of the Closing, be able to elect to exchange all or any portion of their Post-Merger Company Units for shares of Class A common stock by delivering a notice to the Surviving Pubco; provided, that Thunder Bridge II, at its sole election, may instead pay for such Post-Merger Company Units in cash based on the volume weighted average price of the Class A common stock. The initial exchange ratio will be one Post-Merger Company Unit for one share of Class A common stock, subject to certain adjustments.

The foregoing description of the Exchange Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Exchange Agreement, a copy of which is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Tax Receivable Agreement

Concurrently with the completion of the Transactions and as a condition precedent for the Closing, the Surviving Pubco will enter into the tax receivable agreement (the “Tax Receivable Agreement”) with certain holders of the Post-Merger Company Units (the “TRA Participants”). Pursuant to the Tax Receivable Agreement, the Surviving Pubco will be required to pay the TRA Participants 85% of the amount of savings, if any, in U.S. federal, state and local income tax that the Surviving Pubco actually realizes as a result of (i) the increases in tax basis of the Surviving Company’s assets attributable to and resulting from any exchanges of Post-Merger Company Units for Class A common stock of Surviving Pubco and (ii) certain net operating loss carryforwards of the ADK Blockers inherited by Surviving Pubco in connection with the Transactions. All such payments to the TRA Participants will be the Surviving Pubco’s obligation, and not that of the Company.

The foregoing description of the Tax Receivable Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Tax Receivable Agreement, a copy of which is filed as Exhibit 10.3 hereto and is incorporated herein by reference.

Support Agreements

Simultaneously with the execution of the MTA, each of (i) the Sponsor and (ii) certain officers and directors of the Company and certain Company Equity Holders entered into support agreements (collectively, the “Support Agreements”) in favor of Thunder Bridge II and the Company and their present and future successors and subsidiaries.

In the Support Agreements for the officers and directors of the Company and certain Company Equity Holders, they each agreed to vote all of their Company membership interests in favor of the MTA and related transactions and to take certain other actions in support of the MTA and related transactions. The Support Agreements also prevent them from transferring their voting rights with respect to their Company membership interests or otherwise transferring their Company membership interests prior to the meeting of the Company’s members to approve the MTA and related transactions, except for certain permitted transfers.

In its Support Agreement, the Sponsor agreed with the Company to vote all of its equity interests in Thunder Bridge II in favor of the MTA and related transactions and to take certain other actions in support of the MTA and related transactions. The Support Agreement also prevents the Sponsor from transferring its voting rights with respect to its equity interests in Thunder Bridge II or otherwise transferring its equity interests in Thunder Bridge II prior to the meeting of Thunder Bridge II’s stockholders to approve the MTA and related transactions, except for certain permitted transfers.

The foregoing description of the Support Agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the Support Agreements, copies of which, or the forms of which, are filed as Exhibit 10.4 and Exhibit 10.5 hereto and incorporated by reference herein.

THUNDER BRIDGE ACQUISITION II, LTD.
NOTES TO FINANCIAL STATEMENTS

Note 9 — Business Combination (cont.)

Sponsor Earnout Letter

Simultaneously with the execution of the MTA, the Sponsor entered into a letter agreement (the “Sponsor Letter Agreement”) with Thunder Bridge II and the Company, pursuant to which the Sponsor agreed at the Closing to deposit with Continental Stock Transfer and Trust Company, as escrow agent (the “Sponsor Escrow Agent”), 3,450,000 shares of its Class B ordinary shares of Thunder Bridge II (including any shares of Surviving Pubco Class A common stock issued in exchange therefore in the Transactions, the “Escrow Shares”) to be held in escrow by the Sponsor Escrow Agent, along with any earnings or proceeds thereon. Fifty percent of the Escrow Shares will be released from escrow if at any time prior to December 31, 2027, the closing price of shares of Class A common stock on the principal exchange on which such securities are then listed or quoted will have been at or above $12.50 for 20 trading days over a 30 trading day period, and 100% of the remaining Escrow Shares will be released from escrow if at any time prior to the seventh anniversary of the Closing the closing price of shares of Class A common stock on the principal exchange on which such securities are then listed or quoted will have been at or above $15.00 for 20 trading days over a 30 trading day period. Additionally, all of the Escrow Shares will be released from escrow to the Sponsor (along with any related earnings and proceeds) upon the occurrence of certain Triggering Events described therein prior to December 31, 2027.

The foregoing description of the Sponsor Letter Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Sponsor Letter Agreement, a copy of which is filed as Exhibit 10.6 hereto and incorporated by reference herein.

Note 10 — Restatement of Previously Issued Financial Statements

On April 12, 2021, the Acting Director of the Division of Corporation Finance and Acting Chief Accountant of the Securities and Exchange Commission together issued a statement regarding the accounting and reporting considerations for warrants issued by special purpose acquisition companies entitled “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”)” (the “SEC Statement”). Specifically, the SEC Statement focused on certain settlement terms and provisions related to certain tender offers following a business combination, which terms are similar to those contained in the warrant agreement, dated as of August 8, 2019, between the Company and Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent (the “Warrant Agreement”). As a result of the SEC Statement, the Company reevaluated the accounting treatment of (i) the 17,250,000 redeemable warrants (the “Public Warrants”) that were included in the units issued by the Company in its initial public offering (the “IPO”) and (ii) the 8,650,000 redeemable warrants that were issued to the Company’s sponsor in a private placement that closed concurrently with the closing of the IPO (the “Private Placement Warrants” and, together with the Public Warrants, the “Warrants”, which are discussed in Note 3, Note 4, Note 5 and Note 7). The Company previously accounted for the Warrants as components of equity.

In further consideration of the guidance in Accounting Standards Codification (“ASC”) 815-40, Derivatives and Hedging — Contracts in Entity’s Own Equity, the Company concluded that a provision in the Warrant Agreement related to certain tender or exchange offers precludes the Warrants from being accounted for as components of equity. As the Warrants meet the definition of a derivative as contemplated in ASC 815, the Warrants should be recorded as derivative liabilities on the Balance Sheet and measured at fair value at inception (on the date of the IPO) and at each reporting date in accordance with ASC 820, Fair Value Measurement, with changes in fair value recognized in the Statement of Operations in the period of change.

The Company’s management and the audit committee of the Company’s Board of Directors concluded that it is appropriate to restate the Company’s previously issued audited financial statements as of December 31, 2020 and for the period from February 13, 2019 (date of inception) through December 31, 2019, as previously reported in its Form 10-K. The restated classification and reported values of the Warrants as accounted for under ASC 815-40 are included in the financial statements herein.

THUNDER BRIDGE ACQUISITION II, LTD.
NOTES TO FINANCIAL STATEMENTS

Note 10 — Restatement of Previously Issued Financial Statements (cont.)

	As Previously Reported	Adjustment	As restated
Balance sheet as of December 31, 2020
Warrant liability	$—	$97,181,794	$97,181,794
Total liabilities	13,001,751	97,181,794	110,183,545
Ordinary shares subject to possible redemption(1)	331,774,406	17,808,732	349,583,138
Class A ordinary shares	175	(175)	—
Additional paid in capital	2,416,020	(2,416,020)	—
Retained earnings (accumulated deficit)	2,582,948	(112,574,330)	(109,991,382)

Balance sheet as of December 31, 2019
Warrant liability	$—	$23,387,415	$23,387,415
Total liabilities	12,116,731	23,387,415	35,504,146
Ordinary shares subject to possible redemption(1)	331,272,961	16,187,891	347,460,852
Class A ordinary shares	162	(162)	—
Additional paid in capital	2,917,448	(2,917,448)	—
Retained earnings (accumulated deficit)	2,081,499	(36,657,665)	(34,576,166)

Statement of Operations for the year ended December 31, 2020
Change in warrant liability	$—	$(73,794,379)	$(73,794,379)
Net income (loss)	501,449	(73,794,379)	(73,292,930)
Basic and diluted weighted average shares outstanding	10,247,054	(1,622,054)	8,625,000
Basic and diluted net loss per share	(0.15)	(8.59)	(8.74)

Statement of Operations for the Period from February 13, 2019 (Date of Inception) through December 31, 2019
Change in warrant liability	$—	$1,538,409	$1,538,409
Net income (loss)	2,081,499	1,538,409	3,619,908
Basic and diluted weighted average shares outstanding	9,142,764	(705,264)	8,437,500
Basic and diluted net (loss) income per share	(0.03)	0.17	0.14

Statement of Cash Flows for the Year Ended December 31, 2020
Cash Flows from Operating Activities:
Net income (loss)	$501,449	$(73,794,379)	$(73,292,930)
Change in fair value of warrant liability	—	73,794,379	73,794,379

Statement of Cash Flows for the Period from February 13, 2019 (Date of Inception) through December 31, 2019
Cash Flows from Operating Activities:
Net income (loss)	$—	$1,538,409	$1,538,409
Change in fair value of warrant liability	—	(1,538,409)	(1,538,409)

____________

(1)      Class A ordinary shares subject to possible redemption as Previously Reported as of December 31, 2020 and 2019 were 32,751,669 and 32,897,017, that are Adjusted by 1,748,331 and 1,602,983, respectively and are As Restated at 34,500,000 and 34,500,000, respectively.

THUNDER BRIDGE ACQUISITION II, LTD.
NOTES TO FINANCIAL STATEMENTS

Note 11 — Fair Value Measurements

The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis at December 31, 2020 and 2019, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

		December 31,
Description	Level	2020	2019
Liabilities:
Private Placement Warrants(1)	2	$33,443,044	$7,862,415
Public Warrants(1)	1	$63,738,750	$15,525,000

____________

(1)      Measured at fair value on a recurring basis.

Warrants

The Warrants are accounted for as liabilities in accordance with ASC 815-40 and are presented within warrant liabilities on the Balance Sheet. The warrant liabilities are measured at fair value at inception and on a recurring basis, with changes in fair value presented within change in fair value of warrant liabilities in the Statement of Operations.

Initial Measurement

The Company established the initial fair value for the Warrants on August 9, 2019, the date of the Company’s Initial Public Offering, using a Monte Carlo simulation model for the Private Placement Warrants and the Public Warrants. The Company allocated the proceeds received from (i) the sale of Units (which is inclusive of one share of Class A ordinary shares and one-half of one Public Warrant), and (ii) the sale of Private Placement Warrants, first to the Warrants based on their fair values as determined at initial measurement, with the remaining proceeds allocated to Class A ordinary shares subject to possible redemption based on their relative fair values at the initial measurement date. The Warrants were classified as Level 3 at the initial measurement date due to the use of unobservable inputs.

The key inputs into the Monte Carlo simulation model for the Private Placement Warrants and Public Warrants were as follows at initial measurement:
Input	August 9, 2019
Risk-free interest rate	1.64%
Expected term (years)	6.72
Expected Volatility	14%
Exercise Price	$11.50
Stock price	$9.50

The Company’s use of a Monte Carlo simulation model required the use of subjective assumptions:

•        The risk-free interest rate assumption was based on the 6.72 year yield the yield on the U.S. Treasury notes as of the Valuation Date that matched the time period to de-SPAC as of each Valuation Date.

•        The expected term was simulated out daily over the expected remaining life of the Public Warrants. The specific remaining life was based on Management’s estimated time to de-SPAC as well as the five-year contractual period that begins once the transaction closes.

•        The expected volatility assumption was based on the implied volatility from a set of comparable publicly-traded warrants as determined based on the size and proximity of other similar business combinations. An increase in the expected volatility, in isolation, would result in an increase in the fair value measurement of the warrant liabilities and vice versa.

THUNDER BRIDGE ACQUISITION II, LTD.
NOTES TO FINANCIAL STATEMENTS

Note 11 — Fair Value Measurements (cont.)

•        The fair value of the Units, which each consist of one Class A ordinary share and one-half of one Public Warrant, represents the closing price on the measurement date as observed from the ticker THBR. Based on the applied volatility assumption and the expected term to a business combination noted above, the Company determined that the risk neutral probability of exceeding the $18.00 redemption value by the start of the exercise period for the Warrants resulted in a nominal difference in value between the Public Warrants and Private Placement Warrants across the valuation dates utilized in the Monte Carlo simulation model.

Therefore, the resulting valuations for the two classes of Warrants were determined to be equal. On August 9, 2019, the Private Placement Warrants and Public Warrants were determined to be $1.57 per warrant for aggregate values of $12.6 million and $31.6 million, respectively.

Subsequent Measurement

The Warrants are measured at fair value on a recurring basis. The subsequent measurement of the Public Warrants as of December 31, 2020 is classified as Level 1 due to the use of an observable market quote in an active market under the ticker THBR. As the transfer of Private Placement Warrants to anyone outside of a small group of individuals who are permitted transferees would result in the Private Placement Warrants having substantially the same terms as the Public Warrants, the Company determined that the fair value of each Private Placement Warrant is equivalent to that of each Public Warrant, with an insignificant adjustment for short-term marketability restrictions. As such, the Private Placement Warrants are classified as Level 2.

As of December 31, 2020 and 2019, the aggregate values of the Private Placement Warrants and Public Warrants were approximately $97.2 million and $23.4 million, respectively, based on the closing price of THBR on that date of $13.22 and $9.95, respectively.

The following table presents the changes in the fair value of warrant liabilities:
	Private Placement	Public	Warrant Liabilities
Fair value as of February 13, 2019	$—	$—	$—
Initial Measurement on August 9, 2019	9,175,984	17,250,000	26,425,984
Change in valuation inputs or other assumptions(1)(2)	(1,313,569)	(1,725,000)	(3,038,569)
Fair value as of December 31, 2019	7,862,415	15,525,000	23,387,415
Change in valuation inputs or other assumptions(1)(2)	25,580,629	48,213,750	73,794,379
Fair value as of December 31, 2020	$33,443,044	$63,738,750	$97,181,794

____________

(1)      Changes in valuation inputs or other assumptions are recognized in change in fair value of warrant liabilities in the Statement of Operations.

(2)      Due to the use of quoted prices in an active market (Level 1) and the use of observable inputs for similar assets or liabilities (Level 2) to measure the fair values of the Public Warrants and Private Placement Warrants, respectively, subsequent to initial measurement, the Company had transfers out of Level 3 totaling approximately $23.4 million during the period from August 9, 2019 through December 31, 2019.

THUNDER BRIDGE ACQUISITION II, LTD.
NOTES TO FINANCIAL STATEMENTS

NOTE 12 — Quarterly Financial Information (Unaudited)

The following tables are a summary of certain quarterly financial data for the year ended December 31, 2020 and for the period from February 13, 2019 (Date of Inception) through December 31, 2019.
	2020
	4th Quarter (As restated)	3rd Quarter (As restated)	2nd Quarter (As restated)	1st Quarter (As restated)
Formation costs and other operating expenses	$1,080,155	$148,871	$153,264	$238,549
Loss from operations	(1,080,155)	(148,871)	(153,264)	(238,549)
Other Income:
Interest income	8,812	8,812	87,114	2,017,548
Change in fair value of warrant liability(2)	(62,099,708)	2,826,228	(19,520,931)	5,000,031
Net (loss) income	$(63,171,051)	$2,686,169	$(19,587,081)	$6,779,030
Weighted average shares outstanding, basic and diluted(1)	8,625,000	8,625,000	8,625,000	8,625,000
Basic and diluted net (loss) income per ordinary share	$(7.33)	$0.31	$(2.28)	$0.55

____________

(1)      Excludes an aggregate of up to 34,500,000 shares subject to redemption at December 31, 2020.

(2)      As restated amount includes change in fair value of warrant liability of ($62,099,708), 2,826,228, ($19,520,931) and $5,000,031 in the 4th, 3rd, 2nd, and 1st Quarters, respectively.

THUNDER BRIDGE ACQUISITION II, LTD.
NOTES TO FINANCIAL STATEMENTS

NOTE 12 — Quarterly Financial Information (Unaudited) (cont.)

	2020
	4th Quarter (As restated)	3rd Quarter (As restated)	2nd Quarter (As restated)	1st Quarter (As restated)
ASSETS
Current assets
Cash and cash equivalents	$133,697	$217,982	$272,257	$304,208
Prepaid expenses	59,330	341,445	370,443	403,712
Total current assets	193,027	559,427	642,700	707,920
Other assets
Cash and marketable securities held in Trust Account	349,583,138	349,574,326	349,565,514	349,478,401
Deferred offering costs	—	—	—	—
Total assets	$349,776,165	$350,133,753	$350,208,214	$350,186,321

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current Liabilities
Accounts payable and accrued expenses	$626,752	$12,998	$147,400	$59,356
Promissory note payable	—	—	—	—
Warrant liability(1)	97,181,794	35,082,086	37,908,314	18,387,385
Promissory note payable – related party	300,000	200,000	—	—
Total current liabilities	98,108,546	35,295,084	38,055,714	18,446,741
Deferred underwriting fee payable	12,075,000	12,075,000	12,075,000	12,075,000
Total Liabilities	110,183,546	47,370,084	50,130,714	30,521,741

Ordinary shares subject to possible redemption(2)	349,583,138	349,574,326	349,565,514	349,478,401

Shareholders’ Equity (Deficit)
Preferred shares, $0.0001 par value; 1,000,000 shares	—	—	—	—
Class A ordinary shares, $0.0001 par value;(3)	—	—	—	—
Class B ordinary shares, $0.0001 par value;	863	863	863	863
Additional paid in capital(4)	—	—	—	—
(Accumulated Deficit)(5)	(109,991,382)	(46,811,520)	(49,488,877)	(29,814,684)
Total Shareholders’ Equity (Deficit)	(109,990,519)	(46,810,657)	(49,488,014)	(29,813,821)
	$349,776,165	$350,133,753	$350,208,214	$350,186,321

____________

(1)      As restated amount includes an additional $97,181,794, 35,082,086, $37,908,314, and 18,387,385 for the 4th, 3rd, 2nd and 1st quarters, respectively.

(2)      As restated amount includes an increase of $17,808,732, $16,728,581, $16,579,701 and $16,426,469 for the 4th, 3rd, 2nd and 1st quarters, respectively.

(3)      As restated amount includes a decrease of $175, $164, $163 and $162 for the 4th, 3rd, 2nd and 1st quarters, respectively.

(4)      As restated amount includes a decrease of $2,416,019, $1,344,692, 1,204,624 and $1,138,477 for the 4th, 3rd, 2nd and 1st quarters, respectively.

(5)      As restated amount includes a decrease of $112,574,331, $50,465,812, $53,283,227 and $33,675,185 for the 4th, 3rd, 2nd and 1st quarters, respectively.

THUNDER BRIDGE ACQUISITION II, LTD.
NOTES TO FINANCIAL STATEMENTS

NOTE 12 — Quarterly Financial Information (Unaudited) (cont.)

	2019
	4th Quarter (As restated)	3rd Quarter (As restated)	2nd Quarter	For the Period from February 13, 2019 (Date of Inception) through March 31, 2019
Formation costs and other operating expenses	$200,824	$147,173	$26,355	$5,000
Loss from operations	(200,824)	(147,173)	(26,355)	(5,000)
Other Income:
Interest income	1,593,683	867,168	—	—
Change in fair value of warrant liability(2)	3,494,207	(1,955,798)	—	—
Net (loss) income	$4,887,066	$(1,235,803)	$(26,355)	$(5,000)
Weighted average shares outstanding, basic and diluted(1)	8,625,000	8,625,000	6,382,980	6,382,980
Basic and diluted net (loss) income per ordinary share	$0.38	$(0.24)	$—	$—

____________

(1)      Excludes an aggregate of up to 34,500,000 shares subject to redemption at December 31, 2020.

(2)      As restated amount includes change in fair value of warrant liability of $3,494207 and ($1,955,798) in Quarters 4 and 3, respectively.

THUNDER BRIDGE ACQUISITION II, LTD.
NOTES TO FINANCIAL STATEMENTS

NOTE 12 — Quarterly Financial Information (Unaudited) (cont.)

	2019
	4th Quarter (As restated)	3rd Quarter (As restated)	August 13, 2019
ASSETS
Current assets
Cash and cash equivalents	$497,549	$944,979	$1,036,349
Prepaid expenses	431,294	168,309	179,900
Total current assets	928,843	1,113,288	1,216,249
Other assets
Cash and marketable securities held in Trust Account	347,460,852	345,867,168	345,000,000
Deferred offering costs	—	—	—
Total assets	$348,389,695	$346,980,456	$346,216,249

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current Liabilities
Accounts payable and accrued expenses	$41,731	$25,353	$0
Warrant liability(1)	23,387,415	26,881,621	26,425,984
Total current liabilities	23,429,146	26,906,974	26,425,984
Deferred underwriting fee payable	12,075,000	12,075,000	12,075,000
Total Liabilities	35,504,146	38,981,974	38,500,984

Ordinary shares subject to possible redemption(2)	347,460,852	345,867,168	345,000,000

Shareholders’ Equity (Deficit)
Preferred shares, $0.0001 par value; 1,000,000 shares	—	—	—
Class A ordinary shares, $0.0001 par value;(3)	—	—	—
Class B ordinary shares, $0.0001 par value;	863	863	863
Additional paid in capital(4)	—	—	—
(Accumulated Deficit)(5)	(34,576,166)	(37,869,549)	(37,285,598)
Total Shareholders’ Equity (Deficit)	(34,575,303)	(37,868,686)	(37,284,735)
	$348,389,695	$346,980,456	$346,216,249

____________

(1)      As restated amount includes an additional $97,181,794, 35,082,086, $37,908,314, and 18,387,385 for the 4th, 3rd, 2nd and 1st quarters, respectively.

(2)      As restate amount includes an increase of $17,808,732, $16,728,581, $16,579,701 and $16,426,469 for the 4th, 3rd, 2nd and 1st quarters, respectively.

(3)      As restated amount includes a decrease of 160, 162 and 159 or the 4th and 3rd quarters and on August 13, 2019.

(4)      As restated amount includes a decrease of $2,917,479, 4,310,339 and $5,049,201 or the 4th and 3rd quarters and on August 13, 2019.

(5)      As restated amount includes a decrease of $36,657,666, $38,558,188 and $37,235,353 for the 4th and 3rd quarters and on August 13, 2019.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

SEC registration fee	$23,840.17
Legal fees and expenses.	*
Accounting fees and expenses	*
Miscellaneous	*
Total	$200,000

____________

*        These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be defined at this time.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the registrant. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaws, agreement, vote of stockholders or disinterested directors or otherwise. The registrant’s certificate of incorporation and bylaws provide for indemnification by the registrant of its directors and officers to the fullest extent permitted by the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions or (4) for any transaction from which the director derived an improper personal benefit. The registrant’s certificate of incorporation provides for such limitation of liability to the fullest extent permitted by the DGCL.

The registrant has entered into indemnification agreements with each of its directors and executive officers to provide contractual indemnification in addition to the indemnification provided in its certificate of incorporation. Each indemnification agreement provides for indemnification and advancements by the registrant of certain expenses and costs relating to claims, suits or proceedings arising from his or her service to the registrant or, at the registrant’s request, service to other entities, as officers or directors to the maximum extent permitted by applicable law. The registrant believes that these provisions and agreements are necessary to attract qualified directors.

The registrant also maintains standard policies of insurance under which coverage is provided (1) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, while acting in their capacity as directors and officers of the registrant, and (2) to the registrant with respect to payments which may be made by the registrant to such officers and directors pursuant to any indemnification provision contained in the registrant’s certificate of incorporation and bylaws or otherwise as a matter of law.

The foregoing summaries are necessarily subject to the complete text of the statute, the registrant’s certificate of incorporation and bylaws, as amended to date, and the arrangements referred to above and are qualified in their entirety by reference thereto.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

TeraXion Acquisition

On October 12, 2021, indie issued 5,804,144 shares of Class A common stock and options to purchase up to 1,542,332 shares of Class A common stock pursuant to a Share Purchase Agreement dated August 27, 2021.

Sponsor Shares and Placement Warrants in Connection with the IPO

In February 2019, Thunder Bridge II issued an aggregate of 8,625,000 sponsor shares to the Sponsor for an aggregate purchase price of $25,000 in cash, or approximately $0.003 per share. The number of sponsor shares issued was determined based on the expectation that such sponsor shares would represent 20% of the outstanding shares upon completion of Thunder Bridge II’s IPO.

In August 2019, the Sponsor purchased an aggregate of 8,650,000 private placement warrants for a purchase price of $1.00 per warrant, for an aggregate purchase price of $8,650,000, in a private placement that occurred simultaneously with the closing of Thunder Bridge II’s IPO. Each private placement warrant entitled the holder thereof to purchase one Thunder Bridge II Class A ordinary share at a price of $11.50 per share. In connection with the Business Combination, such warrants were exchanged for an equal number of warrants to purchase shares of our Class A common stock on identical terms. The private placement warrants (including the common stock issuable upon exercise thereof) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder.

PIPE

On December 14, 2020, Thunder Bridge II entered into Subscription Agreements, pursuant to which certain investors agreed to purchase, and Thunder Bridge II agreed to sell to the investors, an aggregate of 15,000,000 Thunder Bridge II Class A ordinary shares for gross proceeds of $150,000,000 (the “PIPE Financing”). The PIPE Financing closed substantially immediately prior to the Closing of the Business Combination and such shares were automatically converted into 15,000,000 shares of Class A common stock of the registrant. In connection with the PIPE Financing, the placement agents, Morgan Stanley & Co. LLC and Deutsche Bank Securities Inc., earned placement fees of approximately $4.5 million and $3.0 million, respectively.

Sponsor Warrants

In addition, in order to finance transaction costs in connection with an intended initial business combination, on September 25, 2020, the Sponsor agreed to loan Thunder Bridge II up to $1,000,000 as a working capital loan. This loan was non-interest bearing and due at the earlier of the date on which Thunder Bridge II consummated its Business Combination or the date upon which Thunder Bridge II was wound up and liquidated. On June 7, 2021, the Sponsor agreed to loan Thunder Bridge II an additional $500,000 as a working capital loan. At the option of the lender, pursuant to terms in the promissory notes, at Closing, such loan was converted into sponsor warrants to purchase up to 1,500,000 shares of Class A common stock, to be issued to an affiliate of Sponsor. The sponsor warrants are identical to the private placement warrants, including as to exercise price, exercisability and exercise period.

The sales of all of the above securities were exempt from the registration requirements of the Securities Act in reliance on the exemptions afforded by Section 4(a)(2) of the Securities Act. Other than the IPO and PIPE, no sales involved underwriters, underwriting discounts or commissions or public offerings of securities of the registrant.

ITEM 16. EXHIBITS

Exhibit Number	Description of Exhibit
2.1†

Master Transactions Agreement, dated effective December 14, 2020, by and among Surviving Pubco, Thunder Bridge II, the Merger Subs named therein, indie, the ADK Blocker Group, ADK Service Provider Holdco, and the indie Securityholder Representative named therein, and also included as Annex B-1 to the proxy statement/prospectus (previously filed as Exhibit 2.1 of Form 8-K filed by Thunder Bridge II with the SEC on December 15, 2020).

2.2†

Amendment to Master Transactions Agreement, dated effective May 3, 2021, by and among Surviving Pubco, Thunder Bridge II, the Merger Subs named therein, indie, the ADK Blocker Group, ADK Service Provider Holdco, and the indie Securityholder Representative named therein (previously filed by Thunder Bridge II as Exhibit 2.2 of Form S-4/A filed with the SEC on May 4, 2021).

3.1

Amended and Restated Certificate of Incorporation of indie Semiconductor, Inc., filed with the Secretary of State of Delaware on June 10, 2021 (incorporated by reference to Exhibit 3.1 of Form 8-K filed by the registrant with the SEC on June 16, 2021).

3.2	Amended and Restated Bylaws of indie Semiconductor, Inc. (incorporated by reference to Exhibit 3.2 of Form 8-K filed by the registrant with the SEC on June 16, 2021).
4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 of Form 8-K filed by the registrant with the SEC on June 16, 2021).
4.2	Specimen Warrant Certificate (included in Exhibit 4.3, as amended by Exhibit 4.4).
4.3	Warrant Agreement between Continental Stock Transfer & Trust Company and Thunder Bridge II (previously filed as Exhibit 4.1 of Form 8-K filed by Thunder Bridge II with the SEC on August 14, 2019).
4.4	Warrant Agreement Assignment and Assumption Agreement (incorporated by reference to Exhibit 4.4 of Form 8-K filed by the registrant with the SEC on June 16, 2021).
5.1*	Opinion of Nelson Mullins Riley & Scarborough LLP.
10.1	Eighth Amended and Restated Limited Liability Company Agreement of ADK LLC (incorporated by reference to Exhibit 10.1 of Form 8-K filed by the registrant with the SEC on June 16, 2021).
10.2	Subscription Agreement for the PIPE Investment (previously filed by Thunder Bridge II as Exhibit 10.1 of Form 8-K filed with the SEC on December 15, 2020).
10.3	indie Semiconductor, Inc. 2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.3 of Form 8-K filed by the registrant with the SEC on June 16, 2021).
10.4

Form of Indemnification Agreement between registrant and certain officers and directors of registrant (incorporated by reference to Exhibit 10.4 of Form 8-K filed by the registrant with the SEC on June 16, 2021).

10.5

Exchange Agreement, dated June 10, 2021, between registrant and certain indie Equity Holders (incorporated by reference to Exhibit 10.5 of Form 8-K filed by the registrant with the SEC on June 16, 2021).

10.6

Tax Receivable Agreement, dated June 10, 2021, between registrant and certain indie Equity Holders (incorporated by reference to Exhibit 10.6 of Form 8-K filed by the registrant with the SEC on June 16, 2021).

10.7

Registration Rights Agreement, dated June 10, 2021, between registrant and certain indie Equity Holders (incorporated by reference to Exhibit 10.7 of Form 8-K filed by the registrant with the SEC on June 16, 2021).

10.8	Form of Lock-up Agreement by certain indie Equity Holders (incorporated by reference to Exhibit 10.8 of Form 8-K filed by the registrant with the SEC on June 16, 2021).
10.9

Registration Rights Agreement, dated August 8, 2019, between Thunder Bridge II, Sponsor and the holders party thereto (previously filed by Thunder Bridge II as Exhibit 10.4 of Form S-1/A (File No. 333-232688), filed with the SEC on July 29, 2019).

10.10

Private Placement Warrants Purchase Agreement between Thunder Bridge II and Thunder Bridge Acquisition II LLC (previously filed by Thunder Bridge II as Exhibit 10.6 of Form S-1/A (File No. 333-232688), filed with the SEC on July 29, 2019).

10.11

Sponsor Letter Agreement by and among Thunder Bridge II, Sponsor and indie, dated December 14, 2020 (incorporated by reference to Exhibit 10.6 of Form 8-K filed with by Thunder Bridge II the SEC on December 15, 2020).

Exhibit Number	Description of Exhibit
10.12

Loan and Security Agreement, dated January 13, 2015, and relevant amendments thereto, by and between Square 1 Bank (now Pacific Western Bank) and ADK LLC (incorporated by reference to Exhibit 10.12 of Form 8-K filed by the registrant with the SEC on June 16, 2021).

10.13

Letter Agreement, dated August 8, 2019, by and among Thunder Bridge II, its officers, directors and Thunder Bridge Acquisition II LLC (incorporated by reference to Exhibit 10.2 of Form S-1/A (File No. 333-232688), filed by Thunder Bridge II with the SEC on July 29, 2019).

21.1	Subsidiaries of the Registrant (incorporated by reference to Exhibit 21.1 of Form 8-K filed by the registrant with the SEC on June 16, 2021).
23.1*	Consent of KPMG LLP.
23.2*	Consent of Grant Thornton LLP.
23.3*	Consent of Nelson Mullins Riley & Scarborough LLP (included in Exhibit 5.1).
24.1	Power of Attorney (incorporated by reference to Exhibit 24.1 of Form S-1 filed by the registrant with the SEC on November 22, 2021).
101.INS	Inline XBRL Instance Document.
101.SCH	Inline XBRL Taxonomy Extension Schema Document.
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document.
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document.
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

____________

*        Filed herewith.

**      To be filed by amendment.

†        Management contract or compensatory plan or arrangement.

***    XBRL (eXtensible Business Reporting Language) information is furnished and not filed or a part of a registration statement or prospectus for purposes of Sections 11 or 12 of the Securities Act of 1933, is deemed not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and otherwise is not subject to liability under these sections.

ITEM 17. UNDERTAKINGS

(a)     The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)     to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)    to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)   to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that: Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d)

of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)     Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)    That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Aliso Viejo, California on the 22nd day of December, 2021.

INDIE SEMICONDUCTOR, INC.
By:	/s/ Donald McClymont
Name: Donald McClymont
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 22nd day of December, 2021.

Signature	Title
/s/ Donald McClymont	Chief Executive Officer and Director
Donald McClymont	(Principal Executive Officer)
/s/ Thomas Schiller	Chief Financial Officer and EVP of Strategy
Thomas Schiller	(Principal Financial and Accounting Officer)
/s/ Ichiro Aoki*	President and Director
Ichiro Aoki
/s/ David Aldrich*	Chairman of the Board of Directors
David Aldrich
/s/ Diane Brink*	Director
Diane Brink
/s/ Peter Kight*	Director
Peter Kight
/s/ Karl-Thomas Neumann*	Director
Karl-Thomas Neumann
/s/ Jeffrey Owens*	Director
Jeffrey Owens
/s/ Sonalee Parekh*	Director
Sonalee Parekh
/s/ William Woodward*	Director
William Woodward

____________

*        Indicates that such individual signed their name pursuant to the power of attorney previously filed as Exhibit 24 to this Registration Statement.